Filed Pursuant to Rule 424b1

Registration No. 333-109265

PROSPECTUS

2,057,451 Shares

CLASS A COMMON STOCK

All of the shares of Class A common stock in the offering are being sold by the selling shareholders identified in this prospectus. Chicago Mercantile Exchange Holdings Inc. will not receive any of the proceeds from the sale of the shares by the selling shareholders.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “CME.” On  November 13, 2003, the reported last sale price of our Class A common stock on the New York Stock Exchange was $67.27 per share.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 8.

PRICE $67 A SHARE

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$ 67.00	$ 3.015	$ 63.985
Total	$137,849,217.00	$6,203,214.77	$131,646,002.23

The selling shareholders have granted the underwriters the right to purchase up to an additional 308,618 shares to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the shares to purchasers on November 19, 2003.

MORGAN STANLEY

GOLDMAN, SACHS & CO.	UBS INVESTMENT BANK

CITIGROUP      JPMORGAN      WILLIAM BLAIR & COMPANY

November 13, 2003

Our principal executive offices are located at 30 South Wacker Drive, Chicago, Illinois 60606, and our telephone number is (312) 930-1000. In this prospectus, we refer to Chicago Mercantile Exchange Holdings Inc. as “CME Holdings” and to Chicago Mercantile Exchange Inc., a wholly owned subsidiary of CME Holdings, as “CME.” The terms “we,” “us” and “our” refer to CME Holdings and CME.

Unless otherwise indicated, all information in this prospectus assumes the underwriters do not exercise their over-allotment option. In this prospectus, unless otherwise indicated, we refer to our Class A, Class A-1, Class A-2, Class A-3 and Class A-4 common stock collectively as our Class A common stock, and we refer to our Class B-1, Class B-2, Class B-3 and Class B-4 common stock collectively as our Class B common stock.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. The selling shareholders are offering to sell shares of Class A common stock and seeking offers to buy shares of Class A common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of the Class A common stock. It is important for you to read and consider all information contained and incorporated by reference in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find Additional Information.”

Chicago Mercantile Exchange, our globe logo, CME®, GLOBEX®, IEF®, and SPAN® are our registered trademarks. GLOBEX Trader™ and E-mini™ are our service marks. CLEARING 21® is a registered trademark, and e-miNYSM is a service mark, of CME and New York Mercantile Exchange, Inc. pursuant to agreement.

S&P®, S&P 500®, Nasdaq®, NASDAQ-100®, NASDAQ-100 Index®, NASDAQ Composite®, NASDAQ Composite Index®, TRAKRSSM, Total Return Asset ContractsSM and other trade names, service marks, trademarks and registered trademarks that are not proprietary to us, are the property of their respective owners and are used herein under license.

PROSPECTUS SUMMARY

We urge you to read this entire prospectus carefully, especially the risks of investing in our Class A common stock discussed under “Risk Factors” and our consolidated financial statements and notes to those financial statements and other information included elsewhere and incorporated by reference in this prospectus.

Overview

We are the largest futures exchange in the United States and the second largest exchange in the world for the trading of futures and options on futures, as measured by 2002 annual trading volume. In 2002, our customers traded futures and options on futures contracts with a notional dollar value of $328.6 trillion, making us the world’s largest exchange by this measure. We also have the largest futures and options on futures open interest of any exchange in the world. As of November 4, 2003, our open interest record was nearly 29.9 million contracts, set on September 11, 2003. Open interest is a widely recognized indicator of the level of customer interest in an exchange’s products.

We bring together buyers and sellers of derivatives products on our open outcry trading floors, on the GLOBEX electronic trading platform and through privately negotiated transactions that we clear. We offer market participants the opportunity to trade futures contracts and options on futures on interest rates, stock indexes, foreign exchange and commodities. Our key products include Eurodollar contracts and contracts based on major U.S. stock indexes, including the S&P 500 and the NASDAQ-100. We also offer contracts for the principal foreign currencies and for a number of commodity products, including cattle, hogs and dairy. We believe several of our key products serve as global financial benchmarks. Our Eurodollar contract provides a benchmark for measuring the relative value of U.S. dollar-denominated, short-term fixed-income securities. Similarly, our S&P 500 Index and NASDAQ-100 Index contracts are closely linked to the benchmark indexes for U.S. equity performance.

Our products provide a means for hedging, speculation and asset allocation relating to the risks associated with interest rate sensitive instruments, equity ownership, changes in the value of foreign currency and changes in the prices of commodity products. Our customer base includes professional traders, financial institutions, institutional and individual investors and major corporations, manufacturers, producers, supranational entities and governments.

Trading on our trading floors is conducted exclusively by our members, either through open outcry or by using GLOBEX terminals located on our trading floors. Trades executed by our members can be for their own account or for the account of non-member customers. Members also conduct trading electronically through remote access to our GLOBEX platform and through privately negotiated transactions that we clear. Non-members may also access our markets through the GLOBEX electronic trading platform. Generally, member customers are charged lower fees than our non-member customers. Our members were responsible for approximately 78% of our trading volume during both the year ended December 31, 2002 and the nine months ended September 30, 2003.

Our principal source of revenue is from charges for trade execution and clearing that we assess on each contract traded on our exchange or using our clearing house. We assess clearing and transaction fees based on the product traded, the membership status of the individual executing the trade and whether the trade is executed on our open outcry trading floors, through the GLOBEX electronic trading platform or as a privately negotiated transaction. In addition to clearing and transaction fees, we derive revenue from the sale of valuable data and information regarding pricing and trading activity generated by our markets.

Our 2002 net revenues were $453.2 million, an increase of 17.1% from the $387.2 million recorded during 2001. For the nine months ended September 30, 2003, our net revenues were $403.4 million, an increase of

20.9% from $333.8 million for the nine months ended September 30, 2002. In 2002, we derived $356.4 million, or 78.6% of our net revenues, from fees associated with trading and clearing products on or through our exchange. For the nine months ended September 30, 2003, we derived $326.1 million, or 80.8% of our net revenues, from such fees. In 2002, we derived approximately 50% of our clearing and transaction fees revenue from open outcry trading, nearly 42% from electronic trading and approximately 8% from privately negotiated transactions. During the first nine months of 2003, approximately 45% of our clearing and transaction fees revenue was generated from open outcry trading, approximately 45% from electronic trading and approximately 10% from privately negotiated transactions. Revenues from market data products totaled $48.7 million, or 10.8% of our net revenues, in 2002 and $39.0 million, or 9.7% of our net revenues, in the nine months ended September 30, 2003.

Our net income for 2002 was $94.1 million, compared to net income of $75.1 million during 2001. Our net income for the nine months ended September 30, 2003 was $92.5 million, compared to net income of $62.5 million for the nine months ended September 30, 2002.

We own our clearing house and are able to guarantee, clear and settle every contract traded through our exchange. During the first nine months of 2003, we processed an average of approximately 593,000 clearing transactions per day. We currently have the capacity to clear more than 1.5 million transactions per day. Our systems are scalable and give us the ability to substantially increase our capacity with very little lead time. As of September 30, 2003, we acted as custodian for approximately $29.6 billion in collateral. In the first nine months of 2003, we moved an average of $1.5 billion of settlement funds through our clearing system each day.

In April 2003, we entered into an agreement with the Chicago Board of Trade, or CBOT, for us to provide clearing and related services for CBOT futures and futures options contracts. Under the CME/CBOT Common Clearing Link, clearing services for commodity, equity and some interest rate products are expected to begin on November 24, 2003 and for all other CBOT futures and futures options contracts on January 2, 2004. In addition, 42 exchanges and clearing organizations worldwide have adopted our Standard Portfolio Analysis of Risk, or SPAN, risk evaluation system. The New York Mercantile Exchange, or NYMEX, and Euronext N.V. also use CLEARING 21, our state-of-the-art clearing system.

CME was founded in 1898 as a not-for-profit corporation. In November 2000, we became the first U.S. financial exchange to demutualize and become a shareholder-owned corporation. As a consequence, we have adopted a for-profit approach to our business, including strategic initiatives aimed at optimizing volume, efficiency and liquidity. We posted record trading volume of 558.4 million contracts in 2002, an increase of 35.6% over 2001, which was previously our busiest year. During the first nine months of 2003, we posted trading volume of 482.3 million contracts, an increase of 16.5% over the same period in 2002. Additionally, in December 2002, we completed our initial public offering, and our Class A common stock began trading on the New York Stock Exchange, making us the first publicly traded financial exchange in the United States.

Currently, we have or are developing strategic relationships with the leading exchanges and clearing houses in Singapore, England, France, Spain, Japan, Korea and China. These relationships are intended to extend the market reach of our global derivatives business.

We devote substantial resources to introducing new products based on new markets or securities. For example, in 2001, we formed OneChicago, LLC, our joint venture with Chicago Board Options Exchange, or CBOE, and CBOT to trade single stock futures and futures on narrow-based stock indexes. OneChicago commenced its trading operations on November 8, 2002. We also entered into an agreement with NYMEX in 2002 to introduce smaller-sized versions of key NYMEX energy futures contracts for trading on our GLOBEX electronic trading platform. The products, based on our successful E-mini stock index contracts, are called  e-miNY energy futures and clear at the NYMEX clearing house.

Competitive Strengths

We have established ourselves as a premier global marketplace for financial risk management. We believe our principal competitive strengths are:

Highly Liquid Markets.    Our deep and liquid markets tend to attract additional customers. This further enhances our liquidity.

Global Benchmark Products.    We believe our key Eurodollar product serves as a global financial benchmark for measuring the relative value of U.S. dollar-denominated, short-term fixed-income securities. Similarly, our stock index products are closely linked to the benchmark indexes for U.S. equity performance. As a result, our products are increasingly recognized by our customers as efficient tools for managing and hedging their interest rate and equity market risks.

Diverse Portfolio of Products and Services.    We differentiate ourselves from our competitors by developing and offering to our customers a diverse array of products. We also offer a broad range of trade execution and clearing services.

Wholly Owned Clearing House.    We believe our performance guarantee and capital-efficient clearing systems are major attractions of our markets. In addition, because we own our clearing house and have significant available capacity, we are able to efficiently introduce new products. We are also able to provide clearing services to other exchanges.

Proven and Scalable Technology.    We possess fast, reliable and fully integrated trading and clearing systems. Our systems are highly scalable and designed to accommodate additional products with relatively limited modifications and low incremental costs.

Global Reach.    Our electronic trading services are available around the world approximately 23 hours a day and five days per week.

Growth Strategy

Globalization, deregulation and advances in technology offer significant opportunities for expanding futures markets, and exchange markets generally. We intend to increase our revenues and profitability by implementing the following four strategies:

Expand Our Current Core Business.    We intend to advance our position as a leader in the futures industry by:

•	Expanding Customer Access. We continue to expand our customer base and trading volume by broadening the access, order routing, trading and clearing solutions we offer to existing and prospective customers.

•	Expanding Electronic and Other Trade Execution Choices. Our strategy is to offer our customers a broad range of trade execution choices, including increased electronic trading, enhanced facilities for privately negotiated transactions and new links with exchanges around the world.

•	Enhancing Our Market Data and Information Products. We intend to leverage the value of our market data and information capabilities by developing enhancements to our existing information products and creating new products.

Add New Products.    We intend to continue to introduce, either directly or through alliances with other exchanges, new products based on new markets or securities. In addition, we intend to continue working with emerging cash market trading platforms to jointly develop innovative futures products.

Provide Transaction Processing and Other Business Services to Third Parties.    We intend to leverage our existing capacity and scalable technology and business processes to offer a broad range of services to other exchanges, clearing organizations and e-marketplaces. We believe that third parties will be attracted by our proven ability to process high volumes of transactions.

Pursue Select Alliances and Acquisitions.    We plan to supplement our internal growth through the formation of joint ventures or alliances and select acquisitions of businesses or technologies that help us to enter new markets, provide services that we currently do not offer, open access to our markets and advance our technology.

Corporate Information

We were incorporated in Delaware in August 2001. Our principal executive offices are located at 30 South Wacker Drive, Chicago, Illinois 60606, and our telephone number is (312) 930-1000. Our Web site is http://www.cme.com. Information contained in our Web site is not incorporated by reference into this prospectus. You should not consider information contained in our Web site as part of this prospectus.

THE OFFERING

Class A common stock offered by the selling shareholders	2,057,451 shares
Common stock to be outstanding immediately after this offering:
Class A common stock	32,889,028 shares
Class B common stock	3,138 shares
Use of proceeds	We will not receive any proceeds from the sale of Class A common stock in this offering by the selling shareholders.
New York Stock Exchange symbol	CME

The number of shares of our Class A common stock outstanding immediately after this offering is based on the number of shares outstanding at October 27, 2003 and assumes the issuance in this offering of 77,814 shares of Class A common stock that are subject to stock options held by some of the selling shareholders. This number does not take into account:

•	58,000 shares of Class A common stock subject to restricted stock awards, which are not vested;

•	1,384,237 shares of Class A common stock issuable upon the exercise of outstanding stock options issued under our stock option plan, with a weighted average exercise price of $36.16 per share, which are not being sold in this offering; and

•	1,442,629 shares of Class A common stock issuable upon the exercise of the outstanding stock options issued to our chief executive officer, at a weighted average exercise price of $27.73 per share, based on the $68.00 per share closing price for our Class A common stock on October 27, 2003, and assuming the exercisable portion of the option was exercised on that date, the exercise price was paid in cash and the option was settled only in Class A common stock. For a more detailed description of the option granted to our chief executive officer, see the section of this prospectus entitled “Principal and Selling Shareholders.”

If the underwriters exercise their over-allotment option in full, the selling shareholders will sell 308,618 additional shares of Class A common stock, including 9,533 shares that are subject to stock options, and the number of shares of Class A common stock outstanding immediately after this offering will be 32,898,561.

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial statements and related notes and other information included elsewhere and incorporated by reference in this prospectus.

	Year Ended December 31,			Nine Months Ended September 30,
	2000 (restated)	2001 (restated)	2002	2002 (restated)	2003
				(unaudited)
	(in thousands, except per share amounts)
Income Statement Data:(1)
Net revenues	$226,552	$387,153	$453,177	$333,789	$403,417
Total expenses	241,814	261,387	298,948	230,004	247,412
Limited partners’ interest in earnings of PMT Limited Partnership	(1,165)	—	—	—	—
Net income (loss)	(10,496)	75,108	94,067	62,548	92,531
Earnings (loss) per share:(2)
Basic	(0.36)	2.61	3.24	2.17	2.84
Diluted	—	2.57	3.13	2.11	2.73

As of September 30, 2003
(unaudited) (in thousands)
Balance Sheet Data:
Assets:
Cash and cash equivalents(3)	$391,534
Proceeds from securities lending activities(4)	800,000
Short-term investments of interest earning facilities(5)	339,647
Cash performance bonds and security deposits(6)	2,027,710
Total current assets(7)	3,654,617
Total assets	3,795,607
Liabilities and shareholders’ equity:
Payable under securities lending agreements(4)	800,000
Payable to participants in interest earning facilities(5)	339,647
Cash performance bonds and security deposits(6)	2,027,710
Total current liabilities	3,240,302
Shareholders’ equity	537,066

(1)	Income statement data for 2000 and 2001 and the nine months ended September 30, 2002 have been restated to reflect the adoption of SFAS No. 123, “Accounting for Stock-Based Compensation.” Prior to the restatement, net income (loss) was ($5.9) million and $68.3 million for 2000 and 2001, respectively, and $61.0 million for the nine months ended September 30, 2002. The basic loss per share was $0.21 for 2000, basic and diluted earnings per share were $2.37 and $2.33, respectively, for 2001 and basic and diluted earnings per share were $2.12 and $2.04, respectively, for the nine months ended September 30, 2002.
(2)	Earnings per share are presented as if common stock issued on December 3, 2001 as part of our reorganization into a holding company structure had been outstanding for all periods presented. For 2000, diluted loss per share is not presented, since shares issuable for stock options would have an anti-dilutive effect.
(3)	Cash equivalents consist of money market mutual funds.
(4)	Securities lending transactions utilize a portion of the securities that clearing firms have deposited to satisfy their proprietary performance bond requirements. Securities lending proceeds change daily. The related investment of these proceeds is short-term in nature. Investments consist principally of money market mutual funds. Securities lending activity is represented by an equal and offsetting current asset and current liability. See the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for a more detailed discussion of our securities lending program.
(5)	Clearing firms, at their option, may instruct us to invest cash on deposit for performance bond purposes in a portfolio of securities that is part of the first Interest Earning Facility (IEF) program. Interest earned, net of expenses, is passed on to participating clearing firms. The principal balance totaled $339.6 million at September 30, 2003, is guaranteed by CME as long as clearing firms maintain investment balances in this portfolio and is included in our consolidated financial statements under the provisions of Financial Accounting Standards Board Interpretation No. 46 (FIN No. 46).
(6)	Our clearing firms are subject to performance bond requirements pursuant to the rules of our exchange. These requirements can be satisfied in cash or by depositing securities, at the clearing firms’ election. The deposit of cash is reflected in our financial statements while the deposit of securities is not reflected in our financial statements. The amount of cash performance bonds and security deposits that are deposited by our clearing firms may change daily as a result of changes in the number of the clearing firms’ open positions and how clearing firms elect to satisfy their performance bond requirements. The balance of cash performance bonds and security deposits will also fluctuate daily based on the change in the value of positions held by clearing firms. When clearing firms deposit cash, it is held or invested by us on an overnight basis. We are required to return these funds when performance bond requirements are reduced, as these funds ultimately represent assets of the respective clearing firms. Therefore, the current asset represented by cash performance bonds and security deposits has an equal and offsetting current liability. See the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for a more detailed discussion of cash performance bonds and security deposits.
(7)	Current assets consist of cash and cash equivalents, marketable securities, accounts receivable and other current assets in addition to cash performance bonds and security deposits, securities lending proceeds and short-term investments of interest earning facilities. Current assets are short-term in nature and are generally converted to cash in one year or less.

	Year Ended December 31,			Nine Months Ended September 30,
	2000	2001	2002	2002	2003
	(in thousands, except notional value of trading volume)
Other Data:
Total trading volume (round turns, in contracts)(8)	231,110	411,712	558,448	413,790	482,260
GLOBEX trading volume (round turns, in contracts)(8)	34,506	81,895	197,975	131,685	208,545
Open interest at period-end (contracts)	8,021	15,039	18,792	17,618	26,826
Notional value of trading volume (in trillions)	$155.0	$293.9	$328.6	$257.8	$253.2

(8)	A round turn represents a matched buy and sell.

RISK FACTORS

You should carefully consider the risks below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Class A common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

Our shareholders who are members and own trading rights on our exchange, and who may have interests that differ from or conflict with those of shareholders who are not also members, currently own a substantial majority of our voting stock. Shareholders who own trading rights on our exchange account for 15 of the 20 directors on our board and currently control the election of all directors. Our dependence on the trading and clearing activities of our members, combined with their ability to control the election of directors, enables them to exert substantial influence over the operation of our business.

We estimate that, immediately following this offering, our shareholders who own memberships will together own, of record, shares representing approximately 70% of our outstanding Class A common stock. As a result, they will, if voting in the same manner, control all matters submitted to our shareholders for approval, including electing directors and approving changes of control. As of the date of this prospectus, 15 of the 20 directors on our board own or are officers or directors of others who own memberships on our exchange. In addition, we are dependent on the revenues from the trading and clearing activities of our members. This dependence also gives them substantial influence over how we operate our business.

Many of our trading members and clearing firms derive a substantial portion of their income from their trading or clearing activities on or through our exchange. In addition, trading rights on our exchange have substantial independent value. The amount of income that members derive from their trading or clearing activities and the value of their trading rights are, in part, dependent on the fees they are charged to trade, clear and access our markets and the rules and structure of our markets. Our trading members, many of whom act as floor brokers and floor traders, benefit from trading rules, membership privileges and fee discounts that enhance their open outcry trading opportunities and profits. Our predominantly electronic trading members benefit from fee discounts and transaction fee caps that enhance their electronic trading opportunities and profits. Our clearing firms benefit from all of the foregoing, as well as decisions that increase electronic trading, which over time, will reduce their costs of doing business on our exchange. As a result, holders of our Class A common stock may not have the same economic interests as our members. In addition, our members may have differing interests among themselves depending on the role they serve in our markets, their method of trading and the products they trade. Consequently, members may advocate that we enhance and protect their clearing and trading opportunities and the value of their trading privileges over their economic interest in us represented by Class A common stock they own.

The share ownership of our members, in combination with their board representation rights and charter provision protections described in the immediately following risk factor, could be used to influence how our business is changed or developed, including how we address competition and how we seek to grow our volume and revenue and enhance shareholder value.

Our certificate of incorporation grants special rights to holders of Class B common stock, which protect their trading rights and give them special board representation, and requires that we maintain open outcry trading until volumes are not significant.

Under the terms of our certificate of incorporation, our Class B shareholders have the ability to protect their rights to trade on our exchange by means of special approval rights over changes to the operation of our markets.

In particular, these provisions include a grant to the holders of our Class B common stock of the right to approve any changes to:

•	the trading floor rights;

•	access rights and privileges that a member has;

•	the number of memberships in each membership class and the related number of authorized shares of each class of Class B common stock; and

•	the eligibility requirements to exercise trading rights or privileges.

For a more detailed description of the approval rights of our Class B shareholders, see the section of this prospectus entitled “Description of Capital Stock.” Our Class B shareholders are also entitled to elect six of the 20 directors on our board. As the transfer restrictions on shares of Class A common stock held by Class B shareholders terminate over time, Class B shareholders will continue to have these board representation rights, even if their Class A share ownership interest is very small.

Our certificate of incorporation also includes a provision requiring us to maintain open outcry floor trading on our exchange for a particular traded product as long as the open outcry market is “liquid.” Our certificate of incorporation requires us to maintain a facility for conducting business, disseminating price information, clearing and delivery and to provide reasonable financial support for technology, marketing and research for open outcry markets. Our certificate of incorporation provides specific tests as to whether an open outcry market will be deemed liquid, as measured on a quarterly basis. If a market is deemed illiquid as a result of a failure to meet any of these tests, our board will determine whether or not that market will be closed.

We only recently began operating as a for-profit company and have a limited operating history as a for-profit company. Accordingly, our historical and recent financial and business results may not be representative of what they may be in the future.

We have only operated as a for-profit company with private ownership interests since November 13, 2000. We have a limited operating history as a for-profit business on which you can evaluate our management decisions, business strategy and financial results. As a result, our historical and recent financial and business results may not be representative of what they may be in the future. We are subject to risks, uncertainties, expenses and difficulties associated with changing and implementing our business strategy that are not typically encountered by established for-profit companies. The major U.S. futures exchanges have operated historically as mutual, membership organizations. There is little history or experience in operating an exchange as a for-profit corporation upon which we can draw. As a not-for-profit company, our business strategy and fee structure were designed to provide profit opportunities for our members. We targeted profit levels that provided sufficient levels of working capital. Today, our for-profit initiatives are designed to increase our revenues, make us profitable, optimize volume and liquidity and create operating efficiencies. These initiatives may not yield the benefits or efficiencies we expect. For example, fee increases, volume and member discounts and new access rules to our markets may not separately result in higher revenues and profits or greater volume or liquidity in our markets. As a result, we may not be able to operate effectively as a for-profit corporation. It is possible that we may incur significant operating losses in the future and that we may not be able to achieve or sustain long-term profitability.

Our business is subject to the impact of domestic and international market and economic conditions, many of which are beyond our control and could significantly reduce our trading volumes and make our financial results more volatile.

We generate revenues primarily from our trade execution services, clearing services and market data and information services. We expect to continue to do so for the foreseeable future. Each of these revenue sources is substantially dependent on the trading volume in our markets. Our trading volume is directly affected by U.S. domestic and international factors that are beyond our control, including:

•	economic, political and market conditions;

•	broad trends in industry and finance;

•	changes in levels of trading activity, price levels and price volatility in the derivatives markets and in underlying fixed-income, equity, foreign exchange and commodity markets;

•	legislative and regulatory changes;

•	competition;

•	changes in government monetary policies and foreign exchange rates;

•	consolidation in our customer base and within our industry; and

•	inflation.

Any one or more of these factors may contribute to reduced activity in our markets. Our recent operating results and trading volume have been favorably impacted by global and domestic economic and geopolitical uncertainty. This is because our customers have sought to hedge or manage the risks associated with volatility in the U.S. equity markets, fluctuations in interest rates and price changes in the foreign exchange and commodities markets. The future economic environment will be subject to periodic downturns, including possible recession and lower volatility in financial markets, and may not be as favorable as it has been in recent years. As a result, period-to-period comparisons of our financial results are not necessarily meaningful. Trends less favorable than those of recent periods could result in decreased trading volume, decreased capital formation and a more difficult business environment for us. Material decreases in trading volume would have a material adverse effect on our financial condition and operating results.

Our operating results are subject to significant fluctuations due to seasonality and a number of other factors. As a result, you will not be able to rely on our operating results in any particular period as an indication of our future performance.

A number of factors beyond our control may contribute to substantial fluctuations in our operating results-particularly in our quarterly results. In the three years prior to 2001, we experienced relatively higher volume during the first and second quarters, and we generally expect that the third quarter will have lower trading volume. This trend was not evident in 2001 or 2002 in part because of the volatility of interest rates and U.S. equities in the third quarter in each of those years. As a result of seasonality and the factors described in the preceding risk factors, you will not be able to rely on our operating results in any particular period as an indication of our future performance. If we fail to meet securities analysts’ expectations regarding our operating performance, the price of our Class A common stock could decline substantially.

Our cost structure is largely fixed. If we are unable to reduce our costs if our revenues decline, our profitability will be adversely affected.

Our cost structure is largely fixed. We base our cost structure on historical and expected levels of demand for our products and services. If demand for our products and services and our resulting revenues decline, we may not be able to adjust our cost structure on a timely basis. In that event, our profitability will be adversely affected.

The global trend toward electronic trading may divert volume away from our open outcry trading facilities. Our revenues, profits and stock price will be adversely affected if we experience reductions in our open outcry trading volume that are not offset by increases in our electronic trading volume.

Both newly formed organizations and established exchanges are increasingly employing trading systems that provide fast, low-cost execution of trades by matching buyers and sellers electronically. These organizations are attracting order flow away from some traditional open outcry trading markets. Many market participants believe that these electronic trading systems represent a threat to the continued viability of the open outcry method of trading. Some major European and Asian futures exchanges have closed their traditional open outcry trading facilities and replaced them entirely with electronic systems. Although we offer an electronic trading system, during the first nine months of 2003 approximately 45% of our revenues from clearing and transaction fees were generated by open outcry trading. Reductions in our open outcry trading volume that are not offset by increases in our electronic trading volume would have a material adverse effect on our revenue, earnings and stock price.

The success of our markets will depend on our ability to complete development of and successfully implement electronic marketplaces that have the functionality, performance, reliability, speed and liquidity required by customers.

The future success of our business depends in large part on our ability to create interactive electronic marketplaces in a wide range of derivatives products that have the required functionality, performance, reliability, speed and liquidity to attract and retain customers. A significant portion of our current overall volume is generated through electronic trading of our E-mini S&P 500 and E-mini NASDAQ-100 products. However, during the first nine months of 2003, approximately 55% of our volume and approximately 45% of our clearing and transaction fees revenue was generated through our open outcry trading facilities. Most of that open outcry volume is related to trading in Eurodollar contracts. Until recently, our electronic functionality has not been capable of accommodating the complex trading strategies typically used for trading our Eurodollar contracts. As a result, our electronic trading facilities for these products have met with limited success. In January 2003, we implemented a new electronic system upgrade called Eagle. This software is designed to provide the required functionality to replicate electronically some of the trading strategies used by open outcry Eurodollar traders. We are currently developing additional functionality to accommodate more Eurodollar trading strategies. We may not complete the development of or successfully implement the required electronic functionality for our Eurodollar marketplace. Moreover, our Eurodollar customers may not accept our electronic trading systems. In either event, our ability to increase our electronic Eurodollar trading volume would be adversely affected. In addition, if we are unable to develop our electronic trading systems to include other products and markets, or if our electronic marketplaces do not have the required functionality, performance, reliability, speed and liquidity, we may not be able to compete successfully in a new environment that we expect to be increasingly dominated by electronic trading.

We maintain the simultaneous operation of open outcry trading and electronic trade execution facilities, which may, over time, prove to be inefficient and costly and ultimately adversely affect our profitability.

Currently, we maintain both open outcry trade execution facilities and electronic trade execution facilities. For some products, we maintain side-by-side trading facilities for both open outcry and electronic trading. We are obligated, through the inclusion of provisions in our certificate of incorporation, to maintain the operation of our open outcry trading facilities until the trading volumes in them are not significant. If we continue to operate both trading facilities for the same product, liquidity of markets on each may be less than the liquidity of competing markets on a unified trading platform. In addition, it may be expensive to continue operating two trading systems for the same product. We may incur substantial expenses and experience delays because of our efforts to create trading links between the separate trading platforms to facilitate trading on both systems. Any loss of efficiency or increase in time to market of new or improved products could be detrimental to our business. In addition, we may expend resources on the maintenance of our open outcry facilities that could be more efficiently used to develop our capacity and reduce our costs in the increasingly competitive market for electronic trading facilities.

The development of our electronic trading facilities exposes us to risks inherent in operating in the new and evolving market for electronic transaction services. If we do not successfully develop our electronic trading facilities, or if our customers do not accept them, our revenues, profits and stock price will be adversely affected.

We must further develop our electronic trading facilities to remain competitive. As a result, we will continue to be subject to risks, expenses and uncertainties encountered in the rapidly evolving market for electronic transaction services. These risks include our failure or inability to:

•	provide reliable and cost-effective services to our customers;

•	develop, in a timely manner, the required functionality to support electronic trading in some of our key products in a manner that is competitive with the functionality supported by other electronic markets;

•	match fees of our competitors that offer only electronic trading facilities;

•	increase the number of trading and order routing terminals capable of sending orders to our floor and to our electronic trading system;

•	attract independent software vendors to write front-end software that will effectively access our electronic trading system and automated order routing system;

•	respond to technological developments or service offerings by competitors; and

•	generate sufficient revenue to justify the substantial capital investment we have made and will continue to make to develop our electronic trading facilities.

If we do not successfully develop our electronic trading facilities, or our current or potential customers do not accept them, our revenues, profits and stock price will be adversely affected.

Our market data fees may be reduced or eliminated by the growth of electronic trading and electronic order entry systems. If we are unable to offset that reduction through terminal usage fees or transaction fees, we will experience a reduction in revenue.

Electronic trading systems do not usually impose separate charges for supplying market data to trading terminals. If we do not separately charge for market data supplied to trading terminals, and trading terminals with access to our markets become widely available, we would lose quote fee revenue from those who have access to trading terminals. We will experience a reduction in our revenues if we are unable to recover that lost quote fee revenue through terminal usage fees or transaction fees.

Our change to a for-profit company may cause members to seek alternative trading venues and products and negatively impact the liquidity of our markets and our trading volume.

The trading activities of our members accounted for approximately 78% of our trading volume during both 2002 and the first nine months of 2003. When we became a for-profit company, we changed the role of our members in the operation of our business. We eliminated many member-dominated committees or converted them into advisory bodies. We gave our professional staff greater decision-making responsibilities. Subject to the oversight of our board of directors, our management is charged with making decisions that are designed to enhance shareholder value, which may lead to decisions or outcomes with which our members disagree. These changes may make us less attractive to our members and encourage them to conduct their business at, or seek membership in, another exchange or to trade in equivalent products among themselves on a private, bilateral basis. A material decrease in member trading activity would negatively impact liquidity and trading volume in our products and reduce our revenues. A loss or material reduction in the number of our clearing firms and the capital they provide to guarantee their trades and the trades of their customers would also diminish the strength and attractiveness of our clearing house and our markets.

Despite our governance changes, our dependence on our members gives them substantial influence over how we operate our business. Members could use their ownership of Class A and Class B common stock, and ability to elect our board of directors, to change or modify our policies or business practices with which they do not agree.

Our trading volume, and consequently our revenues and profits, would be adversely affected if we are unable to retain our current customers or attract new customers to our exchange.

The success of our business depends, in part, on our ability to maintain and increase our trading volume. To do so, we must maintain and expand our product offerings, our customer base and our trade execution alternatives. Our success also depends on our ability to offer competitive prices and services in an increasingly price sensitive business. In addition, our success depends on our ability to increase the base of individual customers who trade our products. We cannot assure you that we will be able to continue to expand our product lines, or that we will be able to retain our current customers or attract new customers. We also cannot assure you that we will not lose customers to low-cost competitors with comparable or superior products, services or trade execution facilities. If we fail to expand our product offerings or execution facilities, or lose a substantial number of our current customers, or are unable to attract new customers, our business will be adversely affected.

We face intense competition from other companies, including some of our members. If we are not able to successfully compete, our business will not survive.

The derivatives, securities and financial services industries are highly competitive. We expect that competition will intensify in the future. Our current and prospective competitors, both domestically and around the world, are numerous. They include securities and securities option exchanges, futures exchanges, over-the-counter, or OTC, markets, clearing organizations, market data and information vendors, electronic communications networks, crossing systems and similar entities, consortia of large customers, consortia of some of our clearing firms and electronic brokerage and dealing facilities. At year-end 2002, there were 57 futures exchanges located in 30 countries, including 11 futures exchanges in the United States. In September 2003, Eurex announced it would launch its new fully electronic, registered U.S. derivatives exchange on February 1, 2004.

We believe we may also face competition from large computer software companies and media and technology companies. The number of businesses providing Internet-related financial services is rapidly growing. Other companies have entered into or are forming joint ventures or consortia to provide services similar to those provided by us. Others may become competitive with us through acquisitions. Recent changes in federal law allow institutions that have been major participants on our exchange to trade the same or similar products among themselves without utilizing any exchange or trading system. Many of our competitors and potential competitors have greater financial, marketing, technological and personnel resources than we do. These factors may enable them to develop similar products, to provide lower transaction costs and better execution to their customers and to carry out their business strategies more quickly and efficiently than we can. In addition, our competitors may:

•	respond more quickly to competitive pressures due to their corporate governance structures, which may be more flexible and efficient than our corporate governance structure;

•	develop products that are preferred by our customers;

•	develop risk transfer products that compete with our products;

•	price their products and services more competitively;

•	develop and expand their network infrastructure and service offerings more efficiently;

•	utilize better, more user-friendly and more reliable technology;

•	take greater advantage of acquisitions, alliances and other opportunities;

•	more effectively market, promote and sell their products and services;

•	better leverage existing relationships with customers and alliance partners or exploit better recognized brand names to market and sell their services; and

•	exploit regulatory disparities between traditional, regulated exchanges and alternative markets that benefit from a reduced regulatory burden and lower-cost business model.

If our products, markets and services are not competitive, our business, financial condition and operating results will be materially harmed. In addition, even if new entrants do not significantly erode our market share, we may be required to reduce our fees significantly to remain competitive, which could have a material adverse effect on our profitability.

The enactment of the Commodity Futures Modernization Act will increase competition and enable many of our customers to trade futures contracts other than on exchanges. These events could result in lower trading volume, revenue and profits.

Our industry has been subject to several fundamental regulatory changes, including changes in the statute under which we have operated since 1974. The Commodity Exchange Act generally required all futures contracts to be executed on an exchange that has been approved by the Commodity Futures Trading Commission, or CFTC. The exchange trading requirement was modified by CFTC regulations and interpretations to permit privately negotiated swap contracts to be transacted in the OTC market. The CFTC exemption under which the OTC derivatives market operated precluded the OTC market from using exchange-like electronic transaction systems and clearing facilities. These barriers to competition from the OTC market were largely repealed by the Commodity Futures Modernization Act. It is possible that the chief beneficiaries of the Commodity Futures Modernization Act will be OTC dealers and competitors that operate or intend to open electronic trading facilities or to conduct their futures business directly among themselves on a bilateral basis. The customers who may access these trading facilities or engage in bilateral private transactions are the same customers who account for a substantial portion of our trading volume. The Commodity Futures Modernization Act also permits banks, broker-dealers and some of their affiliates to engage in foreign exchange futures transactions for or with retail customers without being subject to regulation under the Commodity Exchange Act.

The Commodity Futures Modernization Act also permits bank clearing organizations and clearing organizations regulated by the Securities and Exchange Commission, or SEC, to clear a broad array of derivatives products in addition to the products that these clearing organizations have traditionally cleared. This allocation of jurisdiction may be advantageous to competing clearing organizations and result in a lower volume of trading cleared through our clearing house.

If we are not able to keep up with rapid technological changes, our business will be materially harmed.

To remain competitive, we must continue to improve the responsiveness, functionality, accessibility and other features of our software, network distribution systems and technologies. The markets in which we compete are characterized by rapidly changing technology, changes in customer demand and uses of our products and services, frequent product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend in part on our ability to anticipate and adapt to technological advancements and changing standards in a timely, cost-efficient and competitive manner. We cannot assure you that we will successfully implement new technologies or adapt our technology to customer and competitive requirements or emerging industry standards.

Any significant decline in the trading volume of our Eurodollar, S&P 500 or NASDAQ-100 futures and options on futures contracts or in privately negotiated foreign exchange transactions using our clearing house would adversely affect our revenues and profitability.

We are substantially dependent on trading volume from three product offerings for a significant portion of our clearing and transaction fees revenues and profits. The clearing and transaction fees revenues attributable to transactions in our Eurodollar contracts, all our contracts based on the S&P 500 and NASDAQ-100, including our E-mini products, and privately negotiated foreign exchange transactions using our clearing house were approximately 40%, 32%, 13% and 7%, respectively, of our total clearing and transaction fees revenues during 2002 and approximately 35%, 35%, 11% and 8%, respectively, during the nine months ended September 30, 2003. Any significant decline in our trading volume in any of these products would negatively impact our business, financial condition and operating results.

We believe our Eurodollar product serves as a global financial benchmark, but we cannot assure you that, in the future, other products will not become preferred alternatives to the Eurodollar contract as a means of managing or speculating on interest rate risk. We also cannot assure you that competitors will not enter the Eurodollar market, or that our members will not trade Eurodollars in privately negotiated bilateral transactions without the use of our clearing house. In either of these events, our trading volume, revenues and profitability would be adversely affected.

Our rights to the Standard & Poor’s and NASDAQ products were obtained through licensing arrangements. Our license agreement with Standard & Poor’s provides that the S&P 500 Index futures products will be exclusive until December 31, 2008 and non-exclusive from December 31, 2008 until December 31, 2013.

In October 2003, we expanded our license agreement with The Nasdaq Stock Market, Inc. to develop new products based on the NASDAQ Composite Index and to extend the initial term of our license agreement to October 2007, with an automatic four-year extension term thereafter. Our license with NASDAQ will be exclusive with respect to futures and options on futures contracts based on the NASDAQ-100 Index or the NASDAQ Composite Index through the term of the agreement. However, NASDAQ has the right, under certain circumstances, following October 27, 2005, to terminate the license or our exclusivity solely with respect to the NASDAQ Composite Index if certain minimum performance requirements are not satisfied.

We cannot assure you that either of our Standard & Poor’s or NASDAQ license agreements will be renewed when they terminate or that we will be able to achieve or maintain the performance requirements necessary to continue to have exclusive rights to the NASDAQ Composite Index. In addition, we cannot assure you that others will not succeed in creating stock index futures based on information similar to that which we have obtained by license or that market participants will not increasingly use alternative instruments, including securities and options based on the S&P and NASDAQ indexes, to manage or speculate on U.S. stock risks. We also cannot assure you that NASDAQ will not directly or indirectly through other exchanges offer security futures contracts that compete with our broad-based index futures contracts based upon NASDAQ indexes. Currently, NQLX, LLC offers futures contracts based on an exchange-traded fund called QQQ, which may compete with our NASDAQ-100 futures contracts. Any of these events could have an adverse effect on our trading volume, revenues and profits.

Some of our largest clearing firms have indicated their belief that clearing facilities should not be owned or controlled by exchanges and should be operated as utilities and not for profit. These clearing firms are seeking legislative or regulatory changes that would, if adopted, enable them to use alternative clearing services for positions established on our exchange. Even if they are not successful, these factors may cause them to limit or stop the use of our markets.

Some of our largest clearing firms, which are significant customers and intermediaries in our products, have increasingly stressed the importance to them of centralizing clearing of futures contracts and options on futures in order to maximize the efficient use of their capital, exercise greater control over their value at risk and extract greater operating leverage from clearing activities. Many clearing firms have expressed the view that clearing firms should control the governance of clearing houses or that clearing houses should be operated as utilities rather than as for-profit enterprises. Some of these firms, along with the Futures Industry Association, are attempting to cause legislative or regulatory changes to be adopted that would facilitate mechanisms or policies that allow market participants to transfer positions from an exchange-owned clearing house to a clearing house owned and controlled by clearing firms. Our strategic business plan is to operate a vertically integrated transaction execution and clearing and settlement business. If these legislative or regulatory changes are adopted, our strategy and business plan may lead clearing firms to establish, or seek to use, alternative clearing houses for clearing positions established on our exchange. Even if they are not successful in their efforts, the factors described above may cause clearing firms to limit or stop the use of our products and markets. If any of these events occur, our revenues and profits would be adversely affected.

Our clearing house operations expose us to substantial credit risk of third parties. Our financial condition will be adversely affected in the event of a significant default.

Our clearing house acts as the counterparty to all trades consummated on or through our exchange. As a result, we are exposed to significant credit risk of third parties, including our clearing firms. We are also exposed, indirectly, to the credit risk of customers of our clearing firms. These parties may default on their obligations due to bankruptcy, lack of liquidity, operational failure or other reasons. A substantial part of our working capital is at risk if a clearing firm defaults on its obligations to our clearing house and its margin and security deposits are insufficient to meet its obligations. Although we have policies and procedures to help assure that our clearing firms can satisfy their obligations, these policies and procedures may not succeed in detecting problems or preventing defaults. We also have in place various measures intended to enable us to cover any default and maintain liquidity. However, we cannot assure you that these measures will be sufficient to protect us from a default or that we will not be materially and adversely affected in the event of a significant default.

We may not realize any or all of the anticipated benefits of our agreement to provide clearing and related services for CBOT products.

In April 2003, we entered into an agreement with CBOT to provide clearing and related services for CBOT futures and futures options contracts. Under the CME/CBOT Common Clearing Link, clearing services for commodity, equity and some interest rate products are expected to begin on November 24, 2003 and for all other CBOT futures and futures options contracts on January 2, 2004. The initial term of the agreement is four years, with three year renewals upon the mutual consent of the parties. Under the terms of the agreement, CBOT will pay us a fee for the clearing services we provide. This fee will vary based on transaction volume but is guaranteed to be at least $4.5 million per quarter. Pursuant to the agreement, CBOT reimbursed us $2.0 million in initial development costs, which is the maximum reimbursable amount of such costs under the agreement. CBOT will also reimburse us for the ongoing costs associated with the telecommunications equipment and services that are necessary for us to provide clearing services.

Successful implementation of the agreement is subject to a number of risks and uncertainties. Among these risks are unforeseen technical difficulties in either implementing or operating our clearing systems, failure to obtain necessary regulatory or governmental approvals and our or CBOT’s inability to perform our respective obligations under the agreement as a result of legal or regulatory restrictions. Any of these factors might delay the launch date or result in termination of the agreement.

Even if we successfully provide clearing services under the agreement, the anticipated net revenues and net income will be dependent on CBOT’s ability to maintain and/or expand its trading volume, which is subject to a number of factors beyond CBOT’s control. As a futures exchange, CBOT’s ability to maintain or expand its volume and operate its business is subject to the same types of risks to which we are subject and that are described in this section of the prospectus entitled “Risk Factors.” For example, in September 2003, Eurex announced that it would launch a registered U.S. derivatives exchange on February 1, 2004, which would initially offer, among other products, contracts on U.S. Treasury notes and bonds that will compete with contracts currently traded at CBOT. Our net income from the Common Clearing Link will also depend on our ability to control our costs associated with providing the clearing services.

Both we and CBOT may terminate the agreement in some circumstances. Depending on the circumstances of the termination, under the terms of the agreement, CBOT’s liability to us is generally limited to amounts ranging between $8.0 million and $30.0 million. Similarly, depending on the circumstances of the termination, under the terms of the agreement, our liability to CBOT is generally limited to amounts ranging between $10.0 million and $30.0 million. If either we or CBOT are prohibited from performing our obligations under the agreement by law or governmental legal action, the agreement may be terminated without liability to either party. As a result of all of the risks and uncertainties described above, we cannot assure you that the agreement will not be terminated prior to the commencement of clearing operations or the end of the term of the agreement or that we will be able to realize any or all of the anticipated benefits of our clearing agreement with CBOT. Any such event could have an adverse effect on the price of our Class A common stock.

If we experience systems failures or capacity constraints, our ability to conduct our operations and execute our business strategy could be materially harmed and we could be subjected to significant costs and liabilities.

We are heavily dependent on the capacity and reliability of the computer and communications systems and software supporting our operations. We receive and/or process a large portion of our trade orders through electronic means, such as through public and private communications networks. Our systems, or those of our third party providers, may fail or operate slowly, causing one or more of the following to occur:

•	unanticipated disruptions in service to our customers;

•	slower response times;

•	delays in our customers’ trade execution;

•	failed settlement of trades;

•	incomplete or inaccurate accounting, recording or processing of trades;

•	financial losses;

•	litigation or other customer claims; and

•	regulatory sanctions.

We cannot assure you that we will not experience systems failures from power or telecommunications failure, acts of God, war or terrorism, human error, natural disasters, fire, sabotage, hardware or software malfunctions or defects, computer viruses, acts of vandalism or similar events. If any of our systems do not operate properly or are disabled, including as a result of system failure, customer error or misuse of our systems, we could suffer financial loss, liability to customers, regulatory intervention or reputational damage that could affect demand by current and potential users of our market.

From time to time, we have experienced system errors and failures that have resulted in some customers being unable to connect to our electronic trading platform or erroneous reporting, such as transactions that were not authorized by any customer or reporting of filled orders as cancelled. In September 2002 and in May 2003, we experienced hardware failures that resulted in a temporary suspension of trading on our GLOBEX platform. The impact of these events has not been material.

Our status as a CFTC registrant requires that our trade execution and communications systems be able to handle anticipated present and future peak trading volume. Heavy use of our computer systems during peak trading times or at times of unusual market volatility could cause our systems to operate slowly or even to fail for periods of time. We constantly monitor system loads and performance and regularly implement system upgrades to handle estimated increases in trading volume. However, we cannot assure you that our estimates of future trading volume will be accurate or that our systems will always be able to accommodate actual trading volume without failure or degradation of performance. For example, in June and July 2002, the volume on our GLOBEX electronic trading platform repeatedly exceeded one million contracts in a single day. During the initial period of increased GLOBEX trading volume, there were instances of connectivity problems or erroneous reports that affected some users of the platform. System failure or degradation could lead our customers to file formal complaints with industry regulatory organizations, file lawsuits against us or cease doing business with us or could lead the CFTC or other regulators to initiate inquiries or proceedings for failure to comply with applicable laws and regulations.

We will need to continue to upgrade, expand and increase the capacity of our systems as our business grows and we execute our business strategy. Our systems were designed to handle at least twice our peak transactions in our highest volume products. As volumes grow, the ability of our systems to meet this goal on an ongoing basis depends on our ability to increase our system capacity on a timely basis while maintaining system reliability. Although many of our systems are designed to accommodate additional volume and products and services without redesign or replacement, we will need to continue to make significant investments in additional hardware and software to accommodate increased volume and to provide transaction processing and business services to third parties. If we cannot increase the capacity and capabilities of our systems to accommodate an increasing volume of transactions and to execute our business strategy, our ability to maintain or expand our businesses would be adversely affected.

We depend on third party suppliers and service providers for a number of services that are important to our business. An interruption or cessation of an important supply or service by any third party could have a material adverse effect on our business.

We depend on a number of suppliers, such as banking, clearing and settlement organizations, telephone companies, online service providers, data processors, and software and hardware vendors for elements of our trading, clearing and other systems, as well as communications and networking equipment, computer hardware and software and related support and maintenance. We cannot assure you that any of these providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to adequately expand their services to meet our needs. An interruption in or the cessation of an important supply or service by any third party and our inability to make alternative arrangements in a timely manner, or at all, would result in lost revenue and higher costs.

Our networks and those of our third party service providers may be vulnerable to security risks, which could result in wrongful use of our information or cause interruptions in our operations that cause us to lose customers and trading volume and result in significant liabilities. We could also be required to incur significant expense to protect our systems.

We expect the secure transmission of confidential information over public networks to continue to be a critical element of our operations. Our networks and those of our third party service providers, our members and our customers may be vulnerable to unauthorized access, computer viruses and other security problems. Persons who circumvent security measures could wrongfully use our information or cause interruptions or malfunctions in our operations. Any of these events could cause us to lose customers or trading volume. We may be required to expend significant resources to protect against the threat of security breaches or to alleviate problems, including reputational harm and litigation, caused by breaches. Although we intend to continue to implement industry-standard security measures, these measures may prove to be inadequate and result in system failures and delays that could cause us to lose customers, experience lower trading volume and incur significant liabilities.

We operate in a heavily regulated environment that imposes significant costs and competitive burdens on our business.

Although the Commodity Futures Modernization Act significantly reduced our regulatory burdens, we remain extensively regulated by the CFTC. Our international operations may be subject to similar regulations in specific jurisdictions. We have registered in the United Kingdom as a recognized foreign exchange. We may be required to register or become subject to regulation in other jurisdictions in order to accept business from customers in those jurisdictions.

Many aspects of our operations are subject to oversight and regulation by the CFTC. Our activities relating to single stock and narrow-based stock index futures products are subject to oversight by the SEC. Our operations are subject to ongoing review and oversight, including:

•	the security and soundness of our order routing and trading systems;

•	record keeping and record retention procedures;

•	maintaining a fair and orderly market;

•	the licensing of our members and many of their employees; and

•	the conduct of our directors, officers, employees and affiliates.

If we fail to comply with applicable laws, rules or regulations, we may be subject to censure, fines, cease-and-desist orders, suspension of our business, removal of personnel or other sanctions, including revocation of our designations as a contract market and a derivatives clearing organization. Changes in laws, regulations or governmental policies could have a material adverse effect on the way we conduct our business.

The CFTC has broad powers to investigate and enforce compliance and punish non-compliance with its rules and regulations. We cannot assure you that we and/or our directors, officers and employees will be able to fully comply with these rules and regulations. We also cannot assure you that we will not be subject to claims or actions by the CFTC or other agencies.

Demutualization and utilization of electronic trading systems by traders from remote locations will, among other developments, impact our ability to continue the traditional forms of “self-regulation” that have been an integral part of the CFTC regulatory program. The CFTC is reviewing that impact, and it is unclear at this time whether the CFTC will make modifications to its regulations that will have an adverse effect on the way we conduct our business.

From time to time, it is proposed in Congress that federal financial markets regulators should be consolidated, including a possible merger between the CFTC and the SEC. While those proposals have not been adopted to date, the perceived convergence of product lines offered on the securities and commodity exchanges could make adoption more likely. To the extent the regulatory environment following such consolidation is less beneficial for us, our business could be negatively affected.

From time to time, the President’s budget includes a proposal that a transaction tax be imposed on futures and options on futures transactions. While those proposals have not been adopted to date, except for a per-contract fee imposed under the Securities Exchange Act of 1934 on single stock futures and futures on narrow-based stock indexes, the imposition of any such tax would increase the cost of using our products and, consequently, could adversely impact our trading volumes, revenues and profits.

Our compliance and risk management methods might not be effective and may result in outcomes that could adversely affect our reputation, financial condition and operating results.

Generally, the CFTC has broad enforcement powers to censure, fine, issue cease-and-desist orders, prohibit us from engaging in some of our businesses or suspend or revoke our designation as a contract market or the registration of any of our officers or employees who violate applicable laws or regulations. Our ability to comply with applicable laws and rules is largely dependent on our establishment and maintenance of compliance, audit and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. We face the risk of significant intervention by regulatory authorities, including extensive examination and surveillance activity. In the case of non-compliance or alleged non-compliance with applicable laws or regulations, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which can be significant. Any of these outcomes would adversely affect our reputation, financial condition and operating results. In extreme cases, these outcomes could adversely affect our ability to conduct our business.

Our policies and procedures to identify, monitor and manage our risks may not be fully effective. Some of our risk management methods depend upon evaluation of information regarding markets, customers or other matters that are publicly available or otherwise accessible by us. That information may not in all cases be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risk requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. We cannot assure you that our policies and procedures will always be effective or that we will always be successful in monitoring or evaluating the risks to which we are or may be exposed.

As a financial services provider, we are subject to significant litigation risk and potential securities law liability.

Many aspects of our business involve substantial liability risks. While we enjoy governmental immunity for some of our market-related activities, we could be exposed to substantial liability under federal and state laws and court decisions, as well as rules and regulations promulgated by the SEC and the CFTC. These risks include, among others, potential liability from disputes over terms of a trade, the claim that a system failure or delay caused monetary losses to a customer, that we entered into an unauthorized transaction or that we provided materially false or misleading statements in connection with a transaction. Dissatisfied customers frequently make claims regarding quality of trade execution, improperly settled trades, mismanagement or even fraud against their service providers. We may become subject to these claims as the result of failures or malfunctions of our systems and services we provide. We could incur significant legal expenses defending claims, even those without merit. In addition, an adverse resolution of any future lawsuit or claim against us could have a material adverse effect on our business.

We could be harmed by employee misconduct or errors that are difficult to detect and deter.

There have been a number of highly publicized cases involving fraud or other misconduct by employees of financial services firms in recent years. Misconduct by our employees, including employees of GFX Corporation, our wholly owned subsidiary that engages in proprietary trading in foreign exchange and Eurodollar futures, could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of customers or improper use of confidential information. Employee misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. It is not always possible to deter employee misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Our employees also may commit errors that could subject us to financial claims for negligence, or otherwise, as well as regulatory actions.

Our acquisition, investment and alliance strategy involves risks. If we are unable to effectively manage these risks, our business will be materially harmed.

To achieve our strategic objectives, in the future we may seek to acquire or invest in other companies, businesses or technologies. Acquisitions entail numerous risks, including the following:

•	difficulties in the assimilation of acquired businesses or technologies;

•	diversion of management’s attention from other business concerns;

•	assumption of unknown material liabilities;

•	failure to achieve financial or operating objectives; and

•	potential loss of customers or key employees of acquired companies.

We may not be able to integrate successfully any operations, personnel, services or products that we have acquired or may acquire in the future.

We also may seek to expand or enhance some of our operations by forming joint ventures or alliances with various strategic partners throughout the world. Entering into joint ventures and alliances also entails risks, including difficulties in developing and expanding the business of newly formed joint ventures, exercising influence over the activities of joint ventures in which we do not have a controlling interest, and potential conflicts with our joint venture or alliance partners. For example, in 2001 we entered into an operating agreement governing OneChicago, our joint venture with CBOE and CBOT, to trade single stock futures and futures based on narrow-based stock indexes. Under the terms of our operating agreement, we own approximately a 40% interest in OneChicago, CBOE owns approximately a 40% interest and CBOT and management of OneChicago each own a minority interest. Our ability to control key decisions relating to the operation and development of OneChicago will be limited. In addition, under the terms of our operating agreement, until May 31, 2005, we are restricted from in any way engaging in the business of trading, marketing, regulating, selling, purchasing, clearing or settling transactions in single stock futures other than in conjunction with the joint venture. This restriction on our ability to compete applies whether or not we remain part of the joint venture, but it does not apply to futures based on narrow-based stock indexes. In 2002, we entered into an agreement with NYMEX to introduce e-miNY energy futures contracts, which trade on our GLOBEX electronic trading platform and clear at the NYMEX clearing house. During the term of the agreement and for one year thereafter, we are generally prohibited, other than in cooperation with NYMEX, from providing for or facilitating electronic trading in futures or options on futures contracts on any underlying commodity (or index of commodities) that is also the underlying commodity for a product listed for trading by NYMEX. We cannot assure you that any joint venture or alliance that we have entered or may enter into will be successful.

Our ability to successfully trade single stock futures and futures on narrow-based stock indexes may be impaired by statutory and regulatory provisions that limit our natural competitive advantages and expand opportunities for competitors.

The Commodity Futures Modernization Act, which authorized us to trade futures contracts based on individual securities and narrow-based stock indexes, or security futures, prohibited the implementation in connection with these contracts of many traditional features of futures trading that would have made using security futures cheaper, tax advantaged and more efficient than using similar security options and OTC security derivatives. The Commodity Futures Modernization Act also created a system of dual registration and regulation for security futures intermediaries and exchanges that may be costly and burdensome to the intermediaries and the exchanges and may discourage intermediaries and investors from using security futures. The Commodity Futures Modernization Act also eliminated most legal impediments to unregulated trading of security futures or similar products between qualified investors. In addition, foreign exchanges may be allowed to trade similar products under terms that will be more favorable than the terms we are permitted to offer our customers. Finally, security futures are subject to a number of complicated and controversial regulations. As a result, we cannot assure you that we, either directly or through our joint venture, OneChicago, will be successful in offering single stock futures or futures on narrow-based stock indexes.

The imposition in the future of regulations requiring that clearing houses establish linkages with other clearing houses whereby positions at one clearing house can be transferred to and maintained at, or otherwise offset by a fungible position existing at, another clearing house may have a material adverse effect on the operation of our business.

In connection with the trading of single stock futures and futures on narrow-based stock indexes, the Commodity Futures Modernization Act contemplates that clearing houses will, after an initial period, establish linkages enabling a position in any such product executed on an exchange for which it clears these products to be offset by an economically linked or fungible position on the opposite side of the market that is executed on another exchange utilizing a different clearing house. If, in the future, a similar requirement is imposed with respect to futures contracts generally, the resulting unbundling of trade execution and clearing services would have a material adverse effect on our revenues and profits.

Expansion of our operations internationally involves special challenges that we may not be able to meet, which could adversely affect our financial results.

We plan to continue to expand our operations internationally, including by directly placing order entry terminals with members and/or customers outside the United States and by relying on distribution systems established by our current and future strategic alliance partners. We face certain risks inherent in doing business in international markets, particularly in the regulated derivatives exchange business. These risks include:

•	restrictions on the use of trading terminals or the contracts that may be traded;

•	becoming subject to extensive regulations and oversight, tariffs and other trade barriers;

•	reduced protection for intellectual property rights;

•	difficulties in staffing and managing foreign operations; and

•	potentially adverse tax consequences.

In addition, we will be required to comply with the laws and regulations of foreign governmental and regulatory authorities of each country in which we conduct business. These may include laws, rules and regulations relating to any aspect of the derivatives business. To date, we have had limited experience in marketing and operating our products and services internationally. We cannot assure you that we will be able to succeed in marketing our products and services in international markets. We may also experience difficulty in managing our international operations because of, among other things, competitive conditions overseas, management of foreign exchange risk, established domestic markets, language and cultural differences and economic or political instability. Any of these factors could have a material adverse effect on the success of our international operations and, consequently, on our business, financial condition and operating results.

We may not be able to protect our intellectual property rights, which may materially harm our business.

We rely primarily on trade secret, copyright, service mark, trademark and patent law and contractual protections to protect our proprietary technology and other proprietary rights. We have filed several patent applications covering our technology. Notwithstanding the precautions we take to protect our intellectual property rights, it is possible that third parties may copy or otherwise obtain and use our proprietary technology without authorization or otherwise infringe on our rights. We also seek to protect our software and databases as trade secrets and under copyright law. We have copyright registrations for certain of our software, user manuals and databases. The copyright protection afforded to databases, however, is fairly limited. While the arrangement and selection of data generally are protectable, the actual data may not be, and others may be free to create databases that would perform the same function. In some cases, including a number of our most important products, there may be no effective legal recourse against duplication by competitors. In addition, in the future, we may have to rely on litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. Any such litigation, whether successful or unsuccessful, could result in substantial costs to us and diversions of our resources, either of which could adversely affect our business.

Any infringement by us on patent rights of others could result in litigation and adversely affect our ability to continue to provide, or increase the cost of providing, electronic execution services.

Patents of third parties may have an important bearing on our ability to offer certain of our products and services. Our competitors as well as other companies and individuals may obtain, and may be expected to obtain in the future, patents related to the types of products and services we offer or plan to offer. We cannot assure you that we are or will be aware of all patents containing claims that may pose a risk of infringement by our products and services. In addition, some patent applications in the United States are confidential until a patent is issued and, therefore, we cannot evaluate the extent to which our products and services may be covered or asserted to be covered by claims contained in pending patent applications. In general, if one or more of our products or services were to infringe patents held by others, we may be required to stop developing or marketing the products or services, to obtain licenses to develop and market the services from the holders of the patents or to redesign the products or services in such a way as to avoid infringing on the patent claims. We cannot assess the extent to which we may be required in the future to obtain licenses with respect to patents held by others, whether such licenses would be available or, if available, whether we would be able to obtain such licenses on commercially reasonable terms. If we were unable to obtain such licenses, we may not be able to redesign our products or services to avoid infringement, which could materially adversely affect our business, financial condition and operating results.

As a holding company, we are totally dependent on dividends from our operating subsidiary to pay dividends and other obligations.

We are a holding company with no business operations. Our only significant asset is the outstanding capital stock of our subsidiary. As a result, we must rely on payments from our subsidiary to meet our obligations. In February 2003, we declared our first regular quarterly dividend of $0.14 per share to Class A and Class B shareholders, which was paid on March 25, 2003. On May 8, 2003 and August 7, 2003, we declared quarterly dividends of $0.14 per share to Class A and Class B shareholders, which were paid on June 25, 2003 and  September 25, 2003, respectively. We intend to continue to pay regular quarterly dividends to our shareholders. On September 3, 2003, we announced that, beginning with the dividend payment in the fourth quarter of 2003, our annual dividend target will be increased from 20% of the prior year’s cash earnings to 30% of the prior year’s cash earnings. On November 5, 2003, we declared a quarterly dividend of $0.21 per share to Class A and Class B shareholders, payable on December 26, 2003 to shareholders of record on December 10, 2003. We currently expect that the earnings and cash flow of our subsidiary will primarily be retained and used by it in its operations, including servicing any debt obligations it may have now or in the future. Accordingly, our subsidiary may not be able to generate sufficient cash flow to pay a dividend or distribute funds to us in order to allow us to pay a dividend on or make a distribution in respect of our Class A common stock. Our existing credit facility, as well as future credit facilities, other future debt obligations and statutory provisions, may limit our ability to pay dividends.

Risks Associated With Purchasing Our Class A Common Stock In This Offering

If we settle the option granted to our CEO only in shares of Class A common stock, we could be required to issue substantial additional shares of Class A common stock. In addition, if our Class B shares and the associated trading rights increase in value relative to our Class A shares, holders of our Class A shares will experience additional dilution.

We granted our CEO an option to purchase our Class A and Class B shares, with two separately exercisable tranches. Each tranche of the option is for 2.5% of each class of our common stock outstanding as of the date of our demutualization, as adjusted for our reorganization. We may settle the exercise of the option with any combination of Class A shares or cash, at our discretion. If the exercisable portion of the option was exercised on October 27, 2003, the exercise price was paid in cash and the option was settled only with Class A common stock, we would have been required to issue 1,442,629 shares of Class A common stock, based on the $68.00 per share closing price of our Class A common stock on that date.

The value of our Class A shares is not directly linked to the value of our Class B shares and the associated trading rights. As a result, if we decide to settle the entire option by issuing only Class A shares, the amount of dilution experienced by holders of our Class A shares would increase if our Class B shares and the associated trading rights increased in value relative to our Class A shares. As of September 30, 2003, the value of the trading rights associated with our Class B shares had decreased by approximately 17% and 4% compared to their value as of December 31, 2002 and December 31, 2001, respectively.

Sales of our Class A common stock may have an adverse impact on the market price of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public market following this offering, or the perception that large sales could occur, could cause the market price of our Class A common stock to decline. Either of these circumstances could also limit our future ability to raise capital through an offering of equity securities. All of the shares of Class A common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates” within the meaning of Rule 144 under the Securities Act.

The currently issued and outstanding shares of our Class A-1, A-2, A-3 and A-4 common stock are registered under the Securities Act but are subject to significant transfer restrictions. The transfer restrictions on all our Class A-1, A-2, A-3 and A-4 shares that are issued and outstanding immediately after this offering, which will total 24,147,219 shares, will expire on June 4, 2004 if all of the Class A-2 shares offered in this offering are sold. Upon expiration, these shares of Class A common stock held by existing shareholders will be freely transferable unless held by “affiliates” within the meaning of Rule 144 under the Securities Act. If our shareholders sell a large number of shares of our Class A common stock upon the expiration of some or all of these restrictions, the market price for our Class A common stock could decline significantly. For a more detailed description of the transfer restrictions imposed on our Class A-1, A-2, A-3 and A-4 common stock, see the section of this prospectus entitled “Description of Capital Stock.”

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus and in the documents we incorporate by reference in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus and the documents we incorporate by reference in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

USE OF PROCEEDS

All of the shares of Class A common stock offered by this prospectus are being sold by the selling shareholders. We will not receive any proceeds from the sale of Class A common stock in this offering.

DIVIDEND POLICY

On June 4, 2002, our board of directors declared a special cash dividend on each outstanding and restricted share of our Class A and Class B common stock in the amount of $0.60 per share to shareholders of record as of June 17, 2002. The aggregate amount of the dividend was $17.3 million, which was paid on June 28, 2002. We did not pay a dividend in 2001.

We intend to pay regular quarterly dividends to our shareholders. In February 2003, we declared our first regular quarterly dividend of $0.14 per share to Class A and Class B shareholders. On May 8, 2003 and August 7, 2003, we declared quarterly dividends of $0.14 per share to Class A and Class B shareholders, which were paid on June 25, 2003 and September 25, 2003, respectively. On September 3, 2003, we announced that, beginning with the dividend payment in the fourth quarter of 2003, our annual dividend target will be increased from 20% of the prior year’s cash earnings to 30% of the prior year’s cash earnings. On November 5, 2003, we declared a quarterly dividend of $0.21 per share to Class A and Class B shareholders, payable on December 26, 2003 to shareholders of record on December 10, 2003.

The decision to pay a dividend remains within the discretion of our board of directors and may be affected by various factors, including our earnings, financial condition, capital requirements, level of indebtedness and other considerations our board of directors deems relevant. Our existing credit facility, as well as future credit facilities, other future debt obligations and statutory provisions, may limit our ability to pay dividends.

PRICE RANGE OF OUR CLASS A COMMON STOCK

Our Class A common stock is listed on the New York Stock Exchange under the symbol “CME.” The following table sets forth, for each of the periods indicated, the high and low closing sale prices per share of our Class A common stock as reported by the New York Stock Exchange.

	High	Low
2002:
Fourth Quarter (from December 6, 2002)	$45.06	$42.00
2003:
First Quarter	$49.62	$41.50
Second Quarter	69.63	46.46
Third Quarter	78.98	66.41
Fourth Quarter (through November 13, 2003)	74.70	65.37

On November 13, 2003, the reported last sale price of our Class A common stock on the New York Stock Exchange was $67.27 per share.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2003. The outstanding share information excludes:

•	58,000 shares of Class A common stock subject to restricted stock awards, which are not vested;

•	1,466,265 shares of Class A common stock issuable upon the exercise of outstanding stock options issued under our stock option plan, with a weighted average exercise price of $35.44 per share; and

•	1,451,054 shares of Class A common stock issuable upon the exercise of the outstanding stock options issued to our chief executive officer, at a weighted average exercise price of $27.56 per share, based on the $68.81 per share closing price for our Class A common stock on September 30, 2003, and assuming the exercisable portion of the option was exercised on that date, the exercise price was paid in cash and the option was settled only in Class A common stock. For a more detailed description of the option granted to our chief executive officer, see the section of this prospectus entitled “Principal and Selling Shareholders.”

The information set forth below should be read in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere and incorporated by reference in this prospectus.

As of September 30, 2003
(in thousands, except share data)
Cash and cash equivalents	$391,534

Long-term debt (including current portion)(1)	$2,156

Shareholders’ equity
Preferred stock, $.01 par value; 9,860,000 shares authorized; no shares issued and outstanding	$—
Series A junior participating preferred stock, $.01 par value; 140,000 shares authorized, no shares issued and outstanding	—
Class A common stock, $.01 par value; 138,000,000 shares authorized; 32,810,762 shares issued and outstanding	328
Class B common stock, $.01 par value; 3,138 shares authorized, issued and outstanding	—
Additional paid-in capital	192,210
Unearned restricted stock compensation	(1,097)
Retained earnings	345,625

Total shareholders’ equity	537,066

Total capitalization	$539,222

(1)	Long-term debt consists of capitalized lease obligations.

SELECTED FINANCIAL DATA

The following selected consolidated financial data with respect to each of the years in the five-year period ended December 31, 2002 have been derived from our audited consolidated financial statements. The financial information provided as of and for the nine months ended September 30, 2002 and 2003 is unaudited, but in the opinion of management contains all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of our results of operations and financial position for such periods. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere and incorporated by reference in this prospectus.

	Year Ended December 31,					Nine Months Ended September 30,
	1998	1999	2000 (restated)	2001 (restated)	2002	2002 (restated)	2003
						(unaudited)
	(in thousands, except per share amounts)
Income Statement Data:(1)
Revenues
Clearing and transaction fees	$126,524	$140,305	$156,649	$292,459	$356,396	$261,414	$326,053
Quotation data fees	40,079	43,005	36,285	48,250	48,717	36,507	38,980
GLOBEX access fees	1,013	1,899	3,971	11,987	12,945	9,770	11,566
Communication fees	8,128	8,165	9,391	9,330	9,733	7,364	7,243
Investment income	10,117	9,091	9,736	8,956	7,740	6,098	5,661
Securities lending interest income	—	—	—	10,744	18,169	14,702	7,327
Other	11,304	8,137	10,520	14,904	15,379	10,943	13,326

Total revenues	197,165	210,602	226,552	396,630	469,079	346,798	410,156
Securities lending interest expense	—	—	—	(9,477)	(15,902)	(13,009)	(6,739)

Net revenues	197,165	210,602	226,552	387,153	453,177	333,789	403,417

Expenses
Compensation and benefits	72,386	80,957	102,278	111,465	118,710	88,433	107,878
Occupancy	19,702	17,773	19,629	20,420	22,400	16,970	18,996
Professional fees, outside services and licenses	28,038	28,319	23,131	27,289	32,549	24,747	22,789
Communications and computer and software maintenance	22,731	28,443	41,920	43,598	46,569	33,816	33,986
Depreciation and amortization	17,943	25,274	33,489	37,639	48,509	35,504	39,863
Patent litigation settlement	—	—	—	—	6,240	13,695	—
Marketing, advertising and public relations	9,586	7,702	5,219	6,326	6,514	4,398	8,963
Other	12,586	15,490	16,148	14,650	17,457	12,441	14,937

Total expenses	182,972	203,958	241,814	261,387	298,948	230,004	247,412

Income (loss) before limited partners’ interest in PMT and income taxes	14,193	6,644	(15,262)	125,766	154,229	103,785	156,005
Limited partners’ interest in earnings of PMT	(2,849)	(2,126)	(1,165)	—	—	—	—
Income tax (provision) benefit	(4,315)	(1,855)	5,931	(50,658)	(60,162)	(41,237)	(63,474)

Net income (loss)	$7,029	$2,663	$(10,496)	$75,108	$94,067	$62,548	$92,531

Earnings (loss) per share:(2)
Basic	$0.24	$0.09	$(0.36)	$2.61	$3.24	$2.17	$2.84
Diluted	0.24	0.09	—	2.57	3.13	2.11	2.73

(1)	Income statement data for 2000 and 2001 and the nine months ended September 30, 2002 have been restated to reflect the adoption of SFAS No. 123, “Accounting for Stock-Based Compensation.” Prior to the restatement, net income (loss) was ($5.9) million and $68.3 million for 2000 and 2001, respectively, and $61.0 million for the nine months ended September 30, 2002. The basic loss per share was $0.21 for 2000, basic and diluted earnings per share were $2.37 and $2.33, respectively, for 2001 and basic and diluted earnings per share were $2.12 and $2.04, respectively, for the nine months ended September 30, 2002.
(2)	Earnings per share are presented as if common stock issued on December 3, 2001 as part of our reorganization into a holding company structure had been outstanding for all periods presented. For 2000, diluted loss per share is not presented, since shares issuable for stock options would have an anti-dilutive effect.

	As of December 31,					As of September 30,
	1998	1999	2000 (restated)	2001 (restated)	2002	2002 (restated)	2003
						(unaudited)
	(in thousands)
Balance Sheet Data:(3)
Assets:
Cash and cash equivalents(4)	$14,841	$14,249	$30,655	$69,101	$339,260	$197,164	$391,534
Proceeds from securities lending activities(5)	—	—	—	882,555	985,500	554,870	800,000
Short-term investments of interest earning facilities(6)	—	—	—	—	—	—	339,647
Cash performance bonds and security deposits(7)	71,803	73,134	156,048	855,227	1,827,991	1,920,032	2,027,710
Total current assets(8)	205,186	178,401	267,432	1,946,110	3,215,131	2,723,747	3,654,617
Total assets	295,090	303,467	384,035	2,066,878	3,355,016	2,860,819	3,795,607
Liabilities and shareholders’ equity:
Payable under securities lending agreements(5)	—	—	—	882,555	985,500	554,870	800,000
Payable to participants in interest earning facilities(6)	—	—	—	—	—	—	339,647
Cash performance bonds and security deposits(7)	71,803	73,134	156,048	855,227	1,827,991	1,920,032	2,027,710
Total current liabilities	112,555	111,717	198,294	1,801,845	2,889,494	2,543,993	3,240,302
Long-term obligations and limited partners’ interest in PMT	15,638	23,087	19,479	16,667	19,383	20,267	18,239
Shareholders’ equity	166,897	168,663	166,262	248,366	446,139	296,559	537,066

	Year Ended December 31,					Nine Months Ended September 30,
	1998	1999	2000	2001	2002	2002	2003
	(in thousands, except notional value of trading volume)
Other Data:
Total trading volume (round turns, in contracts)(9)	226,619	200,737	231,110	411,712	558,448	413,790	482,260
GLOBEX trading volume (round turns, in contracts)(9)	9,744	16,135	34,506	81,895	197,975	131,685	208,545
Open interest at period-end (contracts)	7,282	6,412	8,021	15,039	18,792	17,618	26,826
Notional value of trading volume (in trillions)	$161.7	$138.3	$155.0	$293.9	$328.6	$257.8	$253.2

(3)	Balance sheet data for 2000 and 2001 and as of September 30, 2002 have been restated to reflect the adoption of SFAS No. 123, “Accounting for Stock-Based Compensation.”
(4)	For 1998 through 2001, cash equivalents consist of highly liquid investments with maturities of three months or less and, for 2002 and 2003, money market mutual funds.
(5)	Securities lending transactions utilize a portion of the securities that clearing firms have deposited to satisfy their proprietary performance bond requirements. Securities lending proceeds change daily. The related investment of these proceeds is short-term in nature. Investments consist principally of money market mutual funds. Securities lending activity is represented by an equal and offsetting current asset and current liability. See the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for a more detailed discussion of our securities lending program.
(6)	Clearing firms, at their option, may instruct CME to invest cash on deposit for performance bond purposes in a portfolio of securities that is part of the first IEF program. Interest earned, net of expenses, is passed on to participating clearing firms. The principal balance totaled $339.6 million at September 30, 2003, is guaranteed by CME as long as clearing firms maintain investment balances in this portfolio and is included in our consolidated financial statements under the provisions of FIN No. 46.
(7)	Our clearing firms are subject to performance bond requirements pursuant to the rules of our exchange. These requirements can be satisfied in cash or by depositing securities, at the clearing firms’ election. The deposit of cash is reflected in our financial statements while the deposit of securities is not reflected in our financial statements. The amount of cash performance bonds and security deposits that are deposited by our clearing firms may change daily as a result of changes in the number of the clearing firms’ open positions and how clearing firms elect to satisfy their performance bond requirements. The balance of cash performance bonds and security deposits will also fluctuate daily based on the change in the value of positions held by clearing firms. When clearing firms deposit cash, it is held or invested by us on an overnight basis. We are required to return these funds when performance bond requirements are reduced, as these funds ultimately represent assets of the respective clearing firms. Therefore, the current asset represented by cash performance bonds and security deposits has an equal and offsetting current liability. See the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for a more detailed discussion of cash performance bonds and security deposits.
(8)	Current assets consist of cash and cash equivalents, marketable securities, accounts receivable and other current assets in addition to cash performance bonds and security deposits, securities lending proceeds, and short-term investments of interest earning facilities. Current assets are short-term in nature and are generally converted to cash in one year or less.
(9)	A round turn represents a matched buy and sell.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risks described in “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. You should read the following discussion with “Selected Financial Data” and our financial statements and related notes included elsewhere and incorporated by reference in this prospectus.

Corporate Structure

We are the largest futures exchange in the United States and the second largest exchange in the world for the trading of futures and options on futures, as measured by 2002 annual trading volume. Our international marketplace brings together buyers and sellers on our trading floors, as well as through our GLOBEX electronic trading platform and privately negotiated transactions. We offer market participants the opportunity to trade futures contracts and options on futures primarily in four product areas: interest rates, stock indexes, foreign exchange and commodities.

Our exchange was organized in 1898 as a not-for-profit membership organization. On November 13, 2000, we became the first U.S. financial exchange to become a for-profit corporation by converting membership interests into shares of common stock. As a result of our conversion into a for-profit corporation, individuals and entities who, at the time, owned trading privileges on our exchange became the owners of all of the outstanding equity of CME. As part of our demutualization, we also purchased all of the assets and liabilities of P-M-T Limited Partnership, or PMT, an Illinois limited partnership that operated the GLOBEX electronic trading platform.

On December 3, 2001, we completed our reorganization into a holding company structure. As a result of the reorganization, CME became a wholly owned subsidiary of CME Holdings. In our reorganization, CME shareholders exchanged their shares for shares of CME Holdings. After the reorganization, these shareholders owned the same percentage of CME Holdings common stock that they previously owned of CME common stock. CME shareholders retained their memberships and trading privileges in CME. Prior to the reorganization, CME Holdings had no significant assets or liabilities. Our financial statements have been prepared as if the holding company structure had been in place for all periods presented.

On December 11, 2002, CME Holdings completed the initial public offering of its Class A common stock. CME Holdings’ Class A common stock is now listed on the New York Stock Exchange under the ticker symbol “CME.” All 5,463,730 shares of Class A common stock, including an aggregate of 712,660 shares of Class A common stock covered by an over-allotment option granted by CME Holdings to the underwriters, were sold at a price to the public of $35.00 per share. Of the 5,463,730 shares sold in the offering, 3,712,660 shares were sold by CME Holdings and 1,751,070 shares were sold by selling shareholders. The net proceeds to CME Holdings from the offering were approximately $117.5 million, after deducting underwriting discounts and commissions paid to the underwriters and other expenses incurred in connection with the offering. CME Holdings did not receive any proceeds from the sale of shares by the selling shareholders.

On June 24, 2003, CME Holdings completed a secondary offering of Class A common stock. The offering was conducted as a guided sale in accordance with CME Holdings’ certificate of incorporation in connection with the termination of transfer restrictions on shares of our Class A-1 common stock. The offering described in this prospectus is being conducted as a guided sale in connection with the termination of the transfer restrictions on our Class A-2 common stock. For additional information regarding the transfer restrictions and the guided sale process, see the section of this prospectus entitled “Description of Capital Stock—Transfer Restrictions.” All 1,220,635 shares of Class A common stock sold in the June guided sale were sold by selling shareholders at a price to the public of $69.60 per share. CME Holdings did not receive any proceeds from the sale of shares by the selling shareholders in that offering and will not receive any proceeds from the sale of shares by selling shareholders in this offering.

As a not-for-profit membership organization, our business strategy and fee structure were designed to offer profit opportunities for our members and to limit our profits beyond that necessary to provide for sufficient working capital and infrastructure investment. Membership provided individuals and clearing firms with exclusive direct access to our markets, allowing them to profit from proprietary trading and customer execution. We provided some infrastructure services at a significant discount or as a membership benefit and, on occasion, offered fee holidays or fee rebates. For example, in 1998 we paid a rebate of $17.6 million to our clearing firms and member brokers, which had a negative impact on our profitability, as did other fee reductions implemented prior to our demutualization. As a result, our financial results for periods prior to our demutualization may not be indicative of such results in subsequent periods. Consequently, comparisons of periods before and after demutualization may not be meaningful.

In conjunction with our demutualization and corporate reorganization, we adopted a for-profit business strategy that has been integrated into our operations. As part of this integration process, we have examined and will continue to examine the fees we charge for our products in order to increase revenues and profitability, provide incentives for members and non-members to use our markets and enhance the liquidity of our markets. To enhance trading volume and promote new products, we offer discounts, some of which may be significant, to our members and non-members to use our markets. In the fourth quarter of 2000 and first quarter of 2001, we implemented changes to our fee structure. These changes included: increasing clearing fees for some products; increasing the daily maximum on GLOBEX fees for our E-mini products; implementing fees for order routing, delivery of agricultural products and a surcharge for trades executed by one firm and cleared by another clearing firm (“give-ups”); increasing fees for access to our trading floor by members and their employees; increasing fees for the use of certain facilities on our trading floor; reducing GLOBEX fees for interest rate products; and implementing reduced clearing fees for customers achieving certain volume levels in our interest rate products. In addition, we increased the number of GLOBEX access choices, altered the pricing for existing GLOBEX access choices, changed the type of market data offered through our non-professional service offering and increased the price of our professional market data service offering. In contrast to the fee rebates and other fee reductions implemented prior to our demutualization, this new approach to fees has had a significant positive impact on our revenues and profitability. In addition, we maintained a focus on expense discipline and specifically focused expenditures on projects designed to enhance our profitability. The net impact of these factors contributed to the growth in our net income from $7.0 million in 1998 to $94.1 million in 2002. Our net income for the nine months ended September 30, 2003 was $92.5 million, compared to net income of $62.5 million for the nine months ended September 30, 2002.

Overview

As the largest futures exchange in the United States, our revenue is derived primarily from the clearing and transaction fees we assess on each contract traded through our trading venues or using our clearing house. As a result, revenues fluctuate significantly with volume changes, and thus our profitability is tied directly to the trading volume generated. Clearing and transaction fees are assessed based on the product traded, the membership status of the individual executing the trade and whether the trade is completed on our trading floor, through our GLOBEX electronic trading platform or as a privately negotiated transaction. In addition to clearing and transaction fees, revenues include quotation data fees, GLOBEX access fees, communication fees, investment income, including securities lending activities, and other revenue. Our securities lending activities generate interest income and related interest expense. We present securities lending interest expense as a reduction of total revenues on our consolidated statements of income to arrive at net revenues.

Net revenues increased from $197.2 million in 1998 to $453.2 million in 2002 and $403.4 million for the nine months ended September 30, 2003. As a result of the increase in trading volume during this time period and the fee changes implemented primarily as a result of our demutualization, the percentage of our revenues derived from clearing and transaction fees increased and represented 78.6% of our net revenues in 2002 and 80.8% for the nine months ended September 30, 2003, compared to 64.2% for the year 1998.

While volume has a significant impact on our clearing and transaction fees revenue, there are four other factors that also influence this source of revenue: rate structure, mix of products traded, method of trade and the percentage of trades executed by customers who are members compared to non-member customers. Our fee structure is complex, and fees vary depending on the type of product traded. Therefore, our revenue increases or decreases if there is a change in trading or usage patterns. Trades executed through GLOBEX are charged fees for using the electronic trading platform in addition to the clearing fees assessed on all transactions executed on our exchange. Trades executed as privately negotiated transactions also incur additional charges beyond the clearing fees assessed on all transactions. In addition, non-member customers are charged higher fees than customers who are members. Our revenue decreases if the percentage of trades executed by customers who are members increases, and increases if the percentage of trades executed by non-member customers increases, even when our fee structure remains unchanged. As a result, there are multiple factors that can change over time, and these changes all potentially impact our revenue from clearing and transaction fees.

Our quotation data fees represent our second largest source of revenue. Revenue from these fees has increased a total of 21.6% from 1998 to 2002. These fees represented 10.8% of our net revenues in 2002 and 9.7% in the nine months ended September 30, 2003. In 1998, we began to generate revenue from fees assessed for access to our GLOBEX electronic trading platform. In June 2001, we began to engage in securities lending activities, which has contributed modestly to our net revenues for 2002. Revenue derived from communication fees has remained relatively constant from 1998 to 2002. However, investment income has experienced a decline, primarily as a result of the decline in interest rates since 2000. In general, other revenue has increased in a manner consistent with our net revenues from 1998 to 2002.

Expenses increased from $183.0 million in 1998 to $298.9 million in 2002 and were $247.4 million for the nine months ended September 30, 2003. The rate of increase in expenses has been lower than the rate of increase in revenues. The majority of our expenses fall into three categories: compensation and benefits; communications and computer and software maintenance; and depreciation and amortization. Additional expenses are also incurred for occupancy, professional fees, marketing, advertising and public relations and other expenses. Our compensation and benefits expense has increased 64.0% from 1998 to 2002 and represented 43.6% of our total expenses for the nine months ended September 30, 2003. A significant component of the increase in expenses, stock-based compensation, which is included in compensation and benefits expense, began in 2000 and is a non-cash expense that results primarily from the option granted to our Chief Executive Officer as well as other stock-based compensation resulting from stock grants to certain other employees. In addition, in 2000, we incurred $9.8 million of expenses associated with restructuring of management, our demutualization and the write-off of certain internally developed software that could not be utilized as intended. Also, in 2002, we incurred $13.7 million of expense in the third quarter to settle the Wagner patent litigation that was partially offset by a $7.5 million reimbursement for this settlement from Euronext in the fourth quarter of 2002. This resulted in $6.2 million of net expense associated with this litigation for the year 2002.

With the exception of license fees paid for the trading of our stock index contracts and a component of our trading facility rent that is related to open outcry trading volume, most of our expenses do not vary directly with changes in trading volume. The number of transactions processed, rather than the number of contracts traded, tends to impact expenses as a result of technology expenses required to process additional transactions. A trade executed on our exchange represents one transaction, regardless of the number of contracts included in that trade. Therefore, total contract trading volume is greater than the number of transactions processed.

Revenues

Our net revenues have grown from $197.2 million in 1998 to $453.2 million in 2002. During the first nine months of 2003, our net revenues were $403.4 million, a 20.9% increase over the first nine months of 2002.

Our clearing and transaction fees revenues are tied directly to volume and underlying market uncertainty. We attempt to mitigate the downside of unpredictable volume swings through various means, such as increasing clearing fees, creating volume incentives, opening access to new markets and further diversifying the range of products and services we offer. The annual growth in daily trading volume from 1998, when average daily volume was 899,281 contracts, to 2002 is summarized as follows:

	Year Ended December 31,
	1999	2000	2001	2002
	(in round turn trades)
Average Daily Volume	793,425	917,120	1,640,288	2,216,063
Increase (Decrease) from Previous Year	(105,856)	123,695	723,168	575,775
Percentage Increase (Decrease) from Previous Year	(11.8)%	15.6%	78.9%	35.1%

Total trading volume in our interest rate products increased 12.8% in 2002 over 2001. Total trading volume in our equity products rose 103.9% in 2002 over 2001. During 2002, total trading volume in our foreign exchange products increased 8.3% over levels in 2001. Our commodity products total trading volume declined 10.9% in 2002 as compared to 2001. In general, volume increased as a result of economic and geopolitical factors, enhancements to our product and service offerings and expansion of our electronic and other trade execution choices. Global and national economic and political uncertainty generally results in increased trading activity, as our customers seek to hedge, manage or speculate on the risks associated with fluctuations in interest rates, equities, foreign exchange and commodities. In recent periods, our trading volume has been positively affected by the increased volatility in the markets for equity and fixed-income securities. Products and services offered also have a significant effect on volume. We built on earlier successes in our standard S&P 500 and NASDAQ-100 stock index contracts by introducing E-mini versions of the S&P 500 contract in 1997 and the NASDAQ-100 contract in 1999. E-mini contracts are one-fifth the size of the standard contract. These E-mini contracts are traded only through GLOBEX, our electronic trading platform. In addition, since 1998, we significantly upgraded our GLOBEX electronic trading platform, and, beginning in November 2000, we modified GLOBEX policies to give more users direct access to our markets. A comparison of our average daily trading volume by venue and the related percentage of clearing and transaction fees associated with each venue are illustrated in the table below:

	Average Daily Volume			Approximate Percentage of Clearing and Transaction Fees Revenue
Method of Trade:	1998	2002	Increase	1998	2002
	(in round turn trades)
Open Outcry	830,687	1,398,698	568,011	70%	50%
GLOBEX	38,668	785,615	746,947	9	42
Privately Negotiated	29,926	31,750	1,824	21	8

Total	899,281	2,216,063	1,316,782	100%	100%

For the nine months ended September 30, 2003, the percentage of our clearing and transaction fees revenue derived from open outcry trading was approximately 45%, while GLOBEX and privately negotiated transactions represented approximately 45% and 10%, respectively.

While the increase in clearing and transaction fees generally has resulted from increased trading volume, the largest factors contributing to the increase in clearing and transaction fees from 1999 to 2000 were the rate increases and new transaction fees implemented in the fourth quarter of 2000, after our demutualization. Additional revenue was also generated in 2000 by the 15.1% increase in total trading volume and an increase in the percentage of trades executed through GLOBEX. Partially offsetting these increases was a decrease in the percentage of trades attributable to non-member customers, who are charged higher fees than members, and a decrease in the percentage of total volume attributable to our standard equity products, from which we earn higher clearing fees than other contracts. By contrast, the increase in clearing and transaction fees from 2000 to 2001 resulted primarily from the increase in trading volume and was augmented by the rate increases and new transaction fees implemented in the fourth quarter of 2000 and first quarter of 2001. Our revenues from clearing and transaction fees would have been higher in 2001 if the percentage of trading volume attributable to interest rate products, which are charged lower clearing fees than some of the other products offered through our exchange, had not increased compared to such other products. However, management believes the volume achieved, in part as a result of this pricing structure, enhances the liquidity of these products. The increase in trading volume was the primary reason for the increase in revenues from clearing and transaction fees in 2002 when compared to 2001. Partially offsetting this 2002 volume increase was the impact of certain volume discounts, fee limits and a decrease in the percentage of trades executed by non-member customers.

Our clearing and transaction fees revenues, stated as an average rate per contract, are illustrated in the table below:

	Year Ended December 31,					Nine Months Ended September 30,
	1998	1999	2000	2001	2002	2002	2003
	(in thousands, except rate per contract)
Clearing and Transaction Revenues	$126,524	$140,305	$156,649	$292,459	$356,396	$261,414	$326,053
Total Contracts Traded	226,619	200,737	231,110	411,712	558,448	413,790	482,260
Average Rate per Contract	$0.558	$0.699	$0.678	$0.710	$0.638	$0.632	$0.676

While the average rate per contract has increased from 1998 to 2002, it has fluctuated from $0.558 in 1998 to a peak of $0.710 in 2001. This overall increase is attributable primarily to the pricing changes implemented in the fourth quarter of 2000 and first quarter of 2001, after our demutualization, as well as growth in the percentage of trades executed through GLOBEX. The average rate per contract in 1998 was the lowest of any year during the five-year period reflected in the table above as a result of fee reductions and rebates. Despite the pricing changes in the fourth quarter of 2000, there was a decrease in the average rate per contract in 2000 that resulted primarily from an increase in the percentage of total volume from Eurodollar products, as these products have a lower average rate per contract, and a decline in the percentage of trades for non-member customers. The decline in the average rate per contract from 2001 to 2002 resulted primarily from volume discounts on certain products, limits on some fees associated with trading through the GLOBEX platform and a decrease in the percentage of trades attributed to non-members. We believe our lower fee structure for members has resulted in the acquisition of the trading rights associated with our Class B shares by parties intending to trade significant volumes on our exchange, creating an increase in member volume and a decrease in non-member volume. In addition, in 2002, our clearing and transaction revenue was reduced by $4.8 million as a result of payments to clearing firms relating to our fee adjustment policy and clearing firm account management errors. The increase in the average rate per contract from the first nine months of 2002 to the first nine months of 2003 resulted primarily from an increase in the percentage of trades executed through GLOBEX and a shift in volume to more equity products from interest rate products. Additional fees are charged for trades executed electronically and the average rate per contract is higher for equity products than for interest rate products.

Our volume discounts for Eurodollar contracts changed effective March 1, 2003. The discount for Eurodollar contracts is $0.04 per contract for daily trading volume in excess of 10,000 contracts. Volume for futures and options on futures is calculated separately for purposes of applying this discount. Prior to March 1, 2003, the discount was $0.05 per contract for trading volume in excess of 7,500 contracts per day, with the discount increasing to $0.07 per contract for trading volume in excess of 15,000 contracts per day. Volume on futures and options on futures was combined for purposes of calculating this discount. Also, effective March 1, 2003, we implemented an incentive plan to promote liquidity in the back months of our Eurodollar complex by offering incentives for high volume traders. The total expense under this incentive plan will not exceed $4.0 million for the ten-month period ending December 31, 2003.

Effective September 2, 2003, we reduced GLOBEX electronic trading customer fees that are associated with calendar spread “rolls” in our E-mini stock index contracts for customer accounts from $0.50 to $0.10 per contract. As a result, the overall customer rate for these roll trades, when executed as a spread, was reduced from

$1.14 to $0.74 per contract. A roll occurs when a position in an expiring contract is replaced by a similar position in the new front-month contract. On that same date we also reduced GLOBEX electronic trading system fees for Eurodollar contracts and other interest rate products from $0.25 per side to $0.10 per side for our members, clearing firms and their affiliates.

Additionally, to further increase the appeal of electronic trading of our benchmark products, we will establish a market maker program for Eurodollar futures traded on GLOBEX during non-floor trading hours. The electronic Eurodollar market maker program will be open to our members, lessees and those who trade proprietary accounts at member firms. In order to participate in the market maker program, individuals or firms will be required to post sizable bids and offers in designated Eurodollar futures contracts during non-floor trading hours, or between 2:00 p.m. and 7:20 a.m. Central Time Monday through Thursday and Sunday from 5:30 p.m. until 7:20 a.m. on Monday.

Future changes in fees, volume discounts, limits on fees and member discounts, including some that may be significant, may occur periodically based on management’s review of our operations and business environment.

Our second largest source of revenue is quotation data fees, which we receive from the sale of our market data. Revenues from market data products represented 10.8% of our net revenues in 2002 and 9.7% of our net revenues for the nine months ended September 30, 2003. In general, our market data service is provided to two types of customers. Since March 2001, our non-professional service has been provided to customers who typically only require market data provided in one-minute snapshots or on a limited group of products, such as our E-mini products. The fee for this service is relatively nominal and is a flat rate per month. Subscribers to our professional service receive market data on all our products on a real-time streaming basis. Fees for the professional service are higher than the non-professional service. Professional customers pay one price for the first device, or screen, at each physical location displaying our market data and a lower price for each additional screen displaying our market data at the same location. Pricing for our market data services is based on the value of the service provided, our cost structure for the service and the price of comparable services offered by our competitors. The pricing of quotation data services was increased on March 1, 2001 as part of the pricing changes implemented in 2001. Increases or decreases in our quotation data revenue will be influenced by changes in our price structure for existing market data offerings, introduction of new market data services and changes in the number of subscribers. In addition, general economic factors will influence revenue from our market data fees. For example, the recent downsizing in the brokerage industry has contributed to a decline in the number of screens displaying our market data and adversely affected the growth in our market data revenue in 2002.

At year-end 2002, nearly 54,000 subscribers displayed our data on approximately 175,000 screens worldwide, compared to approximately 48,000 subscribers and approximately 190,000 screens at year-end 2001. With the exception of 2000, revenues from quotation data fees have grown each year for the last five years. In 2000, we began to offer a lower-priced non-professional service that increased the number of subscribers but adversely affected revenue as some of our existing customers switched to this lower-priced service. When this service was changed from real-time streaming to one-minute snapshots of market data in 2001, the number of subscribers to this service declined. Partially offsetting this decrease was the effect of some subscribers to our previous non-professional service switching to our professional service to obtain real-time streaming of market data. In addition, we began to offer a new non-professional service late in 2001 to allow subscribers to obtain market data limited to our E-mini products. At December 31, 2002, there were approximately 16,000 subscribers to this E-mini market data service. The combined effect of these changes was a net decline in the total number of non-professional subscribers from nearly 25,000 at December 31, 2000 to approximately 21,000 at year-end 2002. In addition, one of the major resellers of our quotes declared bankruptcy in February 2001. This reduced our revenue from quotation data fees by $1.4 million in 2000 and $0.5 million in 2001.

For the nine months ended September 30, 2003, the two largest resellers of our market data represented approximately 50% of our quotation data fees revenue. Should one of these vendors no longer subscribe to our market data, we believe the majority of that firm’s customers would likely subscribe to our market data through another reseller. Therefore, we do not believe we are exposed to significant risk from the loss of revenue received from any particular market data reseller.

Prices for our professional market data offering increased effective April 1, 2003. These customers are charged $50 per month for the first screen at each location and $20 per month for each additional screen at the same location. Prior to April 1, 2003, customers were charged $60 per month for the first screen and $12 per month for each additional screen at the same location. Effective January 1, 2004, we will modify our market data pricing to a flat fee structure. Users of the professional service will be charged $30 per month for each market data screen or device. There will no longer be a different charge for the first screen at each location. In addition, we will begin working with our largest market data users to sell exchange data directly and on a discounted basis to those customers through enterprise licensing arrangements.

GLOBEX access fees are the connectivity charges to customers of our electronic trading platform. The fee each customer is charged varies depending on the type of connection provided. There is a corresponding communication expense associated with providing these connections that varies based on the type of connection selected by the customer. Increases or decreases in revenue from GLOBEX access fees are influenced by changes in the price structure for our existing GLOBEX access choices, the introduction of new access choices and our ability to attract new users to our electronic trading platform. In addition, GLOBEX access fees are affected by some of the same factors that influence the general level of activity in electronic trading, including the products offered, quality of execution services and general economic conditions affecting our markets.

In July 2003, we announced an expanded telecommunications alternative, Client DIRECTLink, for users of GLOBEX, our CLEARING 21 system and market data. This program allows participants to coordinate intercompany connectivity to us through existing connections to major telecommunications vendors, giving them the option to order connections to us with greater capacity than the existing T-1 line offered through us. Through this program, customers will now manage their own equipment and network. We will charge $200 a month per 0.5 megabyte bandwidth, and the telecommunications company selected will charge an access fee that varies by customer. In addition, we announced an expanded Internet connectivity solution, Client INTERNETLink. This program allows participants to connect through the Internet at high-bandwidth capabilities. CME will charge $500 a month per 0.5 megabyte bandwidth and the Internet service provider will charge an access fee that varies by customer. To the extent that existing customers switch to one of these alternatives, we will experience a decrease in GLOBEX access fees as well as in communications expense.

Communication fees consist of charges to members and firms that utilize our various telecommunications networks and communications services. Revenue from communication fees is dependent on open outcry trading, as a significant portion relates to telecommunications on the trading floor. There is a corresponding variable expense associated with providing these services.

Investment income represents interest income and net realized gains and losses from our marketable securities, from the trading securities in our non-qualified deferred compensation plans, and from income generated by the short-term investment of clearing firms’ cash performance bonds and security deposits. Investment income is influenced by our operating results, market interest rates and changes in the levels of cash performance bonds deposited by clearing firms. The total cash performance bonds deposited by clearing firms is a function of the type of collateral used to meet performance bond requirements, the number of open positions held by clearing firms and volatility in our markets. As a result, the amount of cash deposited by clearing firms is subject to significant fluctuation. For example, cash performance bonds and security deposits totaled $156.0 million at December 31, 2000, compared to $1.8 billion and $2.0 billion at December 31, 2002 and September 30, 2003, respectively. In addition, clearing firms may choose to deposit cash in a foreign currency. Our ability to generate investment income from clearing firms’ cash performance bonds and security deposits is impacted by the currency received and the interest rates prevailing in the country for that particular currency. The investment results of our non-qualified deferred compensation plans that are included in investment income do not affect net income, as there is an equal and offsetting impact to our compensation and benefits expense. In addition, beginning with the reporting period ending September 30, 2003, our investment income includes the earnings of our first IEFs as a result of the consolidation of these entities as required by Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities—An

Interpretation of Accounting Research Bulletin (ARB) No. 51.” This consolidation has no effect on our net income as the increase in investment income is offset by similar increases in our expenses to reflect fees paid for managing these IEFs and the distribution of the net earnings to the participants.

In the third quarter of 2002, we changed our investment policy and converted our marketable securities to short-term investments. Therefore, from the fourth quarter of 2002 through the second quarter of 2003, all investments were short-term in nature, and consisted of institutional money market funds and U.S. Government agency securities that matured within seven days of purchase. In the third quarter of 2003, we implemented a new investment policy whereby we have expanded our investment choices and extended the maturity of our investments. Investment choices will now include primarily U.S. Treasury and Government agency securities and other securities escrowed by U.S. Treasury securities. Maturities may be extended to a maximum of 60 months and we plan to hold these investments to maturity.

Beginning late in the second quarter of 2001, we entered into securities lending transactions utilizing a portion of the securities that clearing firms deposited to satisfy their proprietary performance bond requirements. Securities lending interest income is presented separately in the consolidated statements of income. Substantial interest expense is incurred as part of this securities lending activity and is presented as a deduction from total revenues to arrive at net revenues.

Other revenue is composed of fees for trade order routing and various services to members, as well as fees for administering our Interest Earning Facility program, or IEF, which consists of money market funds managed by third party investment managers. We offer clearing firms the opportunity to invest cash performance bonds in our IEF. These clearing firms receive interest income, and we receive a fee based on total funds on deposit. In 2001, we implemented an addition to our IEF program, called IEF2, which allows clearing firms to invest directly in public money market mutual funds through a special facility provided by us. Other revenue also includes trading revenue generated by GFX, our wholly owned subsidiary that trades in foreign exchange and Eurodollar futures contracts to enhance liquidity in our markets for these products, fines assessed to members for violations of exchange rules and revenue from the sale of our SPAN software. In 2001, we entered into a joint venture, OneChicago, to trade single stock futures and futures on narrow-based stock indexes. We currently have a 40% ownership interest in the joint venture. Our share of the net loss from this joint venture is included in other revenue as well as revenue we receive for providing certain regulatory, clearing and technology services to OneChicago.

A substantial portion of our clearing and transaction fees, telecommunications fees and various service charges included in other revenue are billed to the clearing firms of the exchange. The majority of clearing and transaction fees received from clearing firms represent charges for trades executed on behalf of the customers of the various clearing firms. At September 30, 2003, there were approximately 70 clearing firms. Should a clearing firm withdraw from the exchange, we believe the customer portion of that firm’s trading activity would likely transfer to another clearing firm of the exchange. Therefore, we do not believe we are exposed to significant risk from the loss of revenue received from any particular clearing firm.

Expenses

Our expenses have grown from $183.0 million in 1998 to $298.9 million in 2002. The increase in total annual expenses since 1998 is illustrated in the table below:

	Year Ended December 31,
	1999	2000	2001	2002
	(in thousands)
Total Expenses	$203,958	$241,814	$261,387	$298,948
Total Increase from Previous Year	20,986	37,856	19,573	37,561
Percentage Increase from Previous Year	11.5%	18.6%	8.1%	14.4%

Expenses for the nine months ended September 30, 2003 totaled $247.4 million, a 7.6% increase from the same time period in 2002.

Compensation and benefits expense is our most significant expense and includes employee wages, stock-based compensation, bonuses, related benefits and employer taxes. Changes in this expense are driven by increases in wages as a result of inflation or labor market conditions, the number of employees, rates for employer taxes and price increases affecting benefit plans. This expense, including stock-based compensation, accounted for $118.7 million, or 39.7% of total expenses, for 2002 and $107.9 million, or 43.6% of total expenses, for the nine months ended September 30, 2003. Annual bonus payments also vary from year to year and have a significant impact on total compensation and benefits expense. This expense has increased each year for the years 1998 to 2001 and remained relatively constant from 2001 to 2002. The number of employees increased from 940 at December 31, 1998 to 1,207 at September 30, 2003.

In April 2003, our shareholders approved our annual incentive plan, which will result in our bonus compensation expense varying based on our financial performance. Under the performance criteria established for 2003, if we achieve the cash earnings target established by our board of directors, the bonus pool funded under the plan will be $17.5 million, which is equal to the bonus pool paid to employees under our discretionary bonus program for 2002. We refer to this $17.5 million incentive bonus pool as the “target incentive pool.” Under the plan, if our actual cash earnings equal 80% of the target for 2003, the bonus pool will be $9 million, or approximately half of the target incentive pool. There will be no bonus pool if our cash earnings are less than 80% of the target (other than for non-exempt employees who may receive a bonus under our discretionary bonus program). If our actual cash earnings equal 120% of the target or higher, the bonus pool will be $27.3 million, which is the maximum amount that may be funded under the plan. If our performance is somewhere between the threshold performance level of 80% of the cash earnings target and the maximum performance level of 120% of the cash earnings target, the incentive pool funding will be calculated based on the level of performance achieved. Our board of directors may make adjustments to the target level of performance for material, unplanned revenue, expense or capital expenditures on intermediate to long-term growth opportunities.

Stock-based compensation is a non-cash expense related to stock options and restricted stock grants. The most significant portion of this expense relates to our CEO’s stock option, granted in February 2000 for 5% of all classes of our common stock outstanding at the date of demutualization. For accounting purposes, the option was treated as a stock appreciation right prior to our demutualization. At year-end 2002, we adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148. As a result, all prior periods presented have been restated to reflect stock-based compensation expense that would have been recognized had the provisions of SFAS No. 123 been applied to all options granted to employees during those periods. Stock-based compensation expense totaled $8.2 million in 2000, $6.2 million in 2001, $3.8 million in 2002 and $2.9 million in the nine months ended September 30, 2003 and did not occur prior to 2000. The expense related to our CEO’s option was $8.2 million, $3.5 million and $1.8 million for the years ended December 31, 2000, 2001 and 2002, respectively, and $0.6 million for the first nine months of 2003. Beginning in the second quarter of 2001, restricted stock grants and options were awarded to certain employees. The portion of stock-based compensation expense related to these awards was $2.7 million for the year ended December 31, 2001 and $2.0 million for the year ended December 31, 2002.

As announced on August 18, 2003, our CEO will step down when his contract expires on December 31, 2003. Due to the vesting provisions of our CEO’s stock option, the remaining 20% of the shares subject to the option that is currently unvested will not vest. As a result, stock-based compensation expense will be reduced by $2.6 million in the fourth quarter of 2003, and no further expense will be incurred for this option.

Occupancy expense consists primarily of rent, maintenance and utilities for our offices, trading facilities and remote data center. Our office space is primarily in Chicago, and we have smaller offices in Washington, D.C., London and Tokyo. Occupancy costs are relatively stable, although our trading floor rent fluctuates to a limited extent based on open outcry trading volume. In 2002, our occupancy costs increased primarily as a result of the addition of the remote data center. In 2002, we also signed an extension of our Chicago office lease. As a result, this office lease now expires in November 2008.

Professional fees, outside services and licenses expense consists primarily of consulting services provided for major technology initiatives, license fees paid as a result of trading volume in stock index products and legal and accounting fees. This expense fluctuates primarily as a result of changes in requirements for consultants to complete technology initiatives, stock index product trading volume changes that impact license fees and other undertakings that require the use of professional services.

Communications and computer and software maintenance expense consists primarily of costs for network connections with our GLOBEX customers; maintenance of the hardware and software required to support our technology; telecommunications costs of our exchange; and fees paid for access to market data. This expense is affected primarily by the growth of electronic trading. Our computer and software maintenance costs are driven by the number of transactions processed, not the volume of contracts traded. We processed nearly 80% of total transactions electronically in the first nine months of 2003 compared to approximately 75% in the first nine months of 2002, which represented 43.2% and 31.8%, respectively, of total contracts traded.

Depreciation and amortization expense results from the depreciation of fixed assets purchased and acquired under capitalized leases, as well as amortization of purchased and internally developed software. This expense increased as a result of significant technology investments in equipment and software that began in late 1998 and has led to additional depreciation and amortization in the following years.

Effective January 1, 2004, we will decrease the depreciable life for new technology equipment purchases to three years and for new personal computer purchases to two years. Currently, the depreciable lives of these assets are four years and three years, respectively.

Marketing, advertising and public relations expense consists primarily of media, print and other advertising expenses, as well as expenses incurred to introduce new products and promote our existing products and services. Also included are seminar, conference and convention expenses for attending trade shows. Expenses of this nature have decreased from $9.6 million in 1998 to $6.5 million in 2002. During this time period, the emphasis of our promotion efforts shifted from print advertising and brochures to direct contact with our primary customers and Internet availability of our promotional materials. We also discontinued certain incentive programs. In 1999, additional expenses were incurred to promote the introduction of our E-mini stock index products and the introduction of daytime electronic trading in our Eurodollar contracts on a limited basis. These products were introduced to increase our trading volume as well as to respond to increased competition. We expect marketing, advertising and public relations expense to increase in the near term to enhance brand awareness. Specifically, in the first quarter of 2003, we initiated a brand advertising campaign. We incurred $5.8 million of this additional expense in the first nine months of 2003 and do not anticipate material expenditures relating to this campaign in the fourth quarter of 2003.

Other expense consists primarily of travel, staff training, fees incurred in providing product delivery services to customers, stipends for our board of directors, interest for equipment purchased under capital leases, meals and entertainment, fees for our credit facility, supplies, postage and various state and local taxes. Other expense fluctuates, in part, due to changes in demand for our product delivery services and decisions regarding the manner in which to purchase capital equipment. Certain expenses, such as those for travel and entertainment, are more discretionary in nature and can fluctuate from year to year as a result of management decisions. In 2003, we have experienced an increase in certain insurance expenses included primarily in other expense. This is the result of increased provisions and rates for certain coverage, including directors and officers liability insurance. In addition, beginning with the reporting period ending September 30, 2003, other expense includes the distribution of the net earnings of our first IEFs as a result of the consolidation of these entities as required by FIN No. 46. Our investment income has also increased to reflect the earnings of these IEFs and, therefore, this consolidation has no effect on our net income.

Net Income

Net income for 1998 was $7.0 million, declined in the next two years to a loss of $10.5 million in 2000 and rebounded to net income of $75.1 million in 2001 and $94.1 million in 2002. Net income was $92.5 million for the nine months ended September 30, 2003. The decline from 1998 through 2000 resulted from a variety of factors. Trading volume declined from 1998 to 1999, but the percentage of trades executed through GLOBEX continued to increase. A significant portion of the expense increase in 1999 was for depreciation and amortization that resulted from capital expenditures related to our technology. The net loss in 2000 resulted primarily from our management restructuring, the expense associated with the stock option granted to our CEO, demutualization and the write-off of certain internally developed software that could not be used as intended. Increased volume combined with the change in our pricing structure following our demutualization drove the change in operating results from 2000 to 2002.

Net income from 1998 through 2000 was adversely affected by the limited partners’ interest in the earnings of PMT. Prior to our demutualization, PMT owned all rights to electronic trading of our products, received the revenue generated from electronic trading and was charged for our services to support electronic trading. The limited partners were entitled to a portion of the income of PMT, which totaled $2.8 million in 1998, $2.1 million in 1999 and $1.2 million in 2000. We purchased PMT’s net assets as part of our demutualization.

Our initial public offering was completed in December 2002 and resulted in the issuance of an additional 3.7 million shares of Class A common stock. As a result, our earnings per share in 2003 has been adversely impacted by the increase in the number of shares outstanding.

Restatement

At year-end 2002, we adopted the fair value expense recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, and we elected the retroactive restatement method of adoption. As a result, we have restated our consolidated financial statements for the years 2000 and 2001 and our quarterly results for 2002 through the nine months ended September 30, 2002 to reflect the fair value expense of all employee stock options, rather than the intrinsic value method that had previously been utilized under Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.”

Critical Accounting Policies

The notes to our consolidated financial statements include disclosure of our significant accounting policies. In establishing these policies within the framework of accounting principles generally accepted in the United States, management must make certain assessments, estimates and choices that will result in the application of these principles in a manner that appropriately reflects our financial condition and results of operations. Critical accounting policies are those policies that we believe present the most complex or subjective measurements and have the most potential to impact our financial position and operating results. While all decisions regarding accounting policies are important, we believe there are two accounting policies that could be considered critical. These two critical policies, which are presented in detail in the notes to our consolidated financial statements, relate to stock-based compensation and clearing and transaction fees.

The accounting for stock-based compensation is complex, and under certain circumstances, accounting principles generally accepted in the United States allow for alternative methods. As permitted, through September 30, 2002, we elected to account for stock-based compensation using the intrinsic value method in accordance with APB Opinion No. 25 rather than the alternative fair value method prescribed in SFAS No. 123, “Accounting for Stock-Based Compensation.” As a result, variable accounting was required for the options granted to our CEO as a result of certain provisions of the option agreement. Through September 30, 2002, the expense related to this option fluctuated based on the change in the value of our Class A shares and the underlying trading rights on our exchange associated with our Class B common stock. At year-end 2002, we adopted the fair value method for expensing stock options under the provisions of SFAS No. 123, as amended, and elected the retroactive restatement method of adoption. All prior periods presented have been restated to reflect stock-based compensation expense that would have been recognized had the provisions of SFAS No. 123 been applied to all stock options granted to employees, including the option granted to our CEO, during the periods presented. As a result of this retroactive restatement, our previously reported net loss for 2000 increased from $5.9 million to a restated loss of $10.5 million, and our previously reported net income for 2001 increased from $68.3 million to a restated net income of $75.1 million. For 2002, stock-based compensation expense using the fair value method totaled $3.8 million. If the provisions of SFAS No. 123 had not been adopted at year-end 2002, stock-based compensation expense for the year 2002 would have totaled $36.9 million, resulting in a reduction in net income of $20.2 million from the net income reflected in our consolidated financial statements. We have elected the accelerated method for recognizing the expense related to stock options. As a result of this election and the vesting provisions of our stock grants, a greater percentage of the total expense for all options is recognized in the first year of the vesting period than would be recorded if we used the straight-line method.

Clearing and transaction fees are recorded as revenue and collected from clearing firms on a monthly basis. Several factors affect the fees charged for a trade, including whether the individual making the trade has trading privileges on our exchange. In the event inaccurate information provided by the clearing firm has resulted in an incorrect fee, the clearing firm has a period of three months following the month in which the trade occurred to submit the correction and have the fee adjusted. When preparing financial statements for a reporting period, an estimate is made of anticipated fee adjustments applicable to the three months prior to the end of the reporting period. This estimate is recorded as a liability with a corresponding reduction to clearing and transaction fees revenue and is based on historical trends for such adjustments. Our estimate of anticipated fee adjustments at year-end 2002 was $3.1 million.

Key Statistical Information

The following table presents key information on volume of contracts traded, expressed in round turn trades, as well as information on open interest and notional value of contracts traded.

	Year Ended December 31,					Nine Months Ended September 30,
	1998	1999	2000	2001	2002	2002	2003
Average Daily Volume Product Areas:
Interest Rate	574,829	475,023	550,810	1,091,846	1,226,343	1,293,202	1,257,477
Equity	174,840	189,984	258,120	425,149	863,271	779,958	1,138,941
Foreign Exchange	113,948	94,747	76,615	89,290	96,289	97,351	133,090
Commodity	35,664	33,671	31,575	34,003	30,160	30,502	35,706

Total Average Daily Volume	899,281	793,425	917,120	1,640,288	2,216,063	2,201,013	2,565,214
Method of Trade
Open Outcry	830,687	698,011	754,049	1,282,147	1,398,698	1,469,037	1,416,111
GLOBEX	38,668	63,782	136,928	326,274	785,615	700,454	1,109,281
Privately Negotiated	29,926	31,632	26,143	31,867	31,750	31,522	39,822

Total Average Daily Volume	899,281	793,425	917,120	1,640,288	2,216,063	2,201,013	2,565,214
Largest Open Interest (contracts)	10,174,734	8,799,641	9,324,154	18,900,911	24,804,321	20,268,225	29,883,576
Total Notional Value (in trillions)	$161.7	$138.3	$155.0	$293.9	$328.6	$257.8	$253.2

The following table sets forth key information on volume of contracts traded, measured based on the number of round turn contracts, by product area presented as a percentage of the total average daily volume for all product areas and by method of trade presented as a percentage of the total average daily volume for all methods of trade.

	Year Ended December 31,					Nine Months Ended September 30,
	1998	1999	2000	2001	2002	2002	2003
Average Daily Volume
Product Areas:
Interest Rate	63.9%	59.9%	60.1%	66.6%	55.3%	58.8%	49.0%
Equity	19.4	24.0	28.1	25.9	39.0	35.4	44.4
Foreign Exchange	12.7	11.9	8.4	5.4	4.3	4.4	5.2
Commodity	4.0	4.2	3.4	2.1	1.4	1.4	1.4

Total Average Daily Volume	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Method of Trade
Open Outcry	92.4%	88.0%	82.2%	78.2%	63.1%	66.8%	55.2%
GLOBEX	4.3	8.0	14.9	19.9	35.5	31.8	43.2
Privately Negotiated	3.3	4.0	2.9	1.9	1.4	1.4	1.6

Total Average Daily Volume	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Results of Operations

The following tables set forth our consolidated statements of income for the periods presented both in dollar amounts and as a percentage of net revenues:

	Year Ended December 31,			Nine Months Ended September 30,
	2000	2001	2002	2002	2003
	(restated)(1)	(restated)(1)		(restated)(1)
				(unaudited)
	(in thousands)
Revenues:
Clearing and transaction fees	$156,649	$292,459	$356,396	$261,414	$326,053
Quotation data fees	36,285	48,250	48,717	36,507	38,980
GLOBEX access fees	3,971	11,987	12,945	9,770	11,566
Communication fees	9,391	9,330	9,733	7,364	7,243
Investment income	9,736	8,956	7,740	6,098	5,661
Securities lending interest income	—	10,744	18,169	14,702	7,327
Other	10,520	14,904	15,379	10,943	13,326

Total revenues	226,552	396,630	469,079	346,798	410,156
Securities lending interest expense	—	(9,477)	(15,902)	(13,009)	(6,739)

Net revenues	226,552	387,153	453,177	333,789	403,417

Expenses:
Compensation and benefits	102,278	111,465	118,710	88,433	107,878
Occupancy	19,629	20,420	22,400	16,970	18,996
Professional fees, outside services and licenses	23,131	27,289	32,549	24,747	22,789
Communications and computer and software maintenance	41,920	43,598	46,569	33,816	33,986
Depreciation and amortization	33,489	37,639	48,509	35,504	39,863
Patent litigation settlement	—	—	6,240	13,695	—
Marketing, advertising and public relations	5,219	6,326	6,514	4,398	8,963
Other	16,148	14,650	17,457	12,441	14,937

Total expenses	241,814	261,387	298,948	230,004	247,412

Income (loss) before limited partners’ interest in PMT and income taxes	(15,262)	125,766	154,229	103,785	156,005
Limited partners’ interest in earnings of PMT	(1,165)	—	—	—	—
Income tax (provision) benefit	5,931	(50,658)	(60,162)	(41,237)	(63,474)

Net income (loss)	$(10,496)	$75,108	$94,067	$62,548	$92,531

(1)	Results of operations for 2000 and 2001 and the nine months ended September 30, 2002 have been restated to reflect the adoption of SFAS No. 123, “Accounting for Stock-Based Compensation.” Prior to the restatement, net income (loss) was ($5.9) million and $68.3 million for 2000 and 2001, respectively, and $61.0 million for the nine months ended September 30, 2002.

	Year Ended December 31,			Nine Months Ended September 30,
	2000 (restated)	2001 (restated)	2002	2002 (restated)	2003
				(unaudited)
	(as a percentage of net revenue)
Revenues:
Clearing and transaction fees	69.1%	75.5%	78.6%	78.3%	80.8%
Quotation data fees	16.0	12.5	10.8	10.9	9.7
GLOBEX access fees	1.8	3.1	2.9	2.9	2.9
Communication fees	4.2	2.4	2.1	2.2	1.8
Investment income	4.3	2.3	1.7	1.8	1.4
Securities lending interest income	—	2.8	4.0	4.4	1.8
Other	4.6	3.8	3.4	3.4	3.3

Total revenues	100.0	102.4	103.5	103.9	101.7
Securities lending interest expense	—	(2.4)	(3.5)	(3.9)	(1.7)

Net revenues	100.0	100.0	100.0	100.0	100.0

Expenses:
Compensation and benefits	45.1	28.8	26.2	26.5	26.7
Occupancy	8.7	5.3	4.9	5.1	4.7
Professional fees, outside services and licenses	10.2	7.0	7.2	7.4	5.6
Communications and computer and software maintenance	18.5	11.3	10.3	10.1	8.4
Depreciation and amortization	14.8	9.7	10.7	10.6	9.9
Patent litigation settlement	—	—	1.4	4.1	—
Marketing, advertising and public relations	2.3	1.6	1.4	1.3	2.2
Other	7.1	3.8	3.9	3.8	3.8

Total expenses	106.7	67.5	66.0	68.9	61.3

Income (loss) before limited partners’ interest in PMT and income taxes	(6.7)	32.5	34.0	31.1	38.7
Limited partners’ interest in earnings of PMT	(0.5)	—	—	—	—
Income tax (provision) benefit	2.6	(13.1)	(13.3)	(12.4)	(15.7)

Net income (loss)	(4.6)%	19.4%	20.7%	18.7%	23.0%

Nine Months Ended September 30, 2003 Compared to Nine Months Ended September 30, 2002

Overview

Our operations for the nine months ended September 30, 2003 resulted in net income of $92.5 million compared to net income of $62.5 million for the nine months ended September 30, 2002. The increase in net income resulted primarily from a 20.9% increase in net revenues that was only partially offset by a 7.6% increase in operating expenses. The increase in net revenues was driven by a 24.7% increase in revenue from clearing and transaction fees that was attributed primarily to a 16.5% increase in total trading volume during the first nine months of 2003 when compared to the first nine months of 2002. This increase in clearing and transaction fees exceeded the percentage increase in trading volume primarily as a result of the increase in trades executed through our GLOBEX electronic trading platform. The increased GLOBEX trading resulted in a higher average rate per contract, and a shift in the mix of products traded. Contributing to the increase in expenses was increased compensation and benefits expense of $19.4 million and $5.8 million of expenses related to our brand advertising campaign that occurred primarily in the first quarter of 2003. Also impacting the comparison was the one-time expense of $13.7 million relating to the settlement of the Wagner patent litigation in August 2002. There was no similar expense in 2003.

Trading volume for the nine months ended September 30, 2003 totaled 482.3 million contracts, representing average daily trading volume of 2.6 million contracts. This was a 16.5% increase over the 413.8 million contracts traded during the same period in 2002, representing average daily trading volume of 2.2 million contracts. Many volume trading records were established in the first nine months of 2003. Daily volume for the month of June 2003 averaged 3.0 million contracts per day, the highest in CME history. The average daily volume in September 2003 averaged 2.8 million contracts per day, the second highest in CME history. In addition, on March 17, 2003, 1.7 million contracts were traded on GLOBEX, the highest GLOBEX volume day on record, excluding TRAKRS (Total Return Asset Contracts) volume.

Revenues

Total revenues increased $63.4 million, or 18.3%, from $346.8 million for the nine months ended September 30, 2002 to $410.2 million for the nine months ended September 30, 2003. Net revenues increased $69.6 million, or 20.9%, from the first nine months of 2002 when compared to the same period in 2003. The increase in net revenues was attributable primarily to the 16.5% increase in average daily trading volume for the nine months ended September 30, 2003 when compared to the nine months ended September 30, 2002. In the first nine months of 2003, electronic trading volume represented 43.2% of total trading volume, or 1.1 million contracts per day, a 58.4% increase over the same period in 2002. Increased trading volume levels resulted primarily from: GLOBEX system enhancements improving speed, reliability and distribution; continued volatility in currencies and U.S. stocks early in 2003; recent interest rate volatility and the reduction in the Fed funds rate in June 2003 that resulted in increased volume in our interest rate products; geopolitical and economic uncertainty; increased customer demand for the liquidity provided by our markets; and product offerings that allowed customers to manage their risks. The additional clearing and transaction fees resulting from the increase in trading volume were augmented by increased revenue generated from our market data offerings, GLOBEX access fees, our fees for managing the IEF program and trading revenue from GFX, our wholly owned subsidiary that utilizes GLOBEX to trade in foreign exchange and Eurodollar futures contracts. Partially offsetting these increases in revenue were a decline in securities lending interest income, net of related interest expense; losses incurred on the trade-in of certain technology equipment; and a decline in investment income.

Clearing and Transaction Fees.    Clearing and transaction fees, which include clearing fees, GLOBEX electronic trading fees and other volume-related charges increased $64.7 million, or 24.7%, from $261.4 million for the nine months ended September 30, 2002 to $326.1 million for the nine months ended September 30, 2003. A significant portion of the increase was attributable to the 16.5% increase in average daily trading volume. In addition to the increase in trading volume, there was a substantial increase in the percentage of trading volume executed through GLOBEX. In the first nine months of 2003, GLOBEX volume represented 43.2% of total trading volume compared to 31.8% during the same period in 2002. Also, the product mix shifted to more equity product volume. For the nine months ended September 30, 2003, equity products represented 44.4% of trading volume, compared to 35.4% during the same period of 2002. By contrast, for the nine months ended September 30, 2003, interest rates represented 49.0% of our volume, compared to 58.8% during the same period in 2002. Fees for interest rate products are lower than fees for equity products. In the normal course of business, we audit our clearing firms for compliance with our fee policies and assessments are issued for any deficiencies noted. Clearing and transaction fees revenue increased in the first nine months of 2003 as the result of clearing firm assessments for clearing and transaction fees resulting from these audits and included two assessments totaling $3.6 million. In addition, clearing and transaction fees for the first nine months of 2002 were reduced by $5.0 million as a result of a reserve established in June 2002 for a one-time payment to clearing firms relating to our fee adjustment policy and clearing firm account management errors. There was no similar reserve in the first nine months of 2003.

The average rate, or revenue, per contract increased from $0.632 for the nine months ended September 30, 2002 to $0.676 for the same period in 2003. The increase was primarily the result of the increase in percentage of trades executed through GLOBEX, which has a higher average rate per contract, and a product mix shift away from interest rate products. In addition, the tiered pricing for Eurodollar products was changed effective March 1,

2003. The thresholds for obtaining the tiered pricing discounts were increased, and the amount of the discount decreased. As a result, the average rate per contract during the first nine months of 2003 reflects a reduction of approximately $0.016 for the effect of tiered pricing compared to a $0.038 reduction in the first nine months of 2002. In addition, the clearing firm assessments for clearing and transaction fees of $3.6 million added approximately $0.007 to our average rate per contract for the nine months ended September 30, 2003. With respect to the first nine months of 2002, the average rate per contract was reduced by approximately $0.012 as a result of the $5.0 million reserve established in June 2002 to allow clearing firms to submit clearing fee adjustments for prior periods. Partially offsetting these factors that resulted in an increase in the average rate per contract in the first nine months of 2003 was the March 1, 2003 implementation of an incentive program to stimulate volume in the back months of the Eurodollar futures contract, or those contract months that trade three to 10 years into the future. This program reduced our average rate per contract approximately $0.005, or $2.4 million in total revenue, for the nine months ended September 30, 2003. Finally, in July 2002, we began trading a new contract, Long-Short Technology TRAKRS that was followed by the Select 50 TRAKRS, LMC TRAKRS, Commodity TRAKRS and Euro Currency TRAKRS through September 30, 2003. Similar to limits on certain GLOBEX fees, transaction fees for this contract are limited based on the size of the order. The average rate per contract on these trades is approximately $0.006. As a result, TRAKRS volume has an adverse impact on our overall rate per contract. If volume and fees for TRAKRS were excluded for the first nine months of 2003 and 2002, our average rate per contract would have increased by approximately $0.016 to $0.692 and $0.003 to $0.635, respectively.

The following table shows the average daily trading volume expressed in round turn contracts in our four product areas, the portion that was traded electronically through the GLOBEX platform, and clearing and transaction fee revenues expressed in total dollars and as an average rate per contract:

	Nine Months Ended September 30,
Product Area	2003	2002	Percentage Increase/ (Decrease)
Interest Rate	1,257,477	1,293,202	(2.8)%
Equity	1,138,941	779,958	46.0
Foreign Exchange	133,090	97,351	36.7
Commodity	35,706	30,502	17.1

Total Volume	2,565,214	2,201,013	16.5

GLOBEX Volume	1,109,281	700,454	58.4
GLOBEX Volume as a Percent of Total Volume	43.2%	31.8%
Clearing and Transaction Fee Revenue (in thousands)	$326,053	$261,414
Average Rate per Contract	$0.676	$0.632

With the exception of our interest rate products, we experienced an increase in trading volume in each product area in the first nine months of 2003 when compared to the same period in 2002. With respect to interest rate products, in 2002 there was uncertainty related to interest rate levels that was not as evident in the first or third quarters of 2003. The reduction in interest rate product trading volume experienced in the first and third quarters of 2003 was partially offset by increased trading volume in the second quarter of 2003 that resulted from interest rate volatility and the 0.25% reduction in the Fed funds rate announced by the U.S. Federal Reserve Board in June 2003. Our equity product volume was influenced by improvements in distribution, speed and reliability of the GLOBEX system and the volatility in U.S. equity markets that was evident in the first three months of 2003, primarily as a result of economic conditions and geopolitical uncertainty. This volatility, combined with increased distribution to customers through GLOBEX and marketing efforts to increase awareness of our product offerings, drove the growth in volume in our equity products. The growth in foreign exchange volume is primarily due to improvements in our GLOBEX trading system and our central counterparty clearing, which makes these products increasingly attractive to large banks and investment banks. Price levels and volatility patterns that contributed to the increase in volume in our commodity products during the first quarter of 2003 continued through the second and third quarters of 2003.

Quotation Data Fees.    Quotation data fees increased $2.5 million, or 6.8%, from $36.5 million for the nine months ended September 30, 2002 to $39.0 million for the nine months ended September 30, 2003. The increase resulted primarily from the change to our fee structure that was implemented on April 1, 2003. At that time, we changed the fees for our professional service by increasing the fee for additional screens from $12 per month to $20 per month and lowering the fee for first locations from $60 per month to $50 per month. At September 30, 2003, there were approximately 59,000 subscribers to our market data and the data was accessible from approximately 175,000 screens and included approximately 29,000 subscribers to our lower-priced non-professional service. This represented a decrease of approximately 5,000 screens from September 30, 2002 when the total was approximately 180,000 screens. While the number of subscribers has increased from approximately 54,000 subscribers at September 30, 2002, the increase occurred in our lower-priced non-professional E-mini market data service. The change in the number of subscribers, screens and locations from the first nine months of 2002 to the first nine months of 2003 is consistent with the trend experienced over the course of 2002, primarily as a result of contraction within the financial services industry.

GLOBEX Access Fees.    GLOBEX access fees increased $1.8 million, or 18.4%, from $9.8 million for the nine months ended September 30, 2002 to $11.6 million for the nine months ended September 30, 2003. This increase resulted primarily from an increase in the number of GLOBEX users, particularly those accessing GLOBEX through a T-1 connection.

Communication Fees.    Communication fees were relatively constant at $7.4 million for the nine months ended September 30, 2002 and $7.2 million for the nine months ended September 30, 2003. The number of individuals and firms utilizing our communications services and the associated rates has not changed significantly from the first nine months of 2002 to the first nine months of 2003.

Investment Income.    Investment income decreased $0.4 million, or 7.2%, from $6.1 million for the nine months ended September 30, 2002 to $5.7 million for the nine months ended September 30, 2003. The decrease resulted primarily from a change in investment policy in the third quarter of 2002 which converted our marketable securities to short-term investments, resulting in realized gains from the sale of these marketable securities of $2.7 million. As a result, for most of the first nine months of 2003, investments were short-term in nature and consisted of money market mutual funds. The average rate earned on all investments declined from approximately 2.17% in the first nine months of 2002 to approximately 1.09% during the same period in 2003, representing a decrease in investment income of approximately $4.2 million. Partially offsetting these decreases in investment income was an increase of approximately $3.6 million in interest income as a result of increased balances in short-term investments of available funds and cash performance bonds and security deposits as well as the investment of the net proceeds of our initial public offering that was completed in December 2002. In addition during the first nine months of 2003, there was a $2.0 million increase in the investment results of our non-qualified deferred compensation plan that is included in investment income but does not affect our net income, as there is an equal increase in our compensation and benefits expense. Finally, in January 2003, the FASB issued FIN No. 46. As a result, the first IEFs that we initiated in 1997 have been determined to be variable interest entities and have been included in the consolidated financial statements beginning with the third quarter of 2003. While this consolidation has no effect on our net income, investment income in the third quarter of 2003 includes $0.6 million arising from this IEF program with a similar increase in our expenses to reflect fees paid for managing these IEFs and the distribution of these IEF earnings to the participants.

Securities Lending Interest Income and Expense.    Securities lending interest income decreased $7.4 million, or 50.0%, from $14.7 million for the nine months ended September 30, 2002 to $7.3 million for the nine months ended September 30, 2003. The average balance of proceeds from securities lending activity was $971.6 million for the nine months ended September 30, 2002 and $783.8 million for the nine months ended September 30, 2003. Securities lending interest expense decreased $6.3 million, or 48.2%, from $13.0 million for the nine months ended September 30, 2002 to $6.7 million for the nine months ended September 30, 2003. This expense is an integral part of our securities lending program and is required to engage in securities lending transactions. Therefore, this expense is presented in the consolidated statements of income as a reduction of total revenues.

The net revenue from securities lending represented a return of 0.23% on the average daily balance in the first nine months of 2002 compared to 0.10% in the first nine months of 2003. Beginning in 2003, we elected to make our daily offering of securities available for lending later in the business day. As a result, the number of investment choices and the related returns has decreased from 2002 to 2003.

Other Revenue.    Other revenue increased $2.4 million, or 21.8%, from $10.9 million for the nine months ended September 30, 2002 to $13.3 million for the nine months ended September 30, 2003. This increase is attributed primarily to a $3.4 million increase in the revenue generated by GFX, a $0.4 million increase in fees associated with managing our IEF program and a $1.9 million increase in revenue for certain communication services provided to OneChicago, the joint venture established for the trading of single stock futures and narrow-based stock indexes. Partially offsetting these increases was a $1.9 million increase in our share of the OneChicago net loss and $0.8 million of losses incurred on certain technology equipment that was traded-in during the first nine months of 2003.

Expenses

Total operating expenses increased $17.4 million, or 7.6%, from $230.0 million for the nine months ended September 30, 2002 to $247.4 million for the nine months ended September 30, 2003. This increase was primarily attributable to increases in compensation and benefits as well as the marketing expenses associated with our brand advertising campaign and depreciation and amortization expense. Also impacting the comparison was the one-time expense of $13.7 million relating to the settlement of the Wagner patent litigation in August 2002 and legal fees incurred as a result of the litigation. There were no similar expenses in the first nine months of 2003.

Compensation and Benefits Expense.    Compensation and benefits expense increased $19.5 million, or 22.0%, from $88.4 million for the nine months ended September 30, 2002 to $107.9 million for the nine months ended September 30, 2003. There were four significant components to this increase. The average number of employees increased approximately 8%, or by 89 employees, from the nine months ended September 30, 2002 to the nine months ended September 30, 2003. We had 1,207 employees at September 30, 2003. This increased headcount resulted in additional compensation and benefits, excluding bonuses, of approximately $6.6 million. Compensation and benefits increased approximately $6.0 million as a result of annual salary increases and related increases in employer taxes, pension and benefits. Additionally, bonus expense increased $6.3 million from the nine months ended September 30, 2002 to the nine months ended September 30, 2003. As a result of an annual incentive plan approved in 2003, bonus expense is now directly linked to cash earnings as defined in our annual incentive plan. Finally, the $2.0 million increase in the earnings of the deferred compensation plan resulted in increased compensation and benefits expense for the first nine months of 2003. Although there were additional stock options granted in September 2003, the majority of outstanding stock options were issued in 2000 and 2001. We have elected an accelerated method for recognizing this expense and as a result, a greater percentage of the total expense for all stock awards is recognized in the first years of the vesting period. Therefore, this expense declined from the first nine months of 2002 to the same period in 2003 as a direct result of the time that has lapsed since options were granted and the expense previously recognized in the periods immediately following the date of grant. Finally, there was a $1.2 million reduction in compensation and benefits expense from the nine months ended September 30, 2002 as a result of the reimbursement provisions of the CME/Chicago Board of Trade (CBOT®) Common Clearing Link agreement. Under the terms of this agreement that was finalized in April 2003, CME will begin to provide clearing services to CBOT in November 2003 and we will be reimbursed by CBOT up to a maximum of $2.0 million for expenses to prepare for providing this service. There was no similar reimbursement arrangement during the nine months ended September 30, 2002.

Occupancy Expense.    Occupancy expense increased $2.0 million, or 11.9%, from $17.0 million for the nine months ended September 30, 2002 to $19.0 million for the nine months ended September 30, 2003. Increased operating expenses and insurance costs resulted in $1.8 million of this increase. Rent expense has also increased as a result of additional space we now lease at our main location.

Professional Fees, Outside Services and Licenses Expense.    Professional fees, outside services and licenses expense decreased $1.9 million, or 7.9%, from $24.7 million for the nine months ended September 30, 2002 to $22.8 million for the nine months ended September 30, 2003. The decrease resulted primarily from a $2.2 million decrease in legal fees. In the first nine months of 2002, $3.3 million of legal fees were recorded relating to the settlement of the Wagner patent litigation. There was no similar expense in 2003. The decline in legal fees related to the settlement of the litigation was partially offset by additional legal fees resulting from our secondary offering of stock that was completed in June 2003 and fees incurred in 2003 to secure certain intellectual property rights. Additionally, under the terms of our CME/CBOT Common Clearing Link agreement that was signed in April 2003, our professional fees expense in the first nine months of 2003 has been reduced by $0.8 million for amounts that were reimbursed by CBOT. No similar reimbursement existed during 2002. Partially offsetting these decreases was a $1.0 million increase in license fees relating to increased trading volume in our equity products.

Communications and Computer and Software Maintenance Expense.    Communications and computer and software maintenance expense increased $0.2 million, or 0.5%, from $33.8 million for the nine months ended September 30, 2002 to $34.0 million for the nine months ended September 30, 2003. Expenses of this nature are affected primarily by growth in electronic trading. Our computer and software maintenance costs are driven by the number of transactions processed, not the volume of contracts traded. We processed nearly 80% of total transactions electronically in the first nine months of 2003 compared to approximately 75% in the first nine months of 2002, which represented 43.2% and 31.8%, respectively, of total contracts traded. As a result, our expenses for software, software maintenance, hardware rental and hardware maintenance increased $2.0 million during the first nine months of 2003 when compared to the same period in 2002, primarily as a result of the need to expand our capacity and improve reliability for processing transactions. In addition, communications expense increased $0.9 million from the first nine months of 2002 to the first nine months of 2003 as a result of our remote data facility, which became operational in October 2002. Partially offsetting the increase was a $1.4 million decrease in communications expense associated with our GLOBEX network from the nine months ended September 30, 2002 to the nine months ended September 30, 2003, primarily as a result of $2.5 million in refunds from our telecommunications provider for billing errors that related to previous periods. In addition, we experienced a decrease in other communications expense as a result of network consolidation and cost reduction efforts.

Depreciation and Amortization Expense.    Depreciation and amortization expense increased $4.4 million, or 12.3%, from $35.5 million for the nine months ended September 30, 2002 to $39.9 million for the nine months ended September 30, 2003. Capital expenditures net of trade-ins totaled $56.3 million for all of 2002 and $38.1 million in the first nine months of 2003. Technology-related purchases represented approximately 90% of total purchases in 2002 and 80% in 2003. Equipment and software represent the greatest portion of these technology-related additions and are depreciated over a three or four year period. Therefore, these recent additions, which include the development of software for internal use, have resulted in the increased depreciation and amortization expense from the first nine months of 2002 to the first nine months of 2003.

Patent Litigation Settlement.    Patent litigation settlement expense totaled $13.7 million for the nine months ended September 30, 2002. This expense represents the August 26, 2002 settlement of the Wagner patent litigation. The settlement required a $5.0 million payment in September 2002 with five subsequent annual payments of $2.0 million each beginning in August 2003. The expense recorded in 2002 represents the present value of these payments. No similar expense occurred in the nine months ended September 30, 2003.

Marketing, Advertising and Public Relations Expense.    Marketing, advertising and public relations expense increased $4.6 million from $4.4 million for the nine months ended September 30, 2002 to $9.0 million for the nine months ended September 30, 2003. In the first quarter of 2003 we incurred $5.1 million of expense associated with our brand advertising campaign. Our total brand advertising expense for the nine months ended September 30, 2003 was $5.8 million and we do not expect to incur additional material expenses in the fourth quarter of 2003 related to brand advertising. There was no similar expense in the first nine months of 2002.

Partially offsetting the increased brand advertising expense during the first nine months of 2003 was a reduction in product advertising when compared to the same period in 2002.

Other Expense.    Other expense increased $2.5 million, or 20.1%, from $12.4 million for the nine months ended September 30, 2002 to $14.9 million for the nine months ended September 30, 2003. The primary factor in this increase was a $1.5 million increase in our insurance expense, which includes directors and officers and general liability coverage. In addition, as a result of the adoption of FIN No. 46 in the third quarter of 2003, other expense includes $0.5 million for distributions to participants in our IEF program. There is no effect on our net income as the earnings of these IEFs are included in our revenues and distributed to participants. We also experienced increases in fees to our Board of Directors as a result of changes in the fee structure that were effective in the fourth quarter of 2002, as well as increases in currency delivery fees and general administrative costs from the first nine months of 2002 to the first nine months of 2003.

Income Tax Provision

We recorded an income tax provision of $63.5 million for the nine months ended September 30, 2003 compared to $41.2 million for the same period in 2002. The effective tax rate was 40.7% for the first nine months of 2003, compared to 39.7% for the first nine months of 2002. The increase in the effective rate resulted primarily from certain expenses related to our secondary offering, completed in June 2003, that are not deductible for purposes of determining taxable income.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Overview

Our operations for the year ended December 31, 2002 resulted in net income of $94.1 million compared to net income of $75.1 million for the year ended December 31, 2001. The increase in net income resulted primarily from a 17.1% increase in net revenues that was only partially offset by a 14.4% increase in operating expenses. The increase in net revenues was driven by a 35.6% increase in total trading volume during 2002 when compared to 2001. However, the percentage growth in volume did not result in an equal percentage growth in revenue as volume incentive programs, which include limits on GLOBEX fees for E-mini contracts and volume discounts for customers trading large volumes of our Eurodollar products, had a greater impact on revenue from clearing and transaction fees during 2002. Contributing to the overall increase in expenses was the settlement of the Wagner patent litigation in August 2002, and a subsequent agreement in December 2002 with Euronext for reimbursement of one-half of the settlement amount. The net result of these two agreements was a one-time expense of $6.2 million for 2002. Partially offsetting the overall increase in expenses was a decrease in stock-based compensation, a non-cash expense, from $6.2 million in 2001 to $3.8 million in 2002.

Trading volume for 2002 totaled a record 558.4 million contracts, representing an average daily trading volume of 2.2 million contracts. This was a 35.6% increase over the 411.7 million contracts traded during 2001, representing an average daily trading volume of 1.6 million contracts. On October 31, 2002, we experienced a new single-day total trading volume record of nearly 5.9 million contracts, surpassing the previous record of nearly 4.3 million contracts established on June 26, 2002. This volume record on October 31, 2002 included 2.6 million contracts from the launch of an additional TRAKRS contract, a product line developed with Merrill Lynch that first traded on July 31, 2002. The launch date of each new TRAKRS contract includes orders taken since the product was announced. In addition, the month of October 2002 represented our busiest month ever with total trading volume of 61.5 million contracts, and total trading volume excluding TRAKRS of 58.7 million contracts. GLOBEX volume exceeded one million contracts for a single day for the first time on June 12, 2002 and exceeded one million contracts on 42 days through the end of 2002. A new GLOBEX volume record was established on July 24, 2002, when 1.5 million contracts were traded. These GLOBEX volume records exclude the volume related to TRAKRS contracts.

Revenues

Total revenues increased $72.5 million, or 18.3%, from $396.6 million for 2001 to $469.1 million for 2002. Net revenues increased $66.0 million, or 17.1%, from 2001 to 2002. The increase in revenues was attributable primarily to a 35.1% increase in average daily trading volume in 2002. The increase represented our third consecutive year of record trading volume and marked the second year our exchange was the largest futures exchange in the United States, based on annual trading volume. In 2002, electronic trading volume represented 35.5% of total trading volume, or 785,615 contracts per day, a 140.8% increase over the year 2001. Open outcry trading volume averaged 1,398,698 contracts per day in 2002, a 9.1% increase over the year 2001. Increased trading volume levels resulted from continued volatility in U.S. stocks and currencies; the anticipation of possible changes in interest rates; increased customer demand for the liquidity provided by our markets; product offerings that allowed customers to manage their risks; and enhanced access choices to our products. Partially offsetting these volume increases, and the related increase in clearing and transaction fees, was a decline in investment income resulting primarily from a decrease in rates earned on our marketable securities, short-term investments and the short-term investment of clearing firms’ cash performance bonds and security deposits; a decrease in the trading revenue generated by our trading subsidiary, GFX; and our share of the net loss of OneChicago, our joint venture in single stock futures and futures on narrow-based stock indexes that initiated trading in November 2002.

Clearing and Transaction Fees.    Clearing and transaction fees, which include clearing fees, GLOBEX electronic trading fees and other volume-related charges increased $63.9 million, or 21.9%, from $292.5 million in 2001 to $356.4 million in 2002. A significant portion of the increase was attributable to the 35.1% increase in average daily trading volume. Also, in 2002, 39.0% of our trading volume related to equity products, compared to 25.9% in 2001. This contrasts with our interest rate product volume, which represented 55.3% of our trading volume in 2002, a decline from 66.6% in 2001. This shift in product mix resulted in additional revenue in 2002 as the average rate per contract for equity products is greater than the average rate per contract for interest rate products. In 2002, the additional revenue resulting from these volume increases and product mix change was partially offset by a $4.8 million one-time payment to clearing firms relating to our fee adjustment policy and clearing firm account management errors.

Despite the increase in revenue from clearing and transaction fees, the average rate, or revenue, per contract decreased $0.072 from $0.710 in 2001 to $0.638 in 2002. Management believes the fee limits for our E-mini equity products and volume discounts offered to large users of our Eurodollar products contributed to increased overall trading volume but had a negative impact on our average rate per contract. While volume discounts and limits on certain GLOBEX fees were in effect during both 2001 and 2002, the average rate per contract for 2002 was more adversely impacted by these programs as increased trading volume resulted in more trades being executed at the discounted levels. In addition, the volume discounts for our Eurodollar products that were implemented in January 2001 were expanded in the third quarter of 2001. While volume in Eurodollar contracts has grown, the larger volume discounts have partially offset the additional revenue generated by the increased trading volume in this product. The average rate per contract was also affected by the lower percentage of trades attributed to non-member customers. The percentage of trades by non-members decreased to approximately 22% of total trading volume in 2002 compared to approximately 25% in 2001. We believe our lower fee structure for members has resulted in the acquisition of trading rights by parties intending to trade significant volumes on our exchange, creating an increase in member volume. In addition, on July 31, 2002, we began trading a new contract, Long-Short Technology TRAKRS, that was followed by two additional TRAKRS contracts in the fourth quarter of 2002. Similar to limits on certain GLOBEX fees, transaction fees for this contract are limited based on the size of the order and generally averaged $0.007 per contract. As a result, TRAKRS volume has had an adverse impact on our overall rate per contract in 2002. If volume and fees for TRAKRS were excluded from the 2002 rate per contract calculation, our average rate per contract would have increased by approximately $0.011 to $0.649 from $0.638. Finally, the $4.8 million payment to clearing firms relating to our fee adjustment policy and clearing firm account management errors reduced our average rate per contract by $0.009 in 2002.

The following table shows the average daily trading volume expressed in round turn contracts in our four product areas, the portion that was traded electronically through the GLOBEX platform, and clearing and transaction fees revenues expressed in total dollars and as an average rate per contract:

	Year Ended December 31,		Percentage Increase/ (Decrease)
Product Area	2002	2001
Interest Rate	1,226,343	1,091,846	12.3%
Equity	863,271	425,149	103.1
Foreign Exchange	96,289	89,290	7.8
Commodity	30,160	34,003	(11.3)

Total Volume	2,216,063	1,640,288	35.1

GLOBEX Volume	785,615	326,274	140.8
GLOBEX Volume as a Percent of Total Volume	35.5%	19.9%
Clearing and Transaction Fees Revenues (in thousands)	$356,396	$292,459
Average Rate per Contract	$0.638	$0.710

During 2002, volatility in U.S. equity markets continued. This volatility, combined with increased distribution to customers through the available access choices to our GLOBEX platform and marketing efforts to increase awareness of our product offerings, drove the growth in volume in our equity products. Approximately 83% of our stock index product volume is traded through the GLOBEX platform. While the U.S. Federal Reserve Board left interest rates unchanged until the fourth quarter of 2002, compared to 11 interest rate reductions in 2001, we continued to experience increased volume in our interest rate products. Continued uncertainty over interest rates and volatility in U.S. stocks has led to increased use of our interest rate products. With respect to foreign exchange products, the increase in trading volume was attributable to the impact of instituting side-by-side trading of these products on our GLOBEX platform during open outcry trading hours in April 2001, and additional volatility in the foreign exchange markets during 2002. The decrease in average daily volume for the commodity products was primarily the result of the extensive long-term drought that has depressed trading activity in our livestock products.

Quotation Data Fees.    Quotation data fees increased $0.4 million, or 1.0%, from $48.3 million in 2001 to $48.7 million in 2002. The increase principally reflects the effect of fee increases, implemented in March 2001, for the full year 2002 and an increase in the administrative fee for our quote vendor services, effective January 2002. These increases were partially offset by a decline in the number of users of our professional market data service that began in the second quarter of 2002, primarily as a result of recent downsizing at a number of major brokerage firms. As a result, the number of screens displaying our market data decreased from approximately 190,000 at December 31, 2001 to approximately 175,000 screens at December 31, 2002. This decline was partially offset by an increase in the number of subscribers from approximately 48,000 at December 31, 2001 to approximately 54,000 at December 31, 2002. The increase in subscribers occurred in our lower-priced non-professional E-mini market data service. Quotation data fees for 2001 were adversely impacted by $0.5 million as a result of the bankruptcy filing of a vendor that serves as a large distributor of our market data. There was no similar adverse event in 2002.

GLOBEX Access Fees.    GLOBEX access fees increased $0.9 million, or 8.0%, from $12.0 million in 2001 to $12.9 million in 2002. This increase resulted primarily from the additional monthly access fees generated by an increased number of GLOBEX users during 2002. Partially offsetting this increase was a $0.5 million decrease in installation revenue during 2002 when compared to 2001. When our pricing structure was changed in February 2001, we increased our installation charges for certain access choices. Many customers elected those access choices when they were first introduced. This resulted in an increase in installation revenue in the second and third quarters of 2001 that was not repeated during 2002. In addition, some new customers in 2002 selected access choices that do not require installation fees, such as our virtual private network.

Communication Fees.    Communication fees increased $0.4 million, or 4.3%, from $9.3 million in 2001 to $9.7 million in 2002. The increase resulted primarily from an increase in telecommunication services and equipment provided on our trading floor and modest increases in fees for some of the wireless services we provide.

Investment Income.    Investment income decreased $1.3 million, or 13.6%, from $9.0 million in 2001 to $7.7 million in 2002. The decline resulted primarily from a reduction in rates earned on our marketable securities, short-term investments of available funds and the investment of clearing firms’ cash performance bonds and security deposits. Through the third quarter of 2002, a significant portion of these investments were short-term in nature. In the third quarter of 2002, we changed our investment policy and converted all of our marketable securities to short-term investments. Therefore, in the fourth quarter of 2002, all investments were short-term in nature. The average rate earned on all investments declined from approximately 3.8% in 2001 to approximately 2.6% in 2002, representing a decrease in investment income of approximately $6.3 million. The decrease in rates earned resulted from the actions taken by the Federal Reserve Board in 2001 and 2002 to lower the Fed funds rate and the change in our investment policy in the third quarter of 2002. Another component of the decrease in investment income was the $0.6 million decrease in the investment results of our non-qualified deferred compensation plan that is included in investment income but does not affect our net income, as there is an equal decrease in our compensation and benefits expense. Partially offsetting these decreases in investment income was an increase of approximately $3.3 million in interest income as a result of increased balances in marketable securities, short-term investments of available funds and cash performance bonds and security deposits, as well as the investment of the net proceeds of our initial public offering that was completed in December 2002. In addition, as a result of the change in our investment policy in the third quarter of 2002, we sold the marketable securities owned at the time the investment policy was changed, resulting in one-time realized gains of $2.7 million, compared to realized gains of $0.3 million in 2001.

Securities Lending Interest Income and Expense.    Securities lending interest income increased $7.5 million, or 69.1%, from $10.7 million in 2001 to $18.2 million in 2002. Our securities lending activity began late in June 2001. Therefore, the revenue generated in 2001 does not represent a full year of securities lending activity. Our securities lending is limited to a portion of the securities that clearing firms deposit to satisfy their proprietary performance bond requirements. The average balance of proceeds from securities lending activity was $924.1 million in 2002 and $632.6 million in 2001 from the time this activity began to the end of the year. In 2001, the securities from one clearing firm were used to launch this program. By year-end 2002, securities of four clearing firms were being utilized in the securities lending program. Securities lending interest expense increased $6.4 million, or 67.8%, from $9.5 million in 2001 to $15.9 million in 2002. This expense is an integral part of our securities lending program and is required to engage in securities lending transactions. Therefore, this expense is presented in the consolidated statements of income as a reduction of total revenues. The net revenue from securities lending represented a return of 0.20% on the average daily balance in 2001 compared to 0.25% in 2002.

Other Revenue.    Other revenue increased $0.5 million, or 3.2%, from $14.9 million in 2001 to $15.4 million in 2002. This increase is attributed primarily to a $2.3 million increase in fees associated with managing our Interest Earning Facility program, $0.7 million of revenue for providing certain communication and regulatory services to OneChicago that began in the third quarter of 2002 and a $0.3 million increase in fees generated for providing order routing services. In addition, two additional exchanges adopted CLEARING 21 in 2002, resulting in $0.3 million of revenue. Partially offsetting these increases was a $2.6 million increase in our share of the net loss of OneChicago. The increase in the net loss for 2002 represented an entire year of activity, whereas 2001 only represented activity from August 2001, the date of our initial capital contribution. OneChicago began trading operations in November 2002. However, fees for trades executed were waived for 2002. In addition, the trading revenue generated by GFX declined $0.6 million from 2001 to 2002.

Expenses

Total operating expenses increased $37.5 million, or 14.4%, from $261.4 million in 2001 to $298.9 million in 2002. This increase was primarily attributable to increases in depreciation resulting from recent capital expenditures, increases in compensation and benefits and professional fees, as well as the settlement of the Wagner patent litigation. These expense increases were partially offset by a reduction in stock-based compensation expense.

Compensation and Benefits Expense.    Compensation and benefits expense increased $7.2 million, or 6.5%, from $111.5 million in 2001 to $118.7 million in 2002. There are two significant components to this increase.

The average number of employees increased approximately 7%, or by 70 employees, from 2001 to 2002. We had 1,156 employees at December 31, 2002. This increased headcount resulted in increased compensation and benefits of approximately $6.3 million. In addition, compensation and benefits increased approximately $6.2 million as a result of annual salary increases and related increases in employer taxes, pension and benefits. These increases were partially offset by decreases in other factors. There was a $2.0 million increase in the capitalization of compensation and benefits relating to internally developed software and a $0.6 million increase in the losses experienced in our non-qualified deferred compensation plan during 2002 when compared to 2001. In addition, stock-based compensation, a non-cash expense, decreased $2.4 million, or 38.9%, from $6.2 million in 2001 to $3.8 million in 2002. The stock option granted in 2000 to our CEO represents $1.8 million of stock-based compensation expense in 2002. Employee stock options, granted primarily in 2001, and restricted stock granted in 2001 comprise the balance of this expense. The total expense associated with a stock option is calculated at the date of grant based on its fair value. Since we have elected an accelerated method for recognizing this expense, a greater percentage of the total expense for all stock awards is recognized in the first year of the vesting period. The decline in expense in 2002 is a direct result of the time that has lapsed since the options were granted and the expense previously recognized in the year immediately following the date of grant.

Occupancy Expense.    Occupancy expense increased $2.0 million, or 9.7%, from $20.4 million in 2001 to $22.4 million in 2002. This increase resulted primarily from the additional rent and utility expense incurred in 2002 for a remote data center leased in the fourth quarter of 2001 and an increase in rent for our trading floors. A portion of the trading floor rent is determined based on total open outcry trading volume, which increased 9.5% in 2002 when compared to 2001. In addition, the operating expenses related to our office space in Chicago increased during 2002.

Professional Fees, Outside Services and Licenses Expense.    Professional fees, outside services and licenses increased $5.2 million, or 19.3%, from $27.3 million in 2001 to $32.5 million in 2002. This increase is attributed primarily to two factors. There was a $3.2 million increase in legal fees associated with our defense of the Wagner patent litigation in 2002 and a $2.2 million increase in license fees resulting from growth in our equity product trading volume. Additional expenses totaling $1.0 million also were incurred in 2002 for building security in response to the September 11, 2001 terrorist attacks, temporary employees, services to support our Web site and shareholder services. Partially offsetting these increases was a $0.6 million decrease in professional fees for technology initiatives, net of the portion that relates to development of internal use software and is capitalized rather than expensed. Total professional fees for technology increased $2.0 million; however, the nature of the projects requiring the use of professional services resulted in increased capitalization of $2.6 million. New initiatives during 2002 included work on the capacity of our clearing and trade processing systems, adaptation of certain systems to accommodate single stock futures transactions and technology work to prepare for our E-quotes market data offering. In addition, our expenses related to recruiting employees declined $1.0 million from 2001 to 2002. This decrease resulted primarily from using internal resources to hire new employees rather than using outside search firms.

Communications and Computer and Software Maintenance Expense.    Communications and computer and software maintenance expense increased $3.0 million, or 6.8%, from $43.6 million in 2001 to $46.6 million in 2002. The increase in 2002 resulted primarily from greater communications expense and communications-related expense of $2.1 million associated with our remote data facility and $0.9 million of expenses for news and quote services and software maintenance to support our E-quotes offering that began in March 2001. In addition, we incurred $1.1 million in hardware and software maintenance costs in 2002 as a result of new hardware purchases and initiatives, such as single stock futures. Partially offsetting these increases was a $0.6 million reduction in communication expense associated with connections to our GLOBEX platform that resulted from the renegotiation of a contract with one of our vendors in the second half of 2001 and our decision to not renew our agreement with Euronext-Paris for maintenance of our matching engine software. This agreement expired at the end of 2001, and in 2002 we assumed the maintenance utilizing our technology staff. The expense relating to this maintenance agreement was $1.0 million in 2001.

Depreciation and Amortization Expense.    Depreciation and amortization expense increased $10.9 million, or 28.9%, from $37.6 million in 2001 to $48.5 million in 2002. Capital expenditures totaled $27.1 million in 2000, $36.5 million in 2001, and $56.9 million in 2002, with technology-related purchases representing approximately 80% to 90% of total purchases. Equipment and software represent the greatest portion of these technology-related purchases and are depreciated over a three- to four-year period. Therefore, these recent purchases, which include the development of software for internal use, have resulted in increased depreciation and amortization expense.

Patent Litigation Settlement.    Patent litigation settlement expense totaled $6.2 million in 2002. This expense includes $13.7 million for the August 2002 settlement with eSpeed of the Wagner patent litigation. This expense was subsequently reduced as a result of the December 2002 settlement of a dispute with Euronext-Paris, our licensor of the NSC software that was the subject of the patent litigation, whereby Euronext-Paris agreed to pay us an amount equal to one-half of the amount of the settlement with eSpeed. Our settlement with eSpeed required a $5.0 million payment in September 2002 with five subsequent payments of $2.0 million each beginning in August 2003. In turn, Euronext-Paris has agreed to make two payments to us for $3.75 million each, the first of which was received in January 2003 and the second payment is to be received in December 2003. The expense recorded in 2002 represents the present value of these payments. No similar expense occurred in 2001.

Marketing, Advertising and Public Relations Expense.    Marketing, advertising and public relations expense increased $0.2 million, or 3.0%, from $6.3 million in 2001 to $6.5 million in 2002. Two offsetting changes resulted in this total expense remaining relatively unchanged from 2001 to 2002. Advertising and promotional activities increased from 2001 to 2002 as a result of greater expenditures for print advertising, focused primarily on our E-mini stock index and our foreign exchange products, as well as trade shows and conventions. These increases were partially offset by a decrease in charitable contributions. In response to the terrorist attacks of September 11, 2001, we established the Chicago Mercantile Exchange Foundation and made an initial contribution of $1.0 million in the third quarter of 2001. No similar expense was incurred in 2002.

Other Expense.    Other expense increased $2.8 million, or 19.2%, from $14.7 million in 2001 to $17.5 million in 2002. Fees paid to our board of directors increased during 2002 when compared to 2001 due to two changes in our board fee structure that became effective on July 1, 2001 and October 1, 2002. In addition, expenses related to travel, meals and entertainment increased $0.9 million, primarily as a result of increased customer visits and sales efforts by our products and services division. Bank fees increased $0.6 million as a result of the fees associated with securities lending that began late in the second quarter of 2001. Expense increases also occurred in other categories, such as supplies, bad debts and interest expense. Partially offsetting these increases was a decrease in the expense related to the settlement of certain litigation in 2001, for which there was no similar expense in 2002.

Income Tax Provision

We recorded a tax provision of $50.7 million in 2001, compared to $60.2 million in 2002. The effective tax rate was 40.3% in 2001 and 39.0% in 2002. The decline in the effective tax rate in 2002 resulted primarily from the favorable resolution of an outstanding income tax matter with the Internal Revenue Service.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

Overview

Our operations for the year ended December 31, 2001 resulted in net income of $75.1 million compared to a net loss of $10.5 million for the year ended December 31, 2000. Our improved operating results were driven by a $170.0 million, or 75.1%, increase in total revenues. Net revenues increased $160.6 million, or 70.9%. This increase in revenues was partially offset by a $19.6 million, or 8.1%, increase in expenses in 2001 when compared to 2000. Excluding stock-based compensation, which represented a non-cash expense of $6.2 million in 2001 and $8.2 million in 2000, our net income for 2001 would have been $78.8 million compared to a loss of $5.3 million for 2000.

During 2001, the U.S. Federal Reserve Board lowered the Fed funds rate on 11 occasions, resulting in a total reduction of 4.75%. The increased need for risk management instruments resulting from this interest rate volatility led to increased volume in our Eurodollar contract. Our Eurodollar contract also became a benchmark for the industry, contributing to its volume growth. Concerns and uncertainty about the global and national economy, interest rates and the performance of U.S. stocks that had resulted in increased trading volume throughout 2001 were magnified after the terrorist attacks of September 11. In addition, opening access to our electronic trading platform and improved performance of that platform, coupled with uncertainty over the economy and interest rates, resulted in increased trading volume in our stock index products.

Revenues

Total revenues increased $170.0 million, or 75.1%, from $226.6 million for 2000 to $396.6 million for 2001. Net revenues increased $160.6 million, or 70.9%, from 2000 to 2001. The increase in revenues was attributable primarily to a 78.9% increase in average daily trading volume in 2001, establishing an exchange record and making our exchange the largest futures exchange in the United States, based on annual trading volume, for the first time. In 2001, we also experienced record levels of electronic trading that resulted in average daily GLOBEX volume of 326,274 contracts, representing 19.9% of our trading volume and an increase of 138.3% compared to 2000. These increased volume levels resulted from uncertainty over interest rates and volatility in U.S. stocks, a diverse product offering, our new open access policy for GLOBEX and volume discounts available to customers using our markets to manage their financial risk. Finally, a new pricing framework announced in December 2000 that took effect in the first quarter of 2001 resulted in additional revenue.

Clearing and Transaction Fees.    Clearing and transaction fees and other volume-related charges increased $135.9 million, or 86.7%, from $156.6 million in 2000 to $292.5 million in 2001. Total trading volume increased 78.1% from 231.1 million contracts, our previous trading volume record established in 2000, to 411.7 million contracts for 2001. Many other volume records were established in 2001. Trading volume of 3.3 million contracts on November 15, 2001 established a new single-day trading volume record. Trading volume for the month of November 2001 also established a new monthly record, with 45.3 million contracts traded. This growth in total volume, and the related increase in clearing fees, was compounded by additional GLOBEX transaction fees resulting from a 138.3% increase in electronic trading volume from 2000 to 2001. In addition to increased volume, revenue was favorably impacted by changes to our pricing structure that were implemented in the first quarter of 2001.

In response to the terrorist attacks in the United States, our markets closed early on September 11, 2001, and our exchange remained closed on September 12, 2001. Trading resumed on September 13, 2001. However, equity products did not trade for an additional two business days, until September 17, 2001, when the equity markets in the United States resumed trading.

In addition to the increase in trading volume, the average rate per contract increased $0.032 from $0.678 for the year ended December 31, 2000 to $0.710 for the year ended December 31, 2001. The increase in 2001 reflects increases in pricing, which were partially offset by volume discounts for our Eurodollar products. These discounts were implemented in January 2001 and expanded in the third quarter of 2001. Also, as a result of the limits on certain GLOBEX fees, the additional trading volume generated through GLOBEX has increased clearing fees but has not necessarily resulted in additional GLOBEX fees.

The following table shows the average daily trading volume expressed in round turn contracts in our four product areas, the portion that was traded electronically through the GLOBEX platform, and clearing and transaction fees revenues expressed in total dollars and as an average rate per contract:

	Year Ended December 31,		Percentage Increase
Product Area	2001	2000
Interest Rate	1,091,846	550,810	98.2%
Equity	425,149	258,120	64.7
Foreign Exchange	89,290	76,615	16.5
Commodity	34,003	31,575	7.7

Total Volume	1,640,288	917,120	78.9

GLOBEX Volume	326,274	136,928	138.3
GLOBEX Volume as a Percent of Total Volume	19.9%	14.9%
Clearing and Transaction Fees Revenues (in thousands)	$292,459	$156,649
Average Rate per Contract	$0.710	$0.678

While we experienced increased volume in all products, the most significant increases occurred in interest rate and equity products. This increased volume reflected market dynamics in U.S. stocks and interest rates, as well as the effect of volume discounts and increased access to our electronic trading platform. These measures were designed to stimulate additional activity in a time of volatility in interest rates and U.S. equities.

Quotation Data Fees.    Quotation data fees increased $12.0 million, or 33.0%, from $36.3 million in 2000 to $48.3 million in 2001. On March 1, 2001, we implemented a fee increase for professional subscribers. At year-end 2001, more than 48,000 subscribers displayed our data on approximately 190,000 screens worldwide. This represented a modest decrease from year-end 2000 when we had approximately 54,000 subscribers displaying our data on more than 196,000 screens. In addition, while we maintained our non-professional market data offering, the service was changed from real-time streaming to one-minute snapshots of market data. This led some of our subscribers to convert to the higher-priced professional service. In addition, our 2000 revenue was adversely impacted by the bankruptcy filing of one of the larger resellers of our quotes.

GLOBEX Access Fees.    GLOBEX access fees increased $8.0 million, or 201.9%, from $4.0 million in 2000 to $12.0 million in 2001. This increase was primarily attributable to the growth in the number of GLOBEX connections. Our FIX API connections increased from approximately 60 at December 31, 2000 to approximately 175 at December 31, 2001. These connections generally are used by clearing firms and allow multiple users to access GLOBEX. In addition, our GLOBEX Trader-Internet connections, a new access choice in 2001, grew to approximately 250 connections. Also contributing to the increase in revenue were changes to fees charged for access to GLOBEX in 2001 that were partially offset by a decrease in dedicated terminals accessing GLOBEX.

Communication Fees.    Communication fees were relatively constant, experiencing a decrease of $0.1 million, from $9.4 million in 2000 to $9.3 million in 2001.

Investment Income.    Investment income decreased $0.7 million, or 8.0%, from $9.7 million in 2000 to $9.0 million in 2001. The decline resulted primarily from a decrease in interest rates, which had a negative impact on the rate earned on funds invested. Also, there was a $0.2 million decrease in the investment results of our non-qualified deferred compensation plan, which did not impact our net income as there was an equal reduction to our compensation and benefits expense. Partially offsetting these decreases was investment income generated by additional funds available for investment in marketable securities as a result of our improved financial performance. Also, cash performance bonds deposited by clearing firms increased from 2000 to 2001, resulting in additional investment income in 2001.

Securities Lending Interest Income and Expense.    Securities lending interest income was $10.7 million in 2001. There was no similar income for 2000, as our securities lending activity began in June 2001. Securities lending is limited to a portion of the securities that clearing firms deposit to satisfy their proprietary performance bond requirements. Securities lending interest expense was $9.5 million in 2001. There was no similar expense for 2000. This expense is an integral part of our securities lending program and is required to engage in securities lending transactions. Therefore, this expense is presented in the consolidated statements of income as a reduction of total revenues.

Other Revenue.    Other revenue increased $4.4 million, or 41.7%, from $10.5 million in 2000 to $14.9 million in 2001. The majority of this increase, or $2.3 million, was attributable to increased fees associated with managing our IEF program. Fees earned are directly related to amounts deposited in each IEF. In addition, the comprehensive pricing changes implemented in the first quarter of 2001 resulted in additional revenue from floor access charges, booth rental on our trading floors and order routing services. Finally, sales of our SPAN software increased by $0.3 million in 2001 compared to 2000. Partially offsetting these increases was a $0.6 million decrease in the trading revenue generated by GFX and our share of the net loss of OneChicago, the joint venture established in August 2001 for the trading of single stock futures.

Expenses

Total operating expenses increased $19.6 million, or 8.1%, from $241.8 million in 2000 to $261.4 million in 2001. The most significant components of this increase were the increase in compensation and benefits expense, professional fees and depreciation and amortization.

Compensation and Benefits Expense.    Compensation and benefits expense increased $9.2 million, or 9.0%, from $102.3 million in 2000 to $111.5 million in 2001. Included in this expense in 2000 was $4.3 million of one- time expenses relating to the restructuring of management that included a sign-on bonus for our new President and CEO hired in February 2000 and expenses related to severance payments to departing executives with employment contracts. Excluding these one-time charges, compensation and benefits increased $13.5 million, or 13.8%, in 2001 primarily as a result of an increase in overall compensation levels and employee bonus expense, coupled with related increases in pension expense, employment taxes and employee benefits costs. In addition, the average number of employees increased approximately 1% during 2001. This increased headcount resulted in additional compensation and benefits expense of approximately $1.4 million. These increases were compounded by a reduction in the number of technology staff utilized for internally developed software initiatives in 2001 when compared to 2000. As a result, more employee-related costs were expensed, rather than being capitalized as part of the development of internal use software. Partially offsetting these increases was a decrease in stock-based compensation, a non-cash expense, of $2.0 million, from $8.2 million in 2000 to $6.2 million in 2001. The stock option granted in 2000 to our CEO represents $3.5 million of stock-based compensation expense in 2001. Employee stock options, granted in May and July 2001, and restricted stock granted in May 2001 comprise the balance of this expense. The total expense associated with a stock option is calculated at the date of grant using the fair value method. Since we have elected an accelerated method for recognizing this expense, a greater percentage of the total expense is recognized in the first year of the vesting period. The decline in expense in 2001 is a result of the higher expense recognized in 2000 related to the CEO option, which is partially offset by the employee grants awarded in 2001.

Occupancy Expense.    Occupancy expense increased $0.8 million, or 4.0%, from $19.6 million in 2000 to $20.4 million in 2001. This is primarily the result of an increase in rent expense related to our trading floors, as a portion of this rent is directly related to increased open outcry trading volume.

Professional Fees, Outside Services and Licenses Expense.    Professional fees, outside services and licenses increased $4.2 million, or 18.0%, from $23.1 million in 2000 to $27.3 million in 2001. Professional fees for technology-related initiatives, net of the reduction for the portion that relates to the development of internal use software and is capitalized rather than expensed, increased $4.5 million in 2001 when compared to 2000. Major initiatives in 2001 included improvements to the Application Program Interface (API) to GLOBEX, work on enhancing the ability to execute sophisticated spread trades in GLOBEX and improvements to our Web site. In addition, there was a $0.9 million increase in license fees resulting from increased stock index product trading volume. We also incurred fees in 2001 relating to our reorganization into a holding company structure. In 2000, we completed our management restructuring and demutualization that resulted in recruiting, legal and other professional fees that were not repeated in 2001.

Communications and Computer and Software Maintenance Expense.    Communications and computer and software maintenance expense increased $1.7 million, or 4.0%, from $41.9 million in 2000 to $43.6 million in 2001. As a result of a new contract with our communications provider, communication costs related to GLOBEX connections increased modestly despite the increased number of customers utilizing our electronic trading platform. In addition, our hardware and software maintenance costs increased in 2001 as a result of technology-related purchases.

Depreciation and Amortization Expense.    Depreciation and amortization expense increased $4.1 million, or 12.4%, from $33.5 million in 2000 to $37.6 million in 2001. This increase was attributable primarily to depreciation of the cost of equipment and software purchased late in 2000, as well as amortization on internally developed software completed in 2001 and the second half of 2000.

Marketing, Advertising and Public Relations Expense.    Marketing, advertising and public relations expense increased $1.1 million, or 21.2%, from $5.2 million in 2000 to $6.3 million in 2001. In response to the terrorist attacks on September 11, 2001, we established the Chicago Mercantile Exchange Foundation with an initial contribution of $1.0 million to be distributed to those affected by the events of September 11, 2001. In addition, in 2001 promotion expense was affected by increased spending on direct advertising offset by reduced expenditures for trade shows and specific product promotions.

Other Expense.    Other expense decreased $1.4 million, or 9.3%, from $16.1 million in 2000 to $14.7 million in 2001. This decrease was due primarily to a $2.7 million write-off of previously capitalized software development costs during 2000. It was determined that the software would not be utilized as intended. A similar write-off of $0.3 million occurred in 2001. Other factors affecting these expenses in 2001 included a reduction in travel and entertainment when compared to 2000, offset by the expense associated with the settlement of litigation in 2001.

During 2000, the limited partners’ interest in the earnings of PMT was $1.2 million. We purchased the net assets of PMT on November 13, 2000 as part of our demutualization. Therefore, there was no reduction in earnings during 2001 as a result of the sharing of profits with the limited partners of this entity.

Income Tax Provision

We recorded a tax provision of $50.7 million in 2001, compared to a tax benefit of $5.9 million in 2000. The effective tax rate was 40.3% in 2001 and 36.1% in 2000.

Quarterly Results of Operations

Quarterly results have varied significantly as a result of the following:

•	trading volume;

•	changes in and limits and volume discounts on fees;

•	one-time expenses, such as those relating to demutualization and the patent litigation settlement;

•	changes in our business strategy and fee structure as a result of our conversion from a non-profit into a for-profit corporation;

•	stock-based compensation expense resulting from stock options granted to our CEO;

•	amount and timing of capital expenditures; and

•	growth in GLOBEX.

The following tables set forth certain unaudited consolidated quarterly income statement data, both in dollar amounts and as a percentage of net revenues, for the eleven quarters ended September 30, 2003. In our opinion, this unaudited information has been prepared on substantially the same basis as the financial statements appearing elsewhere in this prospectus and includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the unaudited quarterly data. The unaudited quarterly data should be read together with the financial statements and related notes included elsewhere in this prospectus. The results for any quarter are not necessarily indicative of results for any future period.

	Quarter Ended(1)
	Mar. 31, 2001 (restated)	June 30, 2001 (restated)	Sep. 30, 2001 (restated)	Dec. 31, 2001 (restated)	Mar. 31, 2002 (restated)	June 30, 2002 (restated)	Sep. 30, 2002 (restated)	Dec. 31, 2002	Mar. 31, 2003	June 30, 2003	Sep. 30, 2003
	(in thousands, except per share amounts)
Revenues:
Clearing and transaction fees	$70,938	$68,266	$72,690	$80,565	$77,885	$84,274	$99,255	$94,982	$102,399	$115,808	$107,846
Quotation data fees	10,225	13,582	12,003	12,440	12,465	11,925	12,117	12,210	11,799	13,570	13,611
GLOBEX access fees	2,347	3,557	3,004	3,079	3,130	3,278	3,362	3,175	3,722	3,883	3,961
Communication fees	2,256	2,350	2,299	2,425	2,405	2,506	2,453	2,369	2,416	2,412	2,415
Investment income	2,573	2,496	1,727	2,160	1,617	1,304	3,177	1,642	1,146	2,164	2,351
Securities lending interest income	—	605	6,885	3,254	3,514	6,275	4,913	3,467	2,857	2,029	2,441
Other	3,831	4,411	3,252	3,410	3,053	3,518	4,372	4,436	4,261	4,429	4,636

Total revenues	92,170	95,267	101,860	107,333	104,069	113,080	129,649	122,281	128,600	144,295	137,261
Securities lending interest expense	—	(569)	(6,531)	(2,377)	(2,977)	(5,548)	(4,484)	(2,893)	(2,584)	(1,904)	(2,251)

Net revenues	92,170	94,698	95,329	104,956	101,092	107,532	125,165	119,388	126,016	142,391	135,010

Expenses:
Compensation and benefits	26,311	26,571	29,911	28,672	30,773	29,335	28,325	30,277	33,244	37,970	36,664
Occupancy	5,257	4,796	5,092	5,275	5,781	5,308	5,881	5,430	6,281	6,294	6,421
Professional fees, outside services and licenses	6,018	5,538	6,816	8,917	7,261	8,377	9,109	7,802	7,378	7,561	7,850
Communications and computer and software maintenance	9,988	10,141	11,236	12,233	10,308	11,325	12,183	12,753	12,117	11,182	10,687
Depreciation and amortization	8,888	9,146	9,245	10,360	10,814	12,337	12,353	13,005	13,211	13,321	13,331
Patent litigation settlement	—	—	—	—	—	—	13,695	(7,455)	—	—	—
Marketing, advertising and public relations	581	788	2,055	2,902	1,563	1,354	1,481	2,116	5,602	1,534	1,827
Other	2,990	3,631	4,035	3,994	3,429	5,007	4,005	5,016	4,429	5,159	5,349

Total expenses	60,033	60,611	68,390	72,353	69,929	73,043	87,032	68,944	82,262	83,021	82,129

Income before income taxes	32,137	34,087	26,939	32,603	31,163	34,489	38,133	50,444	43,754	59,370	52,881
Income tax provision	(12,870)	(13,550)	(10,956)	(13,282)	(12,504)	(13,498)	(15,235)	(18,925)	(17,633)	(24,357)	(21,484)

Net income	$19,267	$20,537	$15,983	$19,321	$18,659	$20,991	$22,898	$31,519	$26,121	$35,013	$31,397

Earnings per share:(2)
Basic	$0.67	$0.71	$0.56	$0.67	$0.65	$0.73	$0.79	$1.06	$0.80	$1.07	$0.96
Diluted	0.67	0.70	0.54	0.66	0.63	0.71	0.77	1.02	0.77	1.03	0.93

(1)	Quarterly results for 2001 and the first three quarters of 2002 have been restated to reflect the adoption of SFAS No. 123, “Accounting for Stock-Based Compensation.”
(2)	Earnings per share are presented as if common stock issued on December 3, 2001 as part of our reorganization into a holding company structure had been outstanding for all periods presented.

	Quarter Ended(1)
	Mar. 31, 2001 (restated)	June 30, 2001 (restated)	Sep. 30, 2001 (restated)	Dec. 31, 2001 (restated)	Mar. 31, 2002 (restated)	June 30, 2002 (restated)	Sep. 30, 2002 (restated)	Dec. 31, 2002	Mar. 31, 2003	June 30, 2003	Sep. 30, 2003
	(as a percentage of net revenues)
Revenues:
Clearing and transaction fees	77.0%	72.1%	76.3%	76.8%	77.0%	78.4%	79.3%	79.6%	81.3%	81.3%	79.9%
Quotation data fees	11.1	14.3	12.6	11.9	12.3	11.1	9.7	10.2	9.4	9.5	10.1
GLOBEX access fees	2.5	3.8	3.2	2.9	3.1	3.1	2.8	2.7	2.9	2.7	2.9
Communication fees	2.4	2.5	2.4	2.3	2.4	2.3	1.9	1.9	1.9	1.7	1.8
Investment income	2.8	2.6	1.8	2.1	1.6	1.2	2.5	1.4	0.9	1.5	1.7
Securities lending interest income	—	0.6	7.2	3.1	3.5	5.8	3.9	2.9	2.3	1.4	1.8
Other	4.2	4.7	3.4	3.2	3.0	3.3	3.5	3.7	3.4	3.2	3.5

Total revenues	100.0	100.6	106.9	102.3	102.9	105.2	103.6	102.4	102.1	101.3	101.7
Securities lending interest expense	—	(0.6)	(6.9)	(2.3)	(2.9)	(5.2)	(3.6)	(2.4)	(2.1)	(1.3)	(1.7)

Net revenues	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Expenses:
Compensation and benefits	28.6	28.1	31.5	27.3	30.4	27.3	22.6	25.4	26.4	26.7	27.1
Occupancy	5.7	5.1	5.3	5.0	5.7	4.9	4.7	4.5	5.0	4.4	4.8
Professional fees, outside services and licenses	6.5	5.8	7.1	8.5	7.2	7.8	7.3	6.5	5.9	5.3	5.8
Communications and computer and software maintenance	10.8	10.7	11.8	11.7	10.2	10.5	9.7	10.7	9.6	7.9	7.9
Depreciation and amortization	9.7	9.7	9.7	9.9	10.7	11.5	9.9	10.9	10.5	9.4	9.9
Patent litigation settlement	—	—	—	—	—	—	10.9	(6.2)	—	—	—
Marketing, advertising and public relations	0.6	0.8	2.2	2.8	1.5	1.3	1.2	1.8	4.4	1.1	1.4
Other	3.3	3.8	4.2	3.8	3.4	4.7	3.2	4.2	3.5	3.5	3.9

Total expenses	65.2	64.0	71.8	69.0	69.1	68.0	69.5	57.8	65.3	58.3	60.8

Income before income taxes	34.8	36.0	28.2	31.0	30.9	32.0	30.5	42.2	34.7	41.7	39.2
Income tax provision	(14.0)	(14.3)	(11.5)	(12.7)	(12.4)	(12.6)	(12.2)	(15.9)	(14.0)	(17.1)	(15.9)

Net income	20.8%	21.7%	16.7%	18.3%	18.5%	19.4%	18.3%	26.3%	20.7%	24.6%	23.3%

(1)	Quarterly results for 2001 and the first three quarters of 2002 have been restated to reflect the adoption of SFAS No. 123, “Accounting for Stock-Based Compensation.”

Although individual expense categories may vary, our total ongoing expenses have proven to be relatively fixed in nature. We expect that compensation and benefits expense will continue to account for the largest portion of our expenses. In addition, we expect that communications and computer and software maintenance expense will continue to increase in absolute dollars as our electronic trading volume increases. We expect that occupancy expense; professional fees, outside services and licenses; and public relations and promotions expense will remain relatively fixed.

We believe that our operating results will also be affected by several factors including trading volume, the mix of fees generated from the trading of different products, changes in our pricing policies, migration from open outcry to electronic trading, our ability to leverage capital expenditures related to our electronic infrastructure and new product introductions. Our trading volume is directly affected by domestic and international factors that are beyond our control, including economic, political and market conditions, broad trends in industry and finance, changes in levels of trading activity, price levels and price volatility in the derivatives markets and in underlying fixed-income, equity, foreign exchange and commodity markets, legislative and regulatory changes, competition, changes in government monetary policies, foreign exchange rates, consolidation in our customer base or within our industry and inflation. Our business is also subject to seasonality. In the three years prior to 2001, we experienced relatively higher volume during the first and second quarters, and we generally expect that the third quarter will have lower trading volume. This historical trend was not evident in 2001 or 2002 in part because of the volatility of interest rates and U.S. equities in the third quarter of each of those years.

Due to all of the foregoing factors, period-to-period comparisons of our revenues, expenses and operating results are not necessarily meaningful, and these comparisons cannot be relied upon as indicators of future performance.

Liquidity and Capital Resources

Cash and cash equivalents totaled $391.5 million at September 30, 2003 compared to $339.3 million at December 31, 2002 and $69.1 million at December 31, 2001. The $52.2 million increase from December 31, 2002 to September 30, 2003 resulted primarily from our operations for the first nine months of 2003. Cash generated by operations was partially offset by $38.1 million for purchases of property, net of trade-in allowances, $29.6 million for purchases of investment securities and $13.7 million for payments of regular quarterly dividends. The purchases of investment securities resulted from a change to our investment policy in the third quarter of 2003 whereby we have expanded available investment choices to include primarily U.S. Treasury and Government agency securities and other securities escrowed by U.S. Treasury securities. The $270.2 million increase from December 31, 2001 to December 31, 2002 resulted primarily from a previous change to our investment policy, implemented in the third quarter of 2002, whereby marketable securities owned at that time were converted to more short-term investments. This policy allowed us to invest in institutional money market funds with a fund balance over $1.0 billion and certain U.S. Treasury and Government agency securities, provided these securities would mature at par value within seven days of purchase. This policy resulted in a $148.6 million increase in the balances invested in money market funds and securities that are treated as cash and cash equivalents at December 31, 2002 when compared to December 31, 2001. In addition, our initial public offering was completed on December 11, 2002 and resulted in net proceeds of approximately $117.5 million. Our operations for the year ended December 31, 2002 also contributed to the increase in cash and cash equivalents since December 31, 2001. Partially offsetting these increases was the June 28, 2002 payment of a $17.3 million dividend to owners of our common stock. The balance retained in cash and cash equivalents is a function of anticipated or possible short-term cash needs, prevailing interest rates, our investment policy and alternative investment choices and any dividends that we pay.

Other current assets readily convertible into cash include accounts receivable and marketable securities. When combined with cash and cash equivalents, these assets represented 76.3% of our total assets at  September 30, 2003, excluding cash performance bonds and security deposits, investments of securities lending proceeds and IEF balances, compared to 72.0% at December 31, 2002 and 61.3% at December 31, 2001. The increase from December 31, 2001 to year-end 2002 resulted primarily from the net proceeds of our initial public offering and cash generated by operations during 2002, and was partially offset by purchases of capital assets and the dividend payment in 2002. Cash performance bonds and security deposits, investments of securities lending proceeds and IEF balances, are excluded from total assets and total liabilities for purposes of this comparison as these balances may vary significantly over time and there are equal and offsetting current liabilities that correspond to these current assets.

Each clearing firm is required to deposit and maintain a specified performance bond balance based on the number of open contracts at the end of each trading day. Performance bond requirements can be satisfied with cash, U.S. Government securities, bank letters of credit or other approved investments. Cash performance bonds and security deposits are included in our consolidated balance sheets and fluctuate due to the investment choices available to clearing firms and changes in the amount of deposits required. Securities lending transactions utilize a portion of the securities that clearing firms have deposited to satisfy their proprietary performance bond requirements. The balance in our securities lending activity fluctuates based on the amount of securities that clearing firms have deposited and the demand for securities lending activity in the particular securities available to us. As a result of these factors, the balances in cash performance bonds and security deposits, as well as the balances in our securities lending program, may fluctuate significantly over time. In general, the balance of cash performance bonds and security deposits has increased in recent years. Our securities lending program began in June 2001. Since that time, our securities lending balances have, as of the end of each quarter, ranged from a low of approximately $131.3 million at September 30, 2001 to a high of $985.5 million at December 31, 2002.

Cash performance bonds and security deposits, securities lending proceeds and interest earning facilities consisted of the following at December 31, 2002 and September 30, 2003:

	December 31, 2002	September 30, 2003
	(in thousands)
Cash Performance Bonds	$1,805,052	$2,018,109
Cash Security Deposits	22,939	9,601

Total Cash Performance Bonds and Security Deposits	1,827,991	2,027,710
Proceeds from Securities Lending and Payable Under Securities Lending Agreements	985,500	800,000
Stort-Term Investments and Payable to Participants in First Interest Earning Facilities	—	339,647

Total	$2,813,491	$3,167,357

As discussed above, clearing firms may also deposit U.S. Government securities and other approved investments, including deposits in our IEF program, to satisfy their performance bond and security deposit requirements. With the exception of the portion of securities deposited that are utilized in our securities lending and interest earning facility programs, assets of this nature are not included in our consolidated balance sheets. We are required under the Commodity Exchange Act to segregate cash and securities deposited by clearing firms on behalf of customers. In addition, our exchange rules require a segregation of all funds and securities deposited by clearing firms from exchange operating funds and securities. As with cash performance bonds and security deposits, these balances will fluctuate due to the investment choices available to clearing firms and the change in the amount of total deposits required. Securities, at fair market value, and all IEF funds were deposited for the following purposes at December 31, 2002 and September 30, 2003:

	December 31, 2002	September 30, 2003
	(in thousands)
Performance Bonds	$25,278,903	$28,519,525
Security Deposits	896,192	988,002
Cross-margin Securities Held Jointly with Options Clearing Corporation	636,848	560,672

Total	$26,811,943	$30,068,199

Included in other assets is $18.3 million and $17.3 million of deferred tax assets at September 30, 2003 and December 31, 2002, respectively. These deferred tax assets result primarily from depreciation, stock-based compensation and deferred compensation. There is no valuation reserve for these assets as we expect to fully realize their value in the future based on our expectation of future taxable income.

Historically, we have met our funding requirements from operations. Net cash provided by operating activities was $138.6 million for the first nine months of 2003 compared to $101.6 million for the same time period in 2002. The cash provided by operations increased in 2003 as a result of our improved operating results as well as an increase in current liabilities that was partially offset by an increase in accounts receivable. The increase in accounts receivable primarily resulted from the increase in trading volume in September 2003 that generated additional clearing and transaction fees. The increase in current liabilities resulted primarily from increased bonus and tax liabilities. Net cash provided by operating activities was $141.1 million for 2002 and

$120.6 million for 2001. The cash provided by operations increased in the first nine months of 2003 and in 2002 as a result of our improved operating results. The net cash provided by operating activities exceeded our net income in 2002 and 2003 primarily as a result of non-cash expenses, such as depreciation, which do not adversely impact our cash flow.

Cash used in investing activities was $73.2 million for the nine months ended September 30, 2003 compared to cash provided by investing activities of $48.1 million for the nine months ended September 30, 2002. The decrease resulted primarily from changes in our investment policy. In the third quarter of 2003, we implemented a new investment policy whereby we have expanded our investment choices and extended the maturity of our investments. Investment choices will now include primarily U.S. Treasury and Government agency securities and other securities escrowed by U.S. Treasury securities. Maturities may be extended to a maximum of 60 months and we plan to hold these investments to maturity. As a result, we purchased $29.6 million of investments in the third quarter of 2003. We expect this policy will be fully implemented by the end of the first quarter of 2004. By contrast, in the third quarter of 2002, we implemented an investment policy that allowed us to invest in institutional money market funds and certain U.S. Treasury and Government agency securities maturing at par value within seven days of purchase. As a result, we experienced net sales of investment securities of $93.7 million for the nine months ended September 30, 2002. The increased investment in OneChicago for the nine months ended September 30, 2003 includes a capital contribution of $3.4 million as well as an advance to the joint venture for certain communication services. In addition, net purchases of property decreased $4.4 million, from $42.5 million for the first nine months of 2002 to $38.1 million for the same period in 2003. Our capital expenditures for the nine months ended September 30, 2003 included $6.2 million for leasehold improvements related to the expansion of our lobby and certain office improvements at our main location. We expect to incur an additional $7.3 million for the remainder of this project in the fourth quarter of 2003.

Cash provided by investing activities was $34.4 million for 2002 compared to cash used in investing activities of $78.2 million for 2001. The increase of $112.6 million is primarily due to the $93.8 million of proceeds received from the sale of marketable securities in excess of the cash required to purchase marketable securities as a result of the change in our investment policy. By comparison, purchases of securities exceeded sales and maturities in 2001, resulting in a net use of cash of $46.5 million. Cash used to acquire property and software increased $25.9 million, from $30.4 million for 2001 to $56.3 million for 2002. Purchases of software and equipment and leasehold improvements in 2002 included $14.5 million for our remote data center, which became operational in late September 2002, and $4.5 million to accommodate trading in single stock futures. An additional investment in OneChicago of $3.1 million was made in 2002. We continue to fund capital expenditures from current operating funds.

Cash used in financing activities was $13.1 million for the first nine months of 2003 compared to $21.6 million for the same time period in 2002. Cash dividends totaled $13.7 million for the nine months ended September 30, 2003 as a result of our regular quarterly dividend. This is a decrease of $3.6 million from the $17.3 million one-time cash dividend paid in the first nine months of 2002 prior to our initial public offering. Also, in the first nine months of 2003 we received $5.4 million of proceeds from the exercise of stock options. Cash used in financing activities for both periods includes regularly scheduled payments on long-term debt.

Cash provided by financing activities was $94.7 million for the year ended December 31, 2002 compared to cash used in financing activities of $3.9 million for 2001. The increase is due to the net proceeds received from our initial public offering in December 2002. Partially offsetting this increase was the cash dividend of $0.60 per share on Class A and Class B shares of common stock that was declared by our board of directors on June 4, 2002, payable to shareholders of record on June 17, 2002. The dividend was paid on June 28, 2002 and totaled $17.3 million. In addition, cash used in financing activities for both periods includes regularly scheduled payments on long-term debt related to our capital lease obligations.

We intend to pay regular quarterly dividends to our shareholders. On September 3, 2003, we announced that, beginning with the dividend payment in the fourth quarter of 2003, our annual dividend target will be increased from 20% of the prior year’s cash earnings to 30% of the prior year’s cash earnings. The decision to pay a dividend, however, remains within the discretion of our board of directors and may be affected by various factors, including our earnings, financial condition, capital requirements, level of indebtedness and other considerations our board of directors deem relevant. On February 5, 2003 the board of directors declared a regular quarterly dividend of $0.14 per share to Class A and Class B shareholders of record as of March 10, 2003. The aggregate amount of the dividend was $4.6 million, which was paid on March 25, 2003. On May 8, 2003 and August 7, 2003, our board of directors declared quarterly dividends of $0.14 per share to Class A and Class B shareholders, which were paid on June 25, 2003 and September 25, 2003, respectively. On November 5, 2003, we declared a quarterly dividend of $0.21 per share to Class A and Class B shareholders, payable on December 26, 2003 to shareholders of record on December 10, 2003.

We maintain a line of credit with a consortium of banks to be used in certain situations, such as a disruption in the domestic payments system that would delay settlement between our exchange and our clearing firms or in the event of a clearing firm default. The line of credit has never been utilized. On October 18, 2003, at the annual renewal date, the line of credit was renewed. The line of credit was increased from $500.0 million to $750.0 million and was renewed on terms substantially the same as the expiring line of credit. The credit agreement continues to be collateralized by clearing firm security deposits held by us in the form of U.S. Treasury or agency securities, as well as security deposit funds in IEF2.

In addition, as of September 30, 2003, we were contingently liable on irrevocable letters of credit totaling $44.0 million in connection with our mutual offset system with The Singapore Derivatives Exchange Ltd. We also guarantee the principal for funds invested in the first IEF facility, which had a balance of $339.6 million as of September 30, 2003.

CME also guarantees a $2.5 million standby letter of credit for GFX. The beneficiary of the letter of credit is the clearing firm that is used by GFX to execute and maintain its foreign exchange and Eurodollar futures position. The letter of credit will be utilized in the event that GFX defaults in meeting requirements to its clearing firm. Per exchange requirements, GFX is required to place performance bond deposits with its clearing firm. In the unlikely event of a payment default by GFX, GFX’s performance bond would first be used to cover the deficit. If this amount is not sufficient, the letter of credit would be used, and finally CME would guarantee the remaining deficit, if any.

In August 2002, the lawsuit relating to Wagner patent 4,903,201 entitled “Automated Futures Trade Exchange” was settled for $15.0 million. The settlement required an initial payment of $5.0 million in September 2002 and requires five subsequent annual payments of $2.0 million each, the first of which was made in August 2003. The entire expense related to this settlement was recognized in the third quarter of 2002, at its present value of $13.7 million. In December 2002, we settled a dispute with Euronext-Paris, our licensor of the NSC software, that was the subject of the patent litigation. Under the terms of this settlement, Euronext-Paris has agreed to make payments to us totaling $7.5 million, representing one-half of the total payments agreed to in our settlement of the Wagner patent litigation. These funds will be received in two payments of $3.75 million each, with the first payment received in January 2003 followed by a final payment to be received in December 2003. The present value of the payments to be received was recognized in the fourth quarter of 2002 as a reduction of the patent litigation settlement expense recognized in the third quarter of 2002.

Capital expenditures, which includes expenditures for purchased and internally developed software as well as equipment acquired utilizing capital leases, have varied significantly from 2000 through the first nine months of 2003, as demonstrated in the table below:

	Year Ended December 31,			Nine Months Ended September 30,
	2000	2001	2002	2002	2003
	(in millions, except percentages)
Capital Expenditures, net	$27.1	$36.5	$56.3	$43.1	$38.1
Technology	21.6	32.3	50.9	39.0	31.3
Percent for Technology	79.9%	88.3%	90.4%	90.4%	82.1%

This highlights our commitment to continual enhancements to the technology we employ. In 2002, capital expenditures included $19.1 million for purchased and internally developed software, $28.1 million for equipment purchased for our data centers and $3.1 million for leasehold improvements at our remote data center. In 2001, capital expenditures for technology included $13.9 million for purchased and internally developed software, as well as $17.3 million in equipment purchases for our data centers. These purchases were attributable primarily to increased capacity requirements and performance enhancements to our electronic platform as a result of higher trading volume. This necessitated additional equipment and software licenses. Continued capital expenditures for technology are anticipated as we continue to expand our electronic trading platform and improve the technology utilized as part of our open outcry facilities.

Each year capital expenditures also are incurred for improvements to our trading floor facilities, offices, telecommunications capabilities and other operating equipment.

If operations do not provide sufficient funds to complete capital expenditures, short-term investments can be reduced to provide the needed funds, or assets can be acquired through capital leases.

Quantitative and Qualitative Disclosures About Market Risk

Market risk represents interest rate risk relating to the marketable securities that are available for sale, as well as derivatives trading risk associated with GFX. With respect to interest rate risk, a change in market interest rates would impact interest income from temporary cash investments, cash performance bonds and security deposits, variable rate marketable securities and new purchases of marketable securities. Changes in market interest rates also would have an effect on the fair value of any marketable securities owned. However, as a result of our new investment policy that became effective in the third quarter of 2002, we invest only in cash equivalents composed primarily of institutional money market mutual funds and obligations of the U.S. Government and its agencies with maturities of seven days or less. Prior to the recent change in our investment policy, we monitored interest rate risk by completing regular reviews of our marketable securities portfolio and its sensitivity to changes in the general level of interest rates, commonly referred to as a portfolio’s duration. We controlled the duration of the portfolio primarily through the purchase of individual marketable securities having a duration consistent with our overall investment policy. In addition, under our prior investment policy, we would generally hold marketable securities to maturity, which acted as a further mitigating factor with respect to interest rate risk.

In the third quarter of 2003 we began to implement a recently approved change to our investment policy that expanded our investment choices and extend the maturity of our investments. Investment choices have been expanded to include primarily U.S. Treasury and agency securities and other securities escrowed by U.S. Treasury securities. Maturities will extend to a maximum of 60 months, and we plan to hold these investments to maturity. We expect this policy will be fully implemented for all investments by the first quarter of 2004.

Interest Rate Risk

Interest income from marketable securities, short-term cash investments, cash performance bonds and security deposits was $3.9 million in the first nine months of 2003 compared to $4.5 million in the first nine months of 2002. Our marketable securities experienced net realized and unrealized gains of $2.2 million in the nine months ended September 30, 2002. As a result of the investment policy in effect at September 30, 2002, marketable securities previously owned were sold during the third quarter of 2002.

At September 30, 2003, we owned $29.6 million of marketable securities. Contractual maturities and interest coupon rates for fixed rate marketable securities at September 30, 2003 were as follows (dollars in thousands):

Year	Principal Amount	Weighted Average Interest Rate
2004	$19,110	3.5%
2005	3,700	1.6
2006	4,820	4.9
2008	1,325	3.1

Total	$28,935	3.5%
Fair Value	$29,639

Under our new investment policy, we will monitor interest rate risk by completing regular reviews of our marketable securities portfolio and its sensitivity to changes in the general level of interest rates, commonly referred to as a portfolio’s duration. We will control the duration of the portfolio primarily through the purchase of individual marketable securities having a duration consistent with our overall investment policy. In addition, we will generally hold marketable securities to maturity, which will act as a further mitigating factor with respect to interest rate risk.

Interest income from marketable securities, short-term cash investments, cash performance bonds and security deposits was $5.9 million in 2002, $8.9 million in 2001 and $9.7 million in 2000. Our marketable securities experienced net realized and unrealized gains of $2.2 million in 2002, $0.7 million in 2001 and $0.6 million in 2000. At December 31, 2002, we owned no marketable securities. As a result of a change in our investment policy, marketable securities previously owned were sold during the third quarter of 2002. The proceeds from the sale of these securities have been invested in other short-term liquid investments, primarily in institutional money market mutual funds and U.S. Government and agency securities that mature within seven days of purchase.

GFX Trading Risk

GFX engages in the purchase and sale of our foreign exchange and Eurodollar futures contracts on the GLOBEX electronic trading platform to promote liquidity in our products and subsequently enters into offsetting transactions using futures contracts or spot foreign exchange transactions with approved counterparties in the interbank market to limit market risk. Any potential impact on earnings from a change in foreign exchange rates would not be significant. Net position limits are established for each trader and currently amount to $12.0 million in aggregate notional value.

At September 30, 2003, GFX held futures positions with a notional value of $99.7 million, offset by a similar amount of spot foreign exchange positions. The notional value of futures positions at September 30, 2002 was $67.5 million. All positions are marked to market through a charge or credit to other revenue on a daily basis. Net trading gains were $5.5 million for the first nine months of 2003 compared to $2.3 million for the first nine months of 2002.

At December 31, 2002, GFX held futures positions with a notional value of $51.9 million, offset by a similar amount of spot foreign exchange positions. Net trading gains were $3.2 million for the year ended December 31, 2002 and $3.8 million for the year ended 2001. At December 31, 2001, futures positions held by GFX had a notional value of $102.3 million, offset by a similar amount of spot foreign exchange positions, resulting in a zero net position.

Accounting Matters

Recent Accounting Pronouncements

In November 2002, the FASB issued Interpretation (FIN) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN No. 45 requires certain guarantees, including indemnification arrangements, to be recorded at fair value at inception, and also requires a guarantor to make significant new disclosures. For those arrangements where the company receives an explicit fee for the guarantee, FIN No. 45 requires that the company defer the fee and recognize it over the life of the arrangement. For arrangements where no explicit fee is received, FIN No. 45 requires a liability to be recorded and amortized over the life of the arrangement, along with an offsetting asset, depending on the arrangement. We have adopted the accounting provisions of FIN No. 45 for guarantees issued beginning January 1, 2003, and have adopted the disclosure provisions for all existing guarantees as of December 31, 2002. We have evaluated our requirements under FIN No. 45 and concluded that no significant liability is required to be recorded.

In January 2003, the FASB issued Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities.” The objective of FIN No. 46 is to improve financial reporting by achieving more consistent application of consolidation policies to variable interest entities (also referred to as special-purpose entities) and, thus, to improve comparability between enterprises engaged in similar activities even if some of those activities are conducted through variable interest entities. Prior to the issuance of FIN No. 46, a company would generally not have to include another entity in its consolidated financial statements unless it controlled the entity through voting interest. FIN No. 46 is effective for reporting periods ending after December 15, 2003 and requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The first IEFs, which are organized as two limited liability companies, have been determined to be variable interest entities subject to consolidation under the provisions of FIN No. 46. We have elected to adopt the provisions of FIN No. 46 as of July 1, 2003 prior to the required effective date. The adoption of FIN No. 46 was implemented on a prospective basis and did not result in any cumulative effect on net income. The effect of consolidation as a result of the adoption of FIN No. 46 was an increase in both current assets and current liabilities by $339.6 million at September 30, 2003. While there was no impact on net income, net revenues increased $0.6 million as a result of this consolidation. The increase is reflected in investment income with a similar impact on expenses included in both professional fees and other expenses in the consolidated income statement.

MANAGEMENT

Directors, Executive Officers and Key Advisors

The following table sets forth the directors, executive officers and key advisors of CME Holdings and CME and their ages and positions as of October 27, 2003:

Name	Age	Position
James J. McNulty(1)	52	President, Chief Executive Officer and Director
Terrence A. Duffy(1)	45	Director and Chairman of the Board
Craig S. Donohue	42	Executive Vice President and Chief Administrative Officer
Kathleen M. Cronin	39	Managing Director, General Counsel and Corporate Secretary
Phupinder Gill	43	Managing Director and President, Clearing House Division and GFX
David G. Gomach	45	Managing Director and Chief Financial Officer
Scott L. Johnston	39	Managing Director and Chief Information Officer
Eileen Beth Keeve	50	Managing Director, Organizational Development
James R. Krause	55	Managing Director, Operations and Enterprise Computing
Satish Nandapurkar	39	Managing Director, Products and Services
Nancy W. Goble	50	Managing Director and Chief Accounting Officer
Timothy R. Brennan	62	Director
Martin J. Gepsman(1)(2)	51	Director and Secretary of the Board
Daniel R. Glickman(2)	58	Director
Scott Gordon	51	Director
Bruce F. Johnson	61	Director
Gary M. Katler	57	Director
Patrick B. Lynch(1)(3)	37	Director and Treasurer of the Board
Leo Melamed(1)	71	Director, Chairman Emeritus and Senior Policy Advisor
William P. Miller II(3)	47	Director
John D. Newhouse	58	Director
James E. Oliff(1)	55	Director and Vice Chairman of the Board
William G. Salatich, Jr.(2)	52	Director
John F. Sandner(1)(3)	61	Director and Special Policy Advisor
Terry L. Savage(3)	59	Director
Myron S. Scholes	62	Director
William R. Shepard(1)(2)	56	Director
Howard J. Siegel	47	Director
David J. Wescott	46	Director

(1)	Member of the executive committee.
(2)	Member of the compensation committee.
(3)	Member of the audit committee.

James J. McNulty has served as President and Chief Executive Officer of CME since February 2000 and of CME Holdings since its formation on August 2, 2001. Mr. McNulty will step down as our President and Chief Executive Officer at the end of his contract on December 31, 2003, when he will be succeeded by our current Executive Vice President and Chief Administrative Officer, Craig S. Donohue. Mr. McNulty has served as an appointed director of the boards of CME Holdings and CME since April 2002 and previously served as a non-voting member of the board of CME from February 2000 to April 2002 and of CME Holdings from its inception on August 2, 2001 to April 2002. Mr. McNulty will resign from the boards when he steps down on December 31, 2003. Mr. McNulty has over 26 years of experience in global financial markets. Prior to joining us, he served as

Managing Director and Co-Head of the Corporate Analysis and Structuring Team in the Corporate Finance Division at Warburg Dillon Read, an investment banking firm now known as UBS Investment Bank. He was a general partner with O’Connor and Associates, a futures and options trading organization and a pioneer in sophisticated risk management technology, from 1987 to 1992. From 1984 to 1987 he was the founder and President of Hayes & Griffith Futures, Inc. He serves on the Boards of Directors of OneChicago, LLC and World Business Chicago. Mr. McNulty is also a member of the Board of Visitors of the University of Illinois at Chicago College of Liberal Arts and Sciences and a member of the Archdiocese of Chicago Finance Council. Mr. McNulty’s terms on the CME Holdings and CME boards expire in April 2005.

Terrence A. Duffy has served as Chairman of CME Holdings’ and CME’s boards since April 2002, has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 1995 and has been a member of our exchange for more than 22 years. Mr. Duffy served as Vice Chairman of CME Holdings’ board from its formation on August 2, 2001 until April 2002 and of CME’s board from 1998 until April 2002. Mr. Duffy has served as President of T.D.A. Trading, Inc. since 1981. Mr. Duffy has also been appointed by President Bush to the Federal Retirement Thrift Investment Board, which appointment was recently confirmed by the U.S. Senate. Mr. Duffy’s terms on the CME Holdings and CME boards expire in April 2005.

Craig S. Donohue has served as Executive Vice President and Chief Administrative Officer, Office of the CEO, of CME Holdings and of CME since October 9, 2002. Mr. Donohue will succeed Mr. McNulty as our Chief Executive Officer and will join the boards of directors of CME Holdings and CME beginning on January 1, 2004. Mr. Donohue has served as Managing Director and Chief Administrative Officer of CME Holdings from its formation on August 2, 2001 and of CME from April 2001, when his title was changed from Managing Director, Business Development and Corporate/Legal Affairs of CME, which he had held since March 2000. He also previously served as Senior Vice President and General Counsel of CME from October 1998 to March 2000. Prior to that, Mr. Donohue served as Vice President of the Division of Market Regulation from 1997 to 1998 and Vice President and Associate General Counsel from 1995 to 1997. In November 2003, Mr. Donohue was elected to the Board of Directors of the National Council on Economic Education.

Kathleen M. Cronin has served as Managing Director, General Counsel and Corporate Secretary of CME Holdings and CME since August 2003. She previously served as our Director, Corporate Secretary and Acting General Counsel from November 2002 to August 2003. Prior to joining us, Ms. Cronin was an attorney at the law firm of Skadden, Arps, Slate, Meagher & Flom (Illinois) from April 1997 to November 2002 and served as Chief Counsel, Corporate Finance, for Sara Lee Corp. from August 1995 to March 1997.

Phupinder Gill has served as Managing Director and President of CME Holdings’ Clearing House Division and GFX since its formation on August 2, 2001 and of CME since March 2000. Effective January 1, 2004, Mr. Gill will become our President and Chief Operating Officer. Mr. Gill has served as President of CME’s Clearing House Division from July 1998 to March 2000, Senior Vice President of the Clearing House Division from May 1997 to July 1998 and Vice President from May 1994 to May 1997. Mr. Gill has held numerous other positions with us since 1988.

David G. Gomach has served as Managing Director and Chief Financial Officer of CME Holdings since its formation on August 2, 2001 and of CME since March 2000. He previously served as Senior Vice President and Chief Financial Officer of CME from December 1997 to March 2000, as Vice President, Administration and Finance and Chief Financial Officer of CME from June 1997 to December 1997 and as Vice President, Administration and Finance of CME from December 1996 to June 1997. Mr. Gomach is a certified public accountant.

Scott L. Johnston has served as Managing Director and Chief Information Officer of CME Holdings since its formation on August 2, 2001 and of CME since April 2000. Prior to joining us, he served as Managing Director in the Information Technology Division at UBS Warburg, an investment banking firm, from 1998 to 2000. Mr. Johnston also served as that firm’s Executive Director in the Foreign Exchange/Interest Rate Technology Division from 1996 to 1997 and as Director in the Foreign Exchange Division from 1994 to 1996.

Eileen Beth Keeve has served as Managing Director, Organizational Development of CME Holdings and CME since November 2002. She previously served as our Director, Human Resources from March 2000 to November 2002 and as our Vice President of Human Resources from July 1994 to March 2000.

James R. Krause has served as Managing Director, Operations and Enterprise Computing of CME Holdings since its formation on August 2, 2001 and of CME since April 2001. He previously served as Managing Director, Enterprise Computing from March 2000 to April 2001. Prior to that, he served as Senior Vice President, Enterprise Computing from January 1999 to March 2000, Senior Vice President, Systems Development from May 1998 to January 1999 and Vice President, Systems Development from August 1990 to May 1998.

Satish Nandapurkar has served as Managing Director, Products and Services of CME Holdings since its formation on August 2, 2001 and of CME since April 2001, when his title was changed from Managing Director, e-Business of CME, which he had held since March 2000. Prior to joining us, Mr. Nandapurkar served as Head of Strategic Solutions for OptiMark Technologies. He also served as Managing Director and Global Head of Foreign Exchange Options for the Bank of America in Chicago from 1997 to 1999, Managing Director and Head of Structured Equity Products Trading at Deutsche Bank Morgan Grenfell from 1996 to 1997, and Managing Director and Global Head of Exotic Options and Quantitative Methodologies for Swiss Bank Corporation in London from 1994 to 1996.

Nancy W. Goble has served as Managing Director and Chief Accounting Officer of CME Holdings and CME since February 2002. She previously served as Director and Controller of CME Holdings from its formation on August 2, 2001 to February 2002, Director and Controller of CME from July 2000 to February 2002 and as Associate Director and Assistant Controller of CME from October 1997 to July 2000. Prior to that, she served as Senior Vice President and Chief Financial Officer with Richard Ellis Inc., a commercial real estate firm, from 1993 until 1997. Ms. Goble is a certified public accountant.

Timothy R. Brennan has served as a director of CME Holdings since its formation on August 2, 2001, a director of CME since 1990 and has been a member of our exchange for more than 26 years. Mr. Brennan has been a floor broker and trader since 1974 and has also served as Executive Vice President of RB&H Financial Services, L.P., one of our clearing firms, for more than six years. Mr. Brennan’s terms on the CME Holdings and CME boards expire in April 2004.

Martin J. Gepsman has served as Secretary of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 1998, has served as a director of CME since 1994 and has been a member of our exchange for more than 18 years. Mr. Gepsman has also been an independent floor broker and trader since 1985. Mr. Gepsman’s terms on the CME Holdings and CME boards expire in April 2004.

Daniel R. Glickman has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 2001. Since August 5, 2002, Mr. Glickman has served as Director of the Institute of Politics at Harvard University’s John F. Kennedy School of Government and has been a Senior Advisor in the law firm of Akin, Gump, Strauss, Hauer & Feld, where he was a Partner from February 2001 to June 2002. Mr. Glickman previously served as U.S. Secretary of Agriculture from March 1995 through January 2001 and as a member of the U.S. Congress, representing a district in Kansas, from January 1977 through January 1995. Mr. Glickman’s terms on the CME Holdings and CME boards expire in April 2005.

Scott Gordon has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 1982 and has been a member of our exchange for more than 25 years. Mr. Gordon served as Chairman of CME Holdings from its formation on August 2, 2001 until April 2002 and as Chairman of CME from 1998 to April 2002, as Vice Chairman from 1995 to 1997 and as Secretary from 1984 to 1985 and 1988 to 1994. He has been President, Chief Operating Officer and director since 1999 of Tokyo-Mitsubishi Futures (USA), Inc., a clearing firm of our exchange, wholly owned by The Bank of Tokyo-Mitsubishi, Ltd. He previously served as that firm’s Executive Vice President and director. He is also a member of the CFTC’s Global Markets Advisory Committee and the Advisory Committee to the Illinois Institute of Technology Center

for the Study of Law and Financial Markets. Mr. Gordon is a director of the Institute for Financial Markets. Mr. Gordon’s terms on the CME Holdings and CME boards expire in April 2004.

Bruce F. Johnson has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 1998 and has been a member of our exchange for more than 30 years. He has been an independent trader since December 19, 2002. Mr. Johnson has served as President, Director and part owner of Packers Trading Company, Inc., a former futures commission merchant and former clearing firm, since 1969. He is also a director of Eco Technology Inc., Nettle Creek Standard Bred Farm, Inc. and Smoke Rise Ranch Co., River Basin Ranch Co. and Johnson OK LLC. Mr. Johnson’s terms on the CME Holdings and CME boards expire in April 2004.

Gary M. Katler has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 1993 and has been a member of our exchange for more than 14 years. He is currently Vice President of O’Connor & Company LLC. Previously, Mr. Katler was Head of the Professional Trading Group of Fimat USA from November 2000 to April 2002. Prior to that, Mr. Katler served as Senior Vice President of ING Barings Futures and Options Inc. Mr. Katler’s terms on the CME Holdings and CME boards expire in April 2005.

Patrick B. Lynch has served as Treasurer of CME Holdings’ and CME’s boards since April 2002 and as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 2000. He has been a member of our exchange since 1990 and has been an independent floor trader for more than 12 years. Mr. Lynch’s terms on the CME Holdings and CME boards expire in April 2004.

Leo Melamed has served as an elected director, Chairman Emeritus and Senior Policy Advisor of CME Holdings’ and CME’s boards since April 2002. Mr. Melamed previously served as a non-voting director and Senior Policy Advisor of CME Holdings’ board since its formation on August 2, 2001 and as Chairman Emeritus, Senior Policy Advisor and a non-voting director of CME. Mr. Melamed previously served as an elected and appointed board member for 26 years. He served as Chairman of CME from 1969 until 1972 and founding Chairman of the International Monetary Market from 1972 until its merger with our exchange in 1977. Mr. Melamed served as Special Counsel to CME’s board from 1977 until 1991 and Chairman of our exchange’s Executive Committee from 1985 until 1991. He has been a member of our exchange for more than 45 years. From 1993 to 2001, he served as Chairman and Chief Executive Officer of Sakura Dellsher, Inc., a former clearing firm of our exchange, and he currently serves as Chairman and Chief Executive Officer of Melamed & Associates, a global consulting group. He is also a member of the CFTC’s Global Markets Advisory Committee and currently serves on the board of directors of OneChicago, LLC. Mr. Melamed’s terms on the CME Holdings and CME boards expire in April 2004.

William P. Miller II has served as a director of CME Holdings and CME since April 2003. Mr. Miller has been Senior Risk Manager at Abu Dhabi Investment Authority since April 2003. Mr. Miller was a risk management advisor for the Rockefeller Foundation, a non-profit foundation, from June 2002 to April 2003. From September 1996 through May 2002, he served as Senior Vice President and Independent Risk Oversight Officer for Commonfund Group, an investment management firm for educational institutions. Mr. Miller previously served as Director, Trading Operations and Asset Mix Management with General Motors Investment Management Corp. He previously served as a director of CME from 1999 through April 2002. Mr. Miller is the Chairman of the Executive Committee, End-Users of Derivatives Council for the Association of Financial Professionals, is a member of the Investor Risk Steering Committee for the International Association of Financial Engineers and is an advisor to AfricaGlobal LLC. Mr. Miller is also a Chartered Financial Analyst and member of the Association of Investment Management and Research. Mr. Miller’s terms on the CME Holdings and CME boards expire in April 2005.

John D. Newhouse has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 1996 and also previously served as a director of CME from 1980 to 1985 and 1987 to 1988. Mr. Newhouse has been a member of our exchange for more than 26 years and a floor broker and trader since 1975. He is currently President of John F. Newhouse & Company, and he also served as President of Euro Spread Brokers, a broker association filling orders in Eurodollars, from 1981 to 2000. He currently trades for his own account. He is a director of John F. Newhouse & Company and Gator Trading Company. Mr. Newhouse’s terms on the CME Holdings and CME boards expire in April 2004.

James E. Oliff has served as Vice Chairman of CME Holdings’ and CME’s boards since April 2002, as a director of CME since 1994 and has been a member of our exchange for more than 25 years. Mr. Oliff served as Second Vice Chairman of CME Holdings’ board from its formation on August 2, 2001 until April 2002 and of CME’s board from 1998 until April 2002. He previously served on CME’s board from 1982 to 1992. Mr. Oliff has served as President and Chief Executive Officer of FFast Trade U.S., LLC, since December 2001, as Chief Operating Officer of FFastFill Inc., an organization that provides trading and risk management software solutions, since December 2001, as Executive Director of International Futures and Options Associates since 1996 and as President of FILO Corp., a floor brokerage business, since 1982. He also served as President of LST Commodities, LLC (an introducing broker), now known as FFast Trade U.S., LLC, from 1999 until January 2002. He currently serves on the board of directors of OneChicago, LLC and is a visiting lecturer in financial market ethics at the Lemberg School of International Finance and Economics at Brandeis University, Waltham, Massachusetts. Mr. Oliff’s terms on the CME Holdings and CME boards expire in April 2005.

William G. Salatich, Jr. has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 1997 and has been a member of our exchange for more than 26 years. Mr. Salatich has been an independent floor broker and trader since 1975. Mr. Salatich’s terms on the CME Holdings and CME boards expire in April 2005.

John F. Sandner has served as Special Policy Advisor and as a director of CME Holdings’ board since its formation on August 2, 2001. Mr. Sandner has been Special Policy Advisor to CME since 1998, a member of CME’s board since 1978 and a member of our exchange for more than 31 years. Previously, he served as Chairman of CME’s board for 13 years. Mr. Sandner has served as head of the retail futures group of E*TRADE Group, Inc. since July 2003 and has also served as President and Chief Executive Officer of RB&H Financial Services, L.P., a futures commission merchant and one of our clearing firms, since 1985. RB&H Financial Services, L.P. has announced that it will withdraw as one of our clearing firms and become a division of Refco Group Ltd. LLC. Mr. Sandner will remain as a consultant to RB&H Financial Services, L.P. Mr. Sandner currently serves on the board of directors of Click Commerce, Inc. and as a member of that company’s audit committee. He also currently serves on the board of directors of the National Futures Association. Mr. Sandner’s terms on the CME Holdings and CME boards expire in April 2005.

Terry L. Savage has served as a director of CME Holdings and CME since April 2003. Ms. Savage is a financial journalist, author and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings, publications and national television programs, and networks, including CNN, NBC and PBS. She was a member of our exchange from 1975 to 1980. Ms. Savage is a director of McDonald’s Corporation, the Executives’ Club of Chicago, Northwestern Memorial (Hospital) Foundation, Chicago’s Museum of Science and Industry and Junior Achievement of Illinois. Ms. Savage’s terms on the CME Holdings and CME boards expire in April 2005.

Myron S. Scholes has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 2000. He is Chairman of Oak Hill Platinum Partners and Managing Partner of Oak Hill Capital Management. Mr. Scholes is the Frank E. Buck Professor of Finance, Emeritus, at Stanford University’s Graduate School of Business and a 1997 Nobel Laureate in Economics. He was formerly a limited partner and principal of Long Term Capital Management from 1993 until 1998. Currently, Mr. Scholes is also a Director of Dimensional Fund Advisors Mutual Funds, the American Century Mutual Funds and Intelligent Markets. Mr. Scholes’ terms on the CME Holdings and CME boards expire in April 2004.

William R. Shepard has served as Second Vice Chairman of CME Holdings’ and CME’s boards since April 2002 and as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since

1997 and has been a member of our exchange for more than 28 years. Mr. Shepard is founder and President of Shepard International, Inc., a futures commission merchant. Mr. Shepard’s terms on the CME Holdings and CME boards expire in April 2004.

Howard J. Siegel has served as a director of CME Holdings’ board since its formation on August 2, 2001 and of CME’s board since 2000 and has been a member of our exchange for more than 25 years. Mr. Siegel has been an independent trader since 1977. Mr. Siegel’s terms on the CME Holdings and CME boards expire in April 2004.

David J. Wescott has served as a director of CME Holdings and CME since April 2003. Mr. Wescott has been a member of our exchange for more than 21 years. He previously served as a director of CME from 1989 through 1996 and has served as President of The Wescott Group Ltd., one of our clearing firms, since 1991. Mr. Wescott’s terms on the CME Holdings and CME boards expire in April 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UBS Securities LLC, one of the lead underwriters of this offering, has provided financial advisory services to us. Prior to becoming President and Chief Executive Officer of CME, Mr. McNulty was an executive at Warburg Dillon Read, predecessor of UBS Securities LLC.

Several of our directors serve as officers or directors of clearing member firms. These clearing member firms pay substantial fees to our clearing house in connection with services we provide. We believe that the services provided to these clearing firms are on terms no more favorable to those firms than terms given to unaffiliated persons.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of CME Holdings’ common stock as of October 27, 2003 by:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group;

•	each selling shareholder; and

•	all selling shareholders as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more shareholder, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

The following table lists applicable percentage ownership based on 6,684,365 shares of Class A, 6,257,466 shares of Class A-1, 6,736,503 shares of Class A-2, 6,692,374 shares of Class A-3 and 6,440,506 shares of Class A-4 common stock (not including 58,000 shares of Class A common stock subject to unvested restricted stock awards as of October 27, 2003) and 3,138 shares of Class B common stock outstanding as of October 27, 2003, and also lists applicable percentage ownership based on 8,741,816 shares of Class A, 5,970,212 shares of Class A-1, 5,463,272 shares of Class A-2, 6,493,174 shares of Class A-3 and 6,220,554 shares of Class A-4 common stock outstanding after completion of this offering. Options to purchase shares of our Class A common stock that are exercisable within 60 days of October 27, 2003, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. This table does not take into account the underwriters’ over-allotment option.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class
Directors & Officers:

James J. McNulty(1)	1,190 385,504 405,384 405,383 405,382	A A-1 A-2 A-3 A-4	* 5.82 5.71 5.75 5.96%	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 25,000 — —	A A-1 A-2 A-3 A-4	1,190 385,504 380,384 405,383 405,382	A A-1 A-2 A-3 A-4	* 6.09 6.53 5.91 6.16%	1,577,842	4.60%

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(1)	Includes 360,658 Class A-1, 360,657 Class A-2, 360,657 Class A-3 and 360,657 Class A-4 shares that Mr. McNulty could acquire if he exercised the remainder of the vested portion of an option he received in February 2000. The number of shares is presented to the nearest whole number that could be received based upon the value of the option at October 27, 2003. The option was vested with respect to 80% of the shares subject thereto as of October 27, 2003. Because Mr. McNulty will step down as our President and Chief Executive Officer on December 31, 2003, the remaining 20% of the shares subject to the option will not vest. The total number of shares is determined assuming Mr. McNulty satisfies the exercise price in cash and we elect to settle the option entirely with shares of Class A common stock. Because, under the terms of our agreement with Mr. McNulty, we have the right to elect, in our sole discretion, to settle the option in cash or shares of Class A common stock, or a combination of cash and shares, Mr. McNulty disclaims beneficial ownership of shares that are subject to the option.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Terrence A. Duffy(2)	1,190 4,525 4,525 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	1 — — 1	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	1,190 4,525 4,525 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	19,288	*

Timothy R. Brennan(3)	— 6,025 6,025 6,025 6,022	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 1	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	— 6,025 6,025 6,025 6,022	A A-1 A-2 A-3 A-4	* * * * *	24,097	*

Martin J. Gepsman(4)	1,190 1,525 1,525 1,525 1,523	A A-1 A-2 A-3 A-4	* * * * *	— — 1 1	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	1,190 1,525 1,525 1,525 1,523	A A-1 A-2 A-3 A-4	* * * * *	7,288	*

Daniel R. Glickman(5)	420 — — — —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	420 — — — —	A A-1 A-2 A-3 A-4	* * * * *	420	*

Scott Gordon(6)	— 18,026 21,025 21,025 21,017	A A-1 A-2 A-3 A-4	* * * * *	2 2 2 1	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	— 18,026 21,025 21,025 21,017	A A-1 A-2 A-3 A-4	* * * * *	81,093	*

Bruce F. Johnson	1,190 4,525 4,525 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	1 — — 1	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	1,190 4,525 4,525 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	19,288	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(2)	Includes 25 Class A-1, 25 Class A-2, 25 Class A-3 and 24 Class A-4 shares and one Class B-4 share to which Mr. Duffy shares joint ownership and has voting power.
(3)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held through Brennan Enterprises, an S Corporation of which Mr. Brennan is the owner. Also includes 25 Class A-1, 25 Class A-2, 25 Class A-3, and 24 Class A-4 shares and one Class B-4 share as to which Mr. Brennan shares joint ownership, but over which he does not have voting power.
(4)	Includes 25 Class A-1, 25 Class A-2, 25 Class A-3, and 24 Class A-4 shares and one Class B-4 share as to which Mr. Gepsman shares joint ownership and has voting power.
(5)	Includes 420 Class A shares held in an irrevocable trust over which Mr. Glickman exercises voting and investment power.
(6)	Includes 1 Class A-1, 3,000 Class A-2, 3,000 Class A-3, and 2,999 Class A-4 shares held in a trust over which Mr. Gordon has investment and voting power. Also includes 18,025 Class A-1, 18,025 Class A-2, 18,025 Class A-3, 18,018 Class A-4, two Class B-1, two class B-2 and two Class B-3 shares and one Class B-4 share which are owned by Tokyo-Mitsubishi Futures (USA), Inc. over which he exercises voting power. Mr. Gordon disclaims beneficial ownership of the shares owned by Tokyo-Mitsubishi Futures (USA), Inc.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Gary M. Katler(7)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	5,999	*

Patrick B. Lynch	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Leo Melamed	1,290 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	1,290 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	13,289	*

William P. Miller II	— — — — —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	— — — — —	A A-1 A-2 A-3 A-4	* * * * *	—	*

John D. Newhouse(8)	— 10,525 10,525 10,525 10,520	A A-1 A-2 A-3 A-4	* * * * *	— 3 1 1	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	— 10,525 10,525 10,525 10,520	A A-1 A-2 A-3 A-4	* * * * *	42,095	*

James E. Oliff(9)	1,190 3,025 3,025 3,025 3,323	A A1 A2 A3 A4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	1,190 3,025 3,025 3,025 3,323	A A-1 A-2 A-3 A-4	* * * * *	13,588	*

William G. Salatich, Jr.(10)	1,190 4,525 4,525 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	1 — — 1	B-1 B-2 B-3 B-4	* * * *	— — — —	A A-1 A-2 A-3 A-4	1,190 4,525 4,525 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	19,288	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(7)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share that are held in the name of Mary J. O’Connor but over which Mr. Katler has been granted voting power at the annual meeting of shareholders in April 2003. Mr. Katler disclaims beneficial ownership of these shares.
(8)	Includes 25 Class A-1, 25 Class A-2, 25 Class A-3 and 24 Class A-4 shares and one Class B-4 share as to which Mr. Newhouse shares joint ownership and has voting power. Also includes 10,500 Class A-1, 10,500 Class A-2, 10,500 Class A-3 and 10,496 Class A-4 shares, three Class B-2 shares and one Class B-3 share owned by John F. Newhouse & Company, which is owned by Mr. Newhouse.
(9)	Includes 25 Class A-1, 25 Class A-2, 25 Class A-3, and 24 Class A-4 shares and one Class B-4 share as to which Mr. Oliff shares joint ownership, but over which he does not have voting power. Excludes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 299 Class A-4 shares and one Class B-1 share and 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 599 Class A-4 shares and one Class B-2 share held through two trusts in the names of each of his parents. Mr. Oliff has no voting or ownership power over these trusts, and he disclaims beneficial ownership for the shares held in trust.
(10)	Includes 25 Class A-1, 25 Class A-2, 25 Class A-3, and 24 Class A-4 shares and one Class B-4 share as to which Mr. Salatich shares joint ownership, but over which he does not have voting power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

John F. Sandner	1,290 25,525 25,525 25,525 25,515	A A-1 A-2 A-3 A-4	* * * * *	3 2 4 1	B-1 B-2 B-3 B-4	* * * *	— — — —	A A-1 A-2 A-3 A-4	1,290 25,525 25,525 25,525 25,515	A A-1 A-2 A-3 A-4	* * * * *	103,380	*

Terry L. Savage(11)	500 — — — —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — —	A A-1 A-2 A-3 A-4	500 — — — —	A A-1 A-2 A-3 A-4	* * * * *	500	*

Myron S. Scholes	— — — — —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — —	A A-1 A-2 A-3 A-4	— — — — —	A A-1 A-2 A-3 A-4	* * * * *	—	*

William R. Shepard(12)	1,190 9,025 9,025 9,025 9,021	A A-1 A-2 A-3 A-4	* * * * *	1 1 1 1	B-1 B-2 B-3 B-4	* * * *	— — — —	A A-1 A-2 A-3 A-4	1,190 9,025 9,025 9,025 9,021	A A-1 A-2 A-3 A-4	* * * * *	37,286	*

Howard J. Siegel	— 10,500 10,500 10,500 10,497	A A-1 A-2 A-3 A-4	* * * * *	2 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — —	A A-1 A-2 A-3 A-4	— 10,500 10,500 10,500 10,497	A A-1 A-2 A-3 A-4	* * * * *	41,997	*

David J. Wescott(13)	— 3,025 3,025 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — — —	A A-1 A-2 A-3 A-4	— 3,025 3,025 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	12,098	*

Craig S. Donohue(14)	1,190 15,000 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	1,190 15,000 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	61,190	*

Phupinder Gill(14)	570 15,000 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	570 15,000 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	60,570	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(11)	Includes 500 shares held in the Terry Savage Productions, Ltd. Retirement Plan and Trust.
(12)	Includes 25 Class A-1, 25 Class A-2, 25 Class A-3, and 24 Class A-4 shares and one Class B-4 share as to which Mr. Shepard shares joint ownership and has voting power.
(13)	Includes 25 Class A-1, 25 Class A-2, 25 Class A-3 and 24 Class A-4 shares and one Class B-4 share as to which Mr. Wescott shares joint ownership.
(14)	Messrs. Donohue’s, Gill’s, Gomach’s, Johnston’s, Krause’s and Nandapurkar’s Class A-1, Class A-2, Class A-3 and Class A-4 shares represent shares that each of them could acquire if they exercised the vested portion of the option each of them received in May 2001.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

David G. Gomach(14)	1,190 — 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 15,000 — —	A A-1 A-2 A-3 A-4	1,190 — — 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	31,190	*

Scott L. Johnston(14)	1,190 15,000 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — — —	A A-1 A-2 A-3 A-4	1,190 15,000 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	61,190	*

James R. Krause(14)	— 15,000 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 10,000 — —	A A-1 A-2 A-3 A-4	— 15,000 5,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	50,000	*

Satish Nandapurkar(14)	— — 15,000 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 14,500 — —	A A-1 A-2 A-3 A-4	— — 500 15,000 15,000	A A-1 A-2 A-3 A-4	* * * * *	30,500	*

Nancy W. Goble(15)	— 1,300 1,300 1,300 1,300	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 600 — —	A A-1 A-2 A-3 A-4	— 1,300 700 1,300 1,300	A A-1 A-2 A-3 A-4	* * * * *	4,600	*

Directors and Executive Officers as a group (29 persons)(16)	16,450 555,780 609,259 609,258 609,509	A A-1 A-2 A-3 A-4	* 8.32 8.47 8.53 8.84%	12 12 12 11	B-1 B-2 B-3 B-4	1.92 1.48 * 2.66%	— — 68,100 — —	A A-1 A-2 A-3 A-4	16,450 555,780 541,159 609,258 609,509	A A-1 A-2 A-3 A-4	* 8.69 9.21 8.77 9.13	2,332,156	6.73%

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(14)	Messrs. Donohue’s, Gill’s, Gomach’s, Johnston’s, Krause’s and Nandapurkar’s Class A-1, Class A-2, Class A-3 and Class A-4 shares represent shares that each of them could acquire if they exercised the vested portion of the option each of them received in May 2001.
(15)	Ms. Goble’s totals include 1,150 Class A-1, 1,150 Class A-2, 1,150 Class A-3 and 1,150 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003.
(16)	Includes an aggregate of 421,108 Class A-1, 451,557 Class A-2, 451,557 Class A-3 and 451,557 Class A-4 shares that could be acquired upon the exercise of the vested portions of options held by members of the group.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class
Selling Shareholders(17):

Salem A. Abraham(18)	— 24,475 24,475 24,475 24,469	A A-1 A-2 A-3 A-4	* * * * *	2 — 1 —	B-1 B-2 B-3 B-4	* * * *	— 3,495 4,975 3,495 3,495	A A-1 A-2 A-3 A-4	— 20,980 19,500 20,980 20,974	A A-1 A-2 A-3 A-4	* * * * *	82,434	*

Gene M. Acciari	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 703 3,000 — —	A A-1 A-2 A-3 A-4	— 2,297 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,296	*

David E. F. Adams	— 3,150 3,150 3,150 3,149	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,791 3,150 1,791 1,791	A A-1 A-2 A-3 A-4	— 1,359 — 1,359 1,358	A A-1 A-2 A-3 A-4	* * * * *	4,076	*

Paul Adelman(19)	— 1,850 4,050 4,050 4,050	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,000 — —	A A-1 A-2 A-3 A-4	— 1,850 50 4,050 4,050	A A-1 A-2 A-3 A-4	* * * * *	10,000	*

Jerome M. Adler Jr.	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 211 1,500 — —	A A-1 A-2 A-3 A-4	— 1,289 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,288	*

Alannder Family Limited Partnership(20)	— 3,000 3,000 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— 703 3,000 — —	A A-1 A-2 A-3 A-4	— 2,297 — 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	8,295	*

Robert J. Allen	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(17)	As indicated in the table, most of the selling shareholders own shares of Class B common stock, which are associated with trading privileges on our exchange. These shareholders may derive a substantial portion of their income from trading and clearing activities on our exchange and pay substantial fees, directly or indirectly, to us.
(18)	Includes 4,200 Class A-1, 4,200 Class A-2, 4,200 Class A-3 and 4,199 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Abraham exercises voting and investment power. Also includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares over which Mr. Abraham shares beneficial ownership and has voting and investment power. Also includes 450 Class A-1, 450 Class A-2, 450 Class A-3 and 449 Class A-4 shares and one Class B-1 share owned by SAA Ventures LP, of which Mr. Abraham is a partner.
(19)	Includes 1,850 Class A-1, 4,050 Class A-2, 4,050 Class A-3 and 4,050 Class A-4 shares held in a trust over which Mr. Adelman exercises voting and investment power.
(20)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,998 Class A-4 shares and two Class B-3 shares owned by Alannder Family Limited Partnership, of which Angelo G. Loukas is general partner.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B									Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class		# of Shares	% of Class

Steven Y. Amiel	— — — 362 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 254 —	A A-1 A-2 A-3 A-4	— — — 108 —	A A-1 A-2 A-3 A-4		* * * * *	108	*

Alonzo Anderson	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	*	* * * *	3,445	*

John Gerard Anderson(21)	— — — 96 400	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 67 281	A A-1 A-2 A-3 A-4	— — — 29 119	A A-1 A-2 A-3 A-4		* * * * *	148	*

J. Paul Antonello	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 703 3,000 — —	A A-1 A-2 A-3 A-4	— 2,297 — 3,000 2,999	A A-1 A-2 A-3 A-4		* * * * *	8,296	*

Edwin L. Apel	— 4,525 4,525 4,525 523	A A-1 A-2 A-3 A-4	* * * * *	1 — — 1	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,525 1,525 4,525 523	A A-1 A-2 A-3 A-4		* * * * *	11,098	*

Michael S. Arenson	— 1,500 1,500 1,500 499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 499	A A-1 A-2 A-3 A-4		* * * * *	3,999	*

Elias A. Attallah	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,503 3 1,502 1,501	A A-1 A-2 A-3 A-4		* * * * *	4,509	*

Daniel N. Aucunas	— 4,505 4,505 4,505 4,504	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,165 4,505 — —	A A-1 A-2 A-3 A-4	— 1,340 — 4,505 4,504	A A-1 A-2 A-3 A-4		* * * * *	10,349	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(21)	Mr. Anderson previously served as Director, Organizational Development of CME from January 2002 until October 2002, Director, Compensation and Benefits of CME from January 2001 until January 2002 and Associate Director, Compensation and Benefits of CME from August 2000 until January 2001.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Mark S. Bajner(22)	— 138 138 138 138	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 59 25 59 59	A A-1 A-2 A-3 A-4	* * * * *	202	*

Bank of America Corporation	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 3,161 3,161	A A-1 A-2 A-3 A-4	— 1,339 — 1,339 1,338	A A-1 A-2 A-3 A-4	* * * * *	4,016	*

Bank of Tokyo-Mitshubishi Ltd.(23)	— — — 1,085 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — — 762 3,161	A A-1 A-2 A-3 A-4	— — — 323 1,338	A A-1 A-2 A-3 A-4	* * * * *	1,661	*

Jeff Bankowski(24)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Barclays Bank Plc.	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 3,161 3,161	A A-1 A-2 A-3 A-4	— 1,339 — 1,339 1,338	A A-1 A-2 A-3 A-4	* * * * *	4,016	*

Barclays Capital Inc.	— 19,525 19,525 19,525 19,518	A A-1 A-2 A-3 A-4	* * * * *	3 1 2 1	B-1 B-2 B-3 B-4	* * * *	— — 6,000 — —	A A-1 A-2 A-3 A-4	— 19,525 13,525 19,525 19,518	A A-1 A-2 A-3 A-4	* * * * *	72,093	*

William Barlas	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(22)	Mr. Bajner’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Bajner is currently Director, Technology of CME.
(23)	Mr. Scott Gordon, the President and Chief Operating Officer of Tokyo-Mitsubishi Futures (USA), Inc., a wholly owned subsidiary of Bank of Tokyo-Mitsubishi Ltd., is a director of CME and CME Holdings.
(24)	Mr. Bankowski previously served as Senior Audit Manager at CME from October 1994 through October 2003.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Julie Bartolone(25)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Larry C. Beck(26)	— — 1,500 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— — 500 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	2,000	*

Bryan K. Becker	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

H. Phillip Becker	— 1,500 1,500 1,500 500	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 1,500 1,000 1,500 500	A A-1 A-2 A-3 A-4	* * * * *	4,500	*

Ronald M. Becker	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,503 — —	A A-1 A-2 A-3 A-4	— 1,503 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	4,506

Samuel H. Becker UTD 12/11/91(27)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 527 1,500 527 —	A A-1 A-2 A-3 A-4	— 973 — 973 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Kory T. Bell	— 150 150 150 149	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 105 150 105 105	A A-1 A-2 A-3 A-4	— 45 — 45 44	A A-1 A-2 A-3 A-4	* * * * *	134	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(25)	Ms. Bartolone’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Ms. Bartolone is currently a Senior Network Engineer of CME.
(26)	Includes one Class B-3 share that Mr. Beck and Connie P. Beck own as joint tenants.
(27)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust controlled by Stephen P. Becker and Ruth Becker as successor co-trustees.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Bell Potter Nominess Pty Ltd.(28)	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 — —	A A-1 A-2 A-3 A-4	— 1,339 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	10,338	*

Tyler K. Belnap(29)	— 3,000 4,500 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 4,500 3,161 —	A A-1 A-2 A-3 A-4	— 892 — 1,339 —	`A A-1 A-2 A-3 A-4	* * * * *	2,231	*

Greg A. Benbrook(30)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

John F. Benjamin	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Robert F. Berenson	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Eric N. Berg	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

D. Theodore Berghorst	— — — 1,446 5,998	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 1,016 4,214	A A-1 A-2 A-3 A-4	— — — 430 1,784	A A-1 A-2 A-3 A-4	* * * * *	2,214	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(28)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares of which John W. Murray and Russell A. Aboud share beneficial ownership.
(29)	Includes 3,000 Class A-1, 4,500 Class A-2 and 4,500 Class A-3 shares held in a trust over which Mr. Belnap exercises voting and investment power.
(30)	Mr. Benbrook’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Benbrook is currently Associate Director, Market Regulation of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Lawrence Berland(31)	— 4,500 4,500 2,998 —	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,500 1,500 2,998 —	A A-1 A-2 A-3 A-4	* * * * *	8,998		*

Joseph M. Berttucci(32)	— 2,001 3,000 3,000 1,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 2,001 — 3,000 1,999	A A-1 A-2 A-3 A-4	* * * * *	7,000		*

Jeffrey I. Biegel(33)	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,499 — —	A A-1 A-2 A-3 A-4	— — 1 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,000	*

Stuart M. Biegel	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,999 — —	A A-1 A-2 A-3 A-4	— 3,000 1,001 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	10,000	*

Burton P. Bilfeld	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,503 — —	A A-1 A-2 A-3 A-4	— 1,503 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	4,506	*

Terry L. Biondo	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Martin A. Black	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 4,500 — —	A A-1 A-2 A-3 A-4	— 3,446 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	12,445	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(31)	Includes 4,500 Class A-1, 4,500 Class A-2 and 2,998 Class A-3 shares and two Class B-3 shares held in a trust over which Mr. Berland exercises voting and investment power.
(32)	Includes 2,001 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 1,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Berttucci exercises voting and investment power.
(33)	Includes 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares held in a trust over which Mr. Biegel exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Ted C. Bloch(34)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Robert S. Block	— 2,800 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 200 — —	A A-1 A-2 A-3 A-4	— 2,800 2,800 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	11,599	*

Steven R. Block	— 1,500 1,500 1,000 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,000 —	A A-1 A-2 A-3 A-4	* * * * *	3,000	*

Andrew D. Bloom	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 999 — —	A A-1 A-2 A-3 A-4	— 1,500 501 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	5,000	*

Howard J. Blumenfeld(35)	— 1,500 1,700 2,850 2,849	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 200 948 176	A A-1 A-2 A-3 A-4	— 1,500 1,500 1,902 2,673	A A-1 A-2 A-3 A-4	* * * * *	7,575	*

Hagop J. Bouroudjian(36)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — 351	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,148	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Nicholas M. Bova	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 703 3,000 — —	A A-1 A-2 A-3 A-4	— 2,297 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,296	*

Daniel L. Bowman	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 2,458 4,500 — —	A A-1 A-2 A-3 A-4	— 2,042 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	11,041	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(34)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in trust over which Mr. Bloch exercises voting and investment power,
(35)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Blumenfeld exercises voting and investment power.
(36)	Mr. Bouroudjian served as a member of CME Holdings’ board from its formation on August 2, 2001 until April 2002 and of CME’s board from 1996 until April 2002.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Judd E. Brody	— 3,025 3,025 — —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — 2,025 — —	A A-1 A-2 A-3 A-4	— 3,025 1,000 — —	A A-1 A-2 A-3 A-4	* * * * *	4,025	*

Timothy J. Bromagen	— 1,500 1,500 1,500 299	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 800 — —	A A-1 A-2 A-3 A-4	— 1,500 700 1,500 299	A A-1 A-2 A-3 A-4	* * * * *	3,999	*

Jack Bronstein	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Keith A. Burchett(37)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 3,000 — —	A A-1 A-2 A-3 A-4	— 1,946 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	7,945	*

Raymond H. Burchett	— — 500 — —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 450 — —	A A-1 A-2 A-3 A-4	— — 50 — —	A A-1 A-2 A-3 A-4	* * * * *	50	*

Brett C. Burkholder	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

David C. Burnidge	— 4,503 4,503 4,502 4,501	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,503 1,503 4,502 4,501	A A-1 A-2 A-3 A-4	* * * * *	15,009	*

Theodore A. Buzby	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,500 1,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	14,999	*

Michael E. Cahill	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,200 — —	A A-1 A-2 A-3 A-4	— 3,005 805 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	9,819	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(37)	Mr. Burchett is a partner of Gator Trading Partners LLC, in which John D. Newhouse, a member of the boards of directors of CME and CME Holdings, is a partner.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Patrick J. Cahill(38)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 1,500 1,000 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	5,499	*

Robert G. Caire III	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 1,054 1,053	A A-1 A-2 A-3 A-4	— — — 446 446	A A-1 A-2 A-3 A-4	* * * * *	892	*

Martin T. Callaghan	— — 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— — 4,000 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	12,999	*

Patrick J. Campbell	— — 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— — — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Robert J. Caras	— 1,500 1,500 1,500 799	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,300 — —	A A-1 A-2 A-3 A-4	— 1,500 200 1,500 799	A A-1 A-2 A-3 A-4	* * * * *	3,999	*

Paul F. Carbonaro	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— — 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,499	*

Jack J. Carl	— 625 5,625 5,625 623	A A-1 A-2 A-3 A-4	* * * * *	1 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 625 3,625 5,625 623	A A-1 A-2 A-3 A-4	* * * * *	10,498	*

R. Jeff Carpenter	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 999 — —	A A-1 A-2 A-3 A-4	— 1,500 501 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	5,000	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(38)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Cahill exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering							Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B									Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class		# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

A. Lawrence Carroll(39)	2,019 75,750 75,750 75,750 75,731	A A-1 A-2 A-3 A-4	* 1.21 1.12 1.13 1.18%	14 1 6 —	B-1 B-2 B-3 B-4	2.24 * * *	%	— 53,214 75,750 53,216 53,204	A A-1 A-2 A-3 A-4	2,019 22,536 — 22,534 22,527	A A-1 A-2 A-3 A-4	* * * * *	69,616	*

Martin P. Castellano	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *		— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Michael J. Castellano	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *		— — 1,500 — —	A A-1 A-2 A-3 A-4	— 500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,499	*

Lorry A. Charak(40)	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *		— — 4,000 — —	A A-1 A-2 A-3 A-4	— 4,500 500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,999	*

Seymour Chelemsky	— 3,000 3,000 3,000 1,000	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *		— — 750 — —	A A-1 A-2 A-3 A-4	— 3,000 2,250 3,000 1,000	A A-1 A-2 A-3 A-4	* * * * *	9,250	*

Jack S. Cipinko	— 2,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *		— — 500 — —	A A-1 A-2 A-3 A-4	— 2,000 2,500 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	10,499	*

Citigroup Global Markets Holdings Inc.(41)	— — — 725 3,009	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *		— — — 509 2,114	A A-1 A-2 A-3 A-4	— — — 216 895	A A-1 A-2 A-3 A-4	* * * * *	1,111	*

Citigroup Global Markets Inc.(42)	— 18,025 18,025 26,713 54,052	A A-1 A-2 A-3 A-4	* * * * *	4 8 8 3	B-1 B-2 B-3 B-4	* * * *		— — — 6,104 25,315	A A-1 A-2 A-3 A-4	— 18,025 18,025 20,609 28,737	A A-1 A-2 A-3 A-4	* * * * *	85,396	*

*	Represents beneficial ownership of less than 1%.
(39)	Includes 2,019 Class A shares, 75,750 Class A-1, 75,750 Class A-2, 75,750 Class A-3 and 75,731 Class A-4 shares and 14 Class B-1, one Class B-2 and six Class B-3 shares held in a trust over which Mr. Carroll exercises voting and investment power.
(40)	Includes one Class B-3 share over which Lorry Charak and Norm Milin share voting and investment power.
(41)	Citigroup Global Markets Holdings Inc. is the indirect parent of Citigroup Global Markets Inc., which is an underwriter for this offering.
(42)	Citigroup Global Markets Inc. is serving as an underwriter for this offering.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Littrell G. Clark	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Timothy E. Clark	— 1,525 1,525 1,525 1,523	A A-1 A-2 A-3 A-4	* * * * *	— — — 1	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,525 525 1,525 1,523	A A-1 A-2 A-3 A-4	* * * * *	5,098	*

Adam M. Clayman	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 703 1,500 — —	A A-1 A-2 A-3 A-4	— 797 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,796	*

Jeffrey A. Coburn	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Richard C. Cohn	— 3,500 4,500 — —	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 3,500 3,500 — —	A A-1 A-2 A-3 A-4	* * * * *	7,000	*

Anne Coleman(43)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Patrick J. Colllins	— — 1,000 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

Michael E. Coogan	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Thomas R. Corbett	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,500 — —	A A-1 A-2 A-3 A-4	— 3,000 500 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	9,499	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(43)	Ms. Coleman’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Ms. Coleman is currently Associate Director, Corporate Development of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Frank Cote(44)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Edwina F. Cowell(45)	— 2,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 2,005 2,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	10,019	*

Ronald J. Cox	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Roger L. Crabtree(46)	— 600 600 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 422 600 — —	A A-1 A-2 A-3 A-4	— 178 — 600 600	A A-1 A-2 A-3 A-4	* * * * *	1,378	*

John C. Cramblit	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — 1,053	A A-1 A-2 A-3 A-4	— 446 — 1,500 446	A A-1 A-2 A-3 A-4	* * * * *	2,392	*

Ann Marie Cresce(47)	— — — 24 100	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 17 70	A A-1 A-2 A-3 A-4	— — — 7 30	A A-1 A-2 A-3 A-4	* * * * *	37	*

Roberto Criscione	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 3,000 1,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	9,999	*
(continued on following page)

*	Represents beneficial ownership of less than 1%.
(44)	Mr. Cote’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Cote is currently Associate Director, Tandem Technology Services of CME.
(45)	Includes 2,005 Class A-1, 3,005 Class A-2, 3,005 Class A-3 and 3,004 Class A-4 shares and one Class B-2 share held in a trust over which Ms. Cowell exercises voting and investment power.
(46)	Mr. Crabtree’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 450 Class A-1, 450 Class A-2, 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Crabtree is currently Director, Telecommunications of CME.
(47)	Ms. Cresce previously served as the Corporate Secretary and Director, Shareholder Relations of CME from July 2000 through November 2002 and as an Attorney of CME from July 1999 through July 2000.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Sandra Lynn Daulton	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 4,500 2,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	15,999	*

Dennis T. Davoren	— — 3,000 3,000 999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— — 2,000 3,000 999	A A-1 A-2 A-3 A-4	* * * * *	5,999	*

Perry M. Dazzo(48)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Lisa M. de Souza(49)	— 2,850 2,850 2,850 2,849	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 2,002 2,850 2,002 2,002	A A-1 A-2 A-3 A-4	— 848 — 848 847	A A-1 A-2 A-3 A-4	* * * * *	2,543	*

Robert C. DeAngeles	— — — 723 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — — 508 702	A A-1 A-2 A-3 A-4	— — — 215 2,297	A A-1 A-2 A-3 A-4	* * * * *	2,512	*

Joseph T. DeFalco	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Philip S. Derkacy(50)	— 1,500 1,500 1,500 499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 499	A A-1 A-2 A-3 A-4	* * * * *	3,999	*

Jay Deutsch	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(48)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Dazzo exercises voting and investment power.
(49)	Includes 2,850 Class A-1, 2,850 Class A-2, 2,850 Class A-3 and 2,849 Class A-4 shares and one Class B-3 share held in a trust over which Ms. de Souza exercises voting and investment power.
(50)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Derkacy exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Ross M. Deutsch	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

William C. Dielh III	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,107 3,000 — —	A A-1 A-2 A-3 A-4	— 893 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,892	*

Vincent J. Dina	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,500 1,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	14,999	*

Daryl E. Dinkla	— 1,000 4,500 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 1,000 1,500 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	7,000	*

John E. Diversey Jr.	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

James M. Donahue III	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Karen A. Dralle	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 703 3,000 — —	A A-1 A-2 A-3 A-4	— 2,297 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,296	*

Howard B. Dubnow	— 4,500 4,500 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 4,500 3,000 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	12,000	*

Denis P. Duffey	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 1,054 703	A A-1 A-2 A-3 A-4	— — — 446 796	A A-1 A-2 A-3 A-4	* * * * *	1,242	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Richard J. Duran	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Calvin Eisenberg(51)	— — 1,000 1,500 500	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— — — 1,500 500	A A-1 A-2 A-3 A-4	* * * * *	2,000	*

Michael Eisenberg(52)	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

Anderson E. Ekern(53)	— 3,025 3,025 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — 1,999 — —	A A-1 A-2 A-3 A-4	— 3,025 1,026 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	10,099	*

Lawrence C. Elowe(54)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Todd R. Emoff	— 1,500 1,500 1,500 499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 499	A A-1 A-2 A-3 A-4	* * * * *	3,999	*

Ralph K. Epifanio(55)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(51)	Includes 1,000 Class A-2, 1,500 Class A-3 and 500 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Eisenberg exercises voting and investment power.
(52)	Includes 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Eisenberg exercises voting and investment power.
(53)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Ekern exercises voting and investment power.
(54)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Elowe exercises voting and investment power.
(55)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Epifanio exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Mark D. Erwin	— 250 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 176 1,500 351 —	A A-1 A-2 A-3 A-4	— 74 — 1,149 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,722	*

Thomas J. Esposito(56)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Michael M. Eugenides(57)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 750 — —	A A-1 A-2 A-3 A-4	— 1,500 750 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	5,249	*

Michael J. Evans(58)	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,111 3,005 2,111 2,110	A A-1 A-2 A-3 A-4	— 894 — 894 894	A A-1 A-2 A-3 A-4	* * * * *	2,682	*

Roslyn S. Fabian(59)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

John Eric Falck(60)	— 500 500 2,006 6,750	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 500 1,058 4,391	A A-1 A-2 A-3 A-4	— 500 — 948 2,359	A A-1 A-2 A-3 A-4	* * * * *	3,807	*

Anthony G. Fasano	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 3,161 3,161	A A-1 A-2 A-3 A-4	— 1,339 — 1,339 1,338	A A-1 A-2 A-3 A-4	* * * * *	4,016	*

James P. Fasano	— 6,000 6,000 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	— 2 — —	B-1 B-2 B-3 B-4	* * * *	— 703 6,000 703 703	A A-1 A-2 A-3 A-4	— 5,297 — 5,297 5,295	A A-1 A-2 A-3 A-4	* * * * *	15,889	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(56)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Esposito exercises voting and investment power.
(57)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Eugenides exercises voting and investment power.
(58)	Includes 3,005 Class A-1, 3,005 Class A-2, 3,005 Class A-3 and 3,004 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Evans exercises voting and investment power.
(59)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Ms. Fabian exercises voting and investment power.
(60)	Mr. Falck’s Class A-3 and Class A-4 totals include 1,265 Class A-3 and 5,250 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Falck is currently Managing Director, Information Technology of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

David M. Feiges(61)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 2,108 —	A A-1 A-2 A-3 A-4	— 892 — 892 2,999	A A-1 A-2 A-3 A-4	* * * * *	4,783	*

Barbara R. Feldman	— 4,525 4,525 4,525 4,521	A A-1 A-2 A-3 A-4	* * * * *	— — 3 1	B-1 B-2 B-3 B-4	* * * *	— 3,179 4,525 3,179 —	A A-1 A-2 A-3 A-4	— 1,346 — 1,346 4,521	A A-1 A-2 A-3 A-4	* * * * *	7,213	*

Christopher M. Felix	— — — 36 149	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 25 105	A A-1 A-2 A-3 A-4	— — — 11 44	A A-1 A-2 A-3 A-4	* * * * *	55	*

Kenneth M. Fell	— 4,575 4,575 4,575 4,570	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 3	B-1 B-2 B-3 B-4	* * * *	— — 4,575 — —	A A-1 A-2 A-3 A-4	— 4,575 — 4,575 4,570	A A-1 A-2 A-3 A-4	* * * * *	13,720	*

Mark G. Fields(62)	— — — 145 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 102 422	A A-1 A-2 A-3 A-4	— — — 43 178	A A-1 A-2 A-3 A-4	* * * * *	221	*

Paul J. Finkel	— 3,000 3,000 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	6,000	*

Ted Lee Fisher	— — 3,400 1,699 —	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,400 422 —	A A-1 A-2 A-3 A-4	— — — 1,277 —	A A-1 A-2 A-3 A-4	* * * * *	1,277	*

Ronald J. Fishman	— 2,500 3,000 3,000 500	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 2,500 2,000 3,000 500	A A-1 A-2 A-3 A-4	* * * * *	8,000	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(61)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Feiges exercises voting and investment power.
(62)	Mr. Fields’s Class A-3 and Class A-4 totals include 109 Class A-3 and 450 Class A-4 shares that are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Fields is currently Director, Mergers and Acquisitions of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Geoffrey L. Fishwick	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

John E. Fitch III	— 3,003 3,003 3,002 3,001	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,003 — —	A A-1 A-2 A-3 A-4	— 3,003 — 3,002 3,001	A A-1 A-2 A-3 A-4	* * * * *	9,006	*

Gerald B. Fleischman	— 3,500 4,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,750 — —	A A-1 A-2 A-3 A-4	— 3,500 2,750 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	15,248	*

Daniel B. Forman	— 1,750 4,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 3,500 — —	A A-1 A-2 A-3 A-4	— 1,750 1,000 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	11,748	*

Ira C. Frankel(63)	— — 6,000 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 6,000 — —	A A-1 A-2 A-3 A-4	— — — 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	11,998	*

Christopher P. Gaffney	— 1,500 1,500 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 1,500 1,000 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	4,000	*

Thomas S. Gallagher, Jr.	— 3,025 3,025 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — 3,025 — —	A A-1 A-2 A-3 A-4	— 3,025 — 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	9,073	*

James J. Gannon	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 — —	A A-1 A-2 A-3 A-4	— 1,339 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	10,338	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(63)	Includes 6,000 Class A-2, 6,000 Class A-3 and 5,998 Class A-4 shares and one Class B-1 and one Class B-3 share held in a trust over which Mr. Frankel exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Larry D. Garland(64)	— 2,000 4,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 946 3,000 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	12,944	*

James M. Garvey	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Michael G. Garvey	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

John T. Geldermann(65)	— 16,525 16,525 16,525 16,519	A A-1 A-2 A-3 A-4	* * * * *	2 2 1 1	B-1 B-2 B-3 B-4	* * * *	— 6,339 9,025 — —	A A-1 A-2 A-3 A-4	— 10,186 7,500 16,525 16,519	A A-1 A-2 A-3 A-4	* * * * *	50,730	*

G. C. George	— 2,000 3,000 3,000 1,799	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 799 — —	A A-1 A-2 A-3 A-4	— 2,000 2,201 3,000 1,799	A A-1 A-2 A-3 A-4	* * * * *	9,000	*

Thomas X. Geraghty	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 2,108 2,107	A A-1 A-2 A-3 A-4	— 892 — 892 892	A A-1 A-2 A-3 A-4	* * * * *	2,676	*

Paul F. Gianni	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

Nick Gianopulos	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(64)	Includes 500 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Garland exercises voting and investment power.
(65)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share that Mr. Geldermann and Bert E. Geldermann own as joint tenants. Also includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share that Mr. Geldermann and Frederick A. Geldermann own as joint tenants.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B					# of Shares	Class	% of Class	Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class				# of Shares	% of Class

Charles E. Gilchrist	— 4,500 4,500 4,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,500 1,500 4,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	11,999	*

Scott J. Ginsberg	— — 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— — — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	5,999	*

James S. Ginsburg(66)	— — 9,900 9,900 9,899	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 5,000 — —	A A-1 A-2 A-3 A-4	— — 4,900 9,900 9,899	A A-1 A-2 A-3 A-4	* * * * *	24,699	*

Christopher O. Glass	— 1,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 1,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,999	*

Ellen V. Glass	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Jordan Glassman(67)	— — 6,008 6,007 6,005	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 6,008 — —	A A-1 A-2 A-3 A-4	— — — 6,007 6,005	A A-1 A-2 A-3 A-4	* * * * *	12,012	*

Craig S. Glicken	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 4,500 — —	A A-1 A-2 A-3 A-4	— 3,446 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	12,445	*

Dmitriy Glinberg(68)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(66)	Includes 9,900 Class A-2, 9,900 Class A-3 and 9,899 Class A-4 shares and one Class B-1 share of which Mr. Ginsburg, James Sprayregen and Eric Friedler share beneficial ownership.
(67)	Includes 6,008 Class A-2, 6,007 Class A-3 and 6,005 Class A-4 shares and one Class B-1 and one Class B-3 share held in a trust over which Mr. Glassman exercises voting and investment power.
(68)	Mr. Glinberg’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Glinberg is currently Manager, Systems Development of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B					# of Shares	Class	% of Class	Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class				# of Shares	% of Class

Stephen D. Gold	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

David F. Goldberg(69)	— 25 3,025 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 25 25 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	6,098	*

David W. Goldberg	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Michael L. Goldfarb	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Ronald L. Goldsmith	— 1,525 1,525 1,525 1,523	A A-1 A-2 A-3 A-4	* * * * *	— — 1 1	B-1 B-2 B-3 B-4	* * * *	— — 400 — —	A A-1 A-2 A-3 A-4	— 1,525 1,125 1,525 1,523	A A-1 A-2 A-3 A-4	* * * * *	5,698	*

Larry E. Goldstein(70)	— 2,501 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 2,501 3,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	15,000	*

Harry H. Grace(71)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Charles H. Granat	— 1,100 1,500 1,500 999	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 1,100 1,000 1,500 999	A A-1 A-2 A-3 A-4	* * * * *	4,599	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(69)	Includes 25 Class A-1, 3,025 Class A-2, 3,025 Class A-3 and 3,023 Class A-4 shares and one Class B-2 and one Class B-4 share held in a trust over which Mr. Goldberg exercises voting and investment power.
(70)	Includes 2,501 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Goldstein exercises voting and investment power.
(71)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Grace exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Lawrence E. Grannan(72)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Debra R. Greenberg	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— — 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,499	*

Gary E. Greenberg	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

Joel W. Greenberg(73)	— 5,700 7,200 7,200 7,199	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 5,800 — —	A A-1 A-2 A-3 A-4	— 5,700 1,400 7,200 7,199	A A-1 A-2 A-3 A-4	* * * * *	21,499	*

Martin B. Greenberg	— — — 1,085 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — — 762 3,161	A A-1 A-2 A-3 A-4	— — — 323 1,338	A A-1 A-2 A-3 A-4	* * * * *	1,661	*

Steven A. Greenberg(74)	— 11,575 11,575 11,575 11,572	A A-1 A-2 A-3 A-4	* * * * *	1 — — 1	B-1 B-2 B-3 B-4	* * * *	— — 7,000 — —	A A-1 A-2 A-3 A-4	— 11,575 4,575 11,575 11,572	A A-1 A-2 A-3 A-4	* * * * *	39,297	*

William I. Greenspan(75)	— — 3,001 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,001 1,054 1,053	A A-1 A-2 A-3 A-4	— — — 3,446 3,446	A A-1 A-2 A-3 A-4	* * * * *	6,892	*

Richard E. Groover	— 1,500 1,500 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	3,000	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(72)	Mr. Grannan’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Grannan is currently Associate Director, Products and Services of CME.
(73)	Includes 900 Class A-2 shares of which Mr. Greenberg shares beneficial ownership.
(74)	Includes 11,575 Class A-1, 11,575 Class A-2, 11,575 Class A-3 and 11,572 Class A-4 shares and one Class B-1 and one Class B-4 share of which Mr. Greenberg shares beneficial ownership.
(75)	Includes 3,001 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Greenspan exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Larry M. and Mary K. Grossman(76)	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 500 1,000 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Jeremiah A. Hallahan	— 3,000 3,000 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	6,000	*

Walter J. Haller III	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,054 1,053	A A-1 A-2 A-3 A-4	— 446 — 446 446	A A-1 A-2 A-3 A-4	* * * * *	1,338	*

Leonard J. Halpin	— 6,000 6,000 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— 2,108 6,000 — —	A A-1 A-2 A-3 A-4	— 3,892 — 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	15,890	*

Matthew T. Halverson	— 1,500 1,500 999 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 999 —	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

Barry J. Hammer	— 3,000 4,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 1,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	13,498	*

Kenneth A. Hansen(77)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

Yra G. Harris(78)	— 7,500 7,500 7,500 7,497	A A-1 A-2 A-3 A-4	* * * * *	— 2 1 —	B-1 B-2 B-3 B-4	* * * *	— — 6,000 — —	A A-1 A-2 A-3 A-4	— 7,500 1,500 7,500 7,497	A A-1 A-2 A-3 A-4	* * * * *	23,997	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(76)	Includes 500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share that Mr. Grossman and Ms. Grossman own as joint tenants.
(77)	Mr. Hansen’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Hansen is currently a Technology Specialist of CME.
(78)	Mr. Harris served as a member of CME Holdings’ board from its formation on August 2, 2001 until April 2003 and of CME’s board from 1997 until April 2003.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

J. Paul Hartsell	— 2,008 6,008 6,007 6,005	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 6,000 — —	A A-1 A-2 A-3 A-4	— 2,008 8 6,007 6,005	A A-1 A-2 A-3 A-4	* * * * *	14,028	*

George Hase(79)	— 3,025 3,025 3,025 3,022	A A-1 A-2 A-3 A-4	* * * * *	— — 2 1	B-1 B-2 B-3 B-4	* * * *	— — 3,025 — —	A A-1 A-2 A-3 A-4	— 3,025 — 3,025 3,022	A A-1 A-2 A-3 A-4	* * * * *	9,072	*

Kenneth L. Hase Living Trust(80)	— — 2,000 4,500 3,749	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,250 — —	A A-1 A-2 A-3 A-4	— — 750 4,500 3,749	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

James L. Haupt	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Maxine R. Hauser(81)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Heard Trading LLC	— — — 362 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 254 1,053	A A-1 A-2 A-3 A-4	— — — 108 446	A A-1 A-2 A-3 A-4	* * * * *	554	*

Paul J. Heffernan(82)	— 4,508 4,508 4,507 4,506	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 — —	A A-1 A-2 A-3 A-4	— 1,347 8 4,507 4,506	A A-1 A-2 A-3 A-4	* * * * *	10,368	*

Stephen J. Heilman	— 7,500 7,500 7,500 7,498	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 7,500 — —	A A-1 A-2 A-3 A-4	— 7,500 — 7,500 7,498	A A-1 A-2 A-3 A-4	* * * * *	22,498	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(79)	Includes 3,025 Class A-1, 3,025 Class A-2, 3,025 Class A-3 and 3,022 Class A-4 shares and two Class B-3 and one Class B-4 share held in a trust over which Mr. Hase exercises voting and investment power.
(80)	Includes 2,000 Class A-2, 4,500 Class A-3 and 3,749 Class A-4 shares and one Class B-1 share held in a trust controlled by Charlotte F. Hase as successor trustee.
(81)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Ms. Hauser exercises voting and investment power.
(82)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Heffernan exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Robert M. Henner	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 1,053 4,500 — —	A A-1 A-2 A-3 A-4	— 3,447 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	12,446	*

William E. Henner	— 1,800 6,000 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 6,000 2,668 —	A A-1 A-2 A-3 A-4	— 1,800 — 3,332 5,998	A A-1 A-2 A-3 A-4	* * * * *	11,130	*

Seymour I. Hersch	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

Allen E. Hilder	— 1,001 1,500 1,500 499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 1,001 1,000 1,500 499	A A-1 A-2 A-3 A-4	* * * * *	4,000	*

Mark O. Hinken	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Allan J. Hirsch	— 2,500 4,500 4,500 2,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 2,500 3,000 4,500 2,499	A A-1 A-2 A-3 A-4	* * * * *	12,499	*

Charles Hirsh	— 1,500 3,000 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— 351 3,000 — —	A A-1 A-2 A-3 A-4	— 1,149 — 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	7,147	*

Mitchel Hirsh	— — — 331 24	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 233 17	A A-1 A-2 A-3 A-4	— — — 98 7	A A-1 A-2 A-3 A-4	* * * * *	105	*

Ronald M. Hoffman	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,055 1,503 1,055 1,055	A A-1 A-2 A-3 A-4	— 448 — 447 446	A A-1 A-2 A-3 A-4	* * * * *	1,341	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Jeffrey C. Holcomb	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Wilfred Horn	— 1,500 1,500 — —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 — —	A A-1 A-2 A-3 A-4	* * * * *	2,000	*

Howard S. Horwitz	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,200 — —	A A-1 A-2 A-3 A-4	— 1,500 300 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,799	*

Howard Family Trust(83)	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,500 — —	A A-1 A-2 A-3 A-4	— 4,500 2,000 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	15,499	*

Scott Hubacek(84)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Donald A. Huizinga	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Bryan C. Hunter(85)	— 50 50 101 263	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 35 50 71 185	A A-1 A-2 A-3 A-4	— 15 — 30 78	A A-1 A-2 A-3 A-4	* * * * *	123	*

J. Walsh Inc.	— 1,503 897 — —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 897 — —	A A-1 A-2 A-3 A-4	— 1,503 — — —	A A-1 A-2 A-3 A-4	* * * * *	1,503	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(83)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Joseph P. Howard exercises voting and investment power.
(84)	Mr. Hubacek’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Hubacek is currently a Lead Systems Analyst of CME.
(85)	Mr. Hunter’s totals include shares that are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Hunter is currently Director, Foreign Exchange of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Jean R. Jacobs(86)	— 3,000 3,000 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	8,998	*

Steven E. Jacobs	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 3,000 1,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	9,999	*

Michael Jakubowski(87)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

Mark C. Jansen	— — 2,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 703 —	A A-1 A-2 A-3 A-4	— — — 2,297 2,999	A A-1 A-2 A-3 A-4	* * * * *	5,296	*

JLN Trust(88)	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,800 — —	A A-1 A-2 A-3 A-4	— 4,500 2,700 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	16,199	*

Ricky J. & Lauren B. Jolcover(89)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 703 1,500 — —	A A-1 A-2 A-3 A-4	— 797 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,796	*

Leo J. Jonikas	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,499	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(86)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,998 Class A-4 shares and two Class B-3 shares held in a trust over which Ms. Jacobs exercises voting and investment power.
(87)	Mr. Jakubowski’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Jakubowski is currently a Lead Software Specialist of CME.
(88)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust controlled by Eileen G. Rosengard as trustee.
(89)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Jolcover exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Morton J. Kaplan Trust(90)	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 — —	A A-1 A-2 A-3 A-4	— 1,339 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	10,338	*

Michael E. Kapsch	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Frank G. Karkazis	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,503 — —	A A-1 A-2 A-3 A-4	— 1,503 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	4,506	*

Harry G. Karkazis	— 3,003 3,003 3,002 3,000	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— 2,110 3,003 1,054 —	A A-1 A-2 A-3 A-4	— 893 — 1,948 3,000	A A-1 A-2 A-3 A-4	* * * * *	5,841	*

Margaret M. Kaspar	— 4,508 4,508 4,507 —	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 2,400 — —	A A-1 A-2 A-3 A-4	— 4,508 2,108 4,507 —	A A-1 A-2 A-3 A-4	* * * * *	11,123	*

Richard W. Kaspar	— 7,510 7,510 7,510 —	A A-1 A-2 A-3 A-4	* * * * *	1 — 2 —	B-1 B-2 B-3 B-4	* * * *	— — 3,600 — —	A A-1 A-2 A-3 A-4	— 7,510 3,910 7,510 —	A A-1 A-2 A-3 A-4	* * * * *	18,930	*

P. Lawrence Katz(91)	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Andrew H. Katznelson	— 4,500 4,500 4,500 499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,500 1,500 4,500 499	A A-1 A-2 A-3 A-4	* * * * *	10,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(90)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Daniel J. Kaplan exercises voting and investment power.
(91)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Katz exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Jeffrey R. Kaufman(92)	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,005 — —	A A-1 A-2 A-3 A-4	— 3,005 — 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	9,014	*

Dean J. Kaulentis	— — 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— — — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

James J. Kaulentis	— 12,025 12,025 12,025 12,021	A A-1 A-2 A-3 A-4	* * * * *	2 — — 1	B-1 B-2 B-3 B-4	* * * *	— 351 4,500 — —	A A-1 A-2 A-3 A-4	— 11,674 7,525 12,025 12,021	A A-1 A-2 A-3 A-4	* * * * *	43,245	*

William F. Kent	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,500 1,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	14,999	*

Irving B. Kerbel(93)	— 4,525 4,525 4,525 4,522	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 1	B-1 B-2 B-3 B-4	* * * *	— — 4,525 — —	A A-1 A-2 A-3 A-4	— 4,525 — 4,525 4,522	A A-1 A-2 A-3 A-4	* * * * *	13,572	*

John K. Kerstein	— 2,475 2,475 2,475 2,474	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 474 2,475 474 474	A A-1 A-2 A-3 A-4	— 2,001 — 2,001 2,000	A A-1 A-2 A-3 A-4	* * * * *	6,002	*

William K. Kerstein	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Armen G. Kholamian	500 — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	500 — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,499	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(92)	Includes 3,005 Class A-1, 3,005 Class A-2, 3,005 Class A-3 and 3,004 Class A-4 shares and one Class B-2 share over which Mr. Kaufman shares beneficial ownership and has voting and investment power.
(93)	Includes 4,525 Class A-1, 4,525 Class A-2, 4,525 Class A-3 and 4,522 Class A-4 shares and one Class B-2, one Class B-3 and one Class B-4 share held in a trust over which Mr. Kerbel exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Hagop J. Kholamian	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 1,053 —	A A-1 A-2 A-3 A-4	— — — 447 1,499	A A-1 A-2 A-3 A-4	* * * * *	1,946	*

Dean N. Kinnas	— 4,050 4,050 4,050 4,050	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,300 — —	A A-1 A-2 A-3 A-4	— 4,050 750 4,050 4,050	A A-1 A-2 A-3 A-4	* * * * *	12,900	*

Weldon B. Kissler	— — 2,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 1,405 —	A A-1 A-2 A-3 A-4	— — — 1,595 2,999	A A-1 A-2 A-3 A-4	* * * * *	4,594	*

Lonnie Klein	— 8,025 9,025 9,025 7,021	A A-1 A-2 A-3 A-4	* * * * *	1 1 1 1	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 8,025 8,025 9,025 7,021	A A-1 A-2 A-3 A-4	* * * * *	32,096	*

Luke R. Kline(94)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Joseph J. Knapek	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Kevin D. Kometer(95)	— 50 50 101 263	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 35 50 71 185	A A-1 A-2 A-3 A-4	— 15 — 30 78	A A-1 A-2 A-3 A-4	* * * * *	123	*

Georgi Komon-Gold	— — 1,000 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 2,108 703	A A-1 A-2 A-3 A-4	— — — 892 2,295	A A-1 A-2 A-3 A-4	* * * * *	3,187	*
(continued on following page)

*	Represents beneficial ownership of less than 1%.
(94)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Kline exercises voting and investment power.
(95)	Mr. Kometer’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Kometer is currently Director, Advanced Technology–Electronic Trading Division of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Brian M. Konlon	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Robert D. Kopulos	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,503 — —	A A-1 A-2 A-3 A-4	— 1,503 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	4,506	*

Christopher E. Krohn(96)	— 100 100 100 100	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 70 100 70 70	A A-1 A-2 A-3 A-4	— 30 — 30 30	A A-1 A-2 A-3 A-4	* * * * *	90	*

Jan G. Krol	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,503 503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	5,009	*

Frank R. Kubicki	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

Patrick H. Kulisek(97)	— 6,125 13,125 13,125 11,122	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 1,142 8,625 — —	A A-1 A-2 A-3 A-4	— 4,983 4,500 13,125 11,122	A A-1 A-2 A-3 A-4	* * * * *	33,730	*

Robert M. Kupchick	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,999	*

Joseph H. Labinger	— — 1,350 1,350 1,350	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,350 — —	A A-1 A-2 A-3 A-4	— — — 1,350 1,350	A A-1 A-2 A-3 A-4	* * * * *	2,700	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(96)	Mr. Krohn previously served as Director, Marketing at CME from September 2000 through January 2002.
(97)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares that Mr. Kulisek, Edward A. McCarthy and William J. Rinn III own as joint tenants.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Colvin Lam(98)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Dean J. Lanphere	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,005 — —	A A-1 A-2 A-3 A-4	— 3,005 — 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	9,014	*

Ross S. Laser	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 2,108 2,107	A A-1 A-2 A-3 A-4	— 892 — 892 892	A A-1 A-2 A-3 A-4	* * * * *	2,676	*

Gary W. Laswitz Living Trust(99)	— — 4,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— — — 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	8,998	*

John F. Lawler	— 1,500 4,500 4,500 2,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 4,500 2,499	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Michael J. Lawlor	— — 3,000 4,350 4,349	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— — — 4,350 4,349	A A-1 A-2 A-3 A-4	* * * * *	8,699	*

Carl D. Leaven	— 6,300 7,500 7,500 5,998	A A-1 A-2 A-3 A-4	* * * * *	1 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 6,300 6,500 7,500 5,998	A A-1 A-2 A-3 A-4	* * * * *	26,298	*

Ivan Lefton	— 3 3 2 2	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 2 3 1 1	A A-1 A-2 A-3 A-4	— 1 — 1 1	A A-1 A-2 A-3 A-4	* * * * *	3	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(98)	Mr. Lam’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Lam is currently Associate Director, Risk Management—Clearing House Division of CME.
(99)	Includes 4,500 Class A-2, 4,500 Class A-3 and 4,498 Class A-4 shares and one Class B-2 and one Class B-3 share held in a trust controlled by Deborah Laswitz as trustee.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

William T. Lehman	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Marc D. Leibovitz	— — 3,000 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— — — 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	3,000	*

Tina Folk Lemieux(100)	— 350 600 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 450 — —	A A-1 A-2 A-3 A-4	— 350 150 600 600	A A-1 A-2 A-3 A-4	* * * * *	1,700	*

William G. Lerch	— 3,000 3,499 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 3,000 1,999 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	10,998	*

Jeffrey N. Levant	— — 2,003 3,002 501	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— — 3 3,002 501	A A-1 A-2 A-3 A-4	* * * * *	3,506	*

Linda G. Leventhal	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 4,500 2,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	15,999	*

Stephen M. Levin	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 499 — —	A A-1 A-2 A-3 A-4	— 4,500 4,001 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	17,500	*

Michael J. Levin	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,055 1,503 — —	A A-1 A-2 A-3 A-4	— 448 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	3,451	*

Matthew P. Levine	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 703 —	A A-1 A-2 A-3 A-4	— — — 797 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,296	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(100)	Ms. Lemieux’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 350 Class A-1, 450 Class A-2, 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Ms. Lemieux is currently Director, Equity Products of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Robert A. Levinson	— 1 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 2,108 1,053	A A-1 A-2 A-3 A-4	— 1 — 892 1,946	A A-1 A-2 A-3 A-4	* * * * *	2,839	*

Arlene Levy	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Cort I. Lewis	— 5,000 6,000 3,998 —	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 5,000 5,000 3,998 —	A A-1 A-2 A-3 A-4	* * * * *	13,998	*

Wayne M. Liebman	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,054 1,053	A A-1 A-2 A-3 A-4	— 446 — 446 446	A A-1 A-2 A-3 A-4	* * * * *	1,338	*

Barry J. Lind(101)	— 3,750 10,550 9,095 —	A A-1 A-2 A-3 A-4	* * * * *	1 1 2 2	B-1 B-2 B-3 B-4	* * * *	— 1,756 10,500 — —	A A-1 A-2 A-3 A-4	— 1,994 50 9,095 —	A A-1 A-2 A-3 A-4	* * * * *	11,139	*

Bryan Linker(102)	— 138 138 138 138	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 97 138 97 97	A A-1 A-2 A-3 A-4	— 41 — 41 41	A A-1 A-2 A-3 A-4	* * * * *	123	*

Edwin F. Linker	— — 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 2,108 2,107	A A-1 A-2 A-3 A-4	— — — 892 892	A A-1 A-2 A-3 A-4	* * * * *	1,784	*

Lionel M. Godow, Inc.	— 3,600 4,500 4,500 3,599	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 2,529 4,500 — —	A A-1 A-2 A-3 A-4	— 1,071 — 4,500 3,599	A A-1 A-2 A-3 A-4	* * * * *	9,170	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(101)	Includes 1,050 Class A-1, 6,050 Class A-2 and 5,095 Class A-3 shares and one Class B-2, two Class B-3 and two Class B-4 shares held in a trust over which Mr. Lind exercises voting and investment power. Also includes 2,700 Class A-1, 4,500 Class A-2 and 4,000 Class A-3 shares and one Class B-1 share owned by Lind Family Investments LP, of which Mr. Lind is general partner.
(102)	Mr. Linker’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Linker is currently Director, Trading Floor Technology Services of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Jordan R. Lisitza	— 1,500 1,500 1,000 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,000 —	A A-1 A-2 A-3 A-4	* * * * *	3,000	*

Walter Litzenberger(103)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

Bart LoGiudice	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 703 1,500 — —	A A-1 A-2 A-3 A-4	— 797 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,796	*

Phillip Lotsoff(104)	— — — 723 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — — 508 2,107	A A-1 A-2 A-3 A-4	— — — 215 892	A A-1 A-2 A-3 A-4	* * * * *	1,107	*

George S. Loukopoulos	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

Charles A. Lucchese	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,055 1,503 — —	A A-1 A-2 A-3 A-4	— 448 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	3,451	*

LUE Trading Inc.	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,999 — —	A A-1 A-2 A-3 A-4	— 3,000 1,001 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	10,000	*

Miles B. Lustig	— — 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— — — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	5,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(103)	Mr. Litzenberger’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Litzenberger is currently Associate Director, Enterprise Computing of CME.
(104)	Includes 723 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Lotsoff exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

David W. MacLeary	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Glen Joseph Madeja(105)	— 600 600 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 422 600 422 422	A A-1 A-2 A-3 A-4	— 178 — 178 178	A A-1 A-2 A-3 A-4	* * * * *	534	*

Robert J. Malafronte	— — 2,700 2,700 2,700	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,700 1,897 —	A A-1 A-2 A-3 A-4	— — — 803 2,700	A A-1 A-2 A-3 A-4	* * * * *	3,503	*

George J. Malfas	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Steven B. Malin	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 703 1,500 — —	A A-1 A-2 A-3 A-4	— 797 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,796	*

Howard K. Malman	— 4,500 4,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— 703 4,500 703 —	A A-1 A-2 A-3 A-4	— 3,797 — 3,797 4,498	A A-1 A-2 A-3 A-4	* * * * *	12,092	*

Patrick W. Maloney	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,005 2,111 2,110	A A-1 A-2 A-3 A-4	— 3,005 — 894 894	A A-1 A-2 A-3 A-4	* * * * *	4,793	*

Jerry March(106)	— — 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,449 — —	A A-1 A-2 A-3 A-4	— — 1,051 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	10,050	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(105)	Mr. Madeja’s Class A-1, Class A-2, Class A-3 and Class A-4 totals included 450 Class A-1, 450 Class A-2, 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Madeja is currently Director, Information Products Management of CME.
(106)	Includes 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-2 share held in a trust over which Mr. March exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

David B. Martin(107)	— — — 362 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 254 1,053	A A-1 A-2 A-3 A-4	— — — 108 446	A A-1 A-2 A-3 A-4	* * * * *	554	*

Dennis W. Martin	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 703 —	A A-1 A-2 A-3 A-4	— 3,000 — 2,297 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,296	*

James L. Mazzetta	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

James F. Mazzulla	— 1,500 — — —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 — — —	A A-1 A-2 A-3 A-4	— 446 — — —	A A-1 A-2 A-3 A-4	* * * * *	446	*

McCann Children’s Gift Trust(108)	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

Edward A. McCarthy(109)	200 20,775 20,775 20,775 20,770	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	200 20,775 17,775 20,775 20,770	A A-1 A-2 A-3 A-4	* * * * *	80,295	*

Peter S. McDonnell	— — 499 — —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 399 — —	A A-1 A-2 A-3 A-4	— — 100 — —	A A-1 A-2 A-3 A-4	* * * * *	100	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(107)	Includes 362 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Martin exercises voting and investment power.
(108)	Includes 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Debra J. Leonard exercises voting and investment power.
(109)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares that Mr. McCarthy, William J. Rinn III and Patrick H. Kulisek own as tenants in common.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

William V. McElwain(110)	— 4,525 4,525 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	1 — — 1	B-1 B-2 B-3 B-4	* * * *	— 3,179 4,525 — —	A A-1 A-2 A-3 A-4	— 1,346 — 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	10,394	*

John J. McGuire(111)	— — 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— — — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Mitchell A. McKay	— 4,000 4,500 4,500 2,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,500 — —	A A-1 A-2 A-3 A-4	— 4,000 2,000 4,500 2,499	A A-1 A-2 A-3 A-4	* * * * *	12,999	*

Stephen L. Melcher	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

David D. Melchiorre	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

James T. Mercola	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Paul S. Mermel(112)	— 3,000 3,000 — —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 3,000 1,000 — —	A A-1 A-2 A-3 A-4	* * * * *	4,000	*

Scott J. Mermel	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(110)	Includes 4,525 Class A-1, 4,525 Class A-2, 4,525 Class A-3 and 4,523 Class A-4 shares and one Class B-1 and one Class B-4 share held in a trust over which Mr. McElwain exercises voting and investment power.
(111)	Includes 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Mr. McGuire exercises voting and investment power.
(112)	Includes 3,000 Class A-1 and 3,000 Class A-2 shares and one Class B-2 share held in a trust over which Mr. Mermel exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Richard A. Mesirow	— 2,000 3,000 3,000 1,500	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 2,000 1,500 3,000 1,500	A A-1 A-2 A-3 A-4	* * * * *	8,000	*

John G. Meskill	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Lester A. Messinger	— 4,500 4,500 4,500 1,000	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 4,500 3,500 4,500 1,000	A A-1 A-2 A-3 A-4	* * * * *	13,500	*

Andres V. Meza(113)	— 600 600 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 400 — —	A A-1 A-2 A-3 A-4	— 600 200 600 600	A A-1 A-2 A-3 A-4	* * * * *	2,000	*

Dale Alan Michaels(114)	— 150 150 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 316 316	A A-1 A-2 A-3 A-4	— 150 150 284 284	A A-1 A-2 A-3 A-4	* * * * *	868	*

Harry Michas	— 1,350 1,350 1,350 750	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,350 — —	A A-1 A-2 A-3 A-4	— 1,350 — 1,350 750	A A-1 A-2 A-3 A-4	* * * * *	3,450	*

John K. Miedema	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 2 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Robin L. Migalla(115)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(113)	Mr. Meza’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 450 Class A-1, 450 Class A-2, 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Meza is currently Director, Clearing Technology of CME.
(114)	Mr. Michaels’s Class A-3 and Class A-4 totals include 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Michaels is currently Director, Risk Management of CME.
(115)	Ms. Migalla’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Ms. Migalla is currently a Lead Software Specialist of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Andrew A. Migdal	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,054 1,053	A A-1 A-2 A-3 A-4	— 446 — 446 446	A A-1 A-2 A-3 A-4	* * * * *	1,338	*

Norman Z. Milin(116)	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 703 —	A A-1 A-2 A-3 A-4	— — — 797 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,296	*

Jeff Miller(117)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Marc Jay Miller	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Michael C. Miller	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Michael G. Mininni	— 7,525 7,525 7,525 7,522	A A-1 A-2 A-3 A-4	* * * * *	1 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 7,525 4,525 7,525 7,522	A A-1 A-2 A-3 A-4	* * * * *	27,097	*

Paul L. Mitchell	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 351 —	A A-1 A-2 A-3 A-4	— 1,500 — 1,149 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Mizuho Corporate Bank Ltd.	— 5 5 5 5	A A-1 A-2 A-3 A-4	* * * * *	— — — — —	B-1 B-2 B-3 B-4	* * * *	— 4 5 4 4	A A-1 A-2 A-3 A-4	— 1 — 1 1	A A-1 A-2 A-3 A-4	* * * * *	3	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(116)	Includes 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Milin exercises voting and investment power.
(117)	Mr. Miller’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Miller is currently Manager, Server Services of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Archibald P. Moesta	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Leonard L. Mondi	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

William J. Mondi	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Jule R. Mondschein(118)	— — — 95 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 67 79	A A-1 A-2 A-3 A-4	— — — 28 34	A A-1 A-2 A-3 A-4	* * * * *	62	*

Marlene Monieson-Miller(119)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 1,500 1,000 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	5,499	*

James P. Moran(120)	— 600 600 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 300 — —	A A-1 A-2 A-3 A-4	— 600 300 600 600	A A-1 A-2 A-3 A-4	* * * * *	2,100	*

Thomas P. Morgan(121)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 2,108 2,107	A A-1 A-2 A-3 A-4	— 892 — 892 892	A A-1 A-2 A-3 A-4	* * * * *	2,676	*

Timothy Morgan(122)	— — 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 2,108 2,107	A A-1 A-2 A-3 A-4	— — — 892 892	A A-1 A-2 A-3 A-4	* * * * *	1,784	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(118) Ms.	Mondschein’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Ms. Mondschein is currently Supervisor, Membership Services of CME.
(119)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Ms. Monieson-Miller exercises voting and investment power.
(120) Mr.	Moran’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 450 Class A-1, 450 Class A-2, 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Moran is currently Director, Market Regulation of CME.
(121)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Morgan exercises voting and investment power.
(122)	Includes 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Morgan exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Maxwell Mulmat(123)	— 4,500 4,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 4,500 3,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	16,998	*

William C. Muno Revocable Trust(124)	— 7,500 7,500 7,500 7,498	A A-1 A-2 A-3 A-4	* * * * *	1 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 5,000 — —	A A-1 A-2 A-3 A-4	— 7,500 2,500 7,500 7,498	A A-1 A-2 A-3 A-4	* * * * *	24,998	*

Jonathan G. Murlas(125)	— 7,503 7,503 7,502 6,099	A A-1 A-2 A-3 A-4	* * * * *	1 — 2 —	B-1 B-2 B-3 B-4	* * * *	— — 598 — —	A A-1 A-2 A-3 A-4	— 7,503 6,905 7,502 6,099	A A-1 A-2 A-3 A-4	* * * * *	28,009	*

Nicholas J. Murlas Trust(126)	— 4,505 1,505 1,505 1,504	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 2,108 1,505 — —	A A-1 A-2 A-3 A-4	— 2,397 — 1,505 1,504	A A-1 A-2 A-3 A-4	* * * * *	5,406	*

Joshua A. Murphy	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

National Westminster Bank Plc	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,111 3,005 2,111 2,110	A A-1 A-2 A-3 A-4	— 894 — 894 894	A A-1 A-2 A-3 A-4	* * * * *	2,682	*

Lawrence J. Nawrot(127)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(123)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Mulmat exercises voting and investment power. Also includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share that Mr. Mulmat and Peter A. Mulmat own as joint tenants.
(124)	Includes 7,500 Class A-1, 7,500 Class A-2, 7,500 Class A-3 and 7,498 Class A-4 shares and one Class B-1 and one Class B-2 share held in a trust controlled by Mary B. Muno as trustee.
(125)	Includes 1,503 Class A-1, 1,503 Class A-2, 1,503 Class A-3 and 1,501 Class A-4 shares and one Class B-3 share held in a trust for which Mr. Murlas serves as co-trustee.
(126)	Includes 4,505 Class A-1, 1,505 Class A-2, 1,505 Class A-3 and 1,504 Class A-4 shares and one Class B-3 share held in a trust controlled by Nick C. Gravenites as trustee.
(127)	Mr. Nawrot’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Nawrot is currently Associate Director, Certification & Support of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Tatiana Nissen	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,054 351	A A-1 A-2 A-3 A-4	— 446 — 446 1,148	A A-1 A-2 A-3 A-4	* * * * *	2,040	*

Marjorie S. Noland	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Dean S. Norris	— 4,505 4,505 4,505 4,504	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,165 4,505 3,165 3,164	A A-1 A-2 A-3 A-4	— 1,340 — 1,340 1,340	A A-1 A-2 A-3 A-4	* * * * *	4,020	*

Gregory B. Norris	— 2,700 2,700 2,700 2,700	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 1,897 2,700 1,897 1,897	A A-1 A-2 A-3 A-4	— 803 — 803 803	A A-1 A-2 A-3 A-4	* * * * *	2,409	*

Cary R. Northup	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,999 — —	A A-1 A-2 A-3 A-4	— 4,500 1,501 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	15,000	*

Srini R. Nunna(128)	— 1,500 1,500 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 3,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	6,444	*

Richard R. Nye	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Conrad P. O’Connor	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Jeremiah P. O’Connor	— 1,501 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 1,501 1,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	12,000	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(128)	Includes 1,500 Class A-1, 1,500 Class A-2, 3,000 Class A-3 and 2,998 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Nunna exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Robert M. O’Connor(129)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

Patrick J. O’Gorman	— 450 450 450 449	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 450 245 —	A A-1 A-2 A-3 A-4	— 450 — 205 449	A A-1 A-2 A-3 A-4	* * * * *	1,104	*

Adelle R. Oliff(130)	— 7,500 7,500 7,500 898	A A-1 A-2 A-3 A-4	* * * * *	1 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 4,000 — —	A A-1 A-2 A-3 A-4	— 7,500 3,500 7,500 898	A A-1 A-2 A-3 A-4	* * * * *	19,398	*

Hershel Oliff(131)	— 7,500 7,500 7,500 898	A A-1 A-2 A-3 A-4	* * * * *	1 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 4,000 — —	A A-1 A-2 A-3 A-4	— 7,500 3,500 7,500 898	A A-1 A-2 A-3 A-4	* * * * *	19,398	*

Christopher K. O’Malley	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Paul S. Onoda	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,054 1,053	A A-1 A-2 A-3 A-4	— 446 — 446 446	A A-1 A-2 A-3 A-4	* * * * *	1,338	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(129)	Mr. O’Connor’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. O’Connor is currently Assistant Controller of CME.
(130)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 599 Class A-4 shares and one Class B-2 share held in a trust over which Ms. Oliff exercises voting and investment power. Also includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 299 Class A-4 shares and one Class B-1 share held in a trust over which Hershel Oliff, Ms. Oliff’s husband, exercises voting and investment power. The number of shares offered by Ms. Oliff include 1,500 Class A-2 shares held in the trust over which she exercises voting and investment power and 2,500 Class A-2 shares being offered by Mr. Oliff. Ms. Oliff is the mother of James E. Oliff, a member of our board of directors.
(131)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 299 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Oliff exercises voting and investment power. Also includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 599 Class A-4 shares and one Class B-2 share held in a trust over which Adelle Oliff, Mr. Oliff’s wife, exercises voting and investment power. The number of shares offered by Mr. Oliff include 2,500 Class A-2 shares held in the trust over which he exercises voting and investment power and 1,500 Class A-2 shares being offered by Ms. Oliff. Mr. Oliff is the father of James E. Oliff, a member of our board of directors.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Jason Ordman Trust(132)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 702 3,000 — —	A A-1 A-2 A-3 A-4	— 2,298 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,297	*

William F. Orthwein	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,503 3 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	4,509	*

Julio Osacky	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 1,054 703	A A-1 A-2 A-3 A-4	— — — 446 796	A A-1 A-2 A-3 A-4	* * * * *	1,242	*

Robert P. Overholt	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

James M. Pacente	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 999 — —	A A-1 A-2 A-3 A-4	— 1,500 501 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	5,000	*

Louis A. Pagano	— 500 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 500 2,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,499	*

Raymond E. Page(133)	— 3,000 3,000 3,000 1,000	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 3,000 1,000 3,000 1,000	A A-1 A-2 A-3 A-4	* * * * *	8,000	*

Lesley A. Palmer	— 2,300 3,000 3,000 798	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— — 700 — —	A A-1 A-2 A-3 A-4	— 2,300 2,300 3,000 798	A A-1 A-2 A-3 A-4	* * * * *	8,398	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(132)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Burton R. Kaplan exercises voting and investment power.
(133)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 1,000 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Page exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Mark L. Palmer	— 500 4,500 4,500 2,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 500 2,500 4,500 2,499	A A-1 A-2 A-3 A-4	* * * * *	9,999	*

Joseph A. Panfil(134)	— 600 600 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 316 450 316 316	A A-1 A-2 A-3 A-4	— 284 150 284 284	A A-1 A-2 A-3 A-4	* * * * *	1,002	*

Blaine M. Panitch	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

Terry A. Pasquale	— — 1,000 3,000 999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 999 — —	A A-1 A-2 A-3 A-4	— — 1 3,000 999	A A-1 A-2 A-3 A-4	* * * * *	4,000	*

Edwin S. Peller	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 3,005 2,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	11,019	*

Sherry Peller	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

Thomas R. Pelling	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Joel B. Perzov	— 25 4,525 4,525 4,522	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 1	B-1 B-2 B-3 B-4	* * * *	— — 3,500 — —	A A-1 A-2 A-3 A-4	— 25 1,025 4,525 4,522	A A-1 A-2 A-3 A-4	* * * * *	10,097	*

Robert A. Pesa	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 3,161 3,161	A A-1 A-2 A-3 A-4	— 1,339 — 1,339 1,338	A A-1 A-2 A-3 A-4	* * * * *	4,016	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(134)	Mr. Panfil’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 450 Class A-1, 450 Class A-2, 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Panfil is currently Director, Distributed Computing–Information Technology of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

James M. Peterson	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Paul E. Peterson(135)	— 600 600 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 70 150 70 70	A A-1 A-2 A-3 A-4	— 530 450 530 530	A A-1 A-2 A-3 A-4	* * * * *	2,040	*

David J. Pevonka	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 703 —	A A-1 A-2 A-3 A-4	— — — 797 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,296	*

Frederick W. Pfeiffer Jr.	— 1,165 1,165 1,165 1,164	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 587 1,165 — —	A A-1 A-2 A-3 A-4	— 578 — 1,165 1,164	A A-1 A-2 A-3 A-4	* * * * *	2,907	*

Frederick R. Pickard	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Hilda Piell(136)	— 50 50 74 150	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 35 50 52 105	A A-1 A-2 A-3 A-4	— 15 — 22 45	A A-1 A-2 A-3 A-4	* * * * *	82	*

Joseph M. Pieranunzi	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Jay E. Pinsky	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(135)	Mr. Peterson’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 450 Class A-1, 450 Class A-2, 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Peterson is currently Director, Commodity Product Development of CME.
(136)	Ms. Piell’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Ms. Piell is currently Director & Associate General Counsel of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

William A. Poetker III	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

James G. Pondel	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,999	*

Robert J. Prosi(137)	— 1,500 499 — —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 499 — —	A A-1 A-2 A-3 A-4	— 1,149 — — —	A A-1 A-2 A-3 A-4	* * * * *	1,149	*

Steven R. Prosniewski	— — 4,500 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— — — 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	4,500	*

Michael W. Pure	— 1,500 3,500 4,500 2,498	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 527 527	A A-1 A-2 A-3 A-4	— 1,500 1,500 3,973 1,971	A A-1 A-2 A-3 A-4	* * * * *	8,944	*

Gary M. Quateman	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,499	*

Thomas F. Quinn	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

R.C.G. Investments L.P.	— 4,500 4,500 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,000 — —	A A-1 A-2 A-3 A-4	— 4,500 500 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	8,000	*

Joseph V. Raimondi	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*
(continued on following page)

*	Represents beneficial ownership of less than 1%.
(137)	Mr. Prosi served as a member of CME Holdings’ board from its formation on August 2, 2001 until April 2002 and of CME’s board from 1988 until April 2002.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Thomas J. Reavis	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,000 — —	A A-1 A-2 A-3 A-4	— 4,500 500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,999	*

Richard H. Redding(138)	— 2,700 2,700 2,700 2,700	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 2,700 1,200 2,700 2,700	A A-1 A-2 A-3 A-4	* * * * *	9,300	*

Refco, LLC	— 27,058 27,058 27,057 27,046	A A-1 A-2 A-3 A-4	* * * * *	3 3 3 2	B-1 B-2 B-3 B-4	* * * *	— — 27,058 — —	A A-1 A-2 A-3 A-4	— 27,058 — 27,057 27,046	A A-1 A-2 A-3 A-4	* * * * *	81,161	*

Stephen D. Reid	— — — 362 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 254 1,053	A A-1 A-2 A-3 A-4	— — — 108 446	A A-1 A-2 A-3 A-4	* * * * *	554	*

Aaron Reinglass	— 3 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 509 — —	A A-1 A-2 A-3 A-4	— 3 994 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	4,000	*

Raymond Resnick	— 2,000 3,000 — —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 2,000 2,000 — —	A A-1 A-2 A-3 A-4	* * * * *	4,000	*

Milton R. Rich	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,500 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	13,499	*

Polly J. Richter	— 1,000 1,500 1,000 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 300 — —	A A-1 A-2 A-3 A-4	— 1,000 1,200 1,000 —	A A-1 A-2 A-3 A-4	* * * * *	3,200	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(138)	Mr. Redding’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 1,950 Class A-1, 1,950 Class A-2, 1,950 Class A-3 and 1,950 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Redding is currently Managing Director, Equities of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Eric Riedesel(139)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 113 79 17	A A-1 A-2 A-3 A-4	— 113 — 34 96	A A-1 A-2 A-3 A-4	* * * * *	243	*

Larry N. Riesberg	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,500 1,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	14,999	*

Barry R. Rifkin	— 4,500 4,500 — —	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,500 1,500 — —	A A-1 A-2 A-3 A-4	* * * * *	6,000	*

Charles J. Riley	— 3,025 3,025 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— 2,125 3,025 — —	A A-1 A-2 A-3 A-4	— 900 — 3,025 3,023	A A-1 A-2 A-3 A-4	* * * * *	6,948	*

RJL Partners	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Gerald P. Roberts(140)	— 6,750 6,750 6,750 6,750	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 3,688 5,250 — —	A A-1 A-2 A-3 A-4	— 3,062 1,500 6,750 6,750	A A-1 A-2 A-3 A-4	* * * * *	18,062	*

Mark J. Roberts	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 999 — —	A A-1 A-2 A-3 A-4	— 3,000 2,001 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	11,000	*

Wallace H. Roberts Jr.	— — 1,000 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 1,054 1,053	A A-1 A-2 A-3 A-4	— — — 446 446	A A-1 A-2 A-3 A-4	* * * * *	892	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(139)	Mr. Riedesel’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Riedesel is currently Associate Director, Vendor Relationship Management—Technology Division of CME.
(140)	Mr. Roberts’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 5,250 Class A-1, 5,250 Class A-2, 5,250 Class A-3 and 5,250 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Roberts is currently Managing Director, Corporate Planning of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Bruce M. Rodin	— 4,525 4,525 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	1 — — 1	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — —	A A-1 A-2 A-3 A-4	— 4,525 25 4,525 4,523	A A-1 A-2 A-3 A-4	* * * * *	13,598	*

Irwin and Suzanne Rosen(141)	— 2,000 6,000 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 2,000 4,000 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	17,998	*

Hal D. Roseth	— — 1,006 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,006 — —	A A-1 A-2 A-3 A-4	— — — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	3,003	*

Holly S. Rozner	— 500 1,500 999 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 500 500 999 —	A A-1 A-2 A-3 A-4	* * * * *	1,999	*

Ben Rubin	— 1,500 1,500 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	3,000	*

Richard A. Rumick(142)	— 6,000 6,000 6,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,298 — —	A A-1 A-2 A-3 A-4	— 6,000 4,702 6,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	19,700	*

Joseph M. Ryan	— 1 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 1 1,000 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,000	*

Thomas M. Sabatino	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(141)	Includes 2,000 Class A-1, 6,000 Class A-2, 6,000 Class A-3 and 5,998 Class A-4 shares and one Class B-1 and one Class B-3 share held in a trust over which Mr. Rosen exercises voting and investment power.
(142)	Includes 6,000 Class A-1, 6,000 Class A-2, 6,000 Class A-3 and 2,998 Class A-4 shares and one Class B-1 and one Class B-3 share held in a trust over which Mr. Rumick exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Bonnie Sacks	— 2,500 4,500 4,500 1,500	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 703 —	A A-1 A-2 A-3 A-4	— 2,500 — 3,797 1,500	A A-1 A-2 A-3 A-4	* * * * *	7,797	*

Gary V. Sagui	— — — 1,085 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — — 762 3,161	A A-1 A-2 A-3 A-4	— — — 323 1,338	A A-1 A-2 A-3 A-4	* * * * *	1,661	*

Matthew Q. Sagui	— — — 1,085 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — — 762 3,161	A A-1 A-2 A-3 A-4	— — — 323 1,338	A A-1 A-2 A-3 A-4	* * * * *	1,661	*

Michael P. Savoca	— 4,500 4,500 4,500 2,699	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 600 — —	A A-1 A-2 A-3 A-4	— 4,500 3,900 4,500 2,699	A A-1 A-2 A-3 A-4	* * * * *	15,599	*

David R. Scanlan(143)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 2,108 —	A A-1 A-2 A-3 A-4	— 892 — 892 2,999	A A-1 A-2 A-3 A-4	* * * * *	4,783	*

Richard P. Scanlon	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

Sean S. Schaefer	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 3,000 1,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	9,999	*

Matthew A. Scharl	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 750 — —	A A-1 A-2 A-3 A-4	— 500 750 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,249	*

Randolph W. Scheffel	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(143)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Scanlan exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B					# of Shares	Class	% of Class	Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class				# of Shares	% of Class

Thomas Schencker	— — — — 2	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — — 1	A A-1 A-2 A-3 A-4	— — — — 1	A A-1 A-2 A-3 A-4	* * * * *	1	*

Kathy L. Schenk	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,005 — —	A A-1 A-2 A-3 A-4	— 3,005 — 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	9,014	*

Joy Scher(144)	— — 4,500 498 —	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 350 —	A A-1 A-2 A-3 A-4	— — — 148 —	A A-1 A-2 A-3 A-4	* * * * *	148	*

David A. Schild	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 1,054 1,053	A A-1 A-2 A-3 A-4	— — — 446 446	A A-1 A-2 A-3 A-4	* * * * *	892	*

James S. Schmitt	— 1,000 1,500 750 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 300 — —	A A-1 A-2 A-3 A-4	— 1,000 1,200 750 —	A A-1 A-2 A-3 A-4	* * * * *	2,950	*

John G. Schnurr(145)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Schonfeld Securities, LLC	— — — 1,085 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — — 762 3,161	A A-1 A-2 A-3 A-4	— — — 323 1,338	A A-1 A-2 A-3 A-4	* * * * *	1,661	*

Walter E. Schroeder	— 25 25 25 24	A A-1 A-2 A-3 A-4	* * * * *	— — — 1	B-1 B-2 B-3 B-4	* * * *	— 18 25 18 17	A A-1 A-2 A-3 A-4	— 7 — 7 7	A A-1 A-2 A-3 A-4	* * * * *	21	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(144)	Includes 4,500 Class A-2 and 498 Class A-3 shares and one Class B-2 and one Class B-3 share held in a trust over which Ms. Scher exercises voting and investment power.
(145)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share over which Mr. Schnurr shares beneficial ownership and has voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

David T. Schutt	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 3,000 1,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	9,999	*

Harold A. Schwartz(146)	— — 4,500 4,500 2,500	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,500 — 703	A A-1 A-2 A-3 A-4	— — — 4,500 1,797	A A-1 A-2 A-3 A-4	* * * * *	6,297	*

Mark A. Schwartz(147)	— 12,000 12,000 12,000 11,996	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 7,500 — —	A A-1 A-2 A-3 A-4	— 8,839 4,500 12,000 11,996	A A-1 A-2 A-3 A-4	* * * * *	37,335	*

Gary M. Segal	— 3,000 3,000 3,000 1,799	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,799 — —	A A-1 A-2 A-3 A-4	— 3,000 1,201 3,000 1,799	A A-1 A-2 A-3 A-4	* * * * *	9,000	*

Robert G. Senft	— 1,500 — — —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 — — —	A A-1 A-2 A-3 A-4	— 446 — — —	A A-1 A-2 A-3 A-4	* * * * *	446	*

Susan M. Serota(148)	— 525 10,525 10,525 520	A A-1 A-2 A-3 A-4	* * * * *	1 1 1 1	B-1 B-2 B-3 B-4	* * * *	— — 4,095 — —	A A-1 A-2 A-3 A-4	— 525 6,430 10,525 520	A A-1 A-2 A-3 A-4	* * * * *	18,000	*

Brian O. Shannon Revocable Trust(149)	— 12,306 13,525 13,525 13,519	A A-1 A-2 A-3 A-4	* * * * *	2 — 3 1	B-1 B-2 B-3 B-4	* * * *	— 20 13,525 9,502 9,498	A A-1 A-2 A-3 A-4	— 12,286 — 4,023 4,021	A A-1 A-2 A-3 A-4	* * * * *	20,330	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(146)	Includes 4,500 Class A-2, 4,500 Class A-3 and 2,500 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Schwartz exercises voting and investment power.
(147)	Includes 7,500 Class A-1, 7,500 Class A-2, 7,500 Class A-3 and 7,497 Class A-4 shares and one Class B-2 share over which Mr. Schwartz shares beneficial ownership and has voting and investment power. Also includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares held in a trust over which Mr. Schwartz exercises voting and investment power.
(148)	Includes 525 Class A-1, 10,525 Class A-2, 10,525 Class A-3 and 520 Class A-4 shares and one Class B-1, one Class B-2, one Class B-3 and one Class B-4 share held in a trust over which Ms. Serota exercises voting and investment power.
(149)	Includes 12,306 Class A-1, 13,525 Class A-2, 13,525 Class A-3 and 13,519 Class A-4 shares and two Class B-1, three Class B-3 and one Class B-4 share held in a trust over which Susan M. Shannon and James Shannon exercise voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

James P. Shannon	— 501 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 501 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,000	*

Patrick J. Shannon Jr.(150)	— 6,000 6,000 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 4,946 4,500 6,000 5,998	A A-1 A-2 A-3 A-4	* * * * *	21,444	*

Leon C. Shender	10 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	10 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,158	*

Burton L. Shender Trust(151)	— 1,500 1,500 — —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — — —	A A-1 A-2 A-3 A-4	* * * * *	1,500	*

Shender Revocable Trust(152)	— 9,000 9,000 9,000 8,997	A A-1 A-2 A-3 A-4	* * * * *	1 1 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 9,000 8,000 9,000 8,997	A A-1 A-2 A-3 A-4	* * * * *	34,997	*

John J. Sheridan	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,054 1,053	A A-1 A-2 A-3 A-4	— 446 — 446 446	A A-1 A-2 A-3 A-4	* * * * *	1,338	*

James M. Shortall	— — — 723 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — — 508 2,107	A A-1 A-2 A-3 A-4	— — — 215 892	A A-1 A-2 A-3 A-4	* * * * *	1,107	*

Ann Shuman(153)	— 600 600 600 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 316 450 316 316	A A-1 A-2 A-3 A-4	— 284 150 284 284	A A-1 A-2 A-3 A-4	* * * * *	1,002	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(150)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share owned by P & P Holdings Inc., of which Mr. Shannon is a partner.
(151)	Includes 1,500 Class A-1 and 1,500 Class A-2 shares and one Class B-3 share held in a trust controlled by Marjorie Shender as trustee.
(152)	Includes 9,000 Class A-1, 9,000 Class A-2, 9,000 Class A-3 and 8,997 Class A-4 shares and one Class B-1, one Class B-2 and one Class B-3 share held in a trust over which Martin H. Shender exercises voting and investment power.
(153)	Ms. Shuman’s Class A-1, Class A-2, Class A-3 and Class A-4 totals include 450 Class A-1, 450 Class A-2, 450 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Ms. Shuman is currently Director, Business Development of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Michael L. Sidel	— 1,500 3,000 — —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 600 — —	A A-1 A-2 A-3 A-4	— 1,500 2,400 — —	A A-1 A-2 A-3 A-4	* * * * *	3,900	*

Ronald C. Sidler	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 2,108 —	A A-1 A-2 A-3 A-4	— 892 — 892 2,999	A A-1 A-2 A-3 A-4	* * * * *	4,783	*

Brian P. Sindler	— — 1,500 — —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— — 500 — —	A A-1 A-2 A-3 A-4	* * * * *	500	*

Joseph J. Sinopoli	— — — 1,121 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 703 —	A A-1 A-2 A-3 A-4	— — — 418 1,499	A A-1 A-2 A-3 A-4	* * * * *	1,917	*

Patrick F. Skelton	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Jerome Sklar(154)	— 4,505 4,505 4,505 4,504	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 4,505 2,505 4,505 4,504	A A-1 A-2 A-3 A-4	* * * * *	16,019	*

Larry B. Slavin	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 1,405 4,500 — —	A A-1 A-2 A-3 A-4	— 3,095 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	12,094	*

SLK-Hull Derivatives LLC(155)	— 6,000 6,000 6,000 5,997	A A-1 A-2 A-3 A-4	* * * * *	— 1 2 —	B-1 B-2 B-3 B-4	* * * *	— 4,215 6,000 4,215 4,213	A A-1 A-2 A-3 A-4	— 1,785 — 1,785 1,784	A A-1 A-2 A-3 A-4	* * * * *	5,354	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(154)	Includes 4,505 Class A-1, 4,505 Class A-2, 4,505 Class A-3 and 4,504 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Sklar exercises voting and investment power.
(155)	SLK-Hull Derivatives LLC is an affiliate of Goldman, Sachs & Co., which is an underwriter for this offering.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Nathan H. Slutsky	— 4,500 4,500 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 — —	A A-1 A-2 A-3 A-4	— 1,339 — 4,500 —	A A-1 A-2 A-3 A-4	* * * * *	5,839	*

Paul J. Smilgius	— 4,525 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 — —	A A-1 A-2 A-3 A-4	— 1,364 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	10,363	*

B. Perry Smith	— 3,000 3,000 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 3,000 2,000 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	8,000	*

Daniel J. Smith	— 500 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 500 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,499	*

Robert J. Smith	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 2,108 2,107	A A-1 A-2 A-3 A-4	— 892 — 892 892	A A-1 A-2 A-3 A-4	* * * * *	2,676	*

Sheldon Snyder	— — — 1,525 1,523	A A-1 A-2 A-3 A-4	* * * * *	— — 1 1	B-1 B-2 B-3 B-4	* * * *	— — — 1,071 1,070	A A-1 A-2 A-3 A-4	— — — 454 453	A A-1 A-2 A-3 A-4	* * * * *	907	*

Lee J. Sobier	— 4,575 4,575 4,575 4,571	A A-1 A-2 A-3 A-4	* * * * *	1 — — 4	B-1 B-2 B-3 B-4	* * * *	— 3,196 4,575 3,197 3,197	A A-1 A-2 A-3 A-4	— 1,379 — 1,378 1,374	A A-1 A-2 A-3 A-4	* * * * *	4,131	*

Scott Sohn(156)	— 1,000 1,500 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,000 500 1,500 —	A A-1 A-2 A-3 A-4	* * * * *	3,000	*

Robert L. Solomon	— 3,000 3,000 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 3,000 1,500 3,000 —	A A-1 A-2 A-3 A-4	* * * * *	7,500	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(156)	Includes 1,000 Class A-1, 1,500 Class A-2 and 1,500 Class A-3 shares and one Class B-3 share held in a trust over which Mr. Sohn exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B3								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Scott M. Solovy	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

John G. Sommesi	— 2,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 2,000 1,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Robert L. Sonshine	— 3,000 3,000 999 —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 702 —	A A-1 A-2 A-3 A-4	— 892 — 297 —	A A-1 A-2 A-3 A-4	* * * * *	1,189	*

Anthony L. Spalla	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Thomas A. Spratt	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

David M. Springer	— — 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	2,999	*

Edward A. Springer	— — 2,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— — — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	5,999	*

Linda M. Springer	— — 2,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,005 — —	A A-1 A-2 A-3 A-4	— — — 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	6,009	*

Anthony J. Stavros	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,055 1,503 — —	A A-1 A-2 A-3 A-4	— 448 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	3,451	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Russell W. Steger II	— — 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— — — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	5,999	*

Kurt J. Steib	— — — 723 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — — 508 2,107	A A-1 A-2 A-3 A-4	— — — 215 892	A A-1 A-2 A-3 A-4	* * * * *	1,107	*

Jeremiah S. Steinberger(157)	— 1,500 1,500 1,300 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 900 — —	A A-1 A-2 A-3 A-4	— 1,500 600 1,300 —	A A-1 A-2 A-3 A-4	* * * * *	3,400	*

Chris Stenger	— 1,500 7,500 7,500 7,497	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 7,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 7,500 7,497	A A-1 A-2 A-3 A-4	* * * * *	16,497	*

Scott C. Stenn	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,200 — —	A A-1 A-2 A-3 A-4	— 500 300 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,799	*

Ronald S. Stephani	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,503 — —	A A-1 A-2 A-3 A-4	— 1,503 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	4,506	*

Todd T. Stewart	— 1,500 1,500 999 —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 999 —	A A-1 A-2 A-3 A-4	* * * * *	2,148	*

Michael H. Stoltzner	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 3,161 3,161	A A-1 A-2 A-3 A-4	— 1,339 — 1,339 1,338	A A-1 A-2 A-3 A-4	* * * * *	4,016	*

Jeffrey K. Stran	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(157)	Includes 1,500 Class A-1, 1,500 Class A-2 and 1,300 Class A-3 shares and one Class B-3 share held in a trust over which Mr. Steinberger exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Caryn R. Suder Trust(158)	340 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	340 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	9,339	*

Dennis C. Suder(159)	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 — —	A A-1 A-2 A-3 A-4	— 1,339 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	10,338	*

Amy R. Suder Trust(160)	210 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	210 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	7,101	*

Steven R. Sukenik(161)	— 1,300 3,300 3,300 298	A A-1 A-2 A-3 A-4	* * * * *	— 1 — 1	B-1 B-2 B-3 B-4	* * * *	— — 499 — —	A A-1 A-2 A-3 A-4	— 1,300 2,801 3,300 298	A A-1 A-2 A-3 A-4	* * * * *	7,600	*

Quentin R. Sullivan	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Michael G. Sundermeier	— 2,000 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 1,405 4,500 — —	A A-1 A-2 A-3 A-4	— 595 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	9,594	*

Mark R. Swainbank	— 3,000 — — —	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 — — —	A A-1 A-2 A-3 A-4	— 892 — — —	A A-1 A-2 A-3 A-4	* * * * *	892	*

Sydan L.P.	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,054 1,053	A A-1 A-2 A-3 A-4	— 446 — 446 446	A A-1 A-2 A-3 A-4	* * * * *	1,338	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(158)	Includes 340 Class A shares, 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Dennis C. Suder exercises voting and investment power.
(159)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Suder exercises voting and investment power.
(160)	Includes 210 Class A shares, 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Dennis C. Suder exercises voting and investment power.
(161)	Includes 1,275 Class A-1, 3,275 Class A-2, 3,275 Class A-3 and 274 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Sukenik exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Stephen M. Szarmack(162)	— 150 150 258 600	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 76 275	A A-1 A-2 A-3 A-4	— 150 150 182 325	A A-1 A-2 A-3 A-4	* * * * *	807	*

Frank J. and Angela M. Taddeo(163)	— 2,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,999 — —	A A-1 A-2 A-3 A-4	— 2,000 1 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,000	*

Marlene K. Tambourine	— 300 1,500 1,500 299	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 599 — —	A A-1 A-2 A-3 A-4	— 300 901 1,500 299	A A-1 A-2 A-3 A-4	* * * * *	3,000	*

TD Options LLC	— — — 362 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 254 1,053	A A-1 A-2 A-3 A-4	— — — 108 446	A A-1 A-2 A-3 A-4	* * * * *	554	*

David M. Temkin	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 1,405 3,000 — —	A A-1 A-2 A-3 A-4	— 1,595 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	7,594	*

Guy G. Tenuta	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Dennis S. Teven	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,161 4,500 — —	A A-1 A-2 A-3 A-4	— 1,339 — 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	10,338	*

Tewksbury Investment Fund Ltd.(164)	— 10,525 10,525 11,610 15,019	A A-1 A-2 A-3 A-4	* * * * *	2 1 2 1	B-1 B-2 B-3 B-4	* * * *	— — — 762 3,160	A A-1 A-2 A-3 A-4	— 10,525 10,525 10,848 11,859	A A-1 A-2 A-3 A-4	* * * * *	43,757	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(162)	Mr. Szarmack’s Class A-3 and Class A-4 totals include 108 Class A-3 and 450 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Szarmack is currently Director, Associate General Counsel of CME.
(163)	Includes 2,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share that Mr. Taddeo and Ms. Taddeo own as joint tenants.
(164)	Includes 9,025 Class A-1, 9,025 Class A-2, 9,025 Class A-3 and 9,021 Class A-4 shares and one Class B-1, one Class B-2, one Class B-3 and one Class B-4 share held by Rand Financial Services, Inc., a wholly owned subsidiary of Tewksbury Investment Fund Ltd.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Peter D. Theodore	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Thomas J. Tinerella Jr.	— 1,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 1,000 1,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	7,999	*

Robert Toyama	— — — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 1,054 351	A A-1 A-2 A-3 A-4	— — — 446 1,148	A A-1 A-2 A-3 A-4	* * * * *	1,594	*

Trinity Venture Partners, L.L.C.(165)	— 3,000 6,000 5,999 5,999	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 6,000 4,215 4,215	A A-1 A-2 A-3 A-4	— 892 — 1,784 1,784	A A-1 A-2 A-3 A-4	* * * * *	4,460	*

Charles Troxel, Jr.(166)	— 1,500 1,500 2,765 6,750	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,943 4,742	A A-1 A-2 A-3 A-4	— 446 — 822 2,008	A A-1 A-2 A-3 A-4	* * * * *	3,276	*

Richard S. Turim(167)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Stuart A. Unger	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 1,405 3,000 — —	A A-1 A-2 A-3 A-4	— 1,595 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	7,594	*

Jayne A. Valio(168)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(165)	Chris McNulty, a member manager of Trinity Venture Partners LLC is the brother of James J. McNulty, President, Chief Executive Officer and member of the board of directors of CME and CME Holdings.
(166)	Mr. Troxel’s Class A-3 and Class A-4 totals include 1,265 Class A-3 and 5,250 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Troxel is currently Chief Technology Officer of CME.
(167)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Turim exercises voting and investment power.
(168)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share over which Ms. Valio shares beneficial ownership and has voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Deborah Van Bell(169)	— 50 50 101 263	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 35 50 71 185	A A-1 A-2 A-3 A-4	— 15 — 30 78	A A-1 A-2 A-3 A-4	* * * * *	123	*

Rudolph Van Der Laan	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Anthony J. Vecchio(170)	— — — 1,446 5,998	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — — 1,016 4,214	A A-1 A-2 A-3 A-4	— — — 430 1,784	A A-1 A-2 A-3 A-4	* * * * *	2,214	*

Theresa P. Vecchio(171)	— — — 1,091 4,523	A A-1 A-2 A-3 A-4	* * * * *	1 — — 1	B-1 B-2 B-3 B-4	* * * *	— — — 766 3,178	A A-1 A-2 A-3 A-4	— — — 325 1,345	A A-1 A-2 A-3 A-4	* * * * *	1,670	*

James C. Vecchio(172)	— — — 1,085 4,499	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 762 3,161	A A-1 A-2 A-3 A-4	— — — 323 1,338	A A-1 A-2 A-3 A-4	* * * * *	1,661	*

Robert S. Venit	— 4,525 4,525 4,525 4,522	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 1	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 4,525 1,525 4,525 4,522	A A-1 A-2 A-3 A-4	* * * * *	15,097	*

Jeffrey M. Verbeke	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Gregory J. Veselica	— — 4,050 4,050 4,050	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 4,050 — —	A A-1 A-2 A-3 A-4	— — — 4,050 4,050	A A-1 A-2 A-3 A-4	* * * * *	8,100	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(169)	Ms. Van Bell’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Ms. Van Bell previously served as Director, Marketing and Branding of CME from October 1998 until October 2003.
(170)	Includes 1,085 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Vecchio exercises voting and investment power.
(171)	Includes 1,091 Class A-3 and 4,523 Class A-4 shares and one Class B-1 and one Class B-4 share held in a trust over which Ms. Vecchio exercises voting and investment power.
(172)	Includes 1,085 Class A-3 and 4,499 Class A-4 shares held in a trust over which Mr. Vecchio exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Brett Alan Vietmeier(173)	— 113 113 113 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 79 113 79 79	A A-1 A-2 A-3 A-4	— 34 — 34 34	A A-1 A-2 A-3 A-4	* * * * *	102	*

Steven R. Villwock	— 6,025 6,025 6,025 6,022	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 1	B-1 B-2 B-3 B-4	* * * *	— — 4,097 — —	A A-1 A-2 A-3 A-4	— 6,025 1,928 6,025 6,022	A A-1 A-2 A-3 A-4	* * * * *	20,000	*

John H. Waldock(174)	— — 1,500 7,500 3,000	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 2,108 1,054	A A-1 A-2 A-3 A-4	— — — 5,392 1,946	A A-1 A-2 A-3 A-4	* * * * *	7,338	*

Waldock Investment Company	— 6,025 6,025 6,025 6,022	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 1	B-1 B-2 B-3 B-4	* * * *	— — 6,025 — —	A A-1 A-2 A-3 A-4	— 6,025 — 6,025 6,022	A A-1 A-2 A-3 A-4	* * * * *	18,072	*

Scott M. Wallach	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 355 1,503 — —	A A-1 A-2 A-3 A-4	— 1,148 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	4,151	*

Kevin R. Walsh	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,200 — —	A A-1 A-2 A-3 A-4	— 1,500 300 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,799	*

Michael J. Walsh	1,190 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,005 — —	A A-1 A-2 A-3 A-4	1,190 3,005 — 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	10,204	*

Barry D. Ward	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 3,000 1,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	9,999	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(173)	Mr. Vietmeier’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Vietmeier is currently Associate Director, Equity Index Products of CME.
(174)	Includes 1,500 Class A-2, 7,500 Class A-3 and 3,000 Class A-4 shares and one Class B-1 and one Class B-3 share held in a trust over which Mr. Waldock exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Patrick E. Ward	— 3,005 3,005 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,111 3,005 — —	A A-1 A-2 A-3 A-4	— 894 — 3,005 3,004	A A-1 A-2 A-3 A-4	* * * * *	6,903	*

Daniel L. Weber(175)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 3,000 — —	A A-1 A-2 A-3 A-4	— 892 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	6,891	*

Patrick J. Weber(176)	— 1,500 1,000 — —	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 500 — —	A A-1 A-2 A-3 A-4	— 1,500 500 — —	A A-1 A-2 A-3 A-4	* * * * *	2,000	*

Gary S. Weber-Wagner(177)	— 12,000 12,000 12,000 11,997	A A-1 A-2 A-3 A-4	* * * * *	2 — — —	B-1 B-2 B-3 B-4	* * * *	— 3,513 11,999 — —	A A-1 A-2 A-3 A-4	— 8,487 1 12,000 11,997	A A-1 A-2 A-3 A-4	* * * * *	32,485	*

Donald J. Weil	— 3,000 3,000 3,000 1,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 200 — —	A A-1 A-2 A-3 A-4	— 3,000 2,800 3,000 1,999	A A-1 A-2 A-3 A-4	* * * * *	10,799	*

Mark E. Weil	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 — —	A A-1 A-2 A-3 A-4	— 446 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	3,445	*

Ronald A. Weissenhofer	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — —	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,999	*

Kenneth E. Weitzman	— 4,500 4,500 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	— 1 1 —	B-1 B-2 B-3 B-4	* * * *	— 2,459 4,500 — —	A A-1 A-2 A-3 A-4	— 2,041 — 4,500 4,498	A A-1 A-2 A-3 A-4	* * * * *	11,039	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(175)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Weber exercises voting and investment power.
(176)	Includes 1,500 Class A-1 and 1,000 Class A-2 shares and one Class B-3 share held in a trust over which Mr. Weber exercises voting and investment power.
(177)	Includes 12,000 Class A-1, 12,000 Class A-2, 12,000 Class A-3 and 11,997 Class A-4 shares and two Class B-1 shares over which Mr. Weber-Wagner shares beneficial ownership and has voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Wellington Capital Markets LLC	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,500 1,054 1,053	A A-1 A-2 A-3 A-4	— 446 — 446 446	A A-1 A-2 A-3 A-4	* * * * *	1,338	*

James A. White Jr.	— 1,500 1,000 — —	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— 1,054 1,000 — —	A A-1 A-2 A-3 A-4	— 446 — — —	A A-1 A-2 A-3 A-4	* * * * *	446	*

Wiggy, Inc.	250 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,999 — —	A A-1 A-2 A-3 A-4	250 3,000 1,001 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	10,250	*

Stuart Roger Wilk(178)	— 1,500 6,000 6,000 2,998	A A-1 A-2 A-3 A-4	* * * * *	1 — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,054 6,000 351 —	A A-1 A-2 A-3 A-4	— 446 — 5,649 2,998	A A-1 A-2 A-3 A-4	* * * * *	9,093	*

John Williams(179)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

Eric S. Wolff(180)	— — 6,750 6,750 6,750	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — 5,000 — —	A A-1 A-2 A-3 A-4	— — 1,750 6,750 6,750	A A-1 A-2 A-3 A-4	* * * * *	15,250	*

Steven E. Wollack	— 3,000 3,000 3,000 1,000	A A-1 A-2 A-3 A-4	* * * * *	— — 2 —	B-1 B-2 B-3 B-4	* * * *	— — 3,000 — 703	A A-1 A-2 A-3 A-4	— 3,000 — 3,000 297	A A-1 A-2 A-3 A-4	* * * * *	6,297	*

Gerald M. Woods	— 1,503 1,503 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 1,055 1,503 — —	A A-1 A-2 A-3 A-4	— 448 — 1,502 1,501	A A-1 A-2 A-3 A-4	* * * * *	3,451	*
(continued on following page)

*	Represents beneficial ownership of less than 1%.
(178)	Includes 1,500 Class A-1, 6,000 Class A-2, 6,000 Class A-3 and 2,998 Class A-4 shares and one Class B-1 and one Class B-3 share held in a trust over which Mr. Wilk exercises voting and investment power.
(179)	Mr. Williams’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Williams is currently Associate Director, Compensation of CME.
(180)	Mr. Wolff’s Class A-2, Class A-3 and Class A-4 totals include 5,250 Class A-2, 5,250 Class A-3 and 5,250 Class A-4 shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Wolff is currently Managing Director, Regulatory Affairs of CME.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Laurence B. Woznicki	— 3,398 — — —	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— 2,108 — — —	A A-1 A-2 A-3 A-4	— 1,290 — — —	A A-1 A-2 A-3 A-4	* * * * *	1,290	*

George W. Wright(181)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

Tae S. Yoo(182)	— — — 27 113	A A-1 A-2 A-3 A-4	* * * * *	— — — —	B-1 B-2 B-3 B-4	* * * *	— — — 19 79	A A-1 A-2 A-3 A-4	— — — 8 34	A A-1 A-2 A-3 A-4	* * * * *	42	*

Brian M. Young	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— 351 1,500 — —	A A-1 A-2 A-3 A-4	— 1,149 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,148	*

Douglas A. Young	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Herbert P. Young(183)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 703 3,000 — —	A A-1 A-2 A-3 A-4	— 2,297 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,296	*

Mark N. Zanke(184)	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(181)	Mr. Wright’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Wright is currently Associate Director, Advanced Technology Group of CME.
(182)	Mr. Yoo’s totals include shares which are subject to options that are exercisable within 60 days of October 27, 2003. Mr. Yoo is currently a Senior Risk Management Analyst of CME.
(183)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Young exercises voting and investment power.
(184)	Includes 1,500 Class A-1, 1,500 Class A-2, 1,500 Class A-3 and 1,499 Class A-4 shares and one Class B-3 share held in a trust over which Mr. Zanke exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Ira Zeidman(185)	— 12,025 12,025 12,025 12,020	A A-1 A-2 A-3 A-4	* * * * *	1 2 1 1	B-1 B-2 B-3 B-4	* * * *	— — 12,000 — —	A A-1 A-2 A-3 A-4	— 12,025 25 12,025 12,020	A A-1 A-2 A-3 A-4	* * * * *	36,095	*

Michael D. Zeidman(186)	— 4,500 4,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	1 — — —	B-1 B-2 B-3 B-4	* * * *	— — 2,000 — —	A A-1 A-2 A-3 A-4	— 4,500 2,500 4,500 4,499	A A-1 A-2 A-3 A-4	* * * * *	15,999	*

Paul A. Zemel	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,000 — —	A A-1 A-2 A-3 A-4	— 1,500 500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,999	*

Gary E. Zerfoss(187)	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 3,000 1,500 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	10,499	*

Ernest M. Zilinski	— 1,500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 — —	A A-1 A-2 A-3 A-4	— 1,500 — 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,499	*

Evan B. Zimmerman(188)	— — 1,500 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— — 1,500 1,054 —	A A-1 A-2 A-3 A-4	— — — 1,946 2,999 —	A A-1 A-2 A-3 A-4	* * * * *	4,945	*

John J. Zirgaitis	— 3,000 3,000 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	— 1 — —	B-1 B-2 B-3 B-4	* * * *	— 703 3,000 — —	A A-1 A-2 A-3 A-4	2,297 — 3,000 2,999	A A-1 A-2 A-3 A-4	* * * * *	8,296	*

Michael J. Zueck	— 500 1,500 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	— — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 750 — —	A A-1 A-2 A-3 A-4	— 500 750 1,500 1,499	A A-1 A-2 A-3 A-4	* * * * *	4,249	*

(continued on following page)

*	Represents beneficial ownership of less than 1%.
(185)	Includes 12,025 Class A-1, 12,025 Class A-2, 12,025 Class A-3 and 12,020 Class A-4 shares and one Class B-1, two Class B-2, one Class B-3 and one Class B-4 share held in a trust over which Mr. Zeidman exercises voting and investment power.
(186)	Includes 4,500 Class A-1, 4,500 Class A-2, 4,500 Class A-3 and 4,499 Class A-4 shares and one Class B-1 share held in a trust over which Mr. Zeidman exercises voting and investment power.
(187)	Includes 3,000 Class A-1, 3,000 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Zerfoss exercises voting and investment power.
(188)	Includes 1,500 Class A-2, 3,000 Class A-3 and 2,999 Class A-4 shares and one Class B-2 share held in a trust over which Mr. Zimmerman exercises voting and investment power.

	Shares of Common Stock Beneficially Owned Prior to This Offering						Shares of Class A Common Stock Offered Hereby		Shares of Class A Common Stock Beneficially Owned After This Offering
	Class A			Class B								Aggregate # of Class A
Beneficial Owner	# of Shares	Class	% of Class	# of Shares	Class	% of Class	# of Shares	Class	# of Shares	Class	% of Class	# of Shares	% of Class

Morton Zwick	— 6,500 10,500 10,500 10,497	A A-1 A-2 A-3 A-4	* * * * *	2 — 1 —	B-1 B-2 B-3 B-4	* * * *	— — 6,000 — —	A A-1 A-2 A-3 A-4	— 6,500 4,500 10,500 10,497	A A-1 A-2 A-3 A-4	* * * * *	31,997	*

Selling Shareholders as a group (549 persons)	7,099	A	*	150	B-1	24.00%	—	A	7,099	A	*	5,933,911	17.20%
	1,751,796	A-1	26.36%	176	B-2	21.65	293,314	A-1	1,458,482	A-1	22.96%
	2,100,780	A-2	29.34	274	B-3	21.29	1,328,575	A-2	772,205	A-2	13.24
	2,118,527	A-3	29.75	46	B-4	11.14	203,944	A-3	1,914,583	A-3	27.68
	2,013,160	A-4	29.27				231,618	A-4	1,781,542	A-4	26.80

*	Represents beneficial ownership of less than 1%.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital structure consists of

•	100,000,000 authorized shares of Class A common stock;

•	9,500,000 authorized shares of Class A-1 common stock;

•	9,500,000 authorized shares of Class A-2 common stock;

•	9,500,000 authorized shares of Class A-3 common stock;

•	9,500,000 authorized shares of Class A-4 common stock;

•	625 authorized shares of Class B-1 common stock;

•	813 authorized shares of Class B-2 common stock;

•	1,287 authorized shares of Class B-3 common stock;

•	413 authorized shares of Class B-4 common stock; and

•	10,000,000 authorized shares of preferred stock, including 140,000 authorized shares of Series A Junior Participating Preferred Stock.

Upon the closing of this offering, there will be 8,741,816 shares of Class A, 5,970,212 shares of Class A-1, 5,463,272 shares of Class A-2, 6,493,174 shares of Class A-3, 6,220,554 shares of Class A-4, 625 shares of Class B-1, 813 shares of Class B-2, 1,287 shares of Class B-3 and 413 shares of Class B-4 common stock issued and outstanding. The amount of shares outstanding upon completion of this offering is based on the number of shares outstanding at October 27, 2003 and assumes no exercise of the underwriters’ over-allotment option and no exercise of outstanding options other than the exercise of stock options on 77,814 shares of Class A common stock in connection with this offering. We have no shares of our preferred stock issued and outstanding, nor will any shares of our preferred stock be issued and outstanding upon the closing of this offering.

Common Stock

With the exception of the matters reserved to holders of our Class B common stock, holders of common stock vote together on all matters for which a vote of common shareholders is required. In these votes, each holder of shares of our Class A or Class B common stock has one vote per share. Matters reserved to the holders of our Class B common stock, votes applicable to each class of Class B common stock in these matters and certain voting restrictions on holders of our Class B common stock are described below under “Additional Provisions of Class B Common Stock.”

Holders of our common stock are entitled to receive proportionately such dividends, if any, as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Holders of our common stock have no conversion, preemptive or subscription rights. All outstanding shares of our common stock are, and the shares of our Class A common stock to be sold in this offering when issued and paid for will be, validly issued, fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, and subject to the rights of any outstanding series of our preferred stock, holders of our Class A and Class B common stock are entitled to receive a distribution of the remaining assets on a pro rata basis.

Preferred Stock

We are authorized to issue up to 10 million shares of preferred stock. Our certificate of incorporation authorizes our board to issue these shares in one or more series; to establish from time to time the number of shares to be included in each series; and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our board may increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. We currently have no plans to issue any shares of preferred stock other than pursuant to the rights plan described below.

Additional Provisions of Class B Common Stock

Our authorized shares of Class B common stock are divided into four classes, with the following characteristics:

Class	Maximum Number of Shares	Associated Exchange Membership	Number of Directors Class Can Elect	Number of Votes Per Shares on “Core Rights”
B-1	625	Chicago Mercantile Exchange (“CME”) Division	3	6
B-2	813	International Monetary Market (“IMM”) Division	2	2
B-3	1,287	Index and Option Market (“IOM”) Division	1	1
B-4	413	Growth and Emerging Markets (“GEM”) Division	0	1/6

Associated Exchange Membership.    Each series of CME Class B common stock was issued in conjunction with a membership in a specific division of the exchange. CME’s rules provide exchange members with access to the trading floor of the exchange and the GLOBEX platform for the contracts assigned to that membership and the ability to use or lease their trading privileges. In CME’s demutualization, shares of Class B common stock were issued to members of the exchange in order to provide those members with representation on CME’s board of directors and provide for an orderly transition to a for-profit company. Membership interests are maintained at CME and are not part of or evidenced by the Class B common stock of CME Holdings. The Class B common stock of CME Holdings is intended only to ensure that the former Class B shareholders of CME retain board representation rights and approval rights with respect to Core Rights described below.

Commitment to Open Outcry.    Our certificate of incorporation includes a commitment to maintain open outcry floor trading on our exchange for a particular traded product as long as the open outcry market is “liquid.” The commitment requires us to maintain a facility for conducting business, for disseminating price information, for clearing and delivery and to provide reasonable financial support for technology, marketing and research for open outcry markets. An open outcry market will be deemed liquid for these purposes if it meets any of the following tests on a quarterly basis:

•	if a comparable product is traded on an exchange other than ours, our open outcry market has maintained at least 30% of the average daily volume of the comparable product (including, for calculation purposes, volume from EFPs in the open outcry market);

•	if a comparable product is traded on an exchange other than ours, and our product trades exclusively by open outcry, our open outcry market has maintained at least 30% of the open interest, or the daily total of positions outstanding, of the comparable product;

•	if no comparable product is traded on an exchange other than ours, our open outcry market has maintained at least 40% of the average quarterly volume in that market in 1999 (including, for calculation purposes, volume from EFPs in the open outcry market); or

•	if no comparable product is traded on an exchange other than ours and our product trades exclusively by open outcry, our open outcry market has maintained at least 40% of the average open interest in that market in 1999.

If a market is deemed illiquid as a result of a failure to meet any of the foregoing tests, our board will determine whether or not that market will be closed.

Voting on Core Rights.    Holders of shares of our Class B common stock have the right to approve changes to specified “rights” relating to the trading privileges associated with those shares. These “Core Rights” consist of:

•	the allocation of products which a membership class is permitted to trade on our exchange facilities;

•	the trading floor access rights and privileges which a member has;

•	the number of memberships in each membership class and the number of authorized and issued shares of Class B common stock associated with that class; and

•	the eligibility requirements to exercise trading rights or privileges.

Votes on changes to Core Rights are weighted by class. Each class of Class B common stock has the following number of votes on matters relating to Core Rights: Class B-1, six votes per share; Class B-2, two votes per share; Class B-3, one vote per share, and Class B-4, 1/6th of one vote per share. The approval of a majority of the votes cast by the holders of shares of Class B common stock is required in order to approve any changes to Core Rights. Holders of shares of Class A common stock do not have the right to vote on changes to Core Rights.

Under Delaware law, changes to the number of authorized shares of a class also require the approval of the holders of a majority of the outstanding shares of that class. Otherwise, changes may be effected upon the approval of a majority of the votes cast by the holders of shares of our Class B common stock. This means that, because of our weighted voting mechanism, a change to Core Rights may be effected by the approval of the holders of the Class B-1 shares, even though the holders of the other classes voted against the change.

Election of Directors.    Our certificate of incorporation provides for a board composed of 20 members. Holders of Class B-1, Class B-2 and Class B-3 common stock have the right to elect six directors to our board, of which three are elected by Class B-1 shareholders, two are elected by Class B-2 shareholders and one is elected by Class B-3 shareholders. The remaining 14 directors are elected by the holders of the Class A and Class B common stock, voting together as a class. The nominating committee, composed of members of our board of directors, nominates the slate of candidates to be elected by the holders of the Class A and Class B common stock, voting together. This committee is responsible for assessing the qualifications of candidates, as well as ensuring that any regulatory requirements for the composition of our board are met. The holders of the Class B-1, Class B-2 and Class B-3 common stock have the right to elect members of nominating committees for their respective class, which are responsible for nominating candidates for election by their class. Each committee is responsible for assessing the qualifications of candidates to serve as directors to be elected by that class. Our certificate of incorporation requires that director candidates for election by a class of Class B common stock own, or be recognized under our rules as a permitted transferee of, at least one share of that class.

Voting Restrictions.    Our certificate of incorporation provides that, with respect to any election of directors or Core Rights, any person or group that beneficially owns 15% or more of any class of Class B common stock may, for so long as such person or group owns such percentage, vote only the number of shares of that class of Class B common stock for which it owns an equivalent percentage of Class A common stock.

Transfer Restrictions

Class A Common Stock

Currently issued and outstanding shares of our Class A common stock have been issued in five classes: Class A, Class A-1, Class A-2, Class A-3 and Class A-4. Each class is identical, except that the shares of Class A-1, A-2, A-3 and A-4 common stock are subject to significant transfer restrictions contained in our certificate of incorporation and the Class A common stock are not subject to any transfer restriction. The timing of the expiration of the transfer restrictions is set forth below. Until these transfer restrictions lapse, shares of Class A-1, A-2, A-3 and A-4 common stock may not be sold or transferred separately from a share of Class B common stock, subject to limited exceptions specified in our certificate of incorporation. There are no restrictions on the shares of Class A common stock being sold in this offering. Transfers include sales, pledges and other transfers of ownership.

The transfer restriction periods expire:

•	December 7, 2003 in the case of Class A-2 common stock; and

•	June 4, 2004 in the case of Class A-1, Class A-3 and Class A-4 common stock.

Subject to our right to engage in the guided selling process and the related provisions described below, when the restriction period applicable to a class of shares expires, the class of shares will automatically convert into unrestricted Class A common stock. See the section of this prospectus entitled “Shares Eligible for Future Sale” below for limitations on sales by affiliates under the securities laws. Because, in connection with this offering, we elected to guide the sale process relating to the expiration of transfer restrictions on the Class A-2 shares, no shares of Class A-2 common stock may be transferred, other than in a guided sale or permitted transfer, until at least February 5, 2004, or later if we complete this offering. Holders of restricted Class A common stock are also able to transfer their shares prior to such expiration and conversion in connection with a “permitted transfer.”

“Permitted transfers” include:

•	conversion transfers, which have the effect of allowing the shares transferred to convert into shares of unrestricted Class A common stock; and

•	non-conversion transfers, which have the effect of retaining the transfer restrictions for the shares transferred.

In conversion transfers, shares of restricted Class A common stock, regardless of whether they represent Class A-1, Class A-2, Class A-3 or Class A-4 common stock, will be converted into shares of unrestricted Class A common stock. Conversion transfers include:

•	transfers to us;

•	shares sold in a guided sale process or in our IPO;

•	transfers to satisfy exchange claims or under exchange rules; and

•	transfers approved as conversion transfers by our board of directors.

In non-conversion transfers, shares of restricted Class A common stock, regardless of whether they represent Class A-1, Class A-2, Class A-3 or Class A-4 common stock, will not convert into shares of unrestricted Class A common stock, and the transferred shares will remain subject to the transfer restrictions. Non-conversion transfers include:

•	transfers in connection with a transfer of a share of Class B common stock;

•	transfers to and among family members of a holder and entities (including trusts, partnerships and limited liability companies) established for estate planning or education purposes for the holder or the holder’s immediate family;

•	bona fide pledges to a commercial bank, a savings and loan institution or any other lending or financial institution as security for indebtedness of the holder incurred to acquire a membership interest in our exchange;

•	pledges as collateral to clearing firms; and

•	transfers approved as non-conversion transfers by the board of directors of CME Holdings.

The number of shares of restricted Class A common stock that may be transferred with an associated share of Class B common stock in a permitted transfer is limited to the amounts set forth below, with respect to each class of restricted Class A common stock.

	Number of Class A Shares That May Be Transferred By Class
Class B Share	Class A-1	Class A-2	Class A-3	Class A-4
Class B-1	4,500	4,500	4,500	4,499
Class B-2	3,000	3,000	3,000	2,999
Class B-3	1,500	1,500	1,500	1,499
Class B-4	25	25	25	24

Guided Selling Process

Our certificate of incorporation grants us the right to guide secondary sales of Class A-1 and Class A-2 common stock when the transfer restriction period applicable to that class is scheduled to expire. The purpose of this right is to promote a more orderly distribution of our Class A shares into the market, taking into account current market conditions and the desire of existing holders to sell. In June 2003, we completed such a guided sale process with respect to our Class A-1 shares. This offering is being made pursuant to our right to guide the sale of shares in connection with the release of transfer restrictions on our Class A-2 shares.

In connection with this offering, holders of restricted shares had the right to request that all or a portion of their shares of Class A-2 common stock plus any other shares which remain subject to transfer restrictions be included in the guided sale process. The actual number of shares that holders of restricted shares may sell in this guided sale will depend on market conditions, investor demand and the requirements of our underwriters and may be fewer than the aggregate number requested by shareholders to be included in the sale. In that event, there will be a reduction in the number of shares that individual holders may sell based on a “cut-back” formula to be adopted by our board. In the event of a “cut back,” priority will be given to shares of Class A-2 common stock. Except as described below, if a holder of restricted shares elects not to include all of his or her shares of Class A-2 common stock in the related guided sale process, the Class A-2 shares that he or she does not elect to include will remain subject to transfer restrictions and may not be transferred, other than in a permitted transfer (as described above), until the expiration of the final transfer restriction period.

If we sell less than all of the shares of Class A-2 common stock that a holder requested be sold in the guided sale process, that holder will be able to sell, on the 61st day after the expiration of the transfer restriction period applicable to Class A-2 shares, those shares that were not sold. In addition, on such date, any shares of Class A-1 common stock that remain subject to the transfer restrictions because a shareholder elected not to include them in a Class A-1 guided sale process will become freely transferable.

Class B Common Stock

Shares of Class B common stock are also subject to transfer restrictions contained in our certificate of incorporation. These transfer restrictions prohibit the sale or transfer of any shares of our Class B common stock separate from the sale of the associated membership interest in our exchange. No membership in our exchange may be sold unless the purchaser also acquires the associated share of Class B common stock.

Indemnification of Directors and Executive Officers and Limitation of Liability

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

As permitted by Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our shareholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by Delaware law, our certificate of incorporation and our bylaws provide that (1) we are permitted to indemnify our directors, officers and other employees to the fullest extent permitted by Delaware law; (2) we are permitted to advance expenses, as incurred, to our directors, officers and other employees in connection with defending a legal proceeding if we have received an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by us; and (3) the rights conferred in the certificate of incorporation are not exclusive.

Other Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Classified Board of Directors; Removal for Cause; Filling Vacancies.    Our certificate of incorporation provides for a board of directors divided into two classes, with one class to be elected each year to serve for a two-year term. The terms of the classes of directors will terminate on the date of the annual meetings of shareholders in April 2004 and 2005. As a result, two annual meetings of shareholders could be required for the shareholders to change a majority of the board. Directors elected by Class A and Class B shareholders may be removed for cause only by the affirmative vote of the holders of not less than two-thirds of the outstanding votes entitled to vote in the election of the director to be removed. Vacancies resulting from that removal or for any other reason shall be filled by the board of directors, but any Class B vacancies must be filled from the candidates who ran in the previous election for the directorship with the candidates being selected to fill the vacancy in the order of the aggregate number of votes received in the previous election. The classification of directors and the inability of shareholders to remove directors without cause and to fill vacancies on the board will make it more difficult to change the composition of the board, but will promote a continuity of existing management.

Advance Notice Requirements.    Our bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders. These procedures provide that notice of shareholder proposals must be timely and given in writing to the Secretary of our company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not fewer than 90 days nor more than 120 days prior to the meeting. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Shareholders.    Our certificate of incorporation and bylaws deny shareholders the right to call a special meeting of shareholders. Our certificate of incorporation and bylaws provide that only the chairman of our board or a majority of the board of directors may call special meetings of the shareholders.

No Written Consent of Shareholders.    Our certificate of incorporation requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit the shareholders to act by written consent, without a meeting.

Amendment of Bylaws and Certificate of Incorporation.    Our certificate of incorporation generally requires the approval of not less than two-thirds of the voting power of all outstanding shares of common stock entitled to vote to amend any bylaws by shareholder action or the certificate of incorporation provisions described in this section. Only our Class B shareholders may amend provisions of our certificate of incorporation relating to the Core Rights described above.

Rights Plan Provisions.    Our certificate of incorporation authorizes our board of directors to create and issue rights entitling our shareholders to purchase shares of our stock or other securities.

Those rights might be used to affect the ability of a third party to initiate a transaction designed to take over our company. Our board has adopted a plan creating these rights.

From and after the effective date of the merger consummated to effect our reorganization, one right attached to each share of our common stock issued in the merger and, except in certain circumstances, will attach to each share issued after the merger. Each right entitles the registered holder to purchase from us a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $105 per unit, subject to adjustment. The description and terms of the rights are set forth in the rights agreement, dated November 30, 2001, between us and Computershare Investor Services, LLC, a national banking association, as rights agent.

Initially, the rights attached to all our outstanding shares of common stock, and no separate rights certificates were distributed. The rights will separate from our common stock upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, referred to as an acquiring person, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of either (a) our common stock or (b) our Class A common stock (this date is referred to as the stock acquisition date) or (ii) 10 business days following the commencement of a tender offer or exchange offer for our common stock that would result in a person or group becoming an acquiring person (the earlier of (i) and (ii) is referred to as the distribution date). Until the distribution date, (i) the rights will be evidenced by shares of our common stock and will be transferred with and only with our shares of common stock, (ii) shares of our common stock issued in the merger or new shares issued after the effective date of the merger will contain a notation incorporating the rights agreement by reference and (iii) the surrender for transfer of any of our outstanding shares of common stock will also constitute the transfer of the rights associated with the common stock.

The rights are not exercisable until the distribution date and will expire at the close of business on December 3, 2011 unless earlier redeemed or exchanged by us as described below. At no time will the rights have any voting power.

As soon as practicable after the distribution date, our rights agent will adjust the book-entry accounts of each holder of record of the common stock as of the close of business on the distribution date and, thereafter, the rights will be independently evidenced. Except as otherwise determined by the board of directors, only shares of common stock outstanding prior to the distribution date will be issued with rights.

In the event that a person becomes an acquiring person (unless such acquisition is made pursuant to a tender or exchange offer for all of our outstanding shares, at a price and on terms determined by a majority of the independent directors who are not representatives, nominees, affiliates or associates of an acquiring person, with advice from one or more investment banking firms, determined to be fair to and otherwise in the best interests of our company and our shareholders, which is referred to as a qualifying offer), each holder of a right will thereafter have the right to receive, upon exercise, Class A common stock (or, in certain circumstances, cash, property or other securities of our company), having a value equal to two times the exercise price of the right. The exercise price is the purchase price times the number of shares of Class A common stock associated with each right (initially, one). Notwithstanding this, following the occurrence of any of the events set forth in this paragraph, referred to as the flip-in events, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void. However, rights are not exercisable following the occurrence of any of the flip-in events set forth above until such time as the rights are no longer redeemable by us as set forth below.

In the event that following the stock acquisition date, (i) we engage in a merger or business combination transaction in which we are not the surviving corporation, (ii) we engage in a merger or business combination transaction in which we are the surviving corporation and our common stock is changed or exchanged, or (iii) 50% or more of our assets or earning power is sold or transferred ((i),

(ii) and (iii) are referred to as flip-over events), each holder of a right (except rights which have previously been voided as described above) shall thereafter have the right to receive, upon exercise of the right, Class A common stock of the acquiring company having a value equal to two times the exercise price of the right. A flip-over event will not be deemed to have occurred if the transaction is consummated pursuant to a qualifying offer, the price offered in the transaction is not less than that paid in the tender or exchange offer and the type of consideration paid in the transaction is the same as in the tender or exchange offer.

The purchase price payable, and the number of units of preferred stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock, (ii) if holders of the preferred stock are granted certain rights or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock, or (iii) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

At any time until 10 days following the stock acquisition date, we may redeem the rights in whole, but not in part, at a price of $.01 per right. Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.01 redemption price.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of our company, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders or to us, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Class A common stock (or other consideration) of our company as set forth above.

Any of the provisions of the rights agreement may be amended by our board of directors prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by the board of directors in order to cure any ambiguity, to correct or supplement any defective or inconsistent provision, to make changes which do not adversely affect the interests of holders of rights (excluding the interest of any acquiring person), or to shorten or lengthen any time period under the rights agreement; provided, however, among other things, that no amendment to adjust the time period governing redemption may be made when the rights are not redeemable.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the board of directors to negotiate with a potential acquiror on behalf of all of the shareholders.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to exceptions set forth in that section, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

Section 203 defines a business combination to include generally:

•	any merger or consolidation involving the corporation and the interested shareholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder except upon the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such composition, upon a merger of a parent and a subsidiary, or upon an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested shareholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent

The Transfer Agent and Registrar for our Class A common stock is Computershare Investor Services, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Class A common stock, including shares issued upon exercise of outstanding options, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon completion of this offering, we will have outstanding 32,889,035 shares of Class A common stock, consisting of 8,741,816 shares of Class A common stock, 5,970,212 shares of Class A-1 common stock, 5,463,272 shares of Class A-2 common stock, 6,493,174 shares of Class A-3 common stock and 6,220,554 shares of Class A-4 common stock. The amount of shares outstanding upon completion of this offering is based on the number of shares outstanding at October 27, 2003 and assumes no exercise of the underwriters’ over-allotment option and no exercise of outstanding options other than the exercise of stock options on 77,814 shares of Class A common stock in connection with this offering. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% shareholders.

Our currently issued and outstanding shares of Class A-1, A-2, A-3 and A-4 common stock are registered under the Securities Act but are subject to significant transfer restrictions. Subject to limited exceptions, the transfer restrictions will be released on June 4, 2004 if all Class A-2 shares offered in this offering are sold. For a more detailed discussion of these transfer restrictions, see the section of this prospectus entitled “Description of Capital Stock.”

We and our directors and officers have agreed not to offer or sell any shares of our Class A common stock, subject to exceptions, for a period of 90 days after the date of this prospectus, without the prior written consent of the representatives of the underwriters. For more information relating to these restrictions, please see the section of this prospectus entitled “Underwriters.”

Rule 144

In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner except an affiliate, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 328,890 shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 also are subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner except an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation and notice provisions of Rule 144.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. SHAREHOLDERS

The following is a general summary of some United States federal income and estate tax consequences expected to result under current law from the purchase, ownership and taxable disposition of shares of our Class A common stock by a Non-U.S. Shareholder, which for the purpose of this discussion is a person or entity who is not

•	an individual who is a citizen or resident of the United States;

•	a corporation or partnership created or organized under the laws of the United States or any state or political subdivision thereof;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that (i) is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary does not address all of the United States federal income tax and estate tax considerations that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances or to Non-U.S. Shareholders, such as expatriates, that may be subject to special treatment under United States federal income tax laws. Furthermore, this summary does not discuss any aspects of state, local or foreign taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial opinions, published positions of the Internal Revenue Service and other applicable authorities, all of which are subject to change, possibly with retroactive effect. Each prospective purchaser of our Class A common stock is advised to consult its tax adviser with respect to the tax consequences of acquiring, holding and disposing of our Class A common stock.

Dividends

If we pay a dividend, any dividend paid to a Non-U.S. Shareholder of our Class A common stock generally will be subject to withholding of United States federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) unless the dividend is effectively connected with the conduct of a trade or business of the Non-U.S. Shareholder within the United States, in which case the dividend will be taxed at normal United States federal income tax rates. If the Non-U.S. Shareholder is a corporation, such effectively connected income may also be subject to an additional “branch profits tax.”

Sale or Disposition of Common Stock

Under current law, a Non-U.S. Shareholder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless (i) such gain is effectively connected with a United States trade or business of the Non-U.S. Shareholder or (ii) the Non-U.S. Shareholder is an individual who holds our Class A common stock as a capital asset and who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which such sale or disposition occurs and certain other conditions are met. In addition, if we are or have been a “United States real property holding corporation” for United States federal income tax purposes, a Non-U.S. Shareholder who is otherwise not subject to United States federal income tax on gain realized on a sale or other disposition of our Class A common stock would not be subject to such taxation, but only if our common stock continues to be “regularly traded on an established securities market” for United States federal income tax purposes and such Non-U.S. Shareholder does not own, directly or indirectly, at any time during the five-year period ending on the date of disposition or such shorter period the shares were held, more than 5% of the outstanding shares of our Class A common stock. We do not believe that we are or will become a United States real property holding corporation for United States federal income tax purposes.

Backup Withholding and Information Reporting

Generally, dividends paid to Non-U.S. Shareholders that are subject to the 30% federal income tax withholding described above under “Dividends” are not subject to backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. Shareholder the amount of dividends paid to such shareholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Shareholder’s country of residence.

The payment of the proceeds of the sale or other taxable disposition of our Class A common stock to or through the United States office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Shareholder properly certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. Generally, a Non-U.S. Shareholder will provide such certification on Internal Revenue Service Form W-8BEN. Information reporting requirements, but not backup withholding, will also generally apply to payments of the proceeds of a sale of our Class A common stock by foreign offices of United States brokers or foreign brokers with certain types of relationships to the United States unless the Non-U.S. Shareholder establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a shareholder may be refunded or credited against such shareholder’s United States federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service.

Estate Tax

An individual Non-U.S. Shareholder who owns shares of our Class A common stock at the time of his death or who made certain lifetime transfers of an interest in our Class A common stock will be required to include the value of such Class A common stock in his gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNDERWRITERS

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, UBS Securities LLC, Goldman, Sachs & Co., William Blair & Company, L.L.C., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are acting as representatives, have severally agreed to purchase, and the selling shareholders have agreed to sell to them severally, the number of shares of our Class A common stock indicated below:

Name	Number of Shares
Morgan Stanley & Co. Incorporated	864,131
UBS Warburg LLC	390,915
Goldman, Sachs & Co.	349,765
William Blair & Company, L.L.C.	164,596
Citigroup Global Markets Inc.	123,448
J.P. Morgan Securities Inc.	123,448
Jefferies & Company, Inc.	20,575
Keefe, Bruyette & Woods, Inc.	10,287
CMG Institutional Trading, LLC	5,143
The Williams Capital Group, L.P.	5,143

Total	2,057,451

The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from the selling shareholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of our Class A common stock offered by this prospectus are subject to the approval of legal matters by their counsel and to some other conditions. The underwriters are obligated to take and pay for all of the shares of our Class A common stock offered by this prospectus, if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriters propose initially to offer part of the shares of Class A common stock directly to the public at the public offering price listed on the cover page of this prospectus and part to securities dealers at a price that represents a concession not in excess of $1.96 a share under the public offering price. After the initial offering of the shares of our Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives.

The selling shareholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 308,618 additional shares of our Class A common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of our Class A common stock offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to limited conditions, to purchase about the same percentage of the additional shares of our Class A common stock as the number listed opposite the underwriter’s name in the preceding table bears to the total number of shares of our Class A common stock listed opposite the names of all underwriters in the preceding table. If the underwriters’ option is exercised in full, the total price to the public would be $158,526,623.00, the total underwriters’ discounts and commissions would be $7,133,698.04 and the total proceeds to the selling shareholders would be $151,392,924.96.

The following table shows the per share and total underwriting discounts and commissions to be paid by the selling shareholders assuming no exercise and full exercise of the over-allotment option.

Underwriting discounts and commissions to be paid by the selling shareholders	No Exercise	Full Exercise
Per share	$3.015	$3.015
Total	$6,203,214.77	$7,133,698.04

We and our directors and officers have agreed, subject to certain exceptions, that, without the prior written consent of the representatives, we and they will not, during the period ending 90 days after the date of this prospectus:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, our Class A common stock or any security convertible into or exercisable or exchangeable for our Class A common stock or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock, whether any such transaction described above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise.

The restrictions described in the previous paragraph do not apply to:

•	the issuance of options under our stock option plans;

•	the issuance of shares in connection with any acquisitions, mergers or strategic investments that we enter into, subject to the requirement that parties receiving shares in such transactions agree to be bound by the same restrictions as those set forth in the previous paragraph for the remainder of the 90-day period; or

•	the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “CME.”

In order to facilitate the offering of our Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position in our Class A common stock for their own account. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are convinced that there may be downward pressure on the price of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. In addition, in order to cover any over-allotments or to stabilize the price of our Class A common stock, the underwriters may bid for, and purchase, shares of our Class A common stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing our Class A common stock in this offering, if the syndicate repurchases previously distributed shares of our Class A common stock to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our Class A common stock above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

From time to time, some of the underwriters and their affiliates have provided, and may continue to provide, investment banking and general financing and banking services to us and our affiliates, including advice in connection with our demutualization and rights plan, for which they have in the past received, and may in the future receive, customary fees. In addition, each of Morgan Stanley & Co. Incorporated, UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and William Blair & Company, L.L.C. acted as an underwriter for our initial public offering in December 2002 and guided sale process in June 2003 with respect to the termination of the transfer restrictions applicable to our Class A-1 shares. Some of the underwriters or their affiliates also own memberships on our exchange and, as part of their exchange membership, own shares of our Class A and Class B common stock in amounts that do not exceed, individually, 5% of the outstanding shares of such common stock.

We, the selling shareholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois, and for the underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

EXPERTS

The consolidated financial statements of CME Holdings and subsidiaries at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002 appearing in the Annual Report on Form 10-K for the year ended December 31, 2002, which are included and incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere and incorporated by reference herein, and are included and incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act for the shares of our Class A common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits thereto. For further information about us and the Class A common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer in each instance to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement. Prior to our reorganization, CME filed reports and other information with the SEC. You may read and copy the registration statement, the related exhibits, reports and other information that we and CME have filed or will file with the SEC at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. That site is www.sec.gov. Reports, proxy and information statements and other information about us may also be inspected at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus is part of a registration statement that we filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below filed by us with the SEC:

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including portions of our 2002 Annual Report to Shareholders and our definitive Proxy Statement for the 2003 Annual Meeting of Shareholders incorporated therein by reference; and

•	The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed on December 4, 2001.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and before its effectiveness and (2) until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us as follows: Shareholder Relations and Membership Services, Chicago Mercantile Exchange Holdings Inc., 30 South Wacker Drive, Chicago, Illinois 60606, Attention: Shareholder Relations and Membership Services, (312) 930-1000.

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.:

We have audited the accompanying consolidated balance sheets of Chicago Mercantile Exchange Holdings Inc. (a Delaware corporation) and subsidiaries (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chicago Mercantile Exchange Holdings Inc. and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 16 to the financial statements, in 2002 the Company changed its method of accounting for stock-based compensation.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

January 28, 2003

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	At December 31,
	2002	2001
		(restated)
ASSETS
Current Assets:
Cash and cash equivalents	$339,260	$69,101
Proceeds from securities lending activities	985,500	882,555
Marketable securities	—	91,570
Accounts receivable, net of allowance of $1,232 and $962	50,865	40,986
Other current assets	11,515	6,671
Cash performance bonds and security deposits	1,827,991	855,227

Total current assets	3,215,131	1,946,110
Property, net of accumulated depreciation and amortization	109,563	100,991
Other assets	30,322	19,777

TOTAL ASSETS	$3,355,016	$2,066,878

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$27,607	$23,834
Payable under securities lending agreements	985,500	882,555
Other current liabilities	48,396	40,229
Cash performance bonds and security deposits	1,827,991	855,227

Total current liabilities	2,889,494	1,801,845
Long-term debt	2,328	6,650
Other liabilities	17,055	10,017

Total liabilities	2,908,877	1,818,512

Shareholders’ Equity:
Preferred stock, $0.01 par value, 9,860,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.01 par value, 140,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 138,000,000 shares authorized, 32,530,372 shares issued and outstanding as of December 31, 2002 and 28,771,562 shares issued and outstanding as of December 31, 2001	325	288
Class B common stock, $0.01 par value, 3,138 shares authorized, issued and outstanding	—	—
Additional paid-in capital	179,669	59,229
Unearned restricted stock compensation	(665)	(1,461)
Retained earnings	266,810	190,033
Accumulated net unrealized gains on securities	—	277

Total shareholders’ equity	446,139	248,366

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,355,016	$2,066,878

See accompanying notes to audited consolidated financial statements.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Year Ended December 31,
	2002	2001	2000
		(restated)	(restated)
REVENUES
Clearing and transaction fees	$356,396	$292,459	$156,649
Quotation data fees	48,717	48,250	36,285
GLOBEX access fees	12,945	11,987	3,971
Communication fees	9,733	9,330	9,391
Investment income	7,740	8,956	9,736
Securities lending interest income	18,169	10,744	—
Other	15,379	14,904	10,520

TOTAL REVENUES	469,079	396,630	226,552
Securities lending interest expense	(15,902)	(9,477)	—

NET REVENUES	453,177	387,153	226,552

EXPENSES
Compensation and benefits	118,710	111,465	102,278
Occupancy	22,400	20,420	19,629
Professional fees, outside services and licenses	32,549	27,289	23,131
Communications and computer and software maintenance	46,569	43,598	41,920
Depreciation and amortization	48,509	37,639	33,489
Patent litigation settlement	6,240	—	—
Marketing, advertising and public relations	6,514	6,326	5,219
Other	17,457	14,650	16,148

TOTAL EXPENSES	298,948	261,387	241,814

Income (loss) before limited partners’ interest in PMT and income taxes	154,229	125,766	(15,262)
Limited partners’ interest in earnings of PMT	—	—	(1,165)
Income tax (provision) benefit	(60,162)	(50,658)	5,931

NET INCOME (LOSS)	$94,067	$75,108	$(10,496)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$3.24	$2.61	$(0.36)
Diluted	3.13	2.57	—
Weighted average number of common shares:
Basic	29,066,242	28,774,700	28,774,700
Diluted	30,060,537	29,240,432	—

See accompanying notes to audited consolidated financial statements.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share and per share data)

	Class A Common Stock	Class B Common Stock	Common Stock and Additional Paid-In Capital	Unearned Restricted Stock Compensation	Retained Earnings	Accumulated Net Unrealized Securities Gains (Losses)	Total Shareholders’ Equity
	Shares	Shares	Amount
BALANCE, DEC. 31, 1999	—	—	$43,605	$—	$125,421	$(363)	$168,663
Comprehensive income:
Net loss					(10,496)		(10,496)
Change in net unrealized gain on securities, net of tax of $234						352	352

Total comprehensive income							(10,144)
Stock-based compensation			7,743				7,743
Issuance of Class A common stock	28,771,562
Issuance of Class B common stock		3,138

BALANCE, DEC. 31, 2000 (restated)	28,771,562	3,138	$51,348	$—	$114,925	$(11)	$166,262
Comprehensive income:
Net income					75,108		75,108
Change in net unrealized gain on securities, net of tax of $192						288	288

Total comprehensive income							75,396
Stock-based compensation			5,734				5,734
Grant of 119,000 shares of restricted Class A common stock			2,435	(2,435)			—
Amortization of unearned restricted Class A common stock				974			974

BALANCE, DEC. 31, 2001 (restated)	28,771,562	3,138	$59,517	$(1,461)	$190,033	$277	$248,366
Comprehensive income:
Net income					94,067		94,067
Change in net unrealized gain on securities, net of tax of $184						(277)	(277)

Total comprehensive income							93,790
Net proceeds from initial public offering	3,712,660		117,459				117,459
Exercise of stock options	150		3				3
Cash dividend on common stock of $0.60 per share					(17,290)		(17,290)
Vesting of issued restricted Class A common stock	46,000
Stock-based compensation			3,015				3,015
Amortization of unearned restricted Class A common stock				796			796

BALANCE, DEC. 31, 2002	32,530,372	3,138	$179,994	$(665)	$266,810	$—	$446,139

See accompanying notes to audited consolidated financial statements.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
		(restated)	(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$94,067	$75,108	$(10,496)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	48,509	37,639	33,489
Stock-based compensation	3,811	6,238	8,211
Deferred income tax benefit	(5,637)	(4,283)	(1,781)
Loss on investment in joint venture	2,876	281	—
Limited partners’ interest in earnings of PMT	—	—	1,165
Loss (gain) on sale of marketable securities	(2,658)	(226)	14
Loss on disposal of fixed assets	7	—	—
Write-off of internally developed software	—	262	2,739
Increase (decrease) in allowance for doubtful accounts	270	(738)	1,350
Increase in accounts receivable	(10,149)	(11,722)	(8,307)
Decrease (increase) in other current assets	(4,844)	1,206	1,416
Decrease (increase) in other assets	(4,717)	(415)	859
Increase (decrease) in accounts payable	3,773	11,937	(3,821)
Increase in other current liabilities	8,792	8,213	7,120
Increase (decrease) in other liabilities	7,038	(2,931)	1,011

NET CASH PROVIDED BY OPERATING ACTIVITIES	141,138	120,569	32,969

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, net	(56,341)	(30,367)	(25,171)
Capital contributions to joint venture	(3,071)	(1,316)	—
Purchases of marketable securities	(43,956)	(94,008)	(43,116)
Proceeds from sales and maturities of marketable securities	137,723	47,470	59,518
Purchase of limited partners’ interest in PMT	—	—	(4,183)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	34,355	(78,221)	(12,952)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(5,506)	(3,902)	(3,611)
Cash dividends	(17,290)	—	—
Proceeds from exercised stock options	3	—	—
Net proceeds from initial public offering	117,459	—	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	94,666	(3,902)	(3,611)

Net increase in cash and cash equivalents	270,159	38,446	16,406
Cash and cash equivalents, beginning of year	69,101	30,655	14,249

CASH AND CASH EQUIVALENTS, END OF YEAR	$339,260	$69,101	$30,655

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$599	$627	$892

Income taxes paid (refunded)	64,728	49,062	(5,471)

Capital leases—asset additions and related obligations	558	6,156	1,907

See accompanying notes to audited consolidated financial statements.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of Presentation and Description of Business

Chicago Mercantile Exchange Holdings Inc. (CME Holdings) is a Delaware stock corporation organized in August 2001 to be the holding company for Chicago Mercantile Exchange Inc. and its subsidiaries (CME or the exchange). CME became a wholly owned subsidiary of CME Holdings through a merger of a subsidiary of CME Holdings with and into CME that was completed on December 3, 2001. At that time, existing shareholders received stock in CME Holdings for stock in CME. On December 11, 2002, CME Holdings completed an initial public offering of an additional 3.7 million shares of Class A common stock, and the Class A common stock not subject to transfer restrictions is now traded on the New York Stock Exchange (note 15). The consolidated financial statements include Chicago Mercantile Exchange Inc. and its controlled subsidiaries, which include P-M-T Limited Partnership (PMT) and GFX Corporation (GFX) as well as the holding company, CME Holdings (collectively, the company). All intercompany transactions have been eliminated in consolidation.

The merger of CME into CME Holdings was accounted for as a pooling of interests because of the common owners before and after the transaction. These financial statements have been prepared as if the current holding company structure had been in place for all periods presented. The assets of CME Holdings consist of the net proceeds of the initial public offering and its investment in CME. CME Holdings has no liabilities other than income tax liabilities arising from investment income.

CME is a designated contract market for the trading of futures and options on futures contracts. Trades are executed through open outcry, an electronic trading platform and privately negotiated transactions. Through its in-house Clearing House Division, CME clears, settles, nets and guarantees performance of all matched transactions in its products.

CME resulted from the completion of a demutualization process whereby Chicago Mercantile Exchange, an Illinois not-for-profit membership organization, became a Delaware for-profit stock corporation. The transaction resulted in the conversion of membership interests in the Illinois corporation into stock ownership in the Delaware corporation and was completed on November 13, 2000. When the membership of the exchange approved the demutualization process, the holders of the units of PMT also approved the cash purchase of the assets and business of PMT by the exchange (note 17).

2.    Summary of Significant Accounting Policies

Cash and Cash Equivalents.    Cash equivalents consist of money market mutual funds and highly liquid investments with maturities of three months or less when purchased.

Marketable Securities.    Marketable securities generally have been classified as available for sale and are carried at fair value based on quoted market prices, with net unrealized gains and losses reported net of tax as a component of shareholders’ equity. Interest on marketable securities is recognized as income when earned and includes accreted discount less amortized premium. Realized gains and losses are calculated using specific identification.

Additional securities held in connection with non-qualified deferred compensation plans have been classified as trading securities. These securities are included in other assets in the accompanying consolidated balance sheets at fair value, and net unrealized gains and losses are reflected in investment income.

Fair Value of Financial Instruments.    Statement of Financial Accounting Standards (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of the fair value of financial instruments. The carrying values of financial instruments included in assets and liabilities in the accompanying consolidated balance sheets are reasonable estimates of their fair values.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounts Receivable.    In the ordinary course of business, a significant portion of accounts receivable and revenues are from shareholders of the company. At December 31, 2002, there were approximately 70 clearing firms that are also shareholders. One firm with a significant portion of customer revenue represented approximately 11% of net revenues in 2002. Should a clearing firm withdraw from the exchange, management believes the customer portion of that firm’s trading activity would likely transfer to another clearing firm. Therefore, management does not believe the company is exposed to significant risk from the loss of revenue received from a particular clearing firm.

Performance Bonds and Security Deposits.    Performance bonds and security deposits held by the exchange for clearing firms may be in the form of cash or securities. Cash performance bonds and security deposits are reflected in the accompanying consolidated balance sheets. Cash received may be invested, and any interest received accrues to the exchange. These investments are overnight transactions in U.S. Government securities acquired through and held by a broker-dealer of a subsidiary of a bank.

Securities deposited by clearing firms consist primarily of short-term U.S. Treasury securities and are not reflected in the accompanying consolidated balance sheets. These securities are held in safekeeping, although a portion of the clearing firms’ proprietary performance bond deposits may be utilized in securities lending transactions. Interest and gain or loss on securities deposited to satisfy performance bond and security deposit requirements accrues to the clearing firm.

Property.    Property is stated at cost less accumulated depreciation and amortization. Depreciation on furniture, fixtures and equipment is provided on the straight-line method over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the remaining term of the applicable leases. Maintenance and repair items as well as certain minor purchases are charged to expense as incurred. Renewals and betterments are capitalized.

Software.    The company capitalizes certain costs of developing internal software in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (SOP 98-1). Capitalized costs generally are amortized over three years, commencing with the completion of the project. The depreciable life of purchased software is four years.

Impairment of Assets.    The company reviews its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Revenue Recognition.    The company’s revenue recognition policies comply with Staff Accounting Bulletin No. 101 on revenue recognition.

Clearing and Transaction Fees.    Clearing and transaction fees include per contract charges for trade execution, clearing and GLOBEX fees. Fees are charged at various rates based on the product traded, the method of trade and the exchange trading privileges of the customer making the trade. Clearing and transaction fees are recognized as revenue when a buy and sell order are matched and the trade is cleared. Therefore, cancelled buy and sell orders have no impact on revenue recognition. On occasion, the customer’s exchange trading privileges may not be properly entered by the clearing firm, and incorrect fees are charged for the transactions in the affected accounts. When this information is corrected within the time period allowed by the exchange, a fee adjustment is provided to the clearing firm. An accrual is established for estimated fee adjustments to reflect corrections to customer exchange trading privileges. The accrual is based on the historical pattern of adjustments processed. CME believes the allowances are adequate to cover potential adjustments. Exposure to losses on

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

receivables for clearing and transaction fees is dependent on each clearing firm’s financial condition as well as the Class A and B shares that collateralize fees owed to the exchange. The exchange retains the right to liquidate shares to satisfy a clearing firm’s receivable.

Quotation Data Fees.    Quotation data fees represent revenue received for the dissemination of market information. Revenues are accrued each month based on the number of subscribers reported by vendors. CME conducts periodic audits of the information provided and assesses additional fees as necessary. An allowance is established to cover uncollectible receivables from the market data vendors.

GLOBEX Access Fees.    GLOBEX access fees represent fees for connections to the electronic trading platform and include line charges, license fees for GLOBEX software and hardware rental charges. The fees vary depending on the type of connection provided. An additional installation fee may be charged depending on the type of service requested and a disconnection fee may also be charged if certain conditions are met. Revenue is recognized monthly as the service is provided. An allowance is established to cover uncollectible receivables relating to GLOBEX access fees.

Communication Fees.    Communication fees consist of equipment rental and usage charges to members and firms that utilize the various telecommunications networks and services in the Chicago facility. Revenue is billed and recognized on a monthly basis.

Stock-Based Compensation.    As part of the demutualization, the company established an Omnibus Stock Plan. In 2000, a stock option was granted to the Chief Executive Officer, and stock awards were granted to certain other employees in 2001 and 2002 (note 16). Through September 30, 2002, the company accounted for these stock grants under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. Stock-based compensation was reflected in the financial statements as a result of restricted stock granted to certain employees and the required variable accounting treatment for the option granted to the Chief Executive Officer. At year-end 2002, the company adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended. Under provisions of SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” the company also elected to adopt the retroactive restatement method. All prior periods presented have been restated to reflect the stock-based compensation expense that would have been recognized had the recognition provisions of SFAS No. 123 been applied to all options granted to employees. The company has elected to recognize expense relating to stock-based compensation on an accelerated basis. As a result, the expense associated with each vesting date within a stock grant is recognized over the period of time that each portion of the grant vested.

Marketing Costs.    Marketing costs are incurred for production and communication of advertising as well as other marketing activities. These costs are expensed when incurred, except for costs related to the production of broadcast advertising, which are expensed when the first broadcast occurs.

Income Taxes.    Deferred income taxes are determined in accordance with SFAS No. 109, “Accounting for Income Taxes,” and arise from temporary differences between amounts reported for income tax and financial statement purposes. A valuation allowance is recognized if it is anticipated that some or all of a deferred tax asset may not be realized.

Segment Reporting.    The company operates in two segments, CME and GFX. Based on materiality, GFX is not a reportable segment, and as a result there is no disclosure of segment information.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Use of Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the financial statements, as well as the amounts of revenues and expenses reported during the period, and to disclose contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

Reclassifications.    Certain reclassifications have been made to the consolidated financial statements to provide consistent presentation for all periods presented.

Recent Accounting Pronouncements.    In November 2002, the FASB issued Interpretation (FIN) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN No. 45 requires certain guarantees, including indemnification arrangements, to be recorded at fair value at inception, and also requires a guarantor to make significant new disclosures. For those arrangements where the company receives an explicit fee for the guarantee, FIN No. 45 requires that the company defer the fee and recognize it over the life of the arrangement. For arrangements where no explicit fee is received, FIN No. 45 requires a liability to be recorded and amortized over the life of the arrangement, along with an offsetting asset, depending on the arrangement. The company will adopt the accounting provisions of FIN No. 45 for guarantees issued beginning January 1, 2003, and has adopted the disclosure provisions for all existing guarantees as of December 31, 2002. The company is currently evaluating the impact of adopting the accounting provisions of FIN No. 45 on its consolidated financial statements.

In January 2003, the FASB issued Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities.” The objective of FIN No. 46 is to improve financial reporting by achieving more consistent application of consolidation policies to variable interest entities (also referred to as special-purpose entities) and, thus, to improve comparability between enterprises engaged in similar activities even if some of those activities are conducted through variable interest entities. Prior to the issuance of FIN No. 46, a company would generally not have to include another entity in its consolidated financial statements unless it controlled the entity through voting interest. FIN No. 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The company will adopt FIN No. 46 on July 1, 2003 and is currently evaluating the impact of adopting FIN No. 46 on its consolidated financial statements.

3.    Securities Lending

Securities lending transactions utilize a portion of the securities that clearing firms have deposited to satisfy their proprietary performance bond requirements. Under this securities lending program, CME lends a security to a third party and receives collateral in the form of cash. The majority of the cash is then invested on an overnight basis to generate interest income. The related interest expense represents payment to the borrower of the security for the cash collateral retained during the duration of the lending transaction. Securities on loan are marked to market daily and compared to collateral received. At December 31, 2002 and 2001, the fair value of securities on loan was $985.5 million and $882.6 million, respectively. CME’s policy allows lending of up to 75% of total available securities. At December 31, 2002 and 2001, securities available totaled $3.5 billion and $4.6 billion, respectively. The average daily amount of securities on loan for the year ended December 31, 2002 was $924.1 million. The average daily amount of securities on loan from commencement of the program on June 18, 2001 to December 31, 2001 was $632.6 million. The securities lending activity utilized some of the securities deposited by four clearing firms, one of which is a subsidiary of the bank used for executing this securities lending program. Proceeds from securities lending at December 31, 2002 were invested in a money market mutual fund sponsored by the bank used in executing this program or held in the form of cash.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4.    Marketable Securities

In the third quarter of 2002, CME changed its investment policy and converted its marketable securities to short-term investments, resulting in realized gains from the sale of marketable securities of $2.7 million that is included in investment income. The revised investment policy allows CME to invest in institutional money market funds with a fund balance over $1.0 billion and certain U.S. Treasury and Government agency securities, provided these securities will mature at par value within seven days of purchase. Balances in these short-term investments are included in cash and cash equivalents and, as a result, there are no investments classified as marketable securities at December 31, 2002.

Marketable securities included in current assets at December 31, 2001 were classified as available for sale. The amortized cost and fair value of these securities at December 31, 2001, were as follows:

	Amortized Cost	Fair Value
	(in thousands)
U.S. Government agency	$26,507	$26,818
State and municipal	57,231	57,390
Corporate debt	7,371	7,362

TOTAL	$91,109	$91,570

Net unrealized gains (losses) on marketable securities classified as available for sale were reported as a component of comprehensive income and included in the accompanying consolidated statements of shareholders’ equity.

5.    Other Current Assets

Other current assets consisted of the following at December 31:

	2002	2001
	(in thousands)
Refundable income taxes	$1,214	$1,215
Prepaid pension	2,518	—
Prepaid insurance	2,656	549
Other prepaid expenses	4,572	2,609
Accrued interest receivable	264	1,637
Other	291	661

TOTAL	$11,515	$6,671

6.    Performance Bonds and Security Deposits

The exchange is a designated contract market for futures and options on futures, and clears and guarantees the settlement of all contracts traded in its markets. In its guarantor role, the exchange has precisely equal and offsetting claims to and from clearing firms on opposite sides of each contract. CME bears counterparty credit risk in the event that future market movements create conditions that could lead to clearing firms failing to meet their obligations to the exchange. CME reduces its exposure through a risk management program that includes rigorous initial and ongoing financial standards for designation as a clearing firm, initial and maintenance performance bond requirements and mandatory security deposits. Each clearing firm is required to deposit and maintain specified margin in the form of cash, U.S. Government securities, bank letters of credit or other approved investments. All obligations and non-cash margin deposits are marked to market on a daily basis, and

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

haircuts are applied for margin and risk management purposes. Cash performance bonds and security deposits are included in the consolidated balance sheets, and balances may fluctuate significantly over time due to the investment choices available to clearing firms and the change in the amount of deposits required.

Clearing firms, at their option, may instruct CME to invest cash on deposit for performance bond purposes in a portfolio of securities that is part of the Interest Earning Facility (IEF) program. The first IEF was organized in 1997 as two limited liability companies. Interest earned, net of expenses, is passed on to participating clearing firms. The principal of the first IEF totaled $350.0 million at December 31, 2002 and is guaranteed by the exchange. The investment portfolio of these facilities is managed by two of the exchange’s approved settlement banks, and eligible investments include U.S. Treasury bills and notes, U.S. Treasury strips and reverse repurchase agreements. The maximum average portfolio maturity is 90 days, and the maximum maturity for an individual security is 13 months. Management believes that the market risk exposure relating to its guarantee is not material to the consolidated financial statements taken as a whole. In 2001, IEF2 was organized. IEF2 offers clearing firms the opportunity to invest cash performance bonds in shares of CME-approved money market mutual funds. Dividends earned on these shares, net of fees, are solely for the account of the clearing firm on whose behalf the shares were purchased. The principal of IEF2 funds is not guaranteed by the exchange. The total principal in all IEF programs was approximately $12.2 billion at December 31, 2002 and $8.3 billion at December 31, 2001. The exchange earned fees under the IEF program in the amount of $5.6 million, $3.3 million and $1.0 million during 2002, 2001 and 2000, respectively. These fees are included as other revenue.

CME, Options Clearing Corporation (OCC) and New York Clearing Corporation (NYCC) have a cross-margin arrangement, whereby a common clearing firm may maintain a cross-margin account in which the clearing firm’s positions in certain CME futures and options on futures are combined with certain positions cleared by OCC and NYCC for purposes of calculating performance bond requirements. The performance bond deposits are held jointly by CME, OCC and NYCC. In addition, CME has a cross-margin agreement with the London Clearing House (LCH), whereby clearing firms’ offsetting positions with CME and LCH are subject to reduced margin requirements. Clearing firms maintain separate performance bond deposits with each clearing house, but depending on the net offsetting positions between CME and LCH, each clearing house may reduce the firm’s performance bond requirements. In April 2002, a cross-margin agreement with the Government Securities Clearing Corporation (GSCC) became effective, whereby clearing firms’ offsetting positions with CME and GSCC are subject to reduced margin requirements. Clearing firms maintain separate performance bond deposits with each clearing house, but depending on the net offsetting positions between CME and GSCC, each clearing house may reduce the firm’s performance bond requirements.

Each clearing firm also is required to deposit and maintain specified security deposits in the form of cash or approved securities. In the event that performance bonds and security deposits of a defaulting clearing firm are inadequate to fulfill that clearing firm’s outstanding financial obligation, the entire security deposit fund is available to cover potential losses after first utilizing operating funds of the exchange in excess of amounts needed for normal operations (surplus funds). The exchange maintains a $500.0 million secured line of credit with a consortium of banks to provide liquidity and capacity to pay settlement variation to all clearing firms, even if a clearing firm may have failed to meet its financial obligations to CME, or in the event of a temporary disruption with the domestic payments system that would delay payment of settlement variation between the exchange and its clearing firms (note 18). Clearing firm security deposits received in the form of U.S. Treasury or agency securities, or in money market funds purchased through IEF2, are used to collateralize the secured line of credit.

The exchange is required under the Commodity Exchange Act to segregate cash and securities deposited by clearing firms on behalf of their customers. In addition, exchange rules require a segregation of all funds deposited by clearing firms from exchange operating funds.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash and securities held as performance bonds and security deposits at fair market value at December 31 were as follows:

	2002		2001
	Cash	Securities and IEF Funds	Cash	Securities and IEF Funds
	(in thousands)
Performance bonds	$1,805,052	$25,278,903	$848,391	$27,208,994
Security deposits	22,939	896,192	6,836	694,323
Cross-margin securities, held jointly with OCC	—	636,848	—	422,996

TOTAL	$1,827,991	$26,811,943	$855,227	$28,326,313

With the exception of amounts jointly held with OCC under cross-margin agreements, these performance bonds are available to meet only the financial obligations of that clearing firm to the exchange.

In addition to cash and securities, irrevocable letters of credit may be used as performance bond deposits. At December 31, these letters of credit, which are not included in the accompanying consolidated balance sheets, were as follows:

	2002	2001
	(in thousands)
Performance bonds	$495,750	$908,250
Cross-margin accounts	208,900	144,000

TOTAL LETTERS OF CREDIT	$704,650	$1,052,250

7.    Property

A summary of the property accounts at December 31 is presented below:

	2002	2001
	(in thousands)
Furniture, fixtures and equipment	$169,558	$157,997
Leasehold improvements	95,629	90,174
Software and software development costs	68,577	49,691

Total property	333,764	297,862
Less accumulated depreciation and amortization	(224,201)	(196,871)

PROPERTY, net	$109,563	$100,991

Included in property are assets that were acquired through capital leases with a cost of $22.7 million and $22.1 million (and accumulated amortization of $13.6 million and $8.9 million) at December 31, 2002 and 2001, respectively. Depreciation for these assets is included in depreciation and amortization expense.

8.    Other Assets

Other assets consisted of the following at December 31:

	2002	2001
	(in thousands)
Deferred compensation assets	$7,481	$6,574
Net deferred tax asset	17,327	11,506
Investment in OneChicago, LLC	4,644	1,035
Other	870	662

TOTAL	$30,322	$19,777

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On August 28, 2001, CME entered into a joint venture, OneChicago, LLC, with the Chicago Board Options Exchange and the Chicago Board of Trade to trade single stock futures and futures on narrow-based stock indexes. As of December 31, 2002, CME owns approximately a 40% interest in the joint venture, and the investment is reflected in the consolidated financial statements using the equity method of accounting. The investment balance at December 31, 2002 represents CME’s total capital contribution of $7.8 million, including a $3.4 million capital contribution approved in 2002 but remitted in January 2003. Total capital contributed has been reduced by CME’s proportionate share of the joint venture’s net loss. The net loss is included in other revenue and totaled $2.9 million and $0.3 million for the years ended December 31, 2002 and 2001, respectively.

Deferred compensation assets consist primarily of trading securities held in connection with a non-qualified deferred compensation plan. The net unrealized losses relating to the non-qualified deferred compensation plans’ trading securities are included in investment income and totaled $0.8 million, $0.3 million and $0.7 million for the years ended December 31, 2002, 2001 and 2000, respectively.

9.    Income Taxes

The provision (benefit) for income taxes is composed of the following:

	Year Ended December 31,
	2002	2001	2000
	(in thousands)
Current:
Federal	$53,811	$45,031	$(3,544)
State	11,988	9,910	(606)

Total	65,799	54,941	(4,150)

Deferred:
Federal	(4,617)	(3,263)	(1,502)
State	(1,020)	(1,020)	(279)

Total	(5,637)	(4,283)	(1,781)

TOTAL PROVISION (BENEFIT) FOR INCOME TAXES	$60,162	$50,658	$(5,931)

Reconciliation of the statutory U.S. federal income tax rate to the effective tax rate is as follows:
	Year Ended December 31,
	2002	2001	2000
Statutory U.S. federal tax rate	35.0%	35.0%	(35.0)%
State taxes, net of federal benefit	4.6	4.6	(3.5)
Tax-exempt interest income	(0.3)	(0.5)	(3.0)
Nondeductible expenses	0.2	0.6	6.8
Other, net	(0.5)	0.6	(1.4)

EFFECTIVE TAX RATE—PROVISION (BENEFIT)	39.0%	40.3%	(36.1)%

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, the components of deferred tax assets (liabilities) were as follows:

	2002	2001
	(in thousands)
Deferred Tax Assets:
Depreciation and amortization	$7,685	$7,730
Deferred compensation	3,369	2,678
Accrued expenses	6,525	1,755
Stock-based compensation	5,732	5,404
Other	887	218

Subtotal	24,198	17,785
Valuation allowance	—	—

Deferred Tax Assets	24,198	17,785

Deferred Tax Liabilities:
Software development costs	(6,440)	(5,664)
Net unrealized gains on securities	—	(184)
Other	(431)	(431)

Deferred Tax Liabilities	(6,871)	(6,279)

NET DEFERRED TAX ASSET	$17,327	$11,506

The company expects to realize the benefit of all deferred tax assets based on the expectation of future taxable income and, therefore, no valuation allowance has been established at December 31, 2002 or 2001.

10.    Other Current Liabilities

Other current liabilities consisted of the following at December 31:

	2002	2001
	(in thousands)
Accrued compensation and benefits	$24,143	$23,331
Accrued fee adjustments	3,137	2,241
Current portion of long-term debt	4,669	5,294
Accrued operating expenses	9,844	4,413
Accrued federal and state income taxes	6,312	4,943
Other	291	7

TOTAL	$48,396	$40,229

11.    Commitments

Leases.    The exchange has commitments under operating and capital leases for certain facilities and equipment that are accounted for in accordance with SFAS No. 13, “Accounting for Leases.” Lease commitments for office space at the main location in Chicago expire in the year 2008, with annual minimum rentals ranging from $8.8 million to $9.4 million. The exchange leases trading facilities from the Chicago Mercantile Exchange Trust through October 2005, with annual minimum rentals of approximately $1.3 million, and has an option to extend the term of the lease through October 2026 with three successive seven-year extensions. Minimum annual rent for these extensions begins at $0.7 million for the period from November 2005 through October 2012 and declines to $0.2 million for the last extension from November 2019 through October

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2026. Additional rental expense is incurred in connection with the trading facilities based on annual trading volume. This expense totaled $1.2 million, $1.0 million and $0.6 million for the years ended December 31, 2002, 2001 and 2000, respectively. The CME Trust is an entity that was established to provide financial assistance, on a discretionary basis, to customers of any clearing firm that becomes insolvent. No outside parties have any residual interest in the assets of the CME Trust. Leases for other locations where the exchange maintains offices expire at various times through the year 2012 with annual minimum rentals that will not exceed $0.8 million in any year. Total rental expense was approximately $19.9 million in 2002, $18.5 million in 2001 and $17.4 million in 2000.

Commitments.    Commitments includes long-term liabilities (note 13) as well as contractual obligations that are non-cancelable. These contractual obligations relate to software licenses and maintenance, and telecommunication services. These amounts are expensed as the related services are used.

Future obligations under commitments in effect at December 31, 2002, including the minimum for operating leases, were as follows:

	Capitalized Leases	Operating Leases	Commitments
2003	$4,992	$10,765	$10,046
2004	2,361	10,277	6,949
2005	—	10,079	3,714
2006	—	9,178	3,253
2007	—	9,401	2,496
Thereafter	—	11,557	—

Total minimum payments	7,353	61,257	26,458
Less sublease commitments	—	(223)	—
Less amount representing interest	(356)	—	(1,272)

TOTAL	$6,997	$61,034	$25,186

Licensing Agreements.    The exchange has licensing agreements relating to certain stock index products. The license agreement with NASDAQ, relating to the NASDAQ-100 product that is traded on the exchange, expires in 2006, with a five-year extension unless either party gives notice of termination. The licensing agreement with Standard & Poor’s Corporation terminates in 2013 and includes a clause to renegotiate potential extensions.

12.    Long-Term Debt

Long-term debt consists of the long-term portion of capitalized lease obligations.

13.    Other Liabilities

Other liabilities consisted of the following at December 31:

	2002	2001
	(in thousands)
Deferred compensation liabilities	$7,481	$6,574
Litigation settlement payable	6,803	—
Software maintenance contract	744	380
Accrued pension liability	—	715
Deferred rent	370	586
Other	1,657	1,762

TOTAL	$17,055	$10,017

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14.    Employee Benefit Plans

Pension Plan.    The exchange maintains a noncontributory defined benefit cash balance pension plan for eligible employees. Employees who have completed a continuous twelve-month period of employment and have reached the age of 21 are eligible to participate. The plan provides for an age-based contribution to the cash balance account and includes salary and cash bonuses in the definition of earnings. Participant cash balance accounts receive an interest credit equal to the greater of the one-year U.S. Treasury bill rate or 4%. Participants become vested in their accounts after five years. The exchange’s policy is to currently fund required pension costs by the due dates specified under the Employee Retirement Income Security Act.

A reconciliation of beginning and ending balances of the benefit obligation and fair value of plan assets, the funded status of the plan, certain actuarial assumptions and the components of pension cost are indicated below:

	2002	2001
	(in thousands)
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of year	$19,566	$16,101
Service cost	2,963	2,483
Interest cost	1,661	1,393
Actuarial loss	2,295	1,080
Benefits paid	(1,218)	(1,491)

BENEFIT OBLIGATION AT END OF THE YEAR	$25,267	$19,566

CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year	$17,898	$13,968
Actual return on plan assets	(934)	(708)
Employer contribution	6,402	6,129
Benefits paid	(1,218)	(1,491)

FAIR VALUE OF PLAN ASSETS AT END OF THE YEAR	$22,148	$17,898

FUNDED STATUS AT DECEMBER 31:
Plan assets less than benefit obligation	$(3,119)	$(1,668)
Unrecognized transition asset	(112)	(187)
Unrecognized prior service cost (credit)	1	(125)
Unrecognized net actuarial loss	5,748	1,265

PREPAID (ACCRUED) BENEFIT COST	$2,518	$(715)

	2002	2001	2000
ACTUARIAL ASSUMPTIONS AS OF DECEMBER 31:
Discount rate	6.75%	7.25%	7.50%
Rate of compensation increase	5.00%	5.00%	5.00%
Expected return on plan assets	9.00%	9.00%	8.00%
COMPONENTS OF PENSION COST:
Service cost	$2,963	$2,483	$2,235
Interest cost	1,661	1,393	1,207
Expected return on plan assets	(1,443)	(1,145)	(1,017)
Amortization of prior service cost	(44)	(51)	(51)
Amortization of transition asset	(74)	(74)	(74)
Recognized net actuarial gain	106	—	—

NET PENSION COST	$3,169	$2,606	$2,300

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Savings Plan.    The exchange maintains a savings plan pursuant to Section 401(k) of the Internal Revenue Code, whereby all employees are participants and have the option to contribute to this plan. The exchange matches employee contributions up to 3% of the employee’s base salary and makes an additional discretionary contribution of up to 2% of salary. Prior to 2001, this additional contribution was based on increases in annual trading volume. Total expense for the savings plan amounted to $3.1 million, $2.5 million and $2.1 million in 2002, 2001 and 2000, respectively.

Non-Qualified Plans.    The following non-qualified plans, under which participants may make assumed investment choices with respect to amounts contributed on their behalf, are maintained by the exchange. Although not required to do so, the exchange invests such contributions in assets which mirror the assumed investment choices. The balances in these plans are subject to the claims of general creditors of the exchange, and totaled approximately $7.5 million and $6.6 million at December 31, 2002 and 2001, respectively.

Supplemental Plan—The exchange maintains a non-qualified supplemental plan to provide benefits for certain officers who have been impacted by statutory limits under the provisions of the qualified pension and savings plans. Total expense for the supplemental plan was $0.6 million, $0.4 million and $0.3 million in 2002, 2001 and 2000, respectively.

Deferred Compensation Plan—A deferred compensation plan is maintained by the exchange, under which eligible officers and members of the Board of Directors may contribute a percentage of their compensation or stipends and defer income taxes thereon until the time of distribution.

Supplemental Executive Retirement Plan—The exchange maintains a non-qualified defined contribution plan for senior officers. Under this plan, the exchange makes an annual contribution of 8% of salary and bonus for eligible employees. Contributions made after 1996 are subject to a vesting schedule, under which each annual contribution begins to vest after three years and is fully vested after five years. Unvested contributions are returned to the exchange if a participant leaves the employment of the exchange. Total expense for the plan, net of any forfeitures, was $0.8 million, $0.5 million and $42,000 in 2002, 2001 and 2000, respectively.

15.    Capital Stock

On December 11, 2002, CME Holdings completed the initial public offering of Class A common stock. All 5,463,730 shares of Class A common stock, including an aggregate of 712,660 shares of Class A common stock covered by an over-allotment option granted by CME Holdings to the underwriters, were sold at a price to the public of $35.00 per share. Of the 5,463,730 shares sold in the offering, 3,712,660 shares were sold by CME Holdings and 1,751,070 shares were sold by selling shareholders. The aggregate proceeds to CME Holdings from the offering were approximately $129.9 million, before deducting approximately $9.1 million in underwriting discounts and commissions and an estimated $3.3 million in other expenses incurred in connection with the offering. CME Holdings did not receive any proceeds from the sale of shares by the selling shareholders.

Shares Outstanding.    As of December 31, 2002, 5,463,730 shares of Class A common stock, 6,981,394 shares of Class A-1 common stock, 6,944,087 shares of Class A-2 common stock, 6,751,869 shares of Class A-3 common stock, 6,389,292 shares of Class A-4 common stock, 625 shares of Class B-1 common stock, 813 shares of Class B-2 common stock, 1,287 shares of Class B-3 common stock and 413 shares of Class B-4 common stock were issued and outstanding. CME Holdings has no shares of preferred stock issued and outstanding.

Associated Trading Rights.    Each class of CME Holdings Class B common stock is associated with a membership in a specific division of the exchange. CME’s rules provide exchange members with trading rights

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and the ability to use or lease these trading rights. Trading rights are maintained at CME and are not part of or evidenced by the Class B common stock of CME Holdings. The Class B common stock of CME Holdings is intended only to ensure that the former Class B shareholders of CME retain Board representation rights and approval rights with respect to the core rights described below.

Voting Rights.    With the exception of the matters reserved to holders of CME Holdings Class B common stock, holders of common stock vote together on all matters for which a vote of common shareholders is required. In these votes, each holder of shares of Class A or Class B common stock of CME Holdings has one vote per share.

Election of Directors.    The CME Holdings Board of Directors is composed of 20 members. Holders of Class A and Class B common stock have the right to vote together in the election of 14 directors. Holders of Class B-1, Class B-2 and Class B-3 common stock have the right to elect the remaining six directors, of which three are elected by Class B-1 shareholders, two are elected by Class B-2 shareholders and one is elected by Class B-3 shareholders.

Core Rights.    Holders of Class B shares have the right to approve changes in specified rights relating to the trading privileges associated with those shares. These core rights include allocation of products that a holder of trading rights is permitted to trade through the exchange; the trading floor access rights and privileges that a member has; the number of memberships in each membership class and the number of authorized and issued shares of Class B common stock associated with that class; and eligibility requirements to exercise trading rights associated with Class B shares. Votes on changes to these core rights are weighted by class. Each class of Class B common stock has the following number of votes on matters relating to core rights: Class B-1, six votes per share; Class B-2, two votes per share; Class B-3, one vote per share, and Class B-4, 1/6th of one vote per share. The approval of a majority of the votes cast by the holders of shares of Class B common stock is required in order to approve any changes to core rights. Holders of shares of Class A common stock do not have the right to vote on changes to core rights.

Dividends.    Holders of Class A and Class B common stock of CME Holdings are entitled to receive proportionately such dividends, if any, as may be declared by the CME Holdings Board of Directors.

Transfer Restrictions.

Class A Common Stock—Each class of CME Holdings Class A common stock is identical, except that the shares of Class A-1, A-2, A-3 and A-4 common stock are subject to transfer restrictions contained in CME Holdings’ Certificate of Incorporation. The number of shares outstanding at December 31, 2002 and the timing of the expiration of the transfer restrictions are set forth below. Until these transfer restrictions lapse, shares of Class A-1, A-2, A-3 and A-4 common stock may not be sold or transferred separately from a share of Class B common stock, subject to limited exceptions specified in CME Holdings’ Certificate of Incorporation. There are no restrictions on the shares of Class A common stock sold in the initial public offering.

	Shares Outstanding	Transfer Restrictions Expire
Class A	5,463,730	Not restricted
Class A-1	6,981,394	June 10, 2003
Class A-2	6,944,087	December 7, 2003
Class A-3	6,751,869	June 4, 2004
Class A-4	6,389,292	June 4, 2004

Total Class A Shares Outstanding	32,530,372

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The expiration of the transfer restrictions on Class A-1 and A-2 stock may be extended an additional 60 days to allow for the completion of a secondary sale of company stock, provided notice is given no later than 60 days prior to the expiration date of the transfer restrictions. Under certain circumstances, transfer restrictions for Class A-1 and A-2 stock may continue until the final expiration date if a shareholder elects not to participate in a successful secondary sale.

Class B Common Stock—Each class of CME Holdings Class B common stock is subject to transfer restrictions contained in the Certificate of Incorporation of CME Holdings. These transfer restrictions prohibit the sale or transfer of any shares of Class B common stock separate from the sale of the associated trading rights in the exchange.

Shareholder Rights Provisions.    The Board of Directors of CME Holdings has adopted a plan creating rights that entitle CME Holdings’ shareholders to purchase shares of CME Holdings stock in the event that a third party initiates a transaction designed to take over the company. This rights plan is intended to encourage persons seeking to acquire control of CME Holdings to engage in arms-length negotiations with the Board of Directors and management. The rights are attached to all outstanding shares of CME Holdings common stock, and each right entitles the shareholder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $105 per unit. The rights will separate from the common stock of the company; (1) 10 days after a person or group seeks to acquire CME Holdings through a public announcement by such person or group that they have acquired 15% or more of the outstanding shares of CME Holdings; or (2) 10 business days after the commencement of a tender offer by such person or group. If either of these two events occur, each holder of a right shall receive, upon exercise, Class A common stock having a value equal to two times the exercise price of the right.

Omnibus Stock Plan.    CME Holdings has adopted an Omnibus Stock Plan under which stock-based awards may be made to employees. A total of 2.7 million Class A shares have been reserved for awards under the plan. Awards totaling 2.6 million shares are outstanding under this plan at December 31, 2002 (note 16).

16.    Stock Options

At year-end 2002, the company elected to account for stock options under SFAS Statement No. 123 “Accounting for Stock-Based Compensation,” as amended. Under the provisions of SFAS No. 148 “Accounting for Stock-Based Compensation-Transition and Disclosure,” the company elected to adopt the retroactive restatement method, and operating results for 2000, 2001 and the first nine months of 2002 have been restated to reflect this change. From the grant date until the date of demutualization, or November 13, 2000, the company accounted for the option to the CEO in a manner similar to a stock appreciation right in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (An Interpretation of APB Opinions No. 15 and 25).” Prior to adopting SFAS No. 123, or from the date of demutualization through September 30, 2002, the company accounted for its stock options using the intrinsic value method under the provisions of APB Opinion No. 25 “Accounting for Stock Issued to Employees.”

For 2002, total stock-based compensation expense using the fair value method totaled $3.8 million. If the provisions of SFAS No. 123 had not been adopted at year-end 2002, stock-based compensation expense for the year 2002 would have totaled $36.9 million, resulting in a reduction in net income of $20.2 million from the net income reflected in our consolidated financial statements. As a result of the restatement and retroactive

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

application of SFAS No. 123, the impact on net income (loss) and earnings (loss) per share is as follows for the periods presented:

	Year Ended December 31,
	2001	2000
	(in thousands)
Net income (loss), as previously reported	$68,302	$(5,909)
Decrease (increase) in stock-based compensation expense	11,401	(7,179)
Tax effect	(4,595)	2,592

Net income (loss), as restated	$75,108	$(10,496)

Earnings (loss) per share, as previously reported:
Basic	$2.37	$(0.21)
Diluted	2.33	—
Earnings (loss) per share, as restated
Basic	$2.61	$(0.36)
Diluted	2.57	—

On February 7, 2000, an option was granted to the President and Chief Executive Officer, James J. McNulty, to purchase 5% of the common stock of the company, as represented by an equivalent percentage of all Class A and Class B common stock issued at the date of demutualization. One-half of the option (Tranche A), or 2.5% of all common stock at the date of demutualization, has an aggregate exercise price of $21.8 million, which was estimated to be 2.5% of the fair value of the exchange at the grant date. Since demutualization had not been completed at the grant date, the fair value of CME was calculated based on the average value of all exchange memberships. The option for the remaining 2.5% of all common stock at the date of demutualization (Tranche B) has an aggregate exercise price of $32.8 million, or 3.75% of the fair value of the exchange at the grant date. As a result of the reorganization into a holding company structure, the Class A share equivalents previously embedded in the Class B shares of CME were converted into Class A shares of CME Holdings. Since the stock option for the CEO is for 5% of all classes of stock outstanding at the date of demutualization, and additional Class A shares were issued in the reorganization, the total number of Class A shares in the CEO option increased by 145,543 shares. At December 31, 2002, the CEO’s option included 1,438,578 Class A and 156 Class B shares with a total exercise price of $54.6 million. Under the option agreement, the exercise of the option can be settled with any combination of shares of Class A common stock or cash, at the discretion of the company.

The CEO option vests over a four-year period, with 40% vesting one year after the grant date and 20% vesting on that same date in each of the following three years. The term of the option is 10 years. As of December 31, 2002, all of the option remained outstanding. Although the option is for all classes of common stock outstanding, any exercise of the option must be for all or a portion of the option that is vested at the date of exercise. The CEO cannot elect to exercise the option for only certain classes of stock included in the option. The CEO option represented $1.8 million of stock-based compensation expense in 2002.

In 2001 and in December 2002, concurrent with the company’s initial public offering, CME granted stock options to various employees under the Omnibus Stock Plan. The options vest over a four-year period, with 40% vesting one year after the grant date and 20% vesting on that same date in each of the following three years. The options have a 10-year term. Compensation expense of $4.6 million relating to employee stock options will be recognized over the vesting period. Restricted stock grants of 119,000 shares were also awarded to certain executives in 2001 that have the same vesting provisions as the stock options. Compensation expense of $2.4 million relating to restricted stock will be recognized over the vesting period. The employee options and restricted stock grants represented $1.2 million and $0.8 million, respectively, of stock-based compensation expense in 2002.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of the Chief Executive Officer’s option was $14.4 million, measured at the demutualization date under the minimum value method. This method was used since, at the date of demutualization, there was not an independent established public trading market for Class A shares. Significant assumptions used to calculate fair value included: risk-free interest rate of 5.11%, expected life equal to the maximum term of the option and no expected dividends. The fair value of the option granted to employees in 2001 was $4.2 million, measured at the grant date under the minimum value method. A risk-free interest rate of 5.40% was used over a period of five years with no expected dividends. The fair value of the options granted to employees in 2002 was $0.4 million, measured at the grant date using the Black-Scholes method of valuation, as a public market for the Class A shares had been established as a result of the completion of the initial public offering. A risk-free rate of 3.50% was used over a period of six years with a 41% volatility factor and a 1.43% dividend yield.

The following table summarizes stock option activity for the three-year period ended December 31, 2002:

	Number of Shares
	Class A	Class B
BALANCE AT DECEMBER 31, 1999	—	—
Granted	1,293,035	156
Exercised	—	—
Cancelled	—	—

BALANCE AT DECEMBER 31, 2000	1,293,035	156
Granted	1,176,500	—
Adjustment for reorganization	145,543	—
Exercised	—	—
Cancelled	(3,750)	—

BALANCE AT DECEMBER 31, 2001	2,611,328	156
Granted	27,000	—
Exercised	(150)	—
Cancelled	(115,200)	—

BALANCE AT DECEMBER 31, 2002	2,522,978	156

Total stock options outstanding and the portion of each option that can be exercised at December 31, 2002 are as follows:

		Total Options Outstanding	Exercisable Shares
CEO Option:
Tranche A:	Class A shares	719,289	431,573
	Class B shares	78	47
Tranche B:	Class A shares	719,289	431,573
	Class B shares	78	47
Employee Options:
Class A shares		1,084,400	422,960

TOTAL STOCK OPTIONS		2,523,134	1,286,200

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Employee options granted in 2001 all have an exercise price of $22.00 per share, and options granted in 2002 have an exercise price of $35.00 per share, the offering price of the initial public offering. The employee options granted in 2001 are 40% vested at December 31, 2002. No portion of the 2002 options are vested at December 31, 2002. If the CEO exercised his option at December 31, 2002 for the 60% that was vested at that date, the vested exercise price of $32.8 million was paid in cash and only Class A shares were issued to satisfy the option, the CEO would have received 768,273 Class A shares for each Tranche, or a total of 1,536,546 Class A shares, based on the value of the option and the closing price of our publicly traded Class A shares on that date. The CEO option has a total exercise price of $54.6 million. A total of 2,560,912 Class A shares would be required at December 31, 2002 to satisfy the total CEO option outstanding with Class A shares, based on the value of the option and closing price of our publicly traded shares at that date. This total also assumes that cash is received for the entire exercise price of the option.

17.    P-M-T Limited Partnership

CME was the general partner, and members and clearing firms of CME were limited partners, in P-M-T Limited Partnership (PMT), an Illinois limited partnership. PMT was formed in 1987 to initiate the development of the GLOBEX global electronic trading platform. Since December 1998, the current version of this system has been operated by the exchange using electronic trading software licensed from ParisBourseSBFSA (now Euronext-Paris). CME charged PMT for services provided.

The limited partners of PMT approved the sale of all of the assets and business of PMT to the exchange as part of the demutualization process. The sale was effective November 13, 2000. The purchase price was $5.1 million and was based on an independent appraisal of PMT. Total distribution to the partners of PMT was the purchase price plus interest of 1% over prime from the date of sale to the date of distribution, and included a payment to CME as general partner of $1.1 million. The transaction was recorded using the purchase method of accounting and was effected at an amount approximately equal to the net assets of PMT. As a result, no goodwill or adjustment to the carrying value of assets was required.

PMT reported net income of $1.4 million for the period from January 1, 2000 to November 13, 2000. If the assets and business of PMT had been purchased by the exchange as of January 1, 2000, the net operating loss of CME for 2000 would have been reduced by approximately $0.6 million, or a reduction of the basic loss per share of $0.02.

18.    Credit Facility

On October 18, 2002, the exchange renewed its $500.0 million secured committed line of credit with a consortium of banks. The secured credit agreement, which expires on October 18, 2003, is collateralized by clearing firm security deposits held by the exchange in the form of U.S. Treasury or agency securities, as well as security deposit funds in IEF2. The amount held as collateral at December 31, 2002 was $882.4 million. The facility, which has never been used, may be utilized in certain situations, such as a temporary disruption of the domestic payments system that would delay settlement between the exchange and its clearing firms, or in the event of a clearing firm default. Under the terms of the credit agreement, there are a number of covenants with which the exchange must comply. Among these covenants, the exchange is required to submit quarterly reports to the participating banks and maintain at all times a consolidated tangible net worth of not less than $90.0 million. Interest on amounts borrowed is calculated at the Fed Funds Rate plus 45/100 of 1% per annum. Commitment fees for the line of credit were $0.5 million for each of the years ended December 31, 2002, 2001 and 2000.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

19.    Contingencies and Guarantees

Legal Matters.    In November 2002, a former employee filed a charge of discrimination with the Illinois Department of Human Rights and Equal Employment Opportunity Commission claiming that CME terminated his employment because of his race. On or about November 25, 2002, this individual also filed a three-count complaint in the Circuit Court of Cook County, Illinois alleging common law claims of retaliatory discharge, promissory estoppel, and unjust enrichment relating to termination of his employment by CME and is seeking damages in excess of $3 million. Based on its investigation to date and advice from legal counsel, management believes these claims are without merit and will defend them vigorously.

In addition, the exchange is a defendant in, and has potential for, various other legal proceedings arising from its regular business activities. While the ultimate results of such proceedings against the exchange cannot be predicted with certainty, management believes that the resolution of these matters will not have a material adverse effect on the consolidated financial position or results of operations.

Employment-Related Agreements.    The exchange has an employment agreement with James J. McNulty, as its President and Chief Executive Officer, through December 31, 2003, subject to renewal by mutual agreement of the parties. Mr. McNulty’s base salary for the year ended December 31, 2002 was $1.0 million. His employment agreement provides that during the agreement term his annual base salary shall be no less than $1.0 million and his annual bonus may not exceed the lesser of $1.5 million or 10% of CME’s net income. Mr. McNulty is entitled to participate in CME’s benefits programs and is eligible for other perquisites as approved by the Board in an amount not to exceed $50,000 for each calendar year. He was granted a Non-Qualified Stock Option and Long-Term Incentive Award in the employment agreement, which has been defined and modified through a supplement and amendments to the agreement (note 16).

In the event of a termination without cause by the exchange, Mr. McNulty shall be entitled to receive his base salary plus one-third of the maximum annual incentive bonus for the remainder of the agreement term. In addition, in the event of termination without cause by the exchange, the unvested portion of the stock option granted to Mr. McNulty would become fully vested.

Under the contract, if within two years of a “change in control” of the exchange, Mr. McNulty is terminated by the exchange or he terminates the agreement as a result of the occurrence of one of the matters defined in the agreement as “good reason,” he shall be entitled to two times his base salary plus one and one-third times the maximum annual incentive bonus for which he would have been eligible, provided that the severance payments do not exceed $8.0 million. The payment would be subject to reduction to the extent that it would otherwise result in the payment of tax under Section 4999 of the Internal Revenue Code. Also, the unvested portion of Mr. McNulty’s stock option would become fully vested.

The contract also provides that in the event of termination due to death or permanent disability, the exchange shall for a period of six months following such termination, continue to pay Mr. McNulty’s annual base salary, as then in effect. Any unvested portion of the stock option granted to Mr. McNulty would become fully vested upon termination due to death or permanent disability, and his estate or designated beneficiary has the continued right to exercise the stock option through the end of the term of the option.

The exchange also has an employment agreement with Craig S. Donohue, as its Executive Vice President and Chief Administrative Officer, through December 31, 2004, subject to renewal by mutual agreement of the parties. Effective October 9, 2002, Mr. Donohue’s annual base salary was increased to $550,000. His employment agreement provides that during the term of the agreement, his base salary shall be no less than $550,000 per year. He is entitled to participate in CME’s benefits programs.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In the event of a termination without cause by the exchange, Mr. Donohue shall be entitled to receive a one-time lump sum severance payment equal to 24 months of his base salary as of the date of his termination.

Mutual Offset System.    At December 31, 2002, CME was contingently liable on irrevocable letters of credit totaling $55.0 million that relate to the mutual offset agreement between CME and Singapore Exchange Derivatives Trading Ltd. (SGX). This mutual offset agreement allows a clearing firm of either exchange to execute after-hours trades at the other exchange. When a clearing firm of CME executes an after-hours trade at SGX, the resulting trade is transferred from SGX to CME, and CME assumes the financial obligation to SGX for the transferred trade. A similar obligation occurs when a clearing firm of SGX executes a trade at CME. The net position of each exchange to the other is marked-to-market daily based on the settlement prices of the applicable exchange, and settlement is made between the exchanges in cash. Since settlement prices at each exchange may differ at the end of any given trading day and Singapore is 13 to 14 hours ahead of Chicago, there may be a difference between the two settlement amounts, and there will be a difference in the timing of the settlement. To allow for adequate and timely funding of the settlement and in the unlikely event of a payment default by a clearing firm, CME and SGX each maintain irrevocable standby letters of credit payable to the other exchange. Regardless of the irrevocable letter of credit, CME guarantees all cleared transactions submitted by its members through SGX and would initiate procedures designed to satisfy these financial obligations in the event of a default, such as the use of security deposits and performance bonds of the defaulting clearing firm.

GFX Letter of Credit.    CME guarantees a $2.5 million standby letter of credit for GFX. The beneficiary of the letter of credit is the clearing firm that is used by GFX to execute and maintain its foreign exchange and Eurodollar futures position. The letter of credit will be utilized in the event that GFX defaults in meeting requirements to its clearing firm. Per exchange requirements, GFX is required to place a performance bond on deposit with its clearing firm. In the unlikely event of a payment default by GFX, GFX’s performance bond would first be used to cover the deficit. If this amount is not sufficient, the letter of credit would be used, and finally CME would guarantee the remaining deficit, if any.

Cross-Margin Agreements.    CME, Options Clearing Corporation (OCC) and New York Clearing Corporation (NYCC) have a cross-margin arrangement, whereby a common clearing firm may maintain a cross-margin account in which the clearing firm’s positions in certain CME futures and options on futures are combined with certain positions cleared by OCC and NYCC for purposes of calculating performance bond requirements. The performance bond deposits are held jointly by CME, OCC and NYCC. If a participating firm defaults, the gain or loss on the liquidation of the firm’s open position and the proceeds from the liquidation of the cross-margin account are split 47.5% each to OCC and CME and 5% to NYCC.

A cross-margin agreement with the London Clearing House (LCH) became effective in March 2000, whereby clearing firms’ offsetting positions with CME and LCH are subject to reduced margin requirements. Clearing firms maintain separate performance bond deposits with each clearing house, but depending on the net offsetting positions between CME and LCH, each clearing house may reduce the firm’s performance bond requirement. In the event of a firm default, the total liquidation net gain or loss on the firm’s offsetting open positions and the proceeds from the liquidation of the performance bond collateral held by each clearing house’s supporting offsetting positions are split evenly between CME and LCH.

A cross-margin agreement with the Government Securities Clearing Corporation (GSCC) became effective in April 2002, whereby clearing firms’ offsetting positions with CME and GSCC are subject to reduced margin requirements. Clearing firms maintain separate performance bond deposits with each clearing house, but depending on the net offsetting positions between CME and GSCC, each clearing house may reduce the firm’s performance bond requirement. In the event of a firm default, the total liquidation net gain or loss on the firm’s offsetting open position is split evenly between CME and GSCC.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Additionally, for both the LCH and the GSCC cross-margining agreements, if, after liquidation of all the positions and collateral of the defaulting firm at each respective clearing organization, and taking into account any cross-margining loss sharing payments, if any of the participating clearing organizations has a remaining liquidating surplus, and any other participating clearing organization has a remaining liquidating deficit, any additional surplus from the liquidation will be shared with the other clearing houses to the extent that they have a remaining liquidating deficit. Any remaining surplus funds will be passed to the bankruptcy trustee.

Interest Earning Facility Program.    Clearing firms, at their option, may instruct CME to invest cash on deposit for performance bond and security deposit purposes in a portfolio of securities that is part of the Interest Earning Facility (IEF) program. The first IEF was organized in 1997 as two limited liability companies. Interest earned, net of expenses, is passed on to participating clearing firms. The principal of the first IEF totaled $350.0 million at December 31, 2002 and is guaranteed by the exchange as long as clearing firms maintain investment balances in this portfolio. The investment portfolio of these facilities is managed by two of the exchange’s approved settlement banks, and eligible investments include U.S. Treasury bills and notes, U.S. Treasury strips and reverse repurchase agreements. The maximum average portfolio maturity is 90 days, and the maximum maturity for an individual security is 13 months. If funds invested in the IEF are unavailable due to lack of liquidity in the investment portfolio, default of a repurchase counterparty, or loss in market value, CME guarantees the amount deposited by the clearing firm. Management believes that the market risk exposure relating to its guarantee is not material to the consolidated financial statements taken as a whole.

20.    GFX Derivatives Transactions

GFX Corporation engages in the purchase and sale of CME foreign exchange and Eurodollar futures contracts. GFX posts bids and offers in these products on the GLOBEX electronic trading platform to maintain a market and promote liquidity in these futures products. GFX limits risk from these transactions through offsetting transactions using futures contracts or spot foreign exchange transactions with approved counterparties in the interbank market. Formal trading limits have been established. Futures transactions are cleared by an independent clearing firm. Any residual open positions are marked to market on a daily basis, and all net realized and unrealized gains and losses are included in other revenue in the accompanying consolidated statements of income. Net trading gains amounted to $3.2 million in 2002, $3.8 million in 2001 and $4.4 million in 2000. At December 31, 2002, futures positions held by GFX had a notional value of $51.9 million, offset by a similar amount of spot foreign exchange positions, resulting in a zero net position.

21.    Earnings per Share

Basic earnings per share is computed by dividing net income (loss) by the weighted average number of all classes of common stock outstanding for each reporting period. Shares outstanding are calculated as if the current holding company structure was in place for all periods presented. Diluted earnings per share is computed in a manner similar to basic earnings per share, except that the weighted average shares outstanding is increased to include additional shares from restricted stock grants and the assumed exercise of stock options, if dilutive. The number of additional shares is calculated assuming that outstanding stock options with an exercise price less than the current market price of that class of stock would be exercised, and that proceeds from such exercises would be used to acquire shares of common stock at the average market price during the reporting period. The dilutive effect of the option granted to the CEO is calculated as if the entire option, including the Class A share and Class B share portions of the option, would be satisfied through the issuance of Class A shares.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	2002	2001	2000
		(restated)	(restated)
	(in thousands, except share and per share data)
Net Income (Loss)	$94,067	$75,108	$(10,496)

Weighted Average Number of Common Shares:
Basic	29,066,242	28,774,700	28,774,700
Effect of stock options	959,253	443,028	—
Effect of restricted stock grants	35,042	22,704	—

Diluted	30,060,537	29,240,432	—

Earnings (Loss) per Share:
Basic	$3.24	$2.61	$(0.36)
Diluted	3.13	2.57	—

22.    Wagner Patent Litigation

On August 26, 2002, the lawsuit with eSpeed relating to the Wagner patent was settled for $15.0 million. The settlement required CME to make an initial $5.0 million payment in September 2002 and five subsequent annual payments of $2.0 million each beginning in August 2003. The present value of the settlement, or $13.7 million, was recognized as an expense in the third quarter of 2002.

On December 23, 2002, CME signed an agreement to resolve an indemnification dispute with Euronext-Paris related to CME’s settlement of the Wagner patent litigation. Under the agreement, Euronext-Paris will pay CME $7.5 million, one-half of CME’s settlement with eSpeed. CME recognized the present value of the entire $7.5 million settlement in the fourth quarter of 2002 as a reduction of the expense recognized in the third quarter of 2002. Half of the total payment due was received by CME in January 2003, and the remainder is due by year-end 2003.

23.    Quarterly Information (unaudited)

AS RESTATED	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
	(in thousands, except per share data)
YEAR ENDED DECEMBER 31, 2002:
Net revenues	$101,092	$107,532	$125,165	$119,388	$453,177
Income before income taxes	31,163	34,489	38,133	50,444	154,229
Net income	18,659	20,991	22,898	31,519	94,067
Earnings per share:
Basic	$0.65	$0.73	$0.79	$1.06	$3.24
Diluted	0.63	0.71	0.77	1.02	3.13
YEAR ENDED DECEMBER 31, 2001:
Net revenues	$92,170	$94,698	$95,329	$104,956	$387,153
Income before income taxes	32,137	34,087	26,939	32,603	125,766
Net income	19,267	20,537	15,983	19,321	75,108
Earnings per share:
Basic	$0.67	$0.71	$0.56	$0.67	$2.61
Diluted	0.67	0.70	0.54	0.66	2.57

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

AS PREVIOUSLY REPORTED	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(1)	Total
	(in thousands, except per share data)
YEAR ENDED DECEMBER 31, 2002:
Net income	$22,722	$18,942	$19,354	—	—
Earnings per share:
Basic	$0.79	$0.66	$0.67	—	—
Diluted	0.76	0.64	0.65	—	—
YEAR ENDED DECEMBER 31, 2001:
Net income	$17,941	$18,764	$17,776	$13,821	$68,302
Earnings per share:
Basic	$0.62	$0.65	$0.62	$0.48	$2.37
Diluted	0.62	0.64	0.60	0.46	2.33

(1)	Fourth quarter and year-end 2002 data was not previously reported.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands, except share data)

(unaudited)

September 30, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$391,534
Proceeds from securities lending activities	800,000
Short-term investments of interest earning facilities	339,647
Marketable securities	29,633
Accounts receivable, net of allowance of $972	58,195
Other current assets	7,898
Cash performance bonds and security deposits	2,027,710

Total current assets	3,654,617
Property, net of accumulated depreciation and amortization	106,909
Other assets	34,081

TOTAL ASSETS	$3,795,607

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$17,821
Payable under securities lending agreements	800,000
Payable to participants in interest earning facilities	339,647
Other current liabilities	55,124
Cash performance bonds and security deposits	2,027,710

Total current liabilities	3,240,302
Long-term debt	165
Other liabilities	18,074

Total liabilities	3,258,541

Shareholders’ Equity:
Preferred stock, $0.01 par value, 9,860,000 shares authorized, none issued and outstanding	—
Series A junior participating preferred stock, $0.01 par value, 140,000 shares authorized, none issued and outstanding	—
Class A common stock, $0.01 par value, 138,000,000 shares authorized, 32,810,762 shares issued and outstanding	328
Class B common stock, $0.01 par value, 3,138 shares authorized, issued and outstanding	—
Additional paid-in capital	192,210
Unearned restricted stock compensation	(1,097)
Retained earnings	345,625

Total shareholders’ equity	537,066

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,795,607

See accompanying notes to unaudited consolidated financial statements.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Nine Months Ended September 30,
	2003	2002
		(restated)
REVENUES
Clearing and transaction fees	$326,053	$261,414
Quotation data fees	38,980	36,507
GLOBEX access fees	11,566	9,770
Communication fees	7,243	7,364
Investment income	5,661	6,098
Securities lending interest income	7,327	14,702
Other	13,326	10,943

TOTAL REVENUES	410,156	346,798
Securities lending interest expense	(6,739)	(13,009)

NET REVENUES	403,417	333,789

EXPENSES
Compensation and benefits	107,878	88,433
Occupancy	18,996	16,970
Professional fees, outside services and licenses	22,789	24,747
Communications and computer and software maintenance	33,986	33,816
Depreciation and amortization	39,863	35,504
Patent litigation settlement	—	13,695
Marketing, advertising and public relations	8,963	4,398
Other	14,937	12,441

TOTAL EXPENSES	247,412	230,004

Income before income taxes	156,005	103,785
Income tax provision	(63,474)	(41,237)

NET INCOME	$92,531	$62,548

EARNINGS PER COMMON SHARE:
Basic	$2.84	$2.17
Diluted	2.73	2.11
Weighted average number of common shares:
Basic	32,632,391	28,798,301
Diluted	33,890,969	29,730,097

See accompanying notes to unaudited consolidated financial statements.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share and per share data)

(unaudited)

	Class A Common Stock	Class B Common Stock	Common Stock and Additional Paid-in Capital	Unearned Restricted Stock Compensation	Retained Earnings	Accumulated Net Unrealized Securities Gains	Total Shareholders’ Equity
	Shares	Shares	Amount
BALANCE DECEMBER 31, 2002	32,530,372	3,138	$179,994	$(665)	$266,810	$—	$446,139
Net income					92,531		92,531
Exercise of stock options	258,190		5,428				5,428
Tax benefit related to employee stock compensation			3,792				3,792
Quarterly cash dividends on common stock of $0.14 per share					(13,716)		(13,716)
Vesting of issued restricted Class A common stock	22,200
Stock-based compensation			2,496				2,496
Grant of 13,600 shares of restricted Class A common stock			867	(867)			—
Forfeited restricted stock			(39)	39			—
Amortization of unearned restricted Class A common stock				396			396

BALANCE SEPTEMBER 30, 2003	32,810,762	3,138	$192,538	$(1,097)	$345,625	$—	$537,066

BALANCE DECEMBER 31, 2001 (restated)	28,771,562	3,138	$59,517	$(1,461)	$190,033	$277	$248,366
Comprehensive income:
Net income					62,548		62,548
Change in net unrealized gain on securities, net of tax of $184						(277)	(277)

Total comprehensive income							62,271
Exercise of stock options	100		2				2
Cash dividend on common stock of $0.60 per share					(17,290)		(17,290)
Vesting of issued restricted Class A common stock	46,000
Stock-based compensation			2,525				2,525
Amortization of unearned restricted Class A common stock				686			686

BALANCE SEPTEMBER 30, 2002 (restated)	28,817,662	3,138	$62,044	$(775)	$235,291	$—	$296,560

See accompanying notes to unaudited consolidated financial statements.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2003	2002
		(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$92,531	$62,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,863	35,504
Stock based compensation	2,892	3,211
Deferred income tax benefit	(993)	(5,779)
Loss on investment in joint venture	3,582	1,710
Gain on sale of marketable securities	—	(2,658)
Loss on disposal of fixed assets	852	—
Increase (decrease) in allowance for doubtful accounts	(260)	227
Increase in accounts receivable	(7,070)	(5,932)
Decrease in other current assets	3,617	1,781
Increase in other assets	(4,269)	(1,397)
Decrease in accounts payable	(9,786)	(7,616)
Increase in other current liabilities	16,656	12,949
Increase in other liabilities	1,019	7,018

NET CASH PROVIDED BY OPERATING ACTIVITIES	138,634	101,566

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, net	(38,107)	(42,529)
Capital contributions and advances to joint venture	(5,491)	(3,071)
Purchases of marketable securities	(29,633)	(43,956)
Proceeds from sales and maturities of marketable securities	—	137,623

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(73,231)	48,067

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(4,841)	(4,282)
Cash dividends	(13,716)	(17,290)
Proceeds from exercised stock options	5,428	2

NET CASH USED IN FINANCING ACTIVITIES	(13,129)	(21,570)

Net increase in cash and cash equivalents	52,274	128,063
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	339,260	69,101

CASH AND CASH EQUIVALENTS, END OF PERIOD	$391,534	$197,164

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$318	$474
Income taxes paid	59,684	46,140
Capital leases-asset additions and related obligations	—	558

See accompanying notes to unaudited consolidated financial statements.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of Presentation

The accompanying interim consolidated financial statements have been prepared by Chicago Mercantile Exchange Holdings Inc. (CME Holdings) without audit. Certain notes and other information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. In the opinion of management, the accompanying consolidated financial statements include all adjustments necessary to present fairly the financial position of CME Holdings as of September 30, 2003 and December 31, 2002, and the results of its operations and its cash flows for the periods indicated. Effective July 1, 2003, the consolidated financial statements include the first Interest Earning Facility (IEF) program to reflect the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 46, “Consolidation of Variable Interest Entities—An Interpretation of Accounting Research Bulletin (ARB)  No. 51” (note 4).

The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in Exhibit 13.1 of the Chicago Mercantile Exchange Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2002. Quarterly results are not necessarily indicative of results for any subsequent period.

Certain reclassifications have been made to the 2002 financial statements to conform to the presentation in 2003.

2.    Performance Bonds and Security Deposits

Each firm that clears futures and options on futures contracts traded on Chicago Mercantile Exchange (CME or the exchange) is required to deposit and maintain specified performance bonds in the form of cash, certain money market mutual funds offered through the IEF2 program, U.S. Government securities or bank letters of credit. These performance bonds are available only to meet the financial obligations of that clearing firm to the exchange. Cash performance bonds and security deposits may fluctuate due to the investment choices available to clearing firms and the change in the amount of deposits required. As a result, these assets may vary significantly over time. See Note 6 of Notes to Consolidated Financial Statements in Exhibit 13.1 to CME Holdings Annual Report on Form 10-K for the year ended December 31, 2002.

In the third quarter of 2003, IEF3 was organized. IEF3 offers clearing firms the opportunity to manage performance bond collateral more efficiently than previously allowed by CME to meet performance bond requirements. As with IEF2, the principal of IEF3 is not guaranteed by the exchange. At September 30, 2003, the amount of performance bonds in IEF3 was $5.0 million.

3.    Guarantees

Interest Earning Facility.    Clearing firms, at their option, may instruct CME to invest cash on deposit for performance bond purposes in a portfolio of securities that is part of the Interest Earning Facility (IEF) program. The first IEF was organized in 1997 as two limited liability companies. Interest earned, net of expenses, is passed on to participating clearing firms. The principal of these first IEFs totaled $339.6 million at September 30, 2003 and is guaranteed by the exchange as long as clearing firms maintain investment balances in this portfolio. The investment portfolio of these facilities is managed by two of the exchange’s approved settlement banks, and eligible investments include U.S. Treasury bills and notes, U.S. Treasury strips and reverse repurchase agreements. The maximum average portfolio maturity is 90 days, and the maximum maturity for an individual security is 13 months. If funds invested in these IEFs are required to be liquidated due to a clearing firm redemption transaction and funds are not immediately available due to lack of liquidity in the investment portfolio, default of a repurchase counterparty, or loss in market value, CME guarantees the amount of invested

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

funds. FASB Interpretation (FIN) No. 45, “Guarantor’s Accounting and Disclosure Requirements of Guarantees of Indebtedness of Others,” requires that an entity (CME) issuing a guarantee recognize, at the inception of the guarantee, a liability equal to the fair value of the guarantee. CME has evaluated its requirements under FIN No. 45 and concluded that no significant liability is required to be recorded.

Intellectual Property Indemnifications.    Some agreements with customers accessing GLOBEX® and utilizing our market data services and SPAN® software contain indemnifications from intellectual property claims that may be made against them as a result of their use of these products. The potential future claims relating to these indemnifications cannot be estimated and, therefore, in accordance with FIN No. 45, no liability has been recorded.

4.    Variable Interest Entities

In January 2003, the FASB issued FIN No. 46, which requires the primary beneficiary to consolidate a variable interest entity (VIE) if it has a variable interest that will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIE’s created after January 31, 2003 and is required to be adopted for periods ending after December 15, 2003. The first IEFs as described above have been determined to be VIEs subject to consolidation (note 3). CME has elected to adopt the provisions of FIN No. 46 as of July 1, 2003, prior to the required effective date. The adoption of FIN No. 46 was implemented on a prospective basis and did not result in any cumulative effect on the income statement. The effect of the consolidation as a result of the adoption of FIN No. 46 is an increase to both assets and liabilities of $339.6 million. While there is no impact on net income, net revenues increased $0.6 million as a result of this consolidation, and the increase is reflected in investment income. There is a similar impact on expenses included in both professional fees and other expenses in the consolidated income statement.

CME also holds a variable interest in OneChicago, LLC, our 40% owned joint venture with the Chicago Board Options Exchange and the Chicago Board of Trade. CME has determined that it is not the primary beneficiary of this VIE and therefore does not meet the consolidation requirements under FIN No. 46.

5.    Legal Matters

In November 2002, a former employee filed a complaint in the Circuit Court of Cook County, Illinois, which was subsequently amended to allege common law claims of retaliatory discharge and racial discrimination. He is seeking damages in excess of $3.0 million. In June 2003, the employee filed a complaint in the United States District Court for the Northern District of Illinois alleging that his employment was terminated because of his race in violation of Title VII and that his termination violated Section 1981. The employee is seeking reinstatement, back pay and benefits, punitive damages in the amount of $2.0 million, plus actual damages. Both cases are currently in the discovery stage. Based on its investigation to date and advice from legal counsel, management believes these claims are without merit and will defend them vigorously.

6.    Capital Stock

Shares Outstanding.    As of September 30, 2003, 6,684,365 shares of Class A common stock, 6,257,353 shares of Class A-1 common stock, 6,736,390 shares of Class A-2 common stock, 6,692,261 shares of Class A-3 common stock, 6,440,393 shares of Class A-4 common stock, 625 shares of Class B-1 common stock, 813 shares of Class B-2 common stock, 1,287 shares of Class B-3 common stock and 413 shares of Class B-4 common stock were issued and outstanding. This does not include 58,000 shares of Class A common stock subject to restricted stock awards, which are not vested. CME Holdings has no shares of preferred stock issued and outstanding.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Transfer Restrictions.

Class A Common Stock.     Each class of CME Holdings Class A common stock is identical, except that the shares of Class A-1, A-2, A-3 and A-4 common stock are subject to transfer restrictions contained in CME Holdings’ Certificate of Incorporation. The number of shares outstanding at September 30, 2003 and the timing of the expiration of the transfer restrictions are set forth below. Until these transfer restrictions lapse, shares of Class A-1, A-2, A-3 and A-4 common stock may not be sold or transferred separately from a share of Class B common stock, subject to limited exceptions specified in CME Holdings’ Certificate of Incorporation. There are no restrictions on the shares of Class A common stock sold in CME Holdings’ initial public offering in December 2002 or the secondary public offerings that were completed in connection with the initial public offering and in June 2003. Pursuant to our Certificate of Incorporation, as a result of the secondary offering in June 2003, transfer restrictions on the Class A-1 shares that were not sold will remain in effect until June 4, 2004, subject to the exception described below. On September 30, 2003, CME Holdings filed a registration statement with the Securities and Exchange Commission for another secondary offering of its Class A common stock by its shareholders. The offering is being conducted in accordance with CME Holdings’ Certificate of Incorporation in connection with the termination of the transfer restrictions on CME Holdings’ Class A-2 common stock. If a holder of Class A-2 common shares elects to include Class A-2 common shares in the secondary offering and less than the requested number of shares are sold, that holder will be able to sell, on the 61st day after the expiration of the transfer restriction period applicable to Class A-2 shares, those shares that were not sold. In addition, on that same date, any shares of Class A-1 common stock that remain subject to the transfer restrictions because a shareholder elected not to include them in the June 2003 secondary offering will become freely transferable. If a holder of Class A-2 common shares elects not to include all Class A-2 common shares in the secondary offering, those excluded Class A-2 shares will remain subject to transfer restrictions until June 4, 2004.

	Shares Outstanding	Transfer Restrictions Scheduled Expiration
Class A	6,684,365	Not restricted
Class A-1	6,257,353	June 4, 2004
Class A-2	6,736,390	December 7, 2003
Class A-3	6,692,261	June 4, 2004
Class A-4	6,440,393	June 4, 2004

Total Class A Shares Outstanding	32,810,762

Class B Common Stock.    Each class of CME Holdings Class B common stock is subject to transfer restrictions contained in the Certificate of Incorporation of CME Holdings. These transfer restrictions prohibit the sale or transfer of any shares of Class B common stock separate from the sale of the associated trading rights in the exchange.

7.    Stock Options

In June 2003, CME granted additional stock options totaling 465,900 shares to various employees under the Omnibus Stock Plan. The options vest over a five-year period, with 20% vesting one year after the grant date and on that same date in each of the following four years. The options have a 10-year term with an exercise price of $63.01, the market price at the grant date. In accordance with Statement of Financial Accounting Standards (SFAS) Statement No. 123 “Accounting for Stock-Based Compensation,” as amended, the fair value of the options granted to employees was $8.3 million, measured at the grant date using the Black Scholes method of valuation. A risk-free rate of 2.52% was used over a period of six years with a 29.2% volatility factor and a 1.3% dividend yield. This compensation expense will be recognized on an accelerated basis over the vesting period. In June 2003, we also granted 12,800 shares of restricted stock that have the same vesting provisions as the stock options granted at that time. Compensation expense of $0.8 million relating to restricted stock will be recognized

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

over the vesting period. In addition, in the third quarter of 2003 CME granted 9,000 additional stock options with terms similar to the June 2003 grant to certain employees under the Omnibus Stock Plan.

The following table summarizes stock option activity for the nine months ended September 30, 2003:

	Number of Shares
	Class A	Class B
Balance at December 31, 2002	2,522,978	156
Granted	474,900
Exercised	(200,557)	(13)
Cancelled	(13,750)

Balance at September 30, 2003	2,783,571	143

In April 2003, the CEO exercised 6.9% of the Tranche A portion of his stock option. Under the provisions of the CEO’s option, CME is allowed to provide Class A shares for the value of the Class B portion of the option. As a result, the option was satisfied through the issuance of 79,522 Class A shares, of which 49,343 were issued from the Omnibus Stock Plan. The remaining shares were issued to satisfy the Class B portion of the option and represented authorized and unissued shares of the company registered pursuant to a registration statement of Form S-8.

In September 2003, the CEO exercised an additional 10.0% of the Tranche A portion of his stock option. This option exercise was satisfied through the issuance of 99,383 Class A shares, of which 71,929 were issued from the Omnibus Stock Plan. The remaining shares were issued to satisfy the Class B portion of the option and represented authorized and unissued shares of the company registered pursuant to a registration statement on Form S-8.

Total stock options and the portion that were exercisable at September 30, 2003 were as follows:

		Total Options Outstanding	Exercisable Shares
CEO Option:
Tranche A:	Class A Shares Class B Shares	598,017 65	478,414 52
Tranche B:	Class A Shares Class B Shares	719,289 78	575,431 62
Employee Options:
Class A Shares		1,466,265	584,439

Total Stock Options		2,783,714	1,638,398

8.    Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of shares of all classes of common stock outstanding for each reporting period. Diluted earnings per share reflects the increase in shares using the treasury stock method to reflect the impact of an equivalent number of shares of common stock if stock options and restricted stock awards were exercised or converted into common stock. The dilutive effect of the option granted to the CEO is calculated as if the entire option, including the Class A share and Class B share portions of the option, would be satisfied through the issuance of Class A shares. The diluted weighted average number of common shares outstanding at September 30, 2003 excludes the incremental effect

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

related to 472,200 outstanding stock options that would be anti-dilutive.

	Nine Months Ended September 30
	2003	2002
	(in thousands, except share and per share data)
Net income	$92,531	$62,548
Weighted Average Number of Common Shares:
Basic	32,632,391	28,798,301
Effect of stock options	1,225,868	897,891
Effect of restricted stock grants	32,710	33,905

Diluted	33,890,969	29,730,097

Earnings per Share:
Basic	$2.84	$2.17
Diluted	2.73	2.11

9.    Subsequent Events

On October 14, 2003, CME contributed an additional $4.1 million to OneChicago, LLC, its joint venture with the Chicago Board Options Exchange and the Chicago Board of Trade. At September 30, 2003, CME owned an approximately 40% interest in the joint venture.

On October 18, 2003, the secured committed line of credit with a consortium of banks was renewed by CME at the annual renewal date. The credit facility was increased from $500.0 million to $750.0 million and was renewed on terms substantially the same as the expiring line of credit.